As filed with the Securities and Exchange Commission on September 28, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ultrapar Participações S.A.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Brazil	2860	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Av. Brigadeiro Luis Antônio, 1343, 9º Andar

São Paulo, SP, Brazil 01317-910

Telephone: 55-11-3177-6695

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc.

875 Avenue of the Americas, Suite 501

New York, New York 10001

(800) 300-5067

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Diane G. Kerr, Esq.

Andrés V. Gil, Esq.

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed offer to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Preferred Shares, no par value	53,661,589	N/A	$1,852,446,012.67	$56,870.09

(1)	Represents the number of Ultrapar preferred shares expected to be issued to preferred shareholders of RIPI, DPPI and CBPI.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (f) of the Securities Act. Based upon the market value of 17,340,327 preferred shares of RIPI, 18,239,675 preferred shares of DPPI and 67,230,300 preferred shares of CBPI to be received by Ultrapar in the Share Exchange as established by the average of the high and low prices of the RIPI, DPPI and CBPI preferred shares on the BOVESPA stock exchange on September 25, 2007 of R$49.41 (U.S.$26.40) per RIPI preferred share, R$42.55 (U.S.$22.74) per DPPI preferred share and R$27.27 (U.S.$14.57) per CBPI preferred share.
(3)	Computed in accordance with Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0000307.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated September 28, 2007

Ultrapar Participações S.A.

Exchange of Preferred Shares

for Preferred Shares of

Refinaria de Petróleo Ipiranga S.A.,

Distribuidora de Produtos de Petróleo Ipiranga S.A.

and

Companhia Brasileira de Petróleo Ipiranga

Dear RIPI, DPPI and CBPI Preferred Shareholders:

This prospectus relates to a share exchange transaction, or the Share Exchange, wherein the preferred shares of Refinaria de Petróleo Ipiranga S.A., or RIPI, Distribuidora de Produtos de Petróleo Ipiranga, or DPPI, and Companhia Brasileira de Petróleo Ipiranga S.A., or CBPI, will be exchanged for preferred shares of Ultrapar Participações S.A., or Ultrapar. The Share Exchange is part of a multi-step acquisition, or the Transaction, by Ultrapar of RIPI, DPPI and CBPI, which together with their subsidiaries make up the Ipiranga Group. The Transaction is being conducted by Ultrapar on its own behalf and on behalf of Petróleo Brasileiro S.A., or Petrobras, and Braskem S.A., or Braskem, and following completion of the Transaction, Ultrapar, Petrobras and Braskem will divide among themselves all of the Ipiranga Group’s assets and operations, including those of RIPI, DPPI and CBPI.

As discussed herein, RIPI, DPPI and CBPI have each called extraordinary shareholders meetings for the purpose of allowing their respective common shareholders to determine whether to approve the Share Exchange. Since Ultrapar currently holds more than a majority of each of RIPI, DPPI and CBPI’s common shares, the Share Exchange will be approved at such shareholders’ meetings. Holders of RIPI, DPPI and CBPI preferred shares are not entitled to vote at meetings of the shareholders of RIPI, DPPI and CBPI. Accordingly, once the RIPI, DPPI and CBPI common shareholders approve the Share Exchange, your only alternatives prior to the Share Exchange will be (i) to hold your RIPI, DPPI or CBPI preferred shares and participate in the Share Exchange, (ii) to dispose of your RIPI, DPPI or CBPI preferred shares or (iii) if you are a RIPI or DPPI preferred shareholder to exercise appraisal rights pursuant to Brazilian law and request that RIPI or DPPI, as applicable, purchase your preferred shares, as explained further in this prospectus. According to Brazilian Law, holders of CBPI shares, which are highly liquid, are not entitled to appraisal rights. Your right to exercise appraisal rights will be triggered by publication of the approval of the Share Exchange at RIPI’s and DPPI’s respective extraordinary shareholder meetings. Once you notify the company whose shares you hold that you wish to exercise your appraisal rights, such request is irrevocable.

In connection with the Share Exchange, Ultrapar will issue 53,661,589 new preferred shares. Each RIPI, DPPI and CBPI preferred share will be exchanged for Ultrapar preferred shares in accordance with the ratio of 0.79850, 0.64048 and 0.41846 Ultrapar preferred shares for each RIPI, DPPI and CBPI preferred share, respectively. On March 16, 2007, the last full trading day in São Paulo prior to the announcement of the Transaction, the implied value of the share consideration per share of RIPI, DPPI and CBPI preferred stock was R$39.36, R$31.57 and R$20.63, respectively, and on September 27, 2007, the latest practicable date prior to the date of this document, the implied value of the share consideration per share of RIPI, DPPI and CBPI preferred stock was R$56.61, R$45.41 and R$29.67, respectively. Ultrapar’s preferred shares are listed on the BOVESPA stock exchange in Brazil under the ticker symbol “UGPA4.” American Depositary Shares (“ADSs”) representing Ultrapar’s preferred shares are listed on the New York Stock Exchange under the symbol “UGP”, but you will not receive ADSs in the Share Exchange.

The accompanying document provides a detailed description of the Transaction and Share Exchange. You are urged to read these materials carefully. Please pay particular attention to the “ Risk Factors” beginning on page 38 for a discussion of risks related to the Transaction. If you are in any doubt as to the action you should take, contact your broker, lawyer, accountant or other professional advisor without delay. Other than reading the accompanying document, you are not being asked to take any action at this time. You are receiving this document for your information only, in connection with Ultrapar’s registration of its preferred shares with the Securities and Exchange Commission, or SEC, under the U.S. Securities Act of 1933, as amended.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such an offer or solicitation would be illegal.

This prospectus is dated                 , 2007 and is expected to be first made available to holders of RIPI, DPPI and CBPI preferred shares on or about that date.

Sincerely,

André Covre

Chief Financial and Investor

Relations Officer—Ultrapar

ADDITIONAL INFORMATION

This document incorporates by reference important business and financial information about Ultrapar from documents filed with the U.S. Securities and Exchange Commission, which is referred to as the SEC, that are not included in or delivered with this document. For a more detailed description of the documents incorporated by reference into this document and how you may obtain them, see “Where You Can Find More Information” beginning on page 148.

Documents incorporated by reference are available to you without charge upon your written or oral request, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain any of these documents from the SEC’s website at www.sec.gov or by requesting them in writing or by telephone from:

Ultrapar Participações S.A.

Av. Brigadeiro Luis Antônio, 1343, 8º Andar

São Paulo, SP, Brazil 01317-910

Attention: Investor Relations Department

Telephone: 55-11-3177-7014

Ultrapar, RIPI, DPPI and CBPI are not incorporating the contents of the websites of the SEC, Ultrapar, RIPI, DPPI, CBPI or any other person into this document. Ultrapar is providing only the information about how you can obtain certain documents that are incorporated by reference into this document at these websites for your convenience.

i

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form F-4 filed with the SEC by Ultrapar (File No. 333-            ), constitutes a prospectus of Ultrapar under Section 5 of the U.S. Securities Act of 1933, as amended, or the Securities Act, with respect to the Ultrapar preferred shares to be issued to RIPI, DPPI and CBPI preferred shareholders in connection with the Share Exchange.

TERMS USED IN THIS PROSPECTUS

References in this prospectus to “Ultrapar,” “we,” “our,” “us” and “the Company” are to Ultrapar Participações S.A. and its consolidated subsidiaries (unless the context otherwise requires). In addition, all references in this prospectus to:

•	“2006 Form 20-F” are to our 2006 Annual Report on Form 20-F, filed with the SEC on June 7, 2007;

•	“ADRs” are to the American Depositary Receipts evidencing our ADSs;

•	“ADSs” are to our American Depositary Shares, each representing one share of our non-voting preferred stock;

•	“Acquiring Companies” are to Ultrapar, Petrobras and Braskem;

•

“Apsis Valuation Report” are to the valuation report which will be delivered by Apsis Consultoria Empresarial s/c Ltda. to Ultrapar prior to the calling of the RIPI, DPPI or CBPI shareholders meetings;

•	“BOVESPA” are to the Bolsa de Valores de São Paulo, the São Paulo stock exchange;

•	“Braskem” are to Braskem S.A.;

•

“Braskem/Petrobras Asset Purchase Agreement” are to the Asset Security Agreement entered into by and among Ultrapar, Braskem and Petrobras on April 18, 2007, whereby Ultrapar pledged to Braskem and Petrobras all of the common shares and 50% of the RIPI preferred shares it acquired from the Key Shareholders;

•	“Brazilian Central Bank,” “BACEN,” “Central Bank of Brazil” or “Central Bank” are to the Banco Central do Brasil, the Brazilian central bank;

•	“Brazilian Corporate Law” are to Law No. 6,404 of December 1976, as amended by Law No. 9,457 of May 1997 and by Law No. 10,303 of October 2001;

•	“Brazilian government” are to the federal government of the Federative Republic of Brazil;

•	“CBPI” are to Companhia Brasileira de Petróleo Ipiranga, a company listed on the BOVESPA;

•	“Combined Company” are to Ultrapar following the completion of the Transaction;

•	“Commission” or “SEC” are to the U.S. Securities and Exchange Commission;

•	“Copesul” are to Companhia Petroquímica do Sul;

•	“CVM” are to the Comissão de Valores Mobiliários, the Brazilian securities commission;

•	“Deutsche Bank” are to Deutsche Bank Securities Inc.;

•	“Deutsche Bank Valuation Report” are to the Valuation Report delivered by Deutsche Bank Securities Inc. to Ultrapar on April 4, 2007;

•	“DPPI” are to Distribuidora de Produtos de Petróleo Ipiranga S.A., a company listed on the BOVESPA;

•	“Ipiranga” and “Ipiranga Group” are to RIPI, DPPI, CBPI, IQ, IPQ, Copesul and their respective subsidiaries;

•	“IPQ” are to Ipiranga Petroquímica S.A.;

•	“IQ” are to Ipiranga Química S.A.;

•	“Investment Agreement” are to the Investment Agreement entered into by and among Ultrapar, Petrobras and Braskem on March 18, 2007, amended on April 18, 2007;

•	“Key Shareholders” are to the direct and indirect controlling shareholders of RIPI, DPPI and CBPI prior to the closing of the SPA;

•	“LPG” are to liquefied petroleum gas;

•	“NYSE” are to the New York Stock Exchange;

•	“Northern Distribution Business” are to CBPI’s fuel and lubricant distribution businesses located in the North, Northeast and Central West regions of Brazil;

•	“Oil Refining Operations” are to the oil refining operations of RIPI;

•	“Oxiteno” are to Oxiteno S.A.—Indústria e Comércio, Ultrapar’s wholly owned subsidiary, and its subsidiaries that produce ethylene oxide, its principal derivatives and other specialty chemicals;

•	“Petrobras” are to Petrobras—Petróleo Brasileiro S.A.;

•

“Petrobras Asset Purchase Agreement” are to the Asset Security Agreement entered into by and among Ultrapar and Petrobras on April 18, 2007, whereby Ultrapar pledged in favor of Petrobras, 31% of the common shares and 78% of the preferred shares of DPPI that it acquired from the Key Shareholders;

•	“Petrochemical Business” are to IQ, IPQ and IPQ’s stake in Copesul;

•	“real,” “reais” or “R$” are to Brazilian reais, the official currency of Brazil;

•	“RIPI” are to Refinaria de Petróleo Ipiranga S.A., a company listed on the BOVESPA;

•

“RIPI Shareholders Agreement” are to the shareholders agreement governing the relationship among Ultrapar, Petrobras and Braskem regarding how RIPI’s oil refining operations will be managed prior to the completion of the Transaction entered into on April 18, 2007;

•	“Share Exchange” are to the exchanges contemplated by this prospectus of RIPI, DPPI and CBPI’s preferred shares for Ultrapar’s preferred shares in connection with the Transaction;

•	“Southern Distribution Business” are to DPPI and CBPI’s fuel and lubricant distribution businesses located in the South and Southeast regions of Brazil;

•	“SPA” are to the Share Purchase Agreement entered into by and among Ultrapar, with the consent of Petrobras and Braskem, and the Key Shareholders on March 18, 2007;

•	“Target Companies” are to RIPI, DPPI and CBPI;

•

“Target Companies Shareholders Agreement” are to the shareholders agreement governing the relationships among Ultrapar, Petrobras and Braskem regarding how the Target Companies’ businesses will be managed prior to completion of the Transaction, excluding matters governed by the RIPI Shareholders Agreement, entered into by and among Ultrapar, Petrobras and Braskem on April 18, 2007;

•

“Target Operations” are to the operations substantially comprised of the Southern Distribution Business, the Ipiranga trademark and the Oil Refining Operations that Ultrapar will retain following the Transaction;

•	“Transaction” are to the acquisition of the Ipiranga Group by the Acquiring Companies;

•

“Transaction Agreements” are to the Investment Agreement, the SPA, the Target Companies Shareholders Agreement, the RIPI Shareholders Agreement, the Braskem/Petrobras Asset Purchase Agreement and the Petrobras Asset Purchase Agreement;

•

“Ultracargo” are to Ultracargo—Operações Logísticas e Participações Ltda., Ultrapar’s wholly owned subsidiary, and its subsidiaries, that provide integrated road transport, storage, handling and logistics planning services for special bulk cargo; and

•	“Ultragaz” are to Ultragaz Participações Ltda., Ultrapar’s wholly owned subsidiary, and its subsidiaries, that distribute LPG.

All references in this prospectus to “U.S. dollars,” “dollars” or “US$” are to U.S. dollars. All references to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil.

OTHER INFORMATION

The following financial statements are included or incorporated by reference, in this prospectus:

For Ultrapar and the Target Companies

•

Ultrapar’s audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 and as of December 31, 2006 and 2005, which are incorporated herein by reference to our 2006 Form 20-F;

•	RIPI’s audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 and as of December 31, 2006 and 2005;

•	DPPI’s audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 and as of December 31, 2006 and 2005; and

•	CBPI’s audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004 and as of December 31, 2006 and 2005.

For the Target Companies’ businesses that Ultrapar will keep following completion of the Transaction

•

Audited financial statements of the oil refining business carried out by RIPI for the years ended December 31, 2006, 2005 and 2004 and as of December 31, 2006 and 2005 (in which Ultrapar will hold a 33% interest following completion of the Transaction);

•	Audited financial statements for the fuel distribution business of DPPI for the years ended December 31, 2006, 2005 and 2004 and as of December 31, 2006 and 2005; and

•

Audited combined statements of revenue and direct expenses for the years ended December 31, 2006, 2005 and 2004 and combined statements of assets acquired and liabilities assumed as of December 31, 2006 and 2005, in each case for the part of the South and Southeast Fuel Distribution Business carried out by CBPI.

TABLE OF CONTENTS

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference a number of forward-looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of Ultrapar, RIPI, DPPI and CBPI and may include statements for the period following the completion of the Transaction. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. These statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations with respect to:

•	strategy for marketing and operational expansion;

•	capital expenditures forecasts;

•	development of additional sources of revenue; and

•	the completion of the Transaction, according to the steps and the timetable discussed in this prospectus.

The forward-looking statements involve certain risks and uncertainties. The ability of either Ultrapar, RIPI, DPPI or CBPI to predict results or the actual effects of its plans and strategies, or those of the Combined Company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those set forth below under “Risk Factors” and those discussed and identified in public filings made with the SEC by Ultrapar as well as, among others, the following:

•	general economic and business conditions, including the price of crude oil and other commodities, refining margins and prevailing foreign exchange rates;

•	competition;

•	ability to produce and deliver products on a timely basis;

•	ability to anticipate trends in the industries in which it operates, including changes in capacity and industry price movements;

•	changes in official regulations;

•	receipt of official authorizations and licenses;

•	political, economic and social events in Brazil;

•	access to sources of financing and our level of debt;

•	ability to integrate acquisitions;

•	regulatory issues relating to acquisitions;

•	availability of tax benefits; and

•	other factors contained in this prospectus under “Risk Factors.”

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.

All subsequent written forward-looking statements concerning the Transaction or other matters addressed in this document and attributable to Ultrapar, RIPI, DPPI, CBPI or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document. Except to the extent required by applicable law or regulation, Ultrapar, RIPI, DPPI and CBPI undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following are some questions that you may have regarding the Share Exchange and the Transaction and brief answers to those questions. Ultrapar, RIPI, DPPI and CBPI urge you to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the Share Exchange and the Transaction. Additional important information is also contained in the documents incorporated by reference in this document.

Q:	Why am I receiving this document?

A:	In connection with the Share Exchange that Ultrapar will conduct as part of the Transaction, Ultrapar is required by the U.S. Securities Act of 1933, as amended, to deliver this document to all preferred shareholders of RIPI, DPPI and CBPI that are U.S. residents. This document is being distributed to you for informational purposes only and you are not required to do anything in addition to carefully reviewing it.

Q:	What is the purpose of the Transaction?

A:	Through the Transaction, Ultrapar is participating in an important step in the reorganization and consolidation of industries that are fundamental to the growth of the Brazilian economy.

The Ipiranga Group, one of Brazil’s largest and most well-established corporate conglomerates, has historically operated in the same business segments as Petrobras, Ultrapar and Braskem. In 2006 the Ipiranga Group was Brazil’s second-largest fuel distributor, with a network of 4,240 service stations. It also had a major share of the petrochemical market, with the production of 650,000 tons of petrochemical resins, through IPQ, and shared joint control with Braskem of Copesul, a naphtha-based cracker located in the southern petrochemical complex of Brazil. The consolidated net revenues of the Ipiranga Group in 2006 amounted to R$31 billion, with EBITDA of R$1 billion and net income of R$534 million.

Ultrapar, the largest LPG distributor in Brazil, became, following the closing of the SPA, the second-largest fuel distributor in Brazil, holding 15% of the market. Ultrapar believes that fuel distribution is a natural extension of LPG distribution because it has similar profitability drivers: logistics efficiency, management of a dealer network and leveraging a well-known brand. Fuel consumption has been increasing in Brazil, mainly due to increased national income and credit availability. See “The Transaction—Ultrapar’s Reasons For the Transaction” for more information on the specific objectives Ultrapar hopes to achieve through the Transaction.

Q:	What will happen in the Transaction?

A:	The Transaction consists of a series of steps and is governed by the Transaction Agreements. In connection with the Transaction, the businesses and subsidiaries of the Ipiranga Group will be acquired and divided among Ultrapar, Petrobras and Braskem. Ultrapar will retain the fuel and lubricant distribution businesses located in the South and Southeast regions of Brazil; Petrobras will receive the fuel and lubricant distribution businesses located in the North, Northeast and Central West regions of Brazil; and Petrobras and Braskem will receive the petrochemical business, in the proportion of 60% for Braskem and 40% for Petrobras. RIPI’s oil refining business will be shared equally among Petrobras, Ultrapar and Braskem.

The principal steps of the Transaction are:

•	Closing of the SPA on April 18, 2007, whereby Ultrapar acquired a controlling interest in each of the Target Companies;

•	Mandatory “tag-along” cash tender offers by Ultrapar for the remaining outstanding common shares of each of the Target Companies;

•	The Share Exchange wherein any remaining common and all preferred shares of each Target Company that Ultrapar does not already hold will be exchanged for Ultrapar preferred shares; and

•

Split-up of the Southern Distribution Business, Northern Distribution Business, the Petrochemical Business and RIPI’s oil refining business and the subsequent transfer of the relevant assets to Petrobras and Braskem . See “The Transaction” for more information regarding the steps and agreements involved in the Transaction.

Q:	What is the Share Exchange?

A:	The Share Exchange is a stock merger (incorporação de ações), which is a Brazilian corporate law procedure pursuant to which a company becomes a wholly owned subsidiary of another company and shareholders of the former receive shares of the latter. Upon completion of the Share Exchange described in this prospectus, RIPI, DPPI and CBPI will become wholly owned subsidiaries of Ultrapar and the holders of common and preferred shares of RIPI, DPPI and CBPI will receive Ultrapar preferred shares in exchange for their respective shares in RIPI, DPPI and CBPI.

Q:	What type of consideration will I receive for my preferred shares of RIPI, DPPI and CBPI in the Share Exchange?

A:	In the Share Exchange, you will receive consideration for each of your shares of RIPI, DPPI and CBPI preferred stock in the form of 0.79850, 0.64048 and 0.41846 shares of Ultrapar’s preferred stock, respectively. The aggregate number of Ultrapar preferred shares that will be delivered to RIPI, DPPI and CBPI preferred shareholders in the Share Exchange are 13,846,251, 11,682,147 and 28,133,191, respectively, assuming that all holders of outstanding preferred shares as of the date of the Share Exchange convert their shares into Ultrapar shares.

Q:	What is the status of the Transaction?

A:	The Investment Agreement entered into by the Acquiring Companies on March 18, 2007 regulates the relationships among these companies during the process of completing the Transaction. As of the date of this prospectus, the SPA has closed and the mandatory tag along cash tender offers have been completed.

Q:	When do you currently expect to complete the Transaction?

A:	In the fourth quarter of 2007. However, Ultrapar, RIPI, DPPI and CBPI cannot assure you when or if all of the steps of the Transaction as described in this prospectus will occur. RIPI, DPPI and CBPI must first obtain the required approvals of RIPI, DPPI and CBPI shareholders. Ultrapar’s shareholders and the relevant regulatory bodies must also approve the Transaction. According to the Investment Agreement, upon the occurrence of certain events which delay completion of certain steps of the Transaction, Ultrapar, Petrobras and Braskem may decide to follow different steps for the completion of the Transaction as described in detail in the Investment Agreement and in “The Transaction—Transaction Agreements—Investment Agreement.”

Q:	Are shareholder votes required for the Share Exchange?

A:	Yes, but only the favorable vote of a majority of the common shareholders of each of RIPI, DPPI, CBPI and Ultrapar are required for the Share Exchange to be approved. Ultrapar, RIPI, DPPI and CBPI have called extraordinary shareholder meetings for the purpose of approving the Share Exchange.

Q:	Can I vote on the Share Exchange?

A:	No. Only common shareholders of Ultrapar, RIPI, DPPI and CBPI may vote on the Share Exchange. Preferred shareholders do not have the right to vote on the Share Exchange.

Q:	May I attend the RIPI, DPPI and CBPI extraordinary shareholder meetings regarding the Share Exchange?

A:	Yes.

Q:	When and where are the Ultrapar, RIPI, DPPI and CBPI extraordinary shareholder meetings regarding the Share Exchange?

A:

The RIPI extraordinary shareholder meeting will take place on                     , 2007 at              a.m. (São Paulo time) at RIPI’s headquarters, located at Rua Engenheiro Heitor Amaro Barcellos, 551, City of Rio Grande, Rio Grande do Sul State, Brazil. The DPPI extraordinary shareholder meeting will take place on                     , 2007 at              a.m. (São Paulo time) at DPPI’s headquarters, located at Avenida Dolores Alcaraz Caldas, 90, City of Porto Alegre, State of Rio Grande do Sul, Brazil. The CBPI extraordinary shareholder meeting will take place on             , 2007 at          a.m. (São Paulo time) at CBPI’s headquarters, located at Rua Francisco Eugênio, 329, City of Rio de Janeiro, State of Rio de Janeiro, Brazil. Ultrapar’s extraordinary shareholder meeting will take place on                     , 2007 at              a.m. São Paulo time, at Ultrapar’s headquarters, located at Av. Brigadeiro Luiz Antonio, 1343 9th Floor, City of São Paulo, State of São Paulo, Brazil.

Q:	How will my rights as an RIPI, DPPI or CBPI preferred shareholder change after the Share Exchange?

A:	Because your RIPI, DPPI or CBPI preferred shares will be exchanged for Ultrapar preferred shares, you will become an Ultrapar shareholder and therefore will have the rights conferred by Ultrapar preferred shares. See “Comparison of Your Rights as a Holder of RIPI, DPPI or CBPI Preferred Shares and Your Rights as a Potential Holder of Ultrapar Preferred Shares.”

Q:	What other approvals from your shareholders, any governmental authorities, RIPI, DPPI, CBPI or any third parties are required in order to complete the Transaction?

A:	In addition to the shareholder approvals required for the Share Exchange, completion of the Transaction is subject to:

•	approval of the split-up of the Northern Distribution Business by the CBPI shareholders;

•	approval of the split-up of the Petrochemical Business by the CBPI and RIPI shareholders; and

•	approval of the split-up of the Northern Distribution Business and the Petrochemical Business by the debenture holders of CBPI; and

•	ratification of the Transaction by Ultrapar shareholders, pursuant to article 256 of Brazilian Corporate Law, which must occur prior to April 18, 2008.

Q:	Do I have withdrawal, appraisal or dissenter’s rights with respect to the Share Exchange?

A:

Holders of RIPI and DPPI preferred shares are entitled to appraisal rights, but holders of CBPI preferred shares are not, given CBPI preferred shares’ high level of liquidity and the dispersion of its shareholder base. CBPI’s preferred shares are included in the IBOVESPA stock index, which is the most actively traded in Brazil. Under Brazilian law, when these conditions are met, as in the case of CBPI’s preferred shares, shareholders do not have appraisal rights. The appraisal rights may be exercised only by owners of record of RIPI and DPPI shares as of the date of the public announcement of the approval of the Share Exchange. Holders of RIPI or DPPI preferred shares who exercise their appraisal rights may choose to receive an amount per share based on either book value or, if the exchange ratio calculated with reference to liquidation value is more favorable to the shareholders of RIPI and DPPI, as applicable, than the exchange ratio offered by Ultrapar (which was calculated with reference to the economic value), such shareholders may choose between book value and liquidation value for their preferred shares. Book values to be paid to RIPI and DPPI shareholders will be R$             per RIPI share and R$             per DPPI share and are based on RIPI’s balance sheet as of          and DPPI’s balance sheet as of         , respectively. Liquidation values to be paid to such shareholders will be R$             per RIPI share and R$             per DPPI share, based on the valuation report to be prepared by Apsis Consultoria Empresarial S/C Ltda, or Apsis, which will be delivered to Ultrapar prior to the calling of the RIPI, DPPI and CBPI shareholder meetings. The selection of Apsis as valuation expert for determining liquidation value will be submitted to Ultrapar, RIPI, DPPI and CBPI shareholders and requires the approval of shareholders representing more than 50% of the voting capital stock present at each such meeting.

Q:	Are there risks associated with the Share Exchange or the Transaction that I should consider in deciding whether to exercise my appraisal rights?

A:	Yes. There are a number of risks related to the Transaction that are discussed in this document and in other documents incorporated by reference in this document. Please read in particular the detailed description of the risks associated with the Transaction on pages 38 through 40 and in the documents incorporated herein by reference, referred to in “Where You Can Find More Information on page 148.”

Q:	When must I exercise my appraisal rights if I decide to do so?

A:	Your appraisal rights can only be exercised during the 30 day period following publication of the approval of the Share Exchange by the common shareholders of each of RIPI and DPPI. However, payment will not be due if the Share Exchange is rejected by the shareholders of either Ultrapar or RIPI, in the case of the RIPI Share Exchange, or the shareholders of either Ultrapar or DPPI, in the case of the DPPI Share Exchange, at the applicable shareholders meeting. Once the 30-day period for the exercise of your appraisal rights has expired, you will no longer have any right to compel RIPI or DPPI to purchase your preferred shares.

Q:	What if I want to cancel the exercise of my appraisal right after I have requested it?

A:	Exercise of your appraisal right is irrevocable.

Q:	When will I know the outcome of the Share Exchange?

A:	You will know if the Share Exchange was approved by the common shareholders of Ultrapar, RIPI, DPPI and CBPI immediately after the applicable extraordinary shareholder meetings. Under Brazilian Corporate Law, Ultrapar, RIPI, DPPI and CBPI must each publish a press release reporting the outcome of these meetings. Following the 30-day period within which you may exercise your appraisal rights, each of Ultrapar and RIPI, DPPI and CBPI will publish an additional press release explaining the overall outcome of the Share Exchange.

Q:	When will I receive my new Ultrapar preferred shares?

A:

If you do not dispose of your RIPI, DPPI or CBPI preferred shares or exercise your appraisal rights, your RIPI, DPPI or CBPI preferred shares will be automatically exchanged for the appropriate number of Ultrapar preferred shares a few days later after the 30th day following publication of the approval of the Share Exchange by the common shareholders of each of RIPI, DPPI and CBPI. If management of any of RIPI, DPPI or Ultrapar believes that the total value of the appraisal rights exercised by its shareholders could jeopardize the financial stability of their respective companies, within 10 days after the end of the appraisal rights period, such management could call a shareholders meeting to reconsider the applicable Share Exchange.

Q:	What will be the accounting treatment of the Share Exchange?

A:

In connection with the Share Exchange, we will execute a capital increase, corresponding to the number of new Ultrapar preferred shares that will be required to be issued in order to exchange all of the Target

x

Companies’ outstanding common and preferred shares for our preferred shares. Under Brazilian GAAP, we intend to register this capital increase in an amount established in the Transaction Agreements. For U.S. GAAP, we intend to value the new Ultrapar shares based on the market price of the securities over a reasonable period of time before and after the terms of the acquisition were agreed to and announced, in accordance with paragraph 22 of SFAS 141 “Business Combination”. The capital increase will correspond to an increase in the investment by Ultrapar in the Target Companies. The portion of the investment that corresponds to the net assets to be transferred to Braskem and Petrobras will be added to the previous steps’ amounts that pertain to the two companies. For the portion of the investment that corresponds to the net assets that will remain with Ultrapar, the difference between the value of this investment and its Brazilian GAAP book value will be recorded as goodwill and be amortized over 10 years. Under U.S. GAAP, we will adopt the purchase method of accounting for a step acquisition under the provisions of SFAS 141 “Business Combination”. Goodwill will be recognized based on the excess of Ultrapar’s acquisition cost over the net amounts assigned to the fair value of assets acquired and liabilities assumed. Goodwill is subject to annual impairment tests.

Q:	What will my tax consequences be after the Share Exchange?

A:	The exchange of preferred shares of RIPI, DPPI or CBPI for our preferred shares pursuant to the Share Exchange will be a taxable transaction for U.S. federal income tax purposes. Accordingly, U.S. Holders who participate in the Share Exchange generally will recognize gain or loss. For a discussion of certain other U.S. tax matters that may be relevant to U.S. Holders, see “Material U.S. Federal Income Tax Consequences.” You are urged to consult your own tax advisor with respect to your personal tax consequences of the Share Exchange, which may vary for investors in different tax situations.

Based on the opinion of its external tax advisors, Ultrapar believes that there are good legal grounds to sustain the position that the receipt of Ultrapar’s preferred shares in exchange for RIPI, DPPI or CBPI preferred shares, pursuant to the Shares Exchange, will not be a taxable transaction in Brazil. Gains, if any, resulting from the exercise of appraisal rights, however, will be taxable. You should consult your own tax advisor for a full understanding of the tax consequences of the Share Exchange to you. For a discussion of certain other Brazilian tax consequences, see “Brazilian Tax Consequences.”

Q:	What do I do now?

A:	The only thing you need to do now is to carefully read and consider the information contained in and incorporated by reference into this document. You do not need to reply to this document and you are not entitled to vote on the Share Exchange.

Q:	Whom can I call with questions about the shareholder meetings or the Share Exchange?

A:	If you have questions about the Share Exchange or the extraordinary shareholder meetings or you need additional copies of this document, you should contact:

Ultrapar Participações S.A.

Av. Brigadeiro Luis Antônio, 1343, 8º Andar

São Paulo, SP, Brazil 01317-910

Attention: Investor Relations Department

Telephone: 55-11-3177-7014

Fax: 55-11-3177-6107

e-mail: Invest@ultra.com.br

Q:	Where can I find more information about Ultrapar, RIPI, DPPI, CBPI and the Transaction?

A:	You can find more information about Ultrapar, RIPI, DPPI, CBPI and the Transaction from the various sources described under “Where You Can Find More Information” beginning on page 148.

SUMMARY

The following summary highlights material information from this document. It does not contain all of the information that may be important to you. You are urged to read carefully this entire document and other documents which are referred to in this document in order to fully understand the Share Exchange and the Transaction. See “Where You Can Find More Information” on page 148. Most items in this summary include a page reference directing you to a more complete description of those items.

Ultrapar, RIPI, DPPI, CBPI and the Ipiranga Group (see page 68)

Overview of Ultrapar

Ultrapar is one of Brazil’s largest corporate groups and is the second largest fuel distributor, a leading chemicals manufacturer and integrated logistics services provider. Our wholly owned subsidiary, Ultragaz, is the largest LPG distributor in Brazil, with a market share of approximately 24%. In the chemicals business, our wholly owned subsidiary, Oxiteno, is the largest producer of ethylene oxide and its principal derivatives in South America and a major producer of specialty chemicals. Through our wholly owned subsidiary, Ultracargo, we believe we are a leading provider of integrated road transport, storage, handling and logistics planning services for special bulk cargo. Following the closing of the SPA and Ultrapar’s acquisition of a portion of the Ipiranga Group’s fuel distribution business, Ultrapar became the second largest Brazilian fuel distributor, with approximately 15% market share.

Overview of the Ipiranga Group

Prior to the Transaction, RIPI, DPPI and CBPI were part of the Ipiranga Group, which, in addition to being Brazil’s second largest fuel distributor through DPPI and CBPI as discussed below, had a significant presence in the petrochemical market, with the production of 650 thousand tons of petrochemical resins a year. The Ipiranga Group conducted its petrochemical business through IQ and IPQ and a 29.5% interest in Copesul (with Braskem owning another 29.5%), a naphtha-based cracker located in the southern petrochemical complex, which is Brazil’s second-largest producer of petrochemicals.

Overview of RIPI

RIPI primarily operates an oil refinery in the state of Rio Grande do Sul, in the Southern region of Brazil, and also has interests in other companies in the Ipiranga Group. As of December 31, 2006, RIPI’s nominal capacity was 17,000 barrels per day, and its principal products include gasoline, diesel, naphtha, fuel oil, LPG and kerosene. During 2006, RIPI faced difficulties in keeping its operations at full capacity due to an increase in international oil prices, to which its costs are linked, without a corresponding increase in oil derivatives prices in Brazil. This led RIPI to suspend its operations for five months during the year. In 2006, the average production of the refinery was 7,158 barrels per day, which represented 42% of the refinery’s nominal capacity, and RIPI’s market share reached 0.4% of the Brazilian market.

Overview of DPPI

DPPI is engaged in the distribution and marketing of petroleum products, fuel alcohol and vehicular natural gas in the State of Rio Grande do Sul and the Western portion of the State of Santa Catarina in Brazil. DPPI is also the controlling shareholder of CBPI, the company responsible for the fuel distribution business of the Ipiranga Group throughout the remainder of Brazil. DPPI’s share of the Brazilian fuels market was approximately 2.6% as of December 31, 2006. A substantial portion of DPPI’s net sales is derived from the sale of diesel and gasoline.

Overview of CBPI

CBPI is engaged in the distribution and marketing of petroleum products, fuel alcohol and vehicular natural gas in Brazil, with the exception of those regions in which DPPI operates and the States of Roraima and Amapá. CBPI is controlled by DPPI. CBPI’s share of the Brazilian fuels market was 16.9% as of December 31, 2006. In addition to selling gasoline and fuel alcohol, CBPI also sells diesel, vehicular natural gas, fuel oil, kerosene and lubricants. Together with DPPI, CBPI forms Brazil’s second-largest fuel distributor, with a network of approximately 4,200 service stations and a 19% market share as of December 31, 2006.

The Transaction (see page 40)

On March 19, 2007, Ultrapar, Petrobras and Braskem announced their intention to acquire the Ipiranga Group and that on March 18, 2007, Ultrapar had entered into, and Petrobras and Braskem had acknowledged, a Share Purchase Agreement, or the SPA, with the Key Shareholders of the principal companies comprising the Ipiranga Group: RIPI, DPPI and CBPI. The SPA closed on April 18, 2007, upon payment of total consideration in the amount of R$2.1 billion, of which R$0.7 billion was paid by Ultrapar. As discussed below, in connection with the Transaction, Ultrapar is acting on its own behalf and on behalf of Petrobras and Braskem as commission agent.

After the completion of the Transaction, the businesses of the Ipiranga Group will be divided among Petrobras, Ultrapar and Braskem. Ultrapar will retain the fuel and lubricant distribution businesses located in the South and Southeast regions of Brazil, as well as the logistics and chemical businesses of the Ipiranga Group. Petrobras will receive the fuel and lubricant distribution businesses located in the North, Northeast and Central West regions of Brazil; and Petrobras and Braskem will receive the petrochemical business, in the proportion of 60% for Braskem and 40% for Petrobras. RIPI’s oil refining business will be shared equally among Petrobras, Ultrapar and Braskem.

The Transaction is divided into five phases: (1) acquisition of the shares held by the Key Shareholders by Ultrapar (which closed on April 18, 2007); (2) mandatory cash tender offers (pursuant to tag along rights held by common minority shareholders under Brazilian Corporate Law and CVM rules) for the acquisition of the remaining common shares of RIPI, DPPI, CBPI and IPQ (“Mandatory Tender Offers”); (3) tender offer by Braskem for the delisting of Copesul’s common shares from the BOVESPA (“Public Tender Offer”); (4) exchange of any remaining common and all preferred shares of RIPI, DPPI and CBPI for preferred shares of Ultrapar (“Share Exchange”); and (5) separation of the Target Companies’ assets (“Separation of Assets”). See “The Transaction—Description of the Transaction—Phases of the Transaction.”

In order to effect the Transaction, Ultrapar entered into certain agreements with Petrobras, Braskem and the Ipiranga Group, which we refer to as the “Transaction Agreements,” including:

•

Investment Agreement. The Investment Agreement was executed by Ultrapar, Petrobras and Braskem on March 18, 2007 and amended on April 18, 2007 (the “Investment Agreement”), regulates the relationship among the Acquiring Companies and is the principal agreement governing the Transaction.

•

Share Purchase Agreement. Entered into on March 18, 2007 among Ultrapar, with the consent of Petrobras and Braskem, and the Key Shareholders, the SPA sets forth the conditions of the Acquiring Companies’ acquisition of a controlling stake in the Ipiranga Group that was completed on April 18, 2007.

•

Target Companies’ Shareholders Agreement. Ultrapar, Petrobras and Braskem entered into the Target Companies shareholders’ agreement on April 18, 2007 principally to govern the relationships among Ultrapar, Petrobras and Braskem with respect to the management of IQ’s and IPQ’s businesses.

•

RIPI Shareholders Agreement. The RIPI shareholders’ agreement, entered into among Ultrapar, Braskem and Petrobras on April 18, 2007, governs the relationship among Ultrapar, Petrobras and Braskem regarding how RIPI’s operations will be managed prior to completion of the Transaction.

•

Braskem/Petrobras Asset Security Agreement. Ultrapar, Braskem and Petrobras entered into the Braskem/Petrobras asset security agreement on April 18, 2007 pursuant to which Ultrapar is required to pledge to Braskem and Petrobras, in the proportions of 60% and 40%, respectively, all of the RIPI common shares and 50% of the RIPI preferred shares that it acquired from the Key Shareholders. Under this agreement, the RIPI shares acquired in the Mandatory Tender Offers will also be pledged in favor of Braskem and Petrobras, in the same proportions.

•

Petrobras Asset Security Agreement. Under the Petrobras asset security agreement, entered into on April 18, 2007 among Ultrapar and Petrobras, Ultrapar was required to pledge in favor of Petrobras 31% of the common shares and 100% of the preferred shares of DPPI that it acquired from the Key Shareholders, as well as 100% of the common shares of CBPI that it acquired from the Key Shareholders. After the Mandatory Tender Offers, Ultrapar will also be required to pledge, in substitution for 1,482,751 common shares issued by DPPI, 3,013,903 common shares issued by CBPI that will be acquired, assuming that all the common shares issued by CBPI are acquired in the Mandatory Tender Offers.

For more information on the Transaction Agreements, see “The Transaction—Transaction Agreements.”

To finance part of the Transaction, on April 11, 2007, we completed an offering of unsecured debentures in the aggregate principal amount of R$889 million, in two series. The first series, in the aggregate amount of R$675 million, was issued on April 11, 2007. The second series, in the aggregate amount of R$214 million, will be issued on the financial settlement of the Mandatory Tender Offers for the shares of RIPI, DPPI and CBPI. The debentures have a term of one year, and a coupon rate of 102.5% of CDI. For more information see our 2006 Form 20-F.

The Share Exchange

You Will Receive Ultrapar Preferred Shares in the Share Exchange (see page 44)

In the Share Exchange, Ultrapar will effect an “incorporação de ações” under Brazilian Corporate Law, where each remaining common and all preferred shares of each of RIPI, DPPI and CBPI that are not already owned by Ultrapar will be exchanged for 0.79850, 0.64048 and 0.41846 Ultrapar preferred shares, respectively. As a result, RIPI, DPPI and CBPI will become wholly owned subsidiaries of Ultrapar.

Based on the closing price of Ultrapar preferred shares on the BOVESPA:

•

on March 16, 2007, the last full trading day in São Paulo prior to the announcement of the Transaction, the implied value of the share consideration per share of RIPI, DPPI and CBPI preferred stock was R$39.36, R$31.57 and R$20.63, respectively; and

•

on September 27, 2007, the latest practicable date prior to the date of this document, the implied value of the share consideration per share of RIPI, DPPI and CBPI preferred stock was R$56.61, R$45.41 and R$29.67, respectively.

The Ultrapar Preferred Shares to Be Issued in the Share Exchange Will Be Listed and Traded on the BOVESPA Stock Market in Brazil

Ultrapar preferred shares are listed on the BOVESPA stock exchange in Brazil under the symbol “UGPA4.” Ultrapar’s ADSs are listed on the New York Stock Exchange under the symbol “UGP,” but you will not receive any Ultrapar ADSs in connection with the Share Exchange.

The Rights Associated With Owning Ultrapar Preferred Shares Are Different from Those Associated with Owning RIPI, DPPI or CBPI Preferred Shares (see page 106)

The rights of holders of Ultrapar preferred shares are governed by Brazilian Corporate Law and by Ultrapar’s bylaws. The rights of holders of RIPI preferred shares are also governed by Brazilian Corporate Law and by RIPI’s bylaws. The rights of holders of DPPI preferred shares are also governed by Brazilian Corporate Law and by DPPI’s bylaws. The rights of holders of CBPI preferred shares are also governed by Brazilian Corporate Law and by CBPI’s bylaws. Accordingly, upon completion of the Share Exchange, preferred shareholders of each of RIPI, DPPI and CBPI will become holders of Ultrapar preferred shares and their rights as preferred shareholders will be governed by, in addition to Brazilian Corporate Law, Ultrapar’s bylaws and not RIPI, DPPI or CBPI’s bylaws. For a comparison of the rights of holders of Ultrapar preferred shares with the rights of holders of RIPI, DPPI or CBPI preferred shares, see “Comparison of Your Rights as a Holder of RIPI, DPPI or CBPI Preferred Shares and Your Rights as a Potential Holder of Ultrapar Preferred Shares.”

Deutsche Bank Securities Inc. Has Provided a Valuation Report (see page 48)

Deutsche Bank has provided a valuation report to Ultrapar, dated as of April 4, 2007 in accordance with Brazilian securities law. Revised valuation reports were prepared subsequent to April 4, 2007 and provided to Ultrapar. The most recent updated valuation report will be filed with the SEC and incorporated herein by reference. The report was conducted in connection with the Share Exchange and indicates economic valuations of Ultrapar, RIPI, DPPI and CBPI. The full text of Deutsche Bank’s report, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the report is incorporated herein by reference to Ultrapar’s Report on Form 6-K, filed with the SEC on April 19, 2007. You are urged to read the report in its entirety. The report and its conclusions are not recommendations by Deutsche Bank as to whether RIPI, DPPI and CBPI preferred shareholders should take any action in connection with the Share Exchange or the Transaction. The report is not a fairness opinion as such is understood under U.S. law or a recommendation to shareholders relating to the exchange ratio to be offered to the RIPI, DPPI and CBPI preferred shareholders. The report was prepared in connection with Brazilian legal requirements relating to third-party independent valuation reports to be used in connection with merger and acquisition transactions. As compensation for its services in connection with the valuation report, Deutsche Bank will receive US$3,000,000 net of taxes upon completion of the Share Exchange. See “The Transaction—Deutsche Bank Valuation Report” for a summary description of Deutsche Bank’s valuation report.

Apsis Consultoria Empresarial S/C Ltda. Will Provide a Valuation Report (see page 56)

Apsis Consultoria Empresarial Ltda., or Apsis, has been engaged by Ultrapar and the Target Companies to conduct a valuation analysis for the purpose of appraising the equity of both Ultrapar and the Ipiranga Group. Apsis’s valuation analysis will be used to determine the book value and liquidation value of the Target Companies’ preferred shares. These values will be utilized in connection with the Target Company shareholders’ appraisal rights. As noted above, Apsis’ engagement is subject to shareholder approval.

We intend to include a detailed summary of Apsis’s valuation report, and to annex the full text of the report as an exhibit to the registration statement of which this prospectus forms a part, when the report is delivered to us, which we expect to occur prior to the calling of the various shareholder meetings required to implement the Share Exchange.

Appraisal Rights (see page 57)

RIPI and DPPI shareholders will have appraisal rights in connection with the Share Exchange, but CBPI shareholders will not. In the Share Exchange, RIPI and DPPI preferred shareholders’ appraisal rights will provide them with the right to sell their preferred shares to RIPI or DPPI at their book value, or at either book value or the liquidation value, at their sole discretion, if the exchange ratio calculated with reference to the liquidation value is more favorable to the shareholders of RIPI and DPPI, as applicable, than the exchange ratio offered by Ultrapar, which was calculated with reference to the economic value.

Appraisal rights can only be exercised in the 30 day period following publication of the approval of the Share Exchange by RIPI and DPPI’s common shareholders, as applicable. Once the 30-day period for the exercise of appraisal rights has expired, an RIPI or DPPI preferred shareholder will no longer have any right to compel RIPI or DPPI to purchase his or her preferred shares.

RIPI and DPPI’s preferred shareholders may exercise their appraisal rights by sending a written notice to RIPI or DPPI, as applicable, informing it that they intend to exercise their appraisal rights. Upon receipt of the notice, RIPI and DPPI are bound to buy the preferred shares, and the shareholder is bound to sell them, unless the management of Ultrapar, RIPI or DPPI decides to reconsider the Share Exchange, as explained below. An RIPI and DPPI preferred shareholder’s exercise of appraisal right is irrevocable.

RIPI Will Hold Its Extraordinary Shareholder Meeting on              , 2007 (see page 66)

RIPI’s extraordinary shareholder meeting will be held on              , 2007 at      a.m. (São Paulo time) at RIPI’s headquarters, located at Rua Engenheiro Heitor Amaro Barcellos, 551, city of Rio Grande, State of Rio Grande do Sul, Brazil.

You may not vote at RIPI’s extraordinary shareholder meeting as a holder of RIPI preferred shares, although you may attend.

DPPI Will Hold Its Extraordinary Shareholder Meeting on              , 2007 (see page 66)

DPPI’s extraordinary shareholder meeting will be held on              , 2007 at      a.m. (São Paulo time) at DPPI’s headquarters, located at Avenida Dolores Alcaraz Caldas, 90, city of Porto Alegre, State of Rio Grande do Sul, Brazil.

You may not vote at DPPI’s extraordinary shareholder meeting as a holder of DPPI preferred shares, although you may attend.

CBPI will hold its Extraordinary Shareholder Meeting on                  , 2007 (see page 66)

CBPI’s extraordinary shareholder meeting will be held on                  , 2007 at      a.m. (São Paulo time) at CBPI’s headquarters located at Ruo Francisco Eugênio, no 329, City of Rio de Janeiro, State of Rio de Janeiro, Brazil.

You may not vote at CBPI’s extraordinary shareholder meeting as a holder of CBPI preferred shares, although you may attend.

Ultrapar Will Hold Its Extraordinary Shareholder Meeting on              , 2007 (see page 67)

The Ultrapar extraordinary shareholder’s meeting will be held on              , 2007 at      a.m. (São Paulo time) at Ultrapar’s headquarters, located at Av. Brigadeiro Luiz Antonio, 1345 8° andar, city of São Paulo, State of São Paulo, Brazil.

Pending Regulatory Approvals Required for the Transaction (see page 56)

The Transaction must be approved by the Brazilian antitrust authority, Conselho Administrativo de Defesa Econômica—CADE, which is currently assessing the Transaction and its potential consequences on completion in the relevant Brazilian industries. Approval of the Transaction by CADE is not required for the completion of the Transaction.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ULTRAPAR

Following is selected consolidated financial data from Ultrapar’s audited consolidated annual financial statements, for the periods indicated. You should read this selected financial data in conjunction with Ultrapar’s consolidated financial statements and related notes included in its 2006 Form 20-F. See “Where You Can Find More Information” on page 148.

Ultrapar’s consolidated financial statements are prepared in Brazilian reais in accordance with accounting practices adopted in Brazil, which differ in certain material respects from accounting principles generally accepted in the United States of America, or U.S. GAAP. For a summary of the differences between the accounting practices adopted in Brazil and U.S. GAAP, see Note 24 to Ultrapar’s consolidated financial statements appearing in its 2006 Form 20-F, which has been incorporated in this document by reference. For further information concerning the preparation and presentation of the financial information contained in Ultrapar’s 2006 Form 20-F, see “Presentation of Financial Information” appearing in its 2006 Form 20-F.

The following table presents Ultrapar’s selected financial information at the dates and for each of the periods indicated in Brazilian GAAP, and U.S. GAAP where indicated. The consolidated balance sheet information as of December 31, 2006 and 2005 and the consolidated statements of income, cash flows, changes in financial position and changes in shareholders’ equity for the years ended December 31, 2006, 2005 and 2004 are derived from Ultrapar’s audited consolidated financial statements included in its 2006 Form 20-F. The consolidated balance sheet information as of December 31, 2004, 2003 and 2002 and the related consolidated statements of income, cash flows, changes in financial position and changes in shareholders’ equity for the years ended December 31, 2003 and 2002 are derived from Ultrapar’s audited consolidated financial statements that are not included in its 2006 Form 20-F, but were include in its Annual Reports on Form 20-F for prior years.

	Year Ended December 31,
Consolidated Income Statement Data:	2006(1)	2006	2005	2004	2003	2002
	(in millions, except per share data)
	US$	R$	R$	R$	R$	R$

Gross sales and services	2,446.2	5,229.9	5,158.0	5,250.6	4,603.8	3,795.3
Taxes on sales and services, rebates, discounts and returns	(203.8)	(435.8)	(464.2)	(466.4)	(603.5)	(800.8)

Net Sales and Services	2,242.4	4,794.1	4,693.8	4,784.2	4,000.3	2,994.5
Cost of sales and services	(1,805.4)	(3,859.9)	(3,783.4)	(3,669.9)	(3,196.4)	(2,247.1)

Gross profit	437.0	934.2	910.4	1,114.3	803.9	747.4
Operating (expenses) income
Selling, general and administrative expenses	(283.0)	(605.1)	(551.7)	(555.9)	(458.9)	(382.3)
Other operating income, net	0.6	1.3	(0.4)	5.5	6.6	0.4

Total operating expenses	(282.4)	(603.8)	(552.1)	(550.4)	(452.3)	(381.9)

Operating income before financial items	154.6	330.4	358.3	563.9	351.6	365.5
Financial (expenses) income, net	14.3	30.6	(27.3)	(45.0)	(57.2)	28.5
Nonoperating (expenses) income, net	(8.7)	(18.5)	(1.8)	(16.0)	1.0	(44.1)

Income before income and social contribution taxes, equity in earnings (losses) of affiliated companies and minority interest	160.2	342.5	329.2	502.9	295.4	349.9
Income and social contribution taxes	(26.2)	(56.1)	(28.8)	(83.0)	(44.9)	(71.4)

Income before equity in earnings (losses) of affiliated companies and minority interest	134.0	286.4	300.4	419.9	250.5	278.5

	Year Ended December 31,
Consolidated Income Statement Data:	2006(1)	2006	2005	2004	2003	2002
	(in millions, except per share data)
	US$	R$	R$	R$	R$	R$
Equity in earnings (losses) of affiliated companies	0.5	1.0	1.6	—	(0.5)	(1.7)
Minority interest	(2.5)	(5.3)	(2.8)	(5.4)	(3.6)	(54.5)

Net income	132.0	282.1	299.2	414.5	246.4	222.3

Earnings per share(2)	1.66	3.55	3.73	5.95	3.54	3.62

Dividends per common share(3)	0.83	1.78	1.93	2.36	1.01	1.00

Dividends per preferred share(3)	0.83	1.78	1.93	2.36	1.11	1.09

U.S. GAAP:
Net income(4)	131.2	280.5	288.9	413.3	292.0	141.5
Basic and diluted earnings per common share(4)(5)	1.62	3.46	3.57	5.17	3.52	1.94
Basic and diluted earnings per preferred share(4)(5)	1.62	3.46	3.57	5.17	3.87	2.13
Depreciation and amortization	67.3	143.9	137.4	126.6	98.5	85.4

(1)	The real amounts for December 31, 2006 have been converted into dollars using the exchange rate of US$1.00 = R$2.138, which is the commercial rate reported by the Central Bank on this date. This information is presented solely for the convenience of the reader. You should not interpret the currency conversions in this prospectus as a statement that the amounts in reais currently represent such values in U.S. dollars. Additionally, you should not interpret such conversions as statements that the amounts in reais have been, could have been or could be converted into U.S. dollars at this or any other foreign exchange rates. See “Exchange Rates.”

(2)	Earnings per share are calculated on the shares outstanding at year end. Under Brazilian GAAP, net earnings per share are not retroactively adjusted for the stock dividend but are retroactively adjusted for the reverse stock split described in our 2006 Form 20-F under “Item 4.B. Information on the Company—Business Overview.”

(3)	See “Item 8.A. Consolidated Statements and Other Financial Information—Dividend and Distribution Policy” in our 2006 Form 20-F for information regarding declaration and payment of dividends. Dividends per share do not reflect any adjustments related to the stock dividend described under “Item 4.B. Information on the Company—Business Overview” in our 2006 Form 20-F.

(4)	The calculation of net income and earnings per share is retroactively adjusted for the effect of a change in an accounting policy for all the periods presented. See “Item 5.A. Operating and Financial Review and Prospects—Operating Results—U.S. GAAP Reconciliation” in our 2006 Form 20-F and Note 24(I)(q) to our consolidated financial statements for more information.

(5)	The calculation of earnings per share is retroactively adjusted for stock dividend and reverse stock split for all the periods presented.

	As of December 31,
Consolidated Balance Sheet Data:	2006(1)	2006	2005	2004	2003	2002
	(in millions of U.S. dollars or reais, where indicated)
	US$	R$	R$	R$	R$	R$

Current assets
Cash and cash equivalents	180.1	385.1	1,114.2	624.5	568.8	637.9
Short-term investment	344.9	737.3	184.8	22.4	41.0
Trade accounts receivable	168.4	360.0	343.3	369.3	322.3	278.0
Inventories	101.6	217.2	191.7	210.3	137.7	106.3
Recoverable Taxes	55.1	117.8	62.9	73.0	115.5	115.1
Other	19.6	42.0	39.4	45.4	33.4	49.6

Total current assets	869.7	1,859.4	1,936.3	1,344.9	1,218.7	1,186.9

Long-term assets
Long-term investments	256.3	548.0	372.7	38.8	—	—
Related companies	3.5	7.4	3.7	3.1	2.8	2.6
Deferred income and social contribution taxes	27.2	58.2	61.0	36.3	61.4	33.3
Recoverable Taxes	30.5	65.3	46.8	36.6	—	—
Other	22.4	47.9	49.3	28.5	20.7	11.5

Total long-term assets	339.9	726.8	533.5	143.3	84.9	47.4

Permanent assets
Investments	14.4	30.8	32.3	31.8	33.1	33.0
Property, plant, equipment and intangible assets, net	548.6	1,172.8	1,072.7	1,047.4	968.6	779.5
Deferred charges, net	52.5	112.3	98.3	99.8	102.7	81.1

Total permanent assets	615.5	1,315.9	1,203.3	1,179.0	1,104.4	893.6

TOTAL ASSETS	1,825.1	3,902.1	3,673.1	2,667.2	2,408.0	2,127.9

Current liabilities
Loans, financing and debentures	78.5	167.9	201.9	381.6	381.6	219.8
Trade accounts payable	52.6	112.5	90.9	102.0	90.3	104.4
Payroll and related charges	38.0	81.2	66.1	94.1	74.7	64.4
Dividends payable	47.4	101.4	103.9	74.7	41.7	49.0
Other	9.7	20.8	25.5	33.0	44.5	30.6

Total current liabilities	226.2	483.8	488.3	685.4	632.8	468.2

Long-term liabilities
Loans, financing and debentures	646.3	1,381.8	1,278.6	258.1	306.3	363.6
Related companies	2.2	4.7	5.0	8.8	9.0	10.2
Other taxes and contributions	17.1	36.5	54.7	52.1	40.9	28.5
Other	13.4	28.7	26.8	34.1	30.1	35.3

Total long-term liabilities	679.0	1,451.7	1,365.1	353.1	386.3	437.6

TOTAL LIABILITIES	905.2	1,935.5	1,853.4	1,038.5	1,019.1	905.8

Minority Interest	15.5	33.1	29.6	28.2	32.2	31.0

	As of December 31,
Consolidated Balance Sheet Data:	2006(1)	2006	2005	2004	2003	2002
	(in millions of U.S. dollars or reais, where indicated)
	US$	R$	R$	R$	R$	R$

Shareholder’s equity
Capital	442.5	946.0	946.0	664.0	664.0	664.0
Capital reserve	0.3	0.6	0.3	0.1	—
Revaluation reserve	6.1	13.0	15.0	16.4	17.8	26.0
Reserves and retained earnings	455.5	973.9	828.8	920.0	674.9	501.1

TOTAL SHAREHOLDER’S EQUITY	904.4	1,933.5	1,790.1	1,600.5	1,356.7	1,191.1

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	1,825.1	3,902.1	3,673.1	2,667.2	2,408.0	2,127.9

U.S. GAAP
Total assets	1,797.7	3,843.5	3,610.0	2,595.9	2,343.6	2,004.2
Total shareholders’ equity(2)	876.0	1,872.9	1,730.2	1,555.3	1,305.3	1,083.4

(1)	The real amounts for December 31, 2006 have been converted into dollars using the exchange rate of US$1.00 = R$2.138, which is the commercial rate reported by the Central Bank on this date. This information is presented solely for the convenience of the reader. You should not interpret the currency conversions in this prospectus as a statement that the amounts in reais currently represent such values in U.S. dollars. Additionally, you should not interpret such conversions as statements that the amounts in reais have been, could have been or could be converted into U.S. dollars at this or any other foreign exchange rates. See “Item 3A. Selected Consolidated Financial Data—Exchange Rates” in our 2006 Form 20-F.

(2)	Shareholders’ equity as of December 31, 2005, 2004, 2003 and 2002 was retroactively adjusted to reflect changes in accounting policies as from January 2006. See “Item 5A. Operating and Financial Review and Prospects—Operating Results—U.S. GAAP Reconciliation” and Note 24 I(q) to our consolidated financial statements included in our 2006 Form 20-F for a better understanding of these changes.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

UNAUDITED PRO FORMA FINANCIAL INFORMATION

As described in more detail herein, this unaudited pro forma financial information is based on the consolidated financial statements of Ultrapar Participações S.A. (“Ultrapar” or the “Company”) after giving effect to the Share Exchange.

The unaudited pro forma financial information does not represent what our consolidated financial position or statement of income would actually have been if the proposed Transaction had in fact occurred on the dates informed below. Consequently, you are cautioned not to place undue reliance on the pro forma financial statements. Furthermore, there can be no certainty that the proposed Transaction will be completed in the manner described herein, if at all.

The unaudited pro forma financial information was prepared in accordance with accounting practices adopted in Brazil (Brazilian GAAP), which differ in certain material respects from the generally accepted accounting principles in the United States of America (U.S. GAAP). The unaudited pro forma financial information includes a pro forma reconciliation of net income from Brazilian GAAP to U.S. GAAP.

Summary of Ipiranga Group Acquisition

On March 18, 2007, Ultrapar entered into a stock purchase agreement with the Key Shareholders who controlled Ipiranga Group, a Brazilian conglomerate operating in the fuel and lubricant distribution, oil refining and petrochemicals businesses. The stock purchase agreement closed on April 18, 2007 and, as a result, Ultrapar currently holds a controlling interest in the voting common shares of each of the Target Companies. The Acquisition is being undertaken by Ultrapar in association with Petróleo Brasileiro S.A.—Petrobras (“Petrobras”) and Braskem S.A. (“Braskem”), two Brazilian public companies and SEC registrants operating in the oil and chemicals businesses. Pursuant to an Investment Agreement signed among the three companies, Ultrapar will acquire all of the businesses of the Ipiranga Group, acting on its own behalf and also as a commission agent for Braskem and Petrobras. The Investment Agreement provides for the agreed division among Ultrapar, Petrobras and Braskem of the assets of the Ipiranga Group as the last step of the Acquisition. Also under the Investment Agreement, Petrobras and Braskem have agreed to provide funding to Ultrapar to pay for the Ipiranga Group assets that they will receive upon completion of the Acquisition. Pursuant to the Investment Agreement, the assets of the Ipiranga Group will be divided as follows: the entire petrochemical business and two-thirds of the Ipiranga Group’s oil refining business will be allocated to Braskem and Petrobras; the Ipiranga Group’s fuel distribution business in the North, Northeast and Center-West regions of Brazil will be allocated to Petrobras and the Ipiranga Group’s fuel distribution business in the South and Southeast regions of Brazil, along with the remaining third of the Ipiranga Group’s oil refining business, will be allocated to Ultrapar.

The Acquisition is divided into five steps: (1) acquisition by Ultrapar pursuant to the stock purchase agreement of the Key Shareholders’ equity interests in the Target Companies; (2) mandatory tender offers (pursuant to tag-along rights held by minority shareholders of the Target Companies, as required by Brazilian Corporate Law) for the acquisition of the remaining common shares of the Target Companies; (3) tender offer by Braskem for the delisting of one company within the Ipiranga Group from the São Paulo Stock Exchange; (4) the Share Exchanges; and (5) separation of the Ipiranga Group’s assets among Ultrapar, Petrobras and Braskem.

UNAUDITED PRO FORMA STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2006

(Amounts in thousands of Brazilian reais, except per share data)

We present below our unaudited pro forma statement of income for the year ended December 31, 2006.

PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2006	Ultrapar and subsidiaries(1)	Acquisition of Fuel and Lubricant Distribution Business (South and Southeast regions)(2)	Acquisition of Oil Refining Business(3)	Eliminations(4)	Pro forma adjustments before the Share Exchange(5)	Pro-Forma before Share Exchange	Pro forma adjustments related to the Share Exchange(5)	Pro-Forma after Share Exchange
Net revenue from sales and/or services	4,794,048	19,107,602	144,031	(162,534)	—	23,883,147	—	23,883,147

Cost of sales and/or services	(3,859,860)	(18,150,053)	(135,181)	161,926	—	(21,983,168)	—	(21,983,168)

Gross profit	934,188	957,549	8,850	(608)	—	1,899,979	—	1,899,979

Operating (expenses) income:
Selling expenses	(203,320)	(324,562)	(1,094)	—	—	(528,976)	—	(528,976)
General and administrative expenses	(401,794)	(361,819)	(8,651)	—	—	(772,264)	—	(772,264)
Other operating income	1,317	26,699	163	—	—	28,179	—	28,179
Goodwill amortization	—	2,408	—	—	(38,091)	(35,683)	(42,200)	(77,883)
Income (loss) before financial items	330,391	300,275	(732)	(608)	(38,091)	591,235	(42,200)	549,035

Financial income (expenses), net	30,572	139	(1,141)	—	(134,648)	(105,078)	—	(105,078)
Nonoperating income (expenses), net	(18,488)	29,930	1	—		11,443	—	11,443

Income (loss) before taxes on income and profit sharing	342,475	330,344	(1,872)	(608)	(172,739)	497,600	(42,200)	455,400

Income and social contribution taxes	(61,447)	(74,956)	(1,161)	—	—	(137,564)	—	(137,564)
Deferred income and social contribution taxes	5,355	40,902	—	—	58,731	104,988	14,348	119,336
Income (loss) before profit sharing and equity in affiliates	286,383	296,290	(3,033)	(608)	(114,008)	465,024	(27,852)	437,172

Equity in affiliates	965	—	—	—	—	965	—	965
Profit sharing	—	(13,356)	(23)	—	—	(13,379)	—	(13,379)
Minority interest	(5,284)	(139,354)	—	—	—	(144,638)	139,354	(5,284)

NET PRO FORMA INCOME (LOSS) UNDER BRAZILIAN GAAP	282,064	143,580	(3,056)	(608)	(114,008)	307,972	111,502	419,474

Outstanding shares as of December 31, 2007 (in thousands)	81,325.40	32,000.00	29,600.00					134,987.00

PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2006	Ultrapar and subsidiaries(1)	Acquisition of Fuel and Lubricant Distribution Business (South and Southeast regions)(2)	Acquisition of Oil Refining Business(3)	Eliminations(4)	Pro forma adjustments before the Share Exchange(5)	Pro-Forma before Share Exchange	Pro forma adjustments related to the Share Exchange(5)	Pro-Forma after Share Exchange
Brazilian GAAP pro forma earnings (loss) per share	3.55	4.49	-0.09					3.46
Brazilian GAAP dividends declared and interest on capital per share	1.78							1.78 (*)
(*) Pro-forma dividend reflects the same dividend per share distributed by Ultrapar prior to the Transaction.
PRO FORMA RECONCILIATION TO U.S. GAAP
NET PRO FORMA INCOME (LOSS) UNDER BRAZILIAN GAAP	282,064	143,580	(3,056)	(608)	(114,008)	307,972	111,502	419,474
Reversal of revaluation adjustments	3,305	—	—	—	—	3,305	—	3,305
Inflation accounting	(3,588)	(21,081)	(58)	—	—	(24,727)	—	(24,727)
Fair value adjustments relating purchase accounting of a business acquired	—	—	—	—	(40,572)	(40,572)	—	(40,572)
Different criteria for:
Cancellation of subsidiaries’ treasury stock	869	—	—	—	—	869	—	869
Deferred charges	(17,611)	—	—	—	—	(17,611)	—	(17,611)
Depreciation of interest costs capitalized during construction	(458)	—	—	—	—	(458)	—	(458)
Reversal of goodwill amortization	5,248	—	—	—	38,091	43,339	42,200	85,539
Fair value adjustments relating to accounting for derivative instruments and hedging activities	1,350	446	—	—	—	1,796	—	1,796
Translation adjustments—Canamex	1,759	—	—	—	—	1,759	—	1,759
Other individually insignificant adjustments	1,438	—	—	—	—	1,438	—	1,438
Fair value adjustments relating to business combinations	(1,547)	—	—	—	—	(1,547)	—	(1,547)
Fair value adjustments relating to acquisition of minority interest in Oxiteno S.A.—Indústria e Comércio	4,485	—	—	—	—	4,485	—	4,485

PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2006	Ultrapar and subsidiaries(1)	Acquisition of Fuel and Lubricant Distribution Business (South and Southeast regions)(2)	Acquisition of Oil Refining Business(3)	Eliminations(4)	Pro forma adjustments before the Share Exchange(5)	Pro-Forma before Share Exchange	Pro forma adjustments related to the Share Exchange(5)	Pro-Forma after Share Exchange
Fair value adjustments relating to the acquisition of SPGás Distribuidora de Gás Ltda.	1,484	—	—	—	—	1,484	—	1,484
Fair value adjustments relating to the acquisition of Canamex Químicos S.A. de C.V.	167	—	—	—	—	167	—	167
Fair value adjustments relating to acquisition of minority interest in Companhia Ultragaz S.A	(551)	—	—	—	—	(551)	—	(551)
Gain on change in equity interest in Max Facil	—	(85,494)	—	—	—	(85,494)	—	(85,494)
Post-employment benefits adjustment	—	(16,090)	(767)	—	—	(16,857)	—	(16,857)
Accounting for asset retirement obligation	—	686	—	—	—	686	—	686
Capitalization of interest costs during construction, net of depreciation	—	1,115	—	—	—	1,115	—	1,115
Fair value of guarantees under FIN 45	—	708	32	—	—	740	—	740
Accounting for refunds	—	2,218	—	—	—	2,218	—	2,218
Deferred tax effects	2,053	7,493	270	—	844	10,660	(14,348)	(3,688)
Minority interest	41	—	—	—	—	41	—	41

NET PRO FORMA INCOME (LOSS) UNDER U.S. GAAP	280,508	33,580	(3,579)	(608)	(115,645)	194,257	139,354	333,611

U.S. GAAP weighted average number of shares outstanding (in thousands)	81,129.70	32,000.00	29,600.00					134,791.30
Basic and diluted U.S. GAAP pro forma earnings (loss) per share	3.46	1.07	-0.24					2.98
U.S. GAAP dividends declared and interest on shareholders’ equity per share	1.78							1.78 (*)

(*)	Pro-forma dividend reflects the same dividend per share distributed by Ultrapar prior to the Transaction.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

(1)	Reflects Ultrapar’s statement of income for the year ended December 31, 2006.

(2)	Reflects statement of income for the year ended December 31, 2006 relating to the South and Southeast fuel and lubricant distribution business acquired, resulting from DPPI and CBPI carve-out financials, as detailed in Note 3.i.

(3)	Reflects RPI’s statement of income for the year ended December 31, 2006 relating to the portion of the oil refining businesses acquired, as detailed in Note 3.ii.

(4)	Reflects the elimination of intercompany transactions. See Note 2.

(5)	Reflects the pro forma adjustments which are commented in Notes 4 and 5.

Notes to the Unaudited Pro Forma Financial Information

1. Basis of Presentation

The unaudited pro forma financial information for the year ended December 31, 2006 has been prepared by combining the Company’s historical consolidated statement of income for the year ended December 31, 2006 with the statement of income relating to the fuel and lubricant distribution businesses located in the South and Southeast regions of Brazil and the proportion of the oil refining business acquired by us for the same period, in all cases under Brazilian GAAP reconciled to U.S. GAAP.

The unaudited pro forma financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements of Ultrapar, DPPI and RPI, including notes thereto. Those consolidated financial statements are included elsewhere in this Prospectus or by reference.

The unaudited pro forma financial information included herein gives effect to the acquisition as if it had occurred on January 1, 2006. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of the date indicated above or of results that may be attained in the future.

2. Eliminations

Intercompany eliminations and consolidating entries related to the unaudited pro forma statement of income for December 31, 2006 refer to sales of fuels by RPI to DPPI, which should be eliminated in order to show our total unaudited pro forma consolidated statement of income.

3. Unaudited Pro Forma Statements of Fuel and Lubricant Distribution and Oil Refining Businesses acquired by Ultrapar, were construed as follows:

i)	Fuel and Lubricant Distribution Business

PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2006	DPPI and subsidiaries(a)	CBPI and subsidiaries(b)	DPPI (-) CBPI(c)	Adjustments(d)	DPPI Carved-out(e)	CBPI Carved-out(f)	CBPI Other Income (Expenses) of South and Southeast Fuel and Lubricant Distribution Business(g)	Acquisition of Fuel and Lubricant Distribution Business (South and Southeast regions)
Net revenue from sales and/or services	25,714,728	22,225,121	3,489,607	80,624	3,570,231	15,537,371	—	19,107,602

Cost of sales and/or services	(24,430,465)	(21,143,026)	(3,287,439)	(64,282)	(3,351,721)	(14,798,332)	—	(18,150,053)

Gross profit	1,284,263	1,082,095	202,168	16,342	218,510	739,039	—	957,549

Operating (expenses) income:
Selling expenses	(439,641)	(365,646)	(73,995)	(15,836)	(89,831)	(177,284)	(57,447)	(324,562)
General and administrative expenses	(492,762)	(426,290)	(66,472)	(949)	(67,421)	(150,655)	(143,743)	(361,819)
Other operating income	23,163	19,531	3,632	569	4,201	27,564	(5,066)	26,699
Equity in subsidiaries and goodwill amortization	(2,164)	(2,164)	—	858	858	1,550	—	2,408

Income (loss) before financial items	372,859	307,526	65,333	984	66,317	440,214	(206,256)	300,275

Financial income (expenses), net	(7,702)	(25,067)	17,365	(1,417)	15,948	—	(15,809)	139

PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2006	DPPI and subsidiaries(a)	CBPI and subsidiaries(b)	DPPI (-) CBPI(c)	Adjustments(d)	DPPI Carved-out(e)	CBPI Carved-out(f)	CBPI Other Income (Expenses) of South and Southeast Fuel and Lubricant Distribution Business(g)	Acquisition of Fuel and Lubricant Distribution Business (South and Southeast regions)
Nonoperating income (expenses), net	30,139	3,730	26,409	(209)	26,200	—	3,730	29,930

Income (loss) before taxes on income and profit sharing	395,296	286,189	109,107	(642)	108,465	440,214	(218,335)	330,344

Income and social contribution taxes	(91,184)	(70,291)	(20,893)	433	(20,460)	—	(54,496)	(74,956)
Deferred income and social contribution taxes	43,145	35,251	7,894	—	7,894	—	33,008	40,902
Income (loss) before profit sharing and equity in affiliates	347,257	251,149	96,108	(209)	95,899	440,214	(239,823)	296,290

Equity in affiliates	87,056	87,056	—	—	—	—	—	—
Profit sharing	(16,318)	(14,656)	(1,662)	—	(1,662)	—	(11,694)	(13,356)
Minority interest	(257,120)	—	—	—	—	—	117,766	(139,354)

NET PRO FORMA INCOME (LOSS) UNDER BRAZILIAN GAAP	160,875	323,549	94,446	(209)	94,237	440,214	(133,751)	143,580

PRO FORMA RECONCILIATION TO U.S. GAAP
NET PRO FORMA INCOME (LOSS) UNDER BRAZILIAN GAAP	160,875	323,549	94,446	(209)	94,237	440,214	(133,751)	143,580
Inflation accounting	(23,505)	(21,276)	(2,229)	—	(2,229)	(18,852)	—	(21,081)
Fair value adjustments relating to accounting for derivative instruments and hedging activities	748	748	—	—	—	—	446	446
Goodwill and business combination	846	4,665	(3,819)	3,819	—	—	—	—
Gain on change in equity interest in Max Facil	(85,494)	(58,136)	(27,358)	—	(27,358)	(58,136)	—	(85,494)
Post-employment benefits adjustment	(20,781)	(17,808)	(2,973)	—	(2,973)	(1,844)	(11,273)	(16,090)
Accounting for asset retirement obligation	731	229	502	—	502	184	—	686

PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2006	DPPI and subsidiaries(a)	CBPI and subsidiaries(b)	DPPI (-) CBPI(c)	Adjustments(d)	DPPI Carved-out(e)	CBPI Carved-out(f)	CBPI Other Income (Expenses) of South and Southeast Fuel and Lubricant Distribution Business(g)	Acquisition of Fuel and Lubricant Distribution Business (South and Southeast regions)
Capitalization of interest costs during construction, net of depreciation	1,702	1,455	247	—	247	—	868	1,115
Fair value of guarantees under FIN 45	226	(482)	708	—	708	—	—	708
Accounting for refunds	2,346	2,346	—	—	—	2,218	—	2,218
U.S. GAAP adjustments on net equity and net income of affiliates	(60,689)	(28,623)	(32,066)	32,066	—	—	—	—
Accounting for convertible debentures issued by IQ and warrants purchased by the Company	720	720	—	—	—	—	—	—
Deferred tax effects	45,090	11,752	33,338	(32,066)	1,272	6,221	—	7,493
Minority interest	86,293	—	86,293	(86,293)	—	—	—	—

NET PRO FORMA INCOME (LOSS) UNDER U.S. GAAP	109,108	219,139	147,089	(82,683)	64,406	370,005	(143,710)	33,580

a)	Reflects DPPI’s consolidated Statement of Income for the year ended December 31, 2006. Since DPPI controls CBPI, the latter is consolidated by DPPI. See page F-48 for DPPI’s consolidated financial statements.

b)	Reflects CBPI’s consolidated Statement of Income for the year ended December 31, 2006. See page F-88 for CBPI’s consolidated financial statements.

c)	Reflects DPPI’s Statement of Income for the year ended December 31, 2006, excluding CBPI.

d)	Reflects the reversal of intercompany eliminations that had already been booked in DPPI’s consolidated Statement of Income for the year ended December 31, 2006. The main eliminating items refer to sales of fuels between CBPI and DPPI and freight services provided by a subsidiary of CBPI to DPPI.

e)	Reflects DPPI’s carved-out Statement of Income for the year ended December 2006, which reflects the company’s fuel and lubricants operations. See page F-150 for the carve out financial statements of DPPI.

f)	Reflects CBPI carved-out Abbreviated Statement of Revenues and Direct Expenses for the year ended December 31, 2006, which relates to the company’s fuel and lubricants operations in the South and Southeast regions of Brazil. See page F-185 for CBPI’s Abbreviated financial statements.

g)	Reflects other income and expenses for the carved-out business of CBPI for the year ended December 31, 2006. To estimate sales, general and administrative expenses and profit sharing we used the proportion of such items existing in 2007 from the acquisition onward between the South and Southeast operations to the total of CBPI. For financial expenses we used a proportion of operating profit. For income taxes we adopted the overall income tax rate of CBPI in 2006. For deferred taxes we used our best judgment to separate factors that affect the tax base of the South and Southeast operations. Minority interest reflects the minorities of CBPI in the aforementioned adjustments.

ii)	Oil Refining Business

PRO FORMA STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2006	RPI and subsidiaries (a)	(-) RPI’s Results relating to the Petrochemical and Fuel and Lubricant Distribution Businesses (b)	RPI Oil Refining Business (c)	Acquisition of Oil Refining Business
Net revenue from sales and/or services	4,191,357	(3,759,222)	432,135	144,031

Cost of sales and/or services	(3,379,553)	2,973,968	(405,585)	(135,181)

Gross profit	811,804	(785,254)	26,550	8,850

Operating (expenses) income:
Selling expenses	(191,881)	188,600	(3,281)	(1,094)
General and administrative expenses	(155,424)	129,468	(25,956)	(8,651)
Other operating income	8,204	(7,715)	489	163
Goodwill amortization	—	—	—	—

Income (loss) before financial items	472,703	(474,901)	(2,198)	(732)

Financial income (expenses), net	(86,349)	82,926	(3,423)	(1,141)
Nonoperating income (expenses), net	(34,160)	34,164	4	1

Income (loss) before taxes on income and profit sharing	352,194	(357,811)	(5,617)	(1,872)

Income and social contribution taxes	(104,108)	100,626	(3,482)	(1,161)
Deferred income and social contribution taxes	22,678	(22,678)	—	—
Income (loss) before profit sharing and equity in affiliates	270,764	(279,863)	(9,099)	(3,033)

Equity in affiliates	24,324	(24,324)	—	—
Profit sharing	(7,867)	7,797	(70)	(23)
Minority interest	(122,981)	122,981	—	—

NET PRO FORMA INCOME (LOSS) UNDER BRAZILIAN GAAP	164,240	(173,409)	(9,169)	(3,056)

PRO FORMA RECONCILIATION TO U.S. GAAP
NET PRO FORMA INCOME (LOSS) UNDER BRAZILIAN GAAP	164,240	(173,409)	(9,169)	(3,056)
Inflation accounting	(2,673)	2,499	(174)	(58)
Different criteria for:
Deferred charges	(3,954)	3,954	—	—
Other individually insignificant adjustments	(3,973)	3,973	—	—
Post-employment benefits adjustment	(5,822)	3,522	(2,300)	(767)
Fair value of guarantees under FIN45	96	(0)	96	32
IPQ’s business acquisition by IQ in 1998	21,322	(21,322)	—	—
COPESUL’s business acquisition by IPQ in 2000	(1,199)	1,199	—	—
IPQ’s business acquisition by IQ in 2003	6,041	(6,041)	—	—
IPQ’s business acquisition by IQ in 2006	47,925	(47,925)	—	—
Different criteria for investments in affiliated companies (DPPI )—Reversal of equity pick-up	(7,316)	7,316	—	—
U.S GAAP adjustments on net income of COPESUL	(50,606)	50,606	—	—
Valuation allowance for deferred taxes	(76,245)	76,245	—	—
U.S GAAP adjustments on net income of CBPI	(10,464)	10,464	—	—
Accounting for warrants purchased by the Company	(38,493)	38,493	—	—
Deferred tax effects	109,508	—	810	270
Minority interest	(14,359)	14,359	—	—

NET PRO FORMA INCOME (LOSS) UNDER U.S. GAAP	134,028	(36,067)	(10,737)	(3,579)

a)	Reflects RPI and Subsidiaries’ Statement of Income for the year ended December 31, 2006, which includes the consolidation of the petrochemical business and equity in DPPI. See Annex F1 for RPI’s consolidated financial statements.

b)	Reflects the elimination of results obtained from the petrochemical and fuel and lubricant distribution businesses for the year ended December 31, 2006

c)	Reflects the Statement of Income of RPI’s oil refining business for the year ended December 31, 2006. See Annex F4 for RPI’s carve-out financial statements.

4. Pro Forma Adjustments under Brazilian GAAP

i)	Offering of unsecured debentures

To finance part of the Ipiranga Group Acquisition, on April 11, 2007 Ultrapar completed the second offering of unsecured debentures in the aggregate principal amount of R$890 million. The debentures have a term of one year, and a coupon rate of 102.5% of the CDI.

For purposes of the unaudited pro forma financial information, the debentures were considered issued at January 1, 2006. Consequently, the unaudited pro forma financial information includes interests related to these series in the amount of R$134,497 for the year ended December 31, 2006.

This adjustment is presented in the “pro forma adjustments before the Share Exchange” column.

ii)	Equity in subsidiaries

Goodwill amortization related to the acquisition of DPPI and RPI under Brazilian GAAP

Under Brazilian GAAP, the acquisition of DPPI and RPI is recorded based on the historical values of their assets and liabilities and the difference between the historical carrying value of net assets and the purchase price is recorded as goodwill. Minority interest is presented separately. For purposes of the unaudited pro forma statement of income the goodwill is being amortized in ten years, resulting in amortization of R$80,291 for the year ended December 31, 2006.

For purposes of the unaudited pro forma financial information, goodwill was determined as follows:

R$
—Amount relating to the acquisition of voting shares	890,000
—Amount relating to the acquisition of non-voting shares	986,000

Purchase price of DPPI, CBPI and RPI, net of the assets to be transferred to Petrobras and Braskem	1.876,000
Proportional equity of DPPI, CBPI and RPI as of January 1, 2006, net of the assets to be transferred to Petrobras and Braskem	(1,073,093)

Estimated goodwill under Brazilian GAAP	802,907

The table below shows the movements in the goodwill balance:

R$
Balance as of January 1, 2006	802,907
Amortization for the year ended December 31, 2006	(80,291)

Balance as of December 31, 2006	722,616

This adjustment for the voting shares is presented under “pro forma adjustments before the Share Exchange” and for the non-voting shares under “pro forma adjustments related to the Share Exchange”.

iii)	Deferred income tax effects

Reflects the income tax effects of the pro forma adjustments commented above.

iv)	Minority interest

No minority interest will remain in DPPI, CBPI and RPI after the Share Exchange. This adjustment is presented in the “pro forma adjustments related to the Share Exchange” column.

5. Pro Forma Adjustments under U.S. GAAP:

i)	Under U.S. GAAP the acquisition of DPPI and RPI was accounted for under the purchase method as follows:

R$
Cost of acquisition	1,876,000
Proportional net equity (at fair value) of DPPI as of January 1, 2006	(1,250,994)
Proportional net equity (at fair value) of RPI as of January 1, 2006	(50,006)

Estimated DPPI and RPI goodwill under U.S. GAAP	575,000

Goodwill under U.S. GAAP will be tested for impairment on an annual basis. As a consequence, the reconciliation between Brazilian GAAP and U.S. GAAP refers to the elimination of Brazilian GAAP goodwill amortization. The corresponding reconciling item for the voting shares is presented under “pro forma adjustments before the Share Exchange” and for the non-voting shares under “pro forma adjustments related to the Share Exchange”.

ii)	Other Pro Forma Adjustments to the Reconciliation of Net Income from Brazilian GAAP to U.S. GAAP

The reconciling items between Brazilian GAAP and U.S. GAAP and the accompanying references as they relate to Ultrapar, DPPI and RPI are described in the notes to the respective consolidated financial statements, included elsewhere in this Prospectus or by reference.

iii)	Deferred income tax effects

Reflects the income tax effects of the pro forma adjustments commented above.

iv)	Minority interest

No minority interest will remain in DPPI, CBPI and RPI after the Share Exchange as these Target Companies will become wholly owned subsidiaries of Ultrapar. This adjustment is presented in the “pro forma adjustments related to the Share Exchange” column.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF RIPI

Following is selected consolidated financial data from RIPI’s audited consolidated annual financial statements, for the periods indicated. You should read this selected financial data in conjunction with RIPI’s consolidated financial statements and related notes included in this prospectus. See “Where You Can Find More Information” on page 148.

RIPI’s consolidated financial statements are prepared in Brazilian reais in accordance with accounting practices adopted in Brazil, which differ in certain material respects from accounting principles generally accepted in the United States of America, or U.S. GAAP. For a summary of the differences between the accounting practices adopted in Brazil and U.S. GAAP, see Note 25 to RIPI’s consolidated financial statements included in this prospectus. For further information concerning the preparation and presentation of the financial information contained in RIPI’s consolidated financial statements, see Note 2 to RIPI’s consolidated financial statements included in this prospectus.

The following table presents RIPI’s selected financial information at the dates and for each of the periods indicated in Brazilian GAAP, and U.S. GAAP where indicated. The consolidated balance sheet information as of December 31, 2006 and 2005 and the consolidated statements of income, cash flows, changes in financial position and changes in shareholders’ equity for the years ended December 31, 2006, 2005 and 2004 are derived from RIPI’s audited consolidated financial statements included in this prospectus.

Consolidated Income Statement	2006(1)	2006	2005	2004

	(in millions, except per share data)
	US$	R$	R$	R$
Gross sales and services	2,628.6	5,619.9	4,998.1	5,176.9
Taxes on sales and services, rebates, discounts and returns	(668.1)	(1,428.5)	(1,385.4)	(1,429.9)

Net Sales and Services	1,960.5	4,191.4	3,612.7	3,747.0
Cost of sales and services	(1,580.7)	(3,379.6)	(2,872.8)	(2,897.3)

Gross profit	379.8	811.8	739.9	849.7
Operating (expenses) income
Selling, general and administrative expenses	(162.4)	(347.3)	(304.8)	(303.2)
Other operating income, net	3.8	8.2	26.6	11.9

Total operating expenses	(158.6)	(339.1)	(278.2)	(291.3)

Operating income before financial items	221.2	472.7	461.7	558.4
Financial (expenses) income , net	(40.4)	(86.4)	(134.5)	(111.0)
Nonoperating (expenses) income, net	(15.9)	(34.1)	1.2	(0.2)

Income before income and social contribution taxes, equity in earnings (losses) of affiliated companies, employee statutory interest and minority interest	164.9	352.2	328.4	447.2
Income and social contribution taxes	(38.1)	(81.4)	(100.2)	(68.3)

Income before equity in earnings (losses) of affiliated companies and minority interest	126.8	270.8	228.2	378.9
Equity in earnings (losses) of affiliated companies	11.4	24.3	30.4	19.8

Consolidated Income Statement	2006(1)	2006	2005	2004

	(in millions, except per share data)
	US$	R$	R$	R$
Employees statutory interest	(3.7)	(7.9)	(7.1)	(6.4)
Minority interest	(57.5)	(123.0)	(113.2)	(176.4)

Net income	77.0	164.2	138.3	215.9

Net earnings per share	2.60	5.55	9.34	14.59

Dividends per common shares	0.27	0.57	1.25	1.03

Dividends per preferred shares	0.29	0.62	1.38	1.14

U.S. GAAP:
Net income	—	134.0	338.1	—
Basic earnings per common share	—	4.25	10.71	—
Diluted earnings per common share	—	4.10	10.65	—
Basic earnings per preferred share	—	4.67	11.78	—
Diluted earnings per preferred share	—	4.51	11.72	—
Depreciation and amortization	—	145.0	167.4	—

(1)	Real amounts for December 31, 2006 have been converted into U.S. dollars using the exchange rate of US$1.00 = R$2.138, which is the commercial rate reported by the Central Bank on such date. This information is presented solely for the convenience of the reader.

	As of December 31,
Consolidated Balance Sheet	2006(1)	2006	2005	2004
	US$	R$	R$	R$
Current assets
Cash and cash equivalents	42.9	91.8	91.3	100.5
Short-term Investments	13.3	28.4	29.9	22.2
Related companies	11.0	23.5	11.2	11.1
Trade accounts receivable, net	210.3	449.6	186.7	358.1
Inventories	223.1	476.9	414.8	385.5
Recoverable Taxes	43.3	92.6	89.4	73.1
Other	49.1	105.0	52.6	91.7

Total current assets	593.0	1,267.8	875.9	1,042.9

Long-term assets
Trade accounts receivable, net	1.3	2.8	0.2	44.5
Long term investments	0.1	0.2	0.3	3.4
Related companies	—	—	0.1	—
Deferred income and social contribution taxes	65.8	140.7	109.7	117.4
Recoverable Taxes	70.8	151.3	130.8	33.2
Other	9.4	20.0	20.7	19.2

Total long-term assets	147.4	315.0	261.8	217.7

Permanent assets
Investments	156.5	334.7	334.7	289.7
Property, plant, equipment and intangible assets, net	467.4	999.4	1,017.7	1,036.7
Deferred charges, net	8.5	18.2	16.3	19.3

Total permanent assets	632.4	1,352.3	1,368.7	1,345.7

TOTAL ASSETS	1,372.8	2,935.1	2,506.4	2,606.3

	As of December 31,
Consolidated Balance Sheet	2006(1)	2006	2005	2004
	US$	R$	R$	R$

Current liabilities
Loans, financing and debentures	97.8	209.0	333.9	501.0
Trade accounts payable	330.5	706.6	510.5	476.6
Payroll and related charges	18.4	39.4	32.8	—
Provision for post-employment benefits	1.9	4.1	4.2	6.8
Taxes Payable	27.6	59.0	38.3	114.7
Related companies	42.6	91.0	16.4	1.6
Dividends payable	44.2	94.5	22.4	16.3
Other Taxes and Contributions—contingent liabilities	4.7	10.0	1.6	1.3
Other	16.8	36.0	63.0	81.0

Total current liabilities	584.5	1,249.6	1,023.1	1,234.8

Long-term liabilities
Loans, financing and debentures	326.5	698.0	710.0	829.9
Other Taxes and Contributions – contingent liabilities	5.5	11.8	3.8	2.5
Provision for post-employment benefits	22.1	47.3	49.7	62.7
Other	34.8	74.3	77.3	62.7

Total long-term liabilities	388.9	831.4	840.8	957.8
TOTAL LIABILITIES	973.4	2,081.0	1,863.9	2,192.6

Minority Interest	130.7	279.5	214.1	103.8

Stockholder’s equity
Capital	170.7	365.0	180.0	180.0
Revaluation reserve	2.9	6.2	6.2	6.2
Reserves and retained earnings	95.1	203.4	242.2	123.7

TOTAL STOCKHOLDER’S EQUITY	268.7	574.6	428.4	309.9

TOTAL LIABILITIES STOCKHOLDER’S EQUITY	1,372.8	2,935.1	2,506.4	2,606.3
U.S. GAAP
Total assets	—	2,856.5	2,463.9	—
Total stockholders’ equity	—	772.9	655.5	—

(1)	Real amounts for December 31, 2006 have been converted into U.S. dollars using the exchange rate of US$1.00 = R$2.138, which is the commercial rate reported by the Central Bank on such date. This information is presented solely for the convenience of the reader.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF DPPI

Following is selected consolidated financial data from DPPI’s audited consolidated annual financial statements, for the periods indicated. You should read this selected financial data in conjunction with DPPI’s consolidated financial statements and related notes included in this prospectus. See “Where You Can Find More Information” on page 148.

DPPI’s consolidated financial statements are prepared in Brazilian reais in accordance with accounting practices adopted in Brazil, which differ in certain material respects from accounting principles generally accepted in the United States of America, or U.S. GAAP. For a summary of the differences between the accounting practices adopted in Brazil and U.S. GAAP, see Note 25 to DPPI’s consolidated financial statements included in this prospectus. For further information concerning the preparation and presentation of the financial information contained in DPPI’s consolidated financial statements, see Note 2 to DPPI’s consolidated financial statements included in this prospectus.

The following table presents DPPI’s selected financial information at the dates and for each of the periods indicated in Brazilian GAAP, and U.S. GAAP where indicated. The consolidated balance sheet information as of December 31, 2006 and 2005 and the consolidated statements of income, cash flows, changes in financial position and changes in shareholders’ equity for the years ended December 31, 2006, 2005 and 2004 are derived from DPPI’s audited consolidated financial statements included in this prospectus.

Consolidated Income Statement	2006(1)	2006	2005	2004
	(in millions, except per share data)
	US$	R$	R$	R$
Gross sales and services	12,329.7	26,360.8	23,471.7	19,698.2
Taxes on sales and services, rebates, discounts and returns	(302.2)	(646.0)	(714.2)	(586.6)

Net Sales and Services	12,027.5	25,714.8	22,757.5	19,111.6
Cost of sales and services	(11,426.8)	(24,430.5)	(21,533.9)	(18,009.9)

Gross profit	600.7	1,284.3	1,223.6	1,101.7
Operating (expenses) income
Selling, general and administrative expenses	(436.1)	(932.4)	(881.1)	(772.7)
Other operating income, net	10.9	23.2	62.7	12.7

Total operating expenses	(425.2)	(909.2)	(818.4)	(760.0)

Operating income before financial items	175.5	375.1	405.2	341.7
Financial (expenses) income , net	(3.6)	(7.7)	40.8	15.3
Nonoperating (expenses) income, net	14.1	30.1	26.6	(11.1)

Income before income and social contribution taxes, equity in earnings (losses) of affiliated companies and minority interest	186.0	397.5	472.6	345.9
Income and social contribution taxes	(22.5)	(48.1)	(99.7)	(70.4)

Income before equity in earnings (losses) of affiliated companies, employee statutory interest and minority interest	163.5	349.4	372.9	275.5
Equity in earnings (losses) of affiliated companies	39.7	84.9	72.4	127.8
Employees statutory interest	(7.6)	(16.3)	(16.7)	(12.7)
Minority interest	(120.3)	(257.1)	(258.8)	(252.6)

Net income	75.3	160.9	169.8	138.0

Consolidated Income Statement	2006(1)	2006	2005	2004
	(in millions, except per share data)
	US$	R$	R$	R$
Net earnings per share	2.35	5.03	10.61	8.63

Dividends per common shares	0.89	1.91	4.13	3.28

Dividends per preferred shares	0.98	2.10	4.55	3.61

U.S. GAAP:
Net income	—	109.1	101.5	—
Basic and diluted earnings per common share	—	3.20	2.97	—
Basic and diluted earnings per preferred share	—	3.52	3.27	—
Depreciation and amortization	—	113.7	127.6	—

(1)	Real amounts for December 31, 2006 have been converted into U.S. dollars using the exchange rate of US$1.00 = R$2.138, which is the commercial rate reported by the Central Bank on such date. This information is presented solely for the convenience of the reader.

	As of December 31,
Consolidated Balance Sheet	2006(1)	2006	2005	2004
	(in millions, where indicated)
	US$	R$	R$	R$
Current assets
Cash and cash equivalents	54.4	116.3	52.9	130.6
Related companies	28.6	61.2	2.1	4.9
Trade accounts receivable, net	568.8	1,216.1	1,152.5	975.6
Inventories	231.3	494.6	437.4	404.6
Recoverable Taxes	32.7	70.0	43.1	53.2
Other	38.3	81.7	55.6	56.7

Total current assets	954.1	2,039.9	1,743.6	1,625.6

Long-term assets
Trade accounts receivable, net	87.5	187.0	167.0	148.6
Long term investments	39.8	85.0	—	—
Related companies	36.3	77.7	336.4	254.8
Deferred income and social contribution taxes	22.2	47.5	51.9	52.0
Recoverable Taxes	1.4	3.0	9.5	7.6
Other	30.0	64.1	64.7	55.9

Total long-term assets	217.2	464.3	629.5	518.9

Permanent assets
Investments	117.7	251.6	252.1	178.3
Property, plant, equipment and intangible assets, net	420.6	899.3	843.3	800.4
Deferred charges, net	0.2	0.5	1.2	0.8

Total permanent assets	538.5	1,151.4	1,096.6	979.5

TOTAL ASSETS	1,709.8	3,655.6	3,469.7	3,124.0

Current liabilities
Loans, financing and debentures	67.2	143.6	289.7	181.9
Trade accounts payable	237.9	508.8	567.3	549.7
Payroll and related charges	51.2	109.4	113.9	59.2
Provision for post-employment benefits	3.3	7.2	3.4	13.7
Taxes Payable	26.1	55.8	78.9	64.7
Related companies	2.0	4.4	2.0	7.1
Dividends payable	—	—	—	50.9
Other Taxes and Contributions - contingent liabilities	16.6	35.4	38.1	32.6
Other	9.3	20.0	21.3	64.9

Total current liabilities	413.6	884.6	1,114.6	1,024.8

	As of December 31,
Consolidated Balance Sheet Data	2006(1)	2006	2005	2004
	(in millions, where indicated)
	US$	R$	R$	R$
Long-term liabilities
Loans, financing and debentures	278.2	594.8	424.8	409.5
Other Taxes and Contributions—contingent liabilities	27.6	59.0	57.0	20.7
Provision for post-employment benefits	36.2	77.4	90.1	125.6
Other	3.5	7.4	8.3	20.7

Total long-term liabilities	345.5	738.6	580.2	576.5
TOTAL LIABILITIES	759.1	1,623.2	1,694.8	1,601.3
Minority Interest	574.6	1,228.4	1,066.5	913.6

Stockholder’s equity
Capital	259.6	555.0	305.0	265.0
Capital reserve	—	—	—	0.1
Reserves and retained earnings	116.5	249.0	403.4	344.0

TOTAL STOCKHOLDER’S EQUITY	376.1	804.0	708.4	609.1

TOTAL LIABILITIES STOCKHOLDER’S EQUITY	1,709.8	3,655.6	3,469.7	3,124.0
U.S. GAAP:
Total assets	—	3,710.4	3,528.9	—
Total stockholders’ equity	—	849.0	767.1	—

(1)	Real amounts for December 31, 2006 have been converted into U.S. dollars using the exchange rate of US$1.00 = R$2.138, which is the commercial rate reported by the Central Bank on such date. This information is presented solely for the convenience of the reader.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CBPI

Following is selected consolidated financial data from CBPI’s audited consolidated annual financial statements, for the periods indicated. You should read this selected financial data in conjunction with CBPI’s consolidated financial statements and related notes included in this prospectus. See “Where You Can Find More Information” on page 148.

CBPI’s consolidated financial statements are prepared in Brazilian reais in accordance with accounting practices adopted in Brazil, which differ in certain material respects from accounting principles generally accepted in the United States of America, or U.S. GAAP. For a summary of the differences between the accounting practices adopted in Brazil and U.S. GAAP, see Note 25 to CBPI’s consolidated financial statements included in this prospectus. For further information concerning the preparation and presentation of the financial information contained in CBPI’s consolidated financial statements see Note 2 to CBPI’s consolidated financial statements included in this prospectus.

The following table presents CBPI’s selected financial information at the dates and for each of the periods indicated in Brazilian GAAP, and U.S. GAAP where indicated. The consolidated balance sheet information as of December 31, 2006 and 2005 and the consolidated statements of income, cash flows, changes in financial position and changes in shareholders’ equity for the years ended December 31, 2006, 2005 and 2004 are derived from CBPI’s audited consolidated financial statements included in this prospectus.

Consolidated Income Statement	2006(1)	2006	2005	2004

	(in millions of U.S. dollars or reais, where indicated, except per share data)
	US$	R$
Gross sales and services	10,656.2	22,783.0	20,104.5	16,769.1
Taxes on sales and services, rebates, discounts and returns	(260.9)	(557.9)	(628.0)	(520.7)

Net Sales and Services	10,395.3	22,225.1	19,476.5	16,248.4
Cost of sales and services	(9,889.1)	(21,143.0)	(18,450.1)	(15,336.5)

Gross profit	506.2	1,082.1	1,026.4	911.9
Operating (expenses) income
Selling, general and administrative expenses	(370.4)	(791.9)	(758.8)	(659.5)
Other operating income, net	9.1	19.5	49.8	5.6

Total operating expenses	(361.3)	(772.4)	(709.0)	(653.9)

Operating income before financial items	144.9	309.7	317.4	258.0
Financial (expenses) income , net	(11.7)	(25.1)	22.2	6.3
Nonoperating (expenses) income, net	1.7	3.7	(2.9)	(12.4)

Income before income and social contribution taxes, equity in earnings (losses) of affiliated companies and employee statutory interest	134.9	288.3	336.7	251.9
Income and social contribution taxes	(16.4)	(35.0)	(69.2)	(51.2)

Income before equity in earnings (losses) of affiliated companies and employee statutory interest	118.5	253.3	267.5	200.7
Equity in earnings (losses) of affiliated companies	39.7	84.9	72.4	127.8
Employees statutory interest	(6.9)	(14.7)	(14.4)	(10.6)

Net income	151.3	323.5	325.5	317.9

Consolidated Income Statement	2006(1)	2006	2005	2004

	(in millions of U.S. dollars or reais, where indicated, except per share data)
	US$	R$
Net earnings per share	1.43	3.05	6.14	6.00

Dividends per common shares	0.49	1.05	2.34	1.96

Dividends per preferred shares	0.54	1.16	2.58	2.15

U.S. GAAP:
Net income	—	219.1	398.2	—
Basic and diluted earnings per common share	—	1.94	3.52	—
Basic and diluted earnings per preferred share	—	2.13	3.88	—
Depreciation and amortization	—	113.2	108.1	—

(1)	Real amounts for December 31, 2006 have been converted into dollar using the exchange rate of US$1.00 = R$2.138, which is the commercial rate reported by the Central Bank on such date. This information is presented solely for the convenience of the reader.

	As of December 31,
Consolidated Balance Sheet	2006(1)	2006	2005	2004
	US$	R$
Current assets
Cash and cash equivalents	42.0	89.9	20.6	102.2
Related companies	7.3	15.7	4.4	6.4
Trade accounts receivable, net	491.3	1,050.5	984.6	840.7
Inventories	199.1	425.6	384.8	338.2
Recoverable Taxes	25.7	55.0	40.4	46.0
Other	32.7	69.6	47.1	49.7

Total current assets	798.1	1,706.3	1,481.9	1,383.2

Long-term assets
Trade accounts receivable, net	74.6	159.6	139.4	122.0
Long term investments	27.0	57.8	—	—
Related companies	15.2	32.6	128.9	107.2
Deferred income and social contribution taxes	16.9	36.2	42.1	38.9
Recoverable Taxes	1.4	3.0	3.4	—
Other	26.6	56.5	56.2	51.2

Total long-term assets	161.7	345.7	370.0	319.3

Permanent assets
Investments	117.4	251.1	251.6	177.9
Property, plant, equipment and intangible assets, net	336.1	718.6	671.6	637.6
Deferred charges, net	0.3	0.6	1.2	0.8

Total permanent assets	453.8	970.3	924.4	816.3

TOTAL ASSETS	1,413.6	3,022.3	2,776.3	2,518.8

Current liabilities
Loans, financing and debentures	53.9	115.2	228.3	116.4
Trade accounts payable	221.4	473.3	508.1	491.0
Payroll and related charges	32.1	68.7	67.8	54.9
Provision for post-employment benefits	2.2	4.8	1.7	11.1
Recoverable Taxes	23.7	50.6	68.6	60.5

	As of December 31,
Consolidated Balance Sheet	2006(1)	2006	2005	2004
	US$	R$
Related companies	0.5	1.1	1.1	0.8
Dividends payable	—	—	—	41.5
Other Taxes and Contributions—contingent liabilities	15.2	32.4	33.8	29.2
Other	20.0	42.6	51.2	52.8

Total current liabilities	369.0	788.7	960.6	858.2

Long-term liabilities
Loans, financing and debentures	263.1	562.6	341.8	371.7
Other Taxes and Contributions—contingent liabilities	27.6	59.0	57.0	20.8
Provision for post-employment benefits	22.7	48.6	59.8	90.7
Other	3.8	8.2	6.8	20.7

Total long-term liabilities	317.2	678.4	465.4	503.9

TOTAL LIABILITIES	686.2	1,467.1	1,426.0	1,362.1

Stockholder’s equity
Capital	479.4	1,025.0	580.0	450.0
Capital reserve	0.3	0.6	0.6	129.2
Reserves and retained earnings	247.7	529.6	769.7	577.5

TOTAL STOCKHOLDER’S EQUITY	727.4	1,555.2	1,350.3	1,156.7

TOTAL LIABILITIES STOCKHOLDER’S EQUITY	1,413.6	3,022.3	2,776.3	2,518.8

U.S. GAAP
Total assets	—	3,039.5	2,805.9	—
Total stockholders’ equity	—	1,718.3	1,560.7	—

(1)	Real amounts for December, 2006 have been converted into dollars using the exchange rate of US$1.00 = R$2.138, which is the commercial rate reported by the Central Bank on such date. This information is presented solely for the convenience of the reader.

COMPARATIVE PER SHARE FINANCIAL DATA

The following table sets forth for the Ultrapar, RIPI, DPPI and CBPI preferred shares certain historical, pro forma and pro forma-equivalent per share financial information. The pro forma and pro forma-equivalent per share information gives effect to the Transaction as if the Share Exchange had been effective on January 1, 2006, in the case of the basic earnings, diluted earnings and dividends data. The pro forma data in the tables assume that the Transaction is accounted for using the purchase method of accounting and represents a current estimate based on available information of the Combined Company’s results of operations. The information in the following table is based on, and should be read together with, the financial information included in this prospectus and in our 2006 Form 20-F, which has been previously filed with the SEC. See “Where You Can Find More Information” on page 148.

The Transaction is anticipated to provide Ultrapar with financial benefits that include reduced operating expenses and revenue enhancement opportunities. While the pro forma information is helpful in illustrating Ultrapar’s financial performance under one set of assumptions, it does not reflect the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors, that may result as a consequence of the Transaction and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of Ultrapar following the Transaction would have been had the companies been combined during these periods. Following the closing of the SPA on April 18, 2007, whereby Ultrapar acquired a controlling interest in the Target Companies, Ultrapar has included in its consolidated financial statements, retroactively to the beginning of the second quarter of 2007, the portion of the Target Companies’ financial results that Ultrapar will retain following completion of the Transaction.

	Year Ended December 31, 2006		Year Ended December 31, 2006
	(under BR GAAP)		(under U.S. GAAP)
Ultrapar—Historical (per preferred share)
Basic earnings	R$3.55		R$3.46
Diluted earnings	R$3.55		R$3.46
Dividends, gross	R$1.78		R$1.78
Book value	R$23.77		R$23.02
Ultrapar Pro Forma (per preferred share)
Basic earnings	R$3.46		R$2.98
Diluted earnings	R$3.46		R$2.98
Dividends, gross	R$1.78		R$1.78
Book value	N.A.	(4)	N.A.	(4)
RIPI—Historical (per preferred share)
Basic earnings	R$5.55		R$4.67
Diluted earnings	R$5.55		R$4.51
Dividends, gross	R$0.62		R$0.62
Book value	R$19.41		R$26.11

	Year Ended December 31, 2006	Year Ended December 31, 2006
	(under BR GAAP)	(under U.S. GAAP)
Pro Forma RIPI Equivalents (per preferred share) (1)
Basic earnings	R$2.83	R$2.76
Diluted earnings	R$2.83	R$2.76
Dividends, gross	R$1.42	R$1.42
Book value	N.A. (4)	N.A. (4)
DPPI—Historical (per preferred share)
Basic earnings	R$5.03	R$3.52
Diluted earnings	R$5.03	R$3.52
Dividends, gross	R$2.10	R$2.10
Book value	R$25.12	R$26.53
Pro Forma DPPI Equivalents (per preferred share) (2)
Basic earnings	R$2.27	R$2.22
Diluted earnings	R$2.27	R$2.22
Dividends, gross	R$1.19	R$1.14
Book value	N.A. (4)	N.A. (4)
CBPI—Historical (per preferred share)
Basic earnings	R$3.05	R$2.13
Diluted earnings	R$3.05	R$2.13
Dividends, gross	R$1.16	R$1.16
Book value	R$14.67	R$16.22
Pro Forma CBPI Equivalents (per preferred share) (3)
Basic earnings	R$1.49	R$1.45
Diluted earnings	R$1.49	R$1.45
Dividends, gross	R$0.74	R$0.74
Book value	N.A. (4)	N.A. (4)

(1)	RIPI equivalent pro forma combined share amounts are calculated by multiplying the Ultrapar pro forma combined per share amounts by the exchange ratio of 0.79850, representing the number Ultrapar shares that RIPI stockholders will receive in the Share Exchange for each share of RIPI common stock.

(2)	DPPI equivalent pro forma combined share amounts are calculated by multiplying the Ultrapar pro forma combined per share amounts by the exchange ratio of 0.64048, representing the number Ultrapar shares that DPPI stockholders will receive in the Share Exchange for each share of DPPI common stock.

(3)	CBPI equivalent pro forma combined share amounts are calculated by multiplying the Ultrapar pro forma combined per share amounts by the exchange ratio of 0.41846, representing the number Ultrapar shares that CBPI stockholders will receive in the Share Exchange for each share of CBPI common stock.

(4)	Not available.

COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

Share and Dividend Information

Trading History of Ultrapar’s Preferred Shares

Our preferred shares are listed on the BOVESPA stock exchange under the ticker symbol “UGPA4” and in the form of ADSs on the NYSE under the ticker symbol “UGP”. You will not receive any Ultrapar ADSs in connection with the Share Exchange.

The following table sets forth the high and low closing sales prices for Ultrapar’s preferred shares on the BOVESPA stock exchange for the periods indicated.

	São Paulo Stock Exchange
	High	Low	Volume(1)
	(in reais per preferred share)
2002	26.40	18.10	40,360
2003	37.70	21.95	39,398
2004	53.50	27.10	71,265
2005	48.60	31.70	79,784
2006	49.66	31.77	64,070
2007 (through September 27, 2007)	70.90	49.29	122,925

First quarter 2005	48.60	42.00	81,615
Second quarter 2005	45.90	40.00	95,090
Third quarter 2005	41.70	35.00	78,689
Fourth quarter 2005	39.00	31.70	64,515

First quarter 2006	39.20	31.80	73,065
Second quarter 2006	39.40	33.61	58,656
Third quarter 2006	39.19	31.77	55,730
Fourth quarter 2006	49.66	38.00	69,264

First quarter 2007	60.90	49.29	124,716
Second quarter 2007	65.31	58.89	132,400
Third quarter (through September 27, 2007)	70.90	61.00	111,689

March 2007	60.90	49.29	142,736
April 2007	65.31	60.80	146,885
May 2007	63.70	59.13	128,200
June 2007	64.65	58.89	122,535
July 2007	67.29	61.25	120,967
August 2007	67.87	61.00	78,735
September 2007 (through September 27)	70.90	65.15	142,972

(1)	Average daily trading volume in number of shares.

On September 27, 2007, the last reported closing sale price of Ultrapar’s preferred shares on BOVESPA stock exchange was R$70.90 (US$38.51) per share.

The following table sets forth the dividends per share distributed by us with respect to our preferred shares in the past two years. We declare and pay dividends and/or interest attributed to shareholders’ equity, pursuant to Brazilian corporate law and our bylaws. Our board of directors may approve the distribution of dividends and/or interest attributed to shareholders’ equity, calculated based on our annual or semi-annual financial statements or on financial statements relating to shorter periods. The amount of any distributions will depend on a series of factors, such as our financial condition, prospects, macroeconomic conditions, tariff adjustments, regulatory changes, growth strategies and other issues our board of directors and our shareholders may consider relevant.

For 2006 and 2005, we declared dividends to our shareholders (both common and preferred) in the amounts of R$144 million and R$157 million, corresponding to 51% and 53% of our net income for each period, respectively.

Year declared	Reais per preferred share	US$ per preferred share(1)
2005	1.94	0.83
2006	1.78	0.83

(1)	The amounts in reais have been converted into dollars using the exchange rates at each payment date.

Holders of our preferred shares are entitled to receive dividends declared by us solely from the date of the subscription and/or acquisition of such shares.

As of September 27, 2007, the most recent date for which it was practicable to obtain this information, there were approximately 1,300 registered holders of Ultrapar preferred shares.

Trading History of RIPI’s Preferred Shares

RIPI’s preferred shares are listed on BOVESPA stock exchange under the symbol “RIPI4.”

The following table sets forth the high and low closing sales prices for RIPI’s preferred shares on the BOVESPA stock exchange for the periods indicated.

	BOVESPA stock exchange (reais per preferred share)
	High	Low
2002	8.50	2.55
2003	10.35	1.93
2004	22.75	8.08
2005	29.50	20.13
2006	37.99	22.55
2007 (through September 27, 2007)	51.78	36.20

First quarter 2005	29.50	20.13
Second quarter 2005	29.50	22.76
Third quarter 2005	27.10	22.16
Fourth quarter 2005	26.85	21.30

First Quarter 2006	27.60	22.55
Second Quarter 2006	31.50	24.50
Third Quarter 2006	34.50	28.90
Fourth Quarter 2006	37.99	35.00

First Quarter 2007	47.50	36.20
Second Quarter 2007	49.40	43.98
Third Quarter 2007 (through September 27, 2007)	51.78	43.80

	BOVESPA stock exchange (reais per preferred share)
	High	Low
March 2007	47.50	38.40
April 2007	48.20	45.80
May 2007	47.91	43.98
June 2007	49.40	45.30
July 2007	49.80	46.49
August 2007	50.60	43.80
September 2007 (through September 27, 2007)	51.78	49.25

Source: BOVESPA stock exchange.

On September 27, 2007, the last reported closing sale price of RIPI’s preferred shares on the BOVESPA stock exchange was R$51.50 (US$27.99) per share.

The following table sets forth interest on shareholder’s equity paid by RIPI with respect to its preferred shares in the past two years. For 2006 and 2005, RIPI paid interest on shareholder’s equity to its preferred shareholders in the amounts of R$10 million and R$12 million, net of taxes, corresponding to 6% and 8% of its net income for each period, respectively.

Year declared	Reais per preferred share	US$ per preferred share(1)
2005	1.1724	0.5219
2006	0.4818	0.2523

(1)	The amounts in reais have been converted into dollars using the exchange rates at each payment date.

As of September 27, 2007, the most recent date for which it was practicable to obtain this information, there were approximately 1,800 registered holders of RIPI preferred shares.

Trading History of DPPI’s Preferred Shares

DPPI’s preferred shares are listed on BOVESPA stock exchange under the symbol “DPPI4.”

The following table sets forth the high and low closing sales prices for DPPI’s preferred shares on the BOVESPA stock exchange for the periods indicated.

	BOVESPA stock exchange (reais per preferred share)
	High	Low
2002	13.50	9.00
2003	12.75	7.00
2004	20.50	12.00
2005	22.10	16.01
2006	27.50	19.56
2007 (through September 27, 2007)	42.00	26.25

	BOVESPA stock exchange (reais per preferred share)
	High	Low
First Quarter 2005	22.10	19.75
Second Quarter 2005	20.10	16.50
Third Quarter 2005	20.50	16.01
Fourth Quarter 2005	20.25	18.00

First Quarter 2006	24.85	19.56
Second Quarter 2006	25.99	23.00
Third Quarter 2006	25.20	22.00
Fourth Quarter 2006	27.50	22.72

First Quarter 2007	38.01	26.25
Second Quarter 2007	40.52	36.47
Third Quarter 2007 (through September 27, 2007)	42.00	35.50

March 2007	38.01	30.66
April 2007	40.38	36.80
May 2007	40.00	36.47
June 2007	40.52	36.71
July 2007	42.00	38.20
August 2007	41.59	35.50
September 2007 (through September 27, 2007)	44.50	40.00

Source: BOVESPA stock exchange.

On September 27, 2007, the last reported closing sale price of DPPI’s preferred shares on the BOVESPA stock exchange was R$44.50 (US$24.18) per share.

The following table sets forth the interest on shareholder’s equity per share paid by DPPI with respect to its preferred shares in the past two years. For 2006 and 2005, DPPI paid interest on shareholder’s equity to its preferred shareholders in the amounts of R$39 million and R$42 million, net of taxes, corresponding to 24% and 25% of its net income for each period, respectively.

Year declared	Reais per preferred share	US$ per preferred share(1)
2005	3.97	1.82
2006	1.83	0.84

(1)	The amounts in reais have been converted into dollars using the exchange rates at each payment date.

As of September 27, 2007, the most recent date for which it was practicable to obtain this information, there were approximately 2,000 registered holders of DPPI preferred shares.

Trading History of CBPI’s Preferred Shares

CBPI’s preferred shares are listed on BOVESPA stock exchange under the symbol “PTIP4”

The following table sets forth the high and low closing sales prices for CBPI’s preferred shares on the BOVESPA stock exchange for the periods indicated.

	BOVESPA stock exchange (reais per preferred share)
	High	Low
2002	7.75	3.49
2003	7.15	3.31
2004	13.64	5.55
2005	17.50	10.08
2006	19.89	14.41
2007 (through September 27, 2007)	28.71	17.75

First Quarter 2005	17.50	13.50
Second Quarter 2005	13.95	10.08
Third Quarter 2005	13.65	10.25
Fourth Quarter 2005	14.50	11.51

First Quarter 2006	17.15	14.41
Second Quarter 2006	19.13	16.00
Third Quarter 2006	18.52	16.05
Fourth Quarter 2006	19.89	17.20

First Quarter 2007	25.15	17.75
Second Quarter 2007	26.31	23.51
Third Quarter 2007 (through September 27, 2007)	28.71	23.70

March 2007	25.15	20.56
April 2007	26.00	24.40
May 2007	26.31	23.51
June 2007	26.30	23.97
July 2007	27.41	24.03
August 2007	26.75	23.70
September 2007 (through September 27, 2007)	28.71	25.81

Source: BOVESPA stock exchange.

On September 27, 2007, the last reported closing sale price of CBPI’s preferred shares on the BOVESPA stock exchange was R$28.71 (US$15.60) per share.

The following table sets forth the interest on shareholder’s equity per share paid by CBPI with respect to its preferred shares in the past two years. For 2006 and 2005, CBPI paid interest on shareholder’s equity to its preferred shareholders in the amounts of R$70 million and R$79 million, net of taxes, corresponding to 22% and 24% of its net income for each period, respectively.

Year declared	Reais per preferred share	US$ per preferred share(1)
2005	2.25	0.95
2006	1.00	0.46

(1)	The amounts in reais have been converted into dollars using the exchange rates at each payment date.

As of September 27, 2007, the most recent date for which it was practicable to obtain this information, there were approximately 6,300 registered holders of CBPI preferred shares.

Market Information

The following table represents the closing sales prices of Ultrapar preferred shares and RIPI, DPPI and CBPI preferred shares (in reais and translated into U.S. dollars) on September 27, 2007, the last practicable date prior to the date of this document. The table also presents the equivalent value of the Share Exchange consideration per share of RIPI, DPPI and CBPI preferred stock on such date, calculated by multiplying the closing price of Ultrapar preferred shares on such date by the exchange ratio of 0.79850, 0.64048 and 0.41846, respectively, representing the number of Ultrapar preferred shares that RIPI, DPPI and CBPI preferred shareholders will receive in the Share Exchange for each share of RIPI, DPPI and CBPI preferred stock. Based on the closing price of RIPI, DPPI and CBPI preferred shares and Ultrapar preferred shares on the BOVESPA as of the close of business on September 27, 2007, the consideration to be paid to RIPI, DPPI and CBPI preferred shareholders in the Share Exchange represented an approximate 10%, 2% and 3% premium over the price of RIPI, DPPI and CBPI preferred shares on such date, respectively.

Date	Ultrapar Preferred Shares (reais)	Exchange Rate ($/R$)	Ultrapar Preferred Shares (U.S. dollars)	RIPI Preferred Shares (U.S. dollars)	Equivalent Per Share Value of RIPI Preferred Stock Exchange for Ultrapar Preferred Shares	DPPI Preferred Shares (U.S. dollars)	Equivalent Per Share Value of DPPI Preferred Stock Exchange for Ultrapar Preferred Shares	CBPI Preferred Shares (U.S. dollars)	Equivalent Per Share Value of CBPI Preferred Stock Exchange for Ultrapar Preferred Shares
September 27, 2007	70.90	1.8409	38.51	27.98	30.75	24.17	24.67	15.60	16.12

The information included in this prospectus concerning the trading history of Ultrapar’s preferred shares and RIPI, DPPI and CBPI’s preferred shares is presented solely for informational purposes. This information should not be viewed as indicative of future sales prices for either Ultrapar’s preferred shares or RIPI, DPPI or CBPI’s preferred shares on the BOVESPA stock exchange. You are urged to obtain current market quotations prior to making any decision with respect to the Share Exchange. The market price of Ultrapar, RIPI, DPPI and CBPI preferred shares will fluctuate between the date of this document and the completion of the Share Exchange. No assurance can be given concerning the market price of Ultrapar, RIPI, DPPI or CBPI preferred shares before or after the effective date of the Share Exchange.

Following the Share Exchange, Ultrapar preferred shares will continue to be traded on the BOVESPA stock exchange under the ticker symbol “UGPA4” and in the form of ADSs on the New York Stock Exchange under the symbol “UGP.”

EXCHANGE RATES

The following tables show, for the periods indicated, information concerning the exchange rate between the U.S. dollar and the real. This information is provided solely for your information and Ultrapar, RIPI, DPPI and CBPI do not represent that reais could be converted into U.S. dollars at these rates or at any other rate. These rates are not the rates used by Ultrapar, RIPI, DPPI or CBPI in the preparation of their consolidated financial statements incorporated by reference into, or included in, this document.

On September 27, 2007, the exchange rate for reais into U.S. dollars was R$1.841 to US$1.00, based on the commercial selling rate as reported by the Central Bank. The following table sets forth information on prevailing commercial foreign exchange selling rates for the periods indicated, as published by the Central Bank on its electronic information system, SISBACEN, using PTAX 800, Option 5.

Annual Data (Year Ended December 31,)	Average(1)
2002	2.998
2003	3.060
2004	2.917
2005	2.412
2006	2.177
2007 (through September 27, 2007)	1.985

(1)	Average of the foreign exchange rates on the last day of each month in the period.

Recent Monthly Data	High	Low
November 2006	2.187	2.135
December 2006	2.169	2.138
January 2007	2.156	2.125
February 2007	2.118	2.077
March 2007	2.139	2.050
April 2007	2.048	2.023
May 2007	2.031	1.929
June 2007	1.964	1.905
July 2007	1.918	1.845
August 2007	2.112	1.873
September 2007 (through September 27, 2007)	1.964	1.841

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this document, including the matters under the caption “Cautionary Statement Regarding Forward-Looking Statements” and the matters discussed under the caption “Risk Factors” included the Annual Report on Form 20-F, filed by Ultrapar for the year ended December 31, 2006, as updated by subsequently furnished Forms 6-K, you should carefully consider the following factors in deciding whether to exercise appraisal rights or take no action and receive Ultrapar preferred shares in connection with the Share Exchange.

The Share Exchange might not be completed and an alternative corporate reorganization of the Ipiranga businesses might be sought.

Minority shareholders might not agree with the exchange ratio under the Share Exchange and might challenge the assumptions underlying the valuation methodologies applied by Deutsche Bank in its report. Such shareholders have challenged the valuation report by filing complaints with the CVM and may also challenge the Share Exchange at the CVM or in Brazilian courts. Such complaints may cause interruptions and delays in the Share Exchange and in the completion of the Transaction as envisioned by Ultrapar. According to the Investment Agreement, a significant delay in the completion of the Transaction as originally planned entitles the parties to implement an alternative corporate reorganization of the Ipiranga businesses which would include, among other things, spin-offs of CBPI, DPPI and RIPI. See “The Transaction.” The alternative corporate reorganization selected may not provide you with the same economic benefits, as a holder of RIPI, DPPI or CBPI preferred shares, as you would receive in the Share Exchange.

The integration by Ultrapar of the operations of the Target Companies that will remain with Ultrapar may present significant challenges.

There is a significant degree of difficulty inherent in the process of integrating Ultrapar’s businesses with those of the Target Companies which will remain with Ultrapar following completion of the Transaction. These difficulties include:

•	the need to consolidate organizations with headquarters located in different cities;

•	the challenge of integrating the business cultures of the Target Companies with that of Ultrapar; and

•	the need to retain key officers and personnel of the Target Companies.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of Ultrapar and the Target Companies’ businesses. Ultrapar’s senior management team may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage the business of Ultrapar, service existing customers, attract new customers and develop new products or strategies. If Ultrapar’s senior management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, Ultrapar’s business could suffer. Ultrapar and the Target Companies cannot assure you that they will successfully or cost-effectively integrate the Target Companies and Ultrapar’s existing businesses. The failure to do so could have a material adverse effect on Ultrapar’s business, financial condition and results of operations following completion of the Transaction.

The Ultrapar securities you receive in the Share Exchange will represent an investment in a fundamentally different business from that in which you originally invested.

You will receive Ultrapar preferred shares for your preferred shares of RIPI, DPPI or CBPI in the Share Exchange. The Target Companies will be combined with Ultrapar following completion of the Transaction. This combined entity will operate in sectors where RIPI, DPPI and CBPI have not historically conducted their businesses and will be a fundamentally different company from RIPI, DPPI and CBPI, with different risks and potential liabilities.

The market price of Ultrapar preferred shares after the Share Exchange may be affected by factors different from those that currently affect the preferred shares of Ultrapar, RIPI, DPPI or CBPI.

The businesses of Ultrapar, RIPI, DPPI and CBPI differ in some respects, and, accordingly, the results of operations of the Combined Company following consummation of the Share Exchange and the market price of Ultrapar shares following the Share Exchange may be affected by factors different from those currently affecting the individual results of operations of each of Ultrapar, RIPI, DPPI or CBPI. For a discussion of the businesses of Ultrapar, RIPI, DPPI and CBPI and of certain factors to consider in connection with those businesses, see “Information About the Companies” on page 68 and the documents incorporated by reference in this document and referred to under “Where You Can Find More Information” on page 148.

The market price of Ultrapar RIPI, DPPI and CBPI’s preferred shares is uncertain.

The exchange ratio in the Share Exchange is fixed, and there is no mechanism to adjust the exchange ratio in the event that the market price of the Ultrapar preferred shares declines. The trading market for RIPI, DPPI and CBPI preferred shares after the Share Exchange is approved by the requisite shareholders’ meetings may be severely impaired or disrupted. As a result, until the Share Exchange closes and you receive Ultrapar preferred shares, the liquidity of the RIPI, DPPI and CBPI preferred shares may decline and their volatility may increase. This could result in substantial fluctuations in the trading price for RIPI, DPPI and CBPI preferred shares.

The market price of Ultrapar, RIPI, DPPI and CBPI’s preferred shares may be adversely affected by arbitrage activities occurring prior to the completion of the Share Exchange.

The market price of RIPI, DPPI and CBPI preferred shares and Ultrapar preferred shares may be adversely affected by arbitrage activities occurring prior to the completion of the Share Exchange. These sales, or the prospects of such sales in the future, could adversely affect the market price for, and the ability to sell in the market, shares of RIPI, DPPI and CBPI preferred stock before the Share Exchange is completed and Ultrapar preferred shares before and after the Share Exchange is completed.

As a result of the Transaction, Ultrapar will assume certain liabilities of the Target Companies and will assume all the risks relating to those liabilities.

You should be aware that because Ultrapar will assume certain liabilities of the Target Companies as a result of the Share Exchange, certain existing known or unknown financial obligations, legal liabilities or other contingent liabilities or risks of the Target Companies will become the responsibility of Ultrapar. These liabilities could cause Ultrapar to be required to make payments, incur charges or take other actions that could adversely affect Ultrapar’s financial position and results of operations and the price of Ultrapar’s preferred shares.

If regulatory agencies impose conditions on approval of the Transaction, the anticipated benefits of the Transaction could be diminished.

While Ultrapar and the Target Companies intend to pursue vigorously all required governmental approvals and do not know of any reason why they would not be able to obtain the necessary approvals in a timely manner, if approvals are withheld, the benefits of the Transaction could be delayed, possibly for a significant period of time after the Acquiring Companies have approved the Transaction. In addition, if governmental agencies conditioned their approval of the Transaction on the imposition of conditions, Ultrapar’s operating results or the value of Ultrapar’s preferred stock could be adversely affected. Anticipated benefits of the Transaction that might not be realized include loss of revenue.

THE TRANSACTION

The following is a description of the material aspects of the Transaction. While Ultrapar, RIPI, DPPI and CBPI believe that the following description covers the material terms of the Transaction, the description may not contain all the information that is important to you. Ultrapar, RIPI, DPPI and CBPI encourage you to carefully read this entire document, and the Transaction Agreements incorporated herein by reference to Ultrapar’s 2006 Form 20-F, for a complete understanding of the Transaction.

Background of the Transaction

Ultrapar’s board of directors has from time to time engaged Ultrapar’s senior management in strategic discussions and has considered ways to continue growing and enhancing Ultrapar’s performance and prospects in light of competitive and other relevant developments. Ultrapar’s growth strategy has focused on organic expansion and acquisition opportunities in the businesses in which it operates or in complementary ones.

In September 2006, Ultrapar hired Estáter Assessoria Financeira Ltda. to advise and help it to evaluate the Target Companies, conduct the discussions with the Key Shareholders, structure the Transaction and prepare a binding offer. We also hired Machado, Meyer, Sendacz e Opice Advogados as our Brazilian legal counsel and Davis Polk & Wardwell as our U.S. legal counsel. In parallel, we engaged in conversations with Braskem and Petrobras that led to the execution of the Investment Agreement based upon such companies’ interests in keeping the Ipiranga Group’s Petrochemical Business and part of its fuel distribution business. As RIPI, DPPI and CBPI are publicly traded companies on the BOVESPA, the per share purchase price included in the SPA was prepared based on public information and the binding offer was delivered on that basis.

On March 15, 2007, Ultrapar’s board of directors approved (i) a binding offer for the purchase of the shares of the Target Companies owned by the Key Shareholders and (ii) the execution by Ultrapar’s executive officers of all documents related to the Transaction.

The offer was presented to the Key Shareholders on March 17, 2007 and accepted on March 18, 2007. The Share Purchase Agreement and other related documents were executed on March 18, 2007, and the Transaction was announced in press releases issued by Ultrapar, Braskem, Petrobras, and the Target Companies on March 19, 2007.

Ultrapar’s Reasons for the Transaction

Introduction

Through the Transaction, Ultrapar is participating in an important step in the reorganization and consolidation of sectors that are fundamental to the growth of the Brazilian economy.

The Ipiranga Group, one of Brazil’s largest and most well-established corporate conglomerates, operated in the same segments as Petrobras, Ultrapar and Braskem. In 2006, the Ipiranga Group was Brazil’s second-largest fuel distributor, with a network of 4,240 service stations. It also had a significant share of the petrochemical market, with the production of 650,000 tons of petrochemical resins through IPQ, and shared joint control with Braskem of Copesul, a naphtha-based cracker located in the southern petrochemical complex, in the state of Rio Grande do Sul. The consolidated net revenues of the Ipiranga Group in 2006 amounted to R$31 billion, with EBITDA of R$1 billion and net income of R$534 million.

Following the Transaction, Ultrapar, already the largest LPG distributor in Brazil, became the second-largest group in the fuel distribution business in Brazil, with approximately 15% market share. Ultrapar believes that fuel distribution is a natural extension of LPG distribution because it has similar profitability drivers: logistics efficiency, management of a dealer network and leveraging a renowned brand. Fuel consumption is growing in Brazil, mainly due to increased national income and credit availability.

Operational growth—already the leader in LPG market, Ultrapar became the second largest fuel distribution company in Brazil, with a market share of approximately 15%

The acquisition of the Ipiranga Group allowed Ultrapar to expand its operations in the oil-based fuel distribution business. Operating in Brazil since 1937, Ultragaz introduced LPG for domestic cooking and has become the Brazilian market leader in LPG, with a 24% market share. As a result of Ultragaz’ leadership position and the worldwide LPG market’s maturity, Ultrapar feels that increasing its portfolio of products is important and fuel distribution is a natural extension of its LPG business. After closing of the SPA, in addition to being Brazil’s leading LPG distributor, Ultrapar has become Brazil’s second largest distributor of fuels and lubricants, with a market share of approximately 15%.

Larger operating scale and administrative benefits

Ipiranga’s fuel distribution business has a strong operational track record with a solid business model and operating performance. However, Ipiranga was burdened by a complex shareholder structure that led to delays in decision making and high administrative costs due to the need to maintain a large administrative structure supporting its controlling shareholders. In addition to reducing administrative expenses, we believe there are other opportunities to benefit from the Transaction, such as in procurement, from the complementary client portfolios of Ipiranga and Ultragaz and by leveraging businesses related to ethanol trade and logistics that involve Ipiranga, Oxiteno and Ultracargo.

Combination of efficiencies, logistics and resale management know-how

We believe that our expertise in logistics efficiency and the management of our dealer network that we have applied at Ultragaz will be complemented by Ipiranga’s know-how for maximizing efficiency and profitability.

Ultrapar will have two major brands for oil by-products distribution

Ipiranga is considered one of the most respected brands in Brazil and Ultragaz similarly has high brand recognition. We believe such brands are associated with quality, safety and efficiency. These brands’ reputations, combined with Ultrapar’s ability to invest, positions Ultrapar to benefit from growth opportunities through the supply of high-quality products and services and the introduction of new services and distribution channels.

Accelerate investments in the growth of Ipiranga’s operations

Strengthening for future expansion.    Ultrapar intends to use its efficient decision-making processes together with its solid financial position to leverage investment through Ipiranga and to thereby accelerate expansion through organic growth and acquisitions, in order to strengthen its market share in the regions it operates and to expand further into the rest of Brazil.

Potential growth in Brazilian consumption.     Recent economic indicators have shown a rise in employment levels and improved Brazilian national income. This, together with greater credit availability, has resulted in record levels of vehicle sales in the first half of 2007 (growth of 25.7% if compared to 2006) and consequently an increased demand for fuel. Despite record car sales, however, Brazil’s current fleet is small compared to other Latin American countries, with 8.4 inhabitants per vehicle, whereas Argentina and Mexico have 5.5 inhabitants per vehicle.

Based on the current expansion in the economy and credit availability, together with the low ratio of inhabitants per vehicle, Ultrapar believes the outlook for increased Brazilian fuel consumption is positive for the coming years.

Potential growth in the biofuel market.    A highlight of the Brazilian automotive sector’s growth in 2007 was flex-fuel vehicles. In the last three years this category represented approximately 12% of Brazil’s fleet.

Ultrapar believes that use of flex-fuel vehicles comes from the competitiveness of ethanol prices compared to gasoline as a result of strong investments in ethanol production in Brazil. Ultrapar expects a large increase in the demand for ethanol, provided that a high level of foreign and domestic investment is made in sugar cane production, which would increase the availability of ethanol and lower production costs.

Consistently strong financial position.    Ultrapar has a consistent track record of growth focused on fiscal discipline. In part as a result of its solid financial position, Standard & Poor’s assigned the company a credit rating of brAA+ on a national scale (equivalent to Brazilian sovereign risk) and BB+ on a global scale, one grade below investment grade, which ratings were reassigned after the announcement of the Transaction. Ultrapar’s strong financial position allows it to increase its investments without compromising its solid financial position.

In connection with the Transaction, we increased our debt in order to acquire the Ipiranga Group securities owned by the Key Shareholders. Following completion of the Transaction and our receipt of funds from Petrobras and Braskem as payment for the Target Company assets distributed to each company, we expect to repay our debt incurred in connection with the Transaction with cash received from Petrobras and Braskem.

The Key Shareholders’ Reasons for the Transaction

Ultrapar acquired a controlling interest in the common shares of the Target Companies in connection with the SPA. We believe the Key Shareholders agreed to enter into the SPA and sell their controlling interest in the Target Companies to Ultrapar because they considered the price offered for their securities to be attractive and they had an interest in monetizing their share holdings.

Description of the Transaction

Overview

On March 19, 2007, Ultrapar, Petrobras and Braskem announced their intent to acquire the Ipiranga Group and on March 18, 2007, Ultrapar entered into, and Petrobras and Braskem acknowledged, a Share Purchase Agreement, or the SPA, with the Key Shareholders of the principal companies comprising the Ipiranga Group: RIPI, DPPI and CBPI. As discussed further below, in connection with the Transaction, Ultrapar is acting on its own behalf and on behalf of Petrobras and Braskem pursuant to the Transaction Agreements. See “—Transaction Agreements.”

To finance part of the Ipiranga Group acquisition, on April 11, 2007, we completed an offering of unsecured debentures in the aggregate principal amount of R$889 million, in two series. The first series, in the aggregate amount of R$675 million, was issued on April 11, 2007. The second series, in the aggregate amount of R$214 million, will be issued on the auction date of the Mandatory Tender Offers for the shares of RIPI, DPPI and CBPI. The debentures have a term of one year, and a coupon rate of 102.5% of the interbank deposit certificates index, or CDI.

After the completion of the Transaction, the businesses of the Ipiranga Group will be divided among Petrobras, Ultrapar and Braskem. Ultrapar will retain the fuel and lubricant distribution businesses located in the South and Southeast regions of Brazil, as well as the logistics and chemical business of Ipiranga Group; Petrobras will receive the fuel and lubricant distribution businesses located in the North, Northeast and Central West regions of Brazil; and Petrobras and Braskem will receive the petrochemical business, in the proportion of 60% for Braskem and 40% for Petrobras. RIPI’s oil refining operations will be shared equally among Petrobras, Ultrapar and Braskem.

Phases of the Transaction

The Transaction is divided into five phases: (1) the acquisition by Ultrapar of the RIPI, DPPI and CBPI shares held by the Key Shareholders that closed on April 18, 2007; (2) the mandatory tender offers (pursuant to tag along rights held by common minority shareholders under Brazilian Corporate Law and CVM rules) for the acquisition of the remaining common shares of RIPI, DPPI, CBPI and IPQ (“Mandatory Tender Offers”); (3) the tender offer by Braskem for the delisting of Copesul’s common shares from the BOVESPA (“Public Tender Offer”); (4) exchange of the remaining common and preferred shares of RIPI, DPPI and CBPI for preferred shares of Ultrapar (the “Share Exchange”), of which the Share Exchange forms a substantial part; and (5) separation of the Target Companies’ assets (“Separation of Assets”). The completion of the Transaction is expected to occur in the fourth quarter of 2007.

Phase 1—Acquisition of the shares of the Key Shareholders. On April 18, 2007, pursuant to the SPA, Ultrapar acquired, from the Key Shareholders, shares issued by RIPI, DPPI and CBPI, as described below. The total consideration paid for this acquisition was R$2.1 billion, of which R$0.7 billion was effectively paid by Ultrapar.

	RIPI			DPPI			CBPI
	Number of Shares	% of Total Capital	Price per Share paid under SPA	Number of Shares	% of Total Capital	Price per Share paid under SPA	Number of Shares	% of Total Capital	Price per Share paid under SPA
Common Shares pursuant to the Target Companies Shareholders Agreement	5,746,232	19.41%	132.85184	5,449,388	17.03%	140.08671	n.a.	n.a.	n.a.
Common shares not pursuant to the Target Companies Shareholders Agreement	861,751	2.91%	106.28147	1,960,604	6.13%	112.06937	1,344,497	1.27%	58.10
Preferred shares	2,277,269	7.69%	38.93	2,239,899	7.00%	29.57	402	0.00%	20.55
Total shares	8,885,252	30.02%		9,649,891	30.16%		1,344,899	1.27%

Phase 2—Mandatory Tender Offers for the common shares of RIPI, DPPI, CBPI and IPQ. As a result of the change of control of RIPI, DPPI and CBPI, under Art. 254-A of Law No. 6,404/76 and CVM Rule Nº 361, Ultrapar filed on May 2, 2007 with the CVM a request to register the Mandatory Tender Offers for approximately R$0.7 billion, of which R$0.2 billion will be paid by Ultrapar following reimbursements received from Petrobras and Braskem, calculated based on a per share price, defined by laws and regulations regarding changes in control, of 80% of the per share price paid to controlling shareholders for their common shares. The table below presents the per share amounts to be paid in the Mandatory Tender Offers:

Company	Price per share	Total (R$ million)
CBPI
DPPI	112.07	186.44
RIPI	106.28	358.64
Total

Under the same law and rule, Braskem and Petrobras would ordinarily have been required to carry out a mandatory tender offer for the purchase of common shares held by the minority shareholders of IPQ. However, given the small number of minority shareholders of IPQ, the CVM waived the requirement for a mandatory tender offer. Accordingly, Braskem and Petrobras negotiated directly with the minority shareholders of IPQ and purchased their common shares on June 28, 2007, without a formal tender offer.

Phase 3—Public Tender Offer for the delisting of Copesul’s common shares from the BOVESPA. In April 2007, Braskem filed a request with the CVM for the registration of the Public Tender Offer for the delisting of Copesul’s common shares, under Art. 4, § 4, of Law No. 6,404/76 and CVM Rule No. 361, at a price of R$37.60 per share, R$1.4 billion for all common shares. Such tender offer was scheduled to take place on Oct. 5, 2007.

Phase 4—Share Exchange. After the conclusion of the Mandatory Tender Offers, Ultrapar will carry out the Share Exchange, under Art. 252 and 264 of Law No. 6,404/76, in which it will exchange its preferred shares for the remaining outstanding common and preferred shares of DPPI, CBPI and RIPI, including your preferred shares. Following the completion of the Share Exchange, RIPI, DPPI and CBPI will become wholly owned subsidiaries of Ultrapar. The table below presents the exchange ratios applicable to the Share Exchange, expressed in terms of Ultrapar preferred shares per one Target Company preferred share.

Merger of Shares
Companies	Exchange Ratio
CBPI	0.41846
DPPI	0.64048
RIPI	0.79850

Ultrapar’s capital structure before and after phase 4 will be as follows:

	Before	After
Common Shares	49.4	49.4
Preferred Shares	31.9	85.6
Total	81.3	135.0
% Common	61%	37%
% Preferred	39%	63%

Ultrapar expects to issue approximately 54 million shares to complete the Share Exchange. If any holder of the preferred and common shares of Ultrapar, RIPI, DPPI and CBPI and/or holders of common shares of CBPI dissents from the applicable Share Exchange transaction, the shareholder will have the right to withdraw as an Ultrapar, RIPI or DPPI shareholder, as applicable. Under Brazilian law, because the CBPI preferred shares trade as part of a recognized stock exchange index, holders of CBPI preferred shares are not entitled to withdraw as shareholders of CBPI through the mechanism available to the common shareholders of CBPI and the common and preferred shareholders of RIPI and DPPI. The shareholder rights relevant to the Share Exchange are as follows:

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Ultrapar Shares. Ultrapar’s bylaws will be amended in order to reflect the increase in paid-in capital and the issuance of new preferred shares. The new preferred shares to be issued will confer on their holders the same rights and privileges that are available to Ultrapar’s existing preferred shareholders. Ultrapar’s preferred shares confer the right to receive the same price as that paid to Ultrapar’s controlling shareholders in the event that a change of control transaction were to occur (constituting tag along rights of 100%).

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Right of Withdrawal from Ultrapar. Under the terms of Art. 252, § 1 of Law No. 6,404/76, the holders of the preferred and common shares issued by Ultrapar who dissent from the Share Exchange will have the right of withdrawal from Ultrapar.

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Right of Withdrawal from the Target Companies. Under Art. 252 § 2nd and 264, § 3, of Law No. 6,404/76, the holders of common and preferred shares of RIPI and DPPI and holders of common shares of CBPI who dissent from the Share Exchange will have the right of withdrawal from such companies. See “—Appraisal Rights.”

Phase 5—Separation of Assets. After the completion of the Share Exchange, Ultrapar will carry out the Separation of Assets through a series of corporate restructurings designed to divide the former Ipiranga Group assets among itself and the other Acquiring Companies, as indicated in the diagram below:

Transaction Agreements

In March 2007, Ultrapar entered into a series of agreements, the Transaction Agreements, which govern the Transaction and the relationship among Ultrapar, Petrobras and Braskem during the period in which the Transaction is being completed. The brief summaries of the Transaction Agreements below are qualified in their entireties by reference to the more extensive summaries and translations of the Transaction Agreements, which are incorporated herein by reference to Ultrapar’s 2006 Form 20-F.

Investment Agreement

The Investment Agreement executed by Ultrapar, Petrobras and Braskem on March 18, 2007 and amended on April 18, 2007 regulates the relationship among the companies and is the principal Transaction Agreement.

Under the Investment Agreement, Ultrapar is acting as a commission agent, under Articles 693 through 709 of the Brazilian Civil Code, for Petrobras and Braskem for the purpose of completing the acquisition of RIPI and CBPI’s petrochemical business, and for Petrobras for the acquisition of CBPI’s Northern Distribution Business. The following is a brief summary of the material terms of the Investment Agreement:

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Commission. Ultrapar is acting as a commission agent for Petrobras and Braskem, under Articles 693 through 709 of the Brazilian Civil Code. The object of the commission is (A) the execution of the Transaction by Ultrapar on behalf of Petrobras of the Northern Distribution Business, as well as the execution of the Transaction, on behalf of Braskem and Petrobras, of the Petrochemical Business; and (B) the transfer to Braskem and Petrobras of the Petrochemical Business and to Petrobras of the Northern Distribution Business. Braskem and Petrobras shall pay Ultrapar a commission on the date of the transfer of the Northern Distribution Business and the Petrochemical Business in the amount of R$5,000,000.00.

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Price to Be Paid for the Petrochemical Business. The price to be paid for the Petrochemical Business is R$2.5 billion, and shall be paid by Braskem and Petrobras to Ultrapar in three installments, as follows: (a) a first installment of R$0.7 billion paid by Braskem and R$0.4 billion by Petrobras, (b) a second installment of R$0.3 billion paid by Braskem and R$0.2 billion by Petrobras and (c) a third installment of R$0.6 billion paid by Braskem and R$0.4 billion by Petrobras.

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Price to Be Paid for the Northern Distribution Business. The price to be paid for the Northern Distribution Business is R$1.1 billion, and shall be paid by Petrobras to Ultrapar in three installments, as follows: (a) a first installment of R$0.3 billion, (b) a second installment of R$0.1 billion and (c) a third installment of R$0.7 billion.

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Date of Asset Transfer. The Northern Distribution Business and the Petrochemical Business will be delivered after Ultrapar receives the three installments indicated above, which is expected to occur after the completion of the conditions regarding transfer of the assets.

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Payment Dates. Braskem and Petrobras must pay Ultrapar each installment of the price of the Northern Distribution Business and the Petrochemical Business on the following dates, respectively: (a) April, 18, 2007, (b) the date of financial settlement by Ultrapar of the Mandatory Tender Offers and (c) the date of the effective transfer of the Northern Distribution Business to Petrobras and the Petrochemical Business to Braskem and Petrobras.

•	Guarantees. Ultrapar has pledged the following:

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In favor of Braskem and Petrobras, in the proportions of 60% and 40%, respectively, all the common shares and 50% of the preferred shares issued by RIPI and acquired from the Key Shareholders. The shares issued by RIPI acquired in the Mandatory Tender Offers will also be pledged in favor of Braskem and Petrobras, in the same proportion. After the exchange offer for the shares of RIPI, Ultrapar must ensure that the pledge of RIPI’s shares will be substituted by the pledge of IQ’s shares.

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In favor of Petrobras, 31% of the common shares and 78% of the preferred shares of DPPI that it acquired from the Key Shareholders, as well as 100% of the common shares of CBPI that it acquired from the Key Shareholders. After the Mandatory Tender Offers, Ultrapar will pledge, in substitution for 1,482,751 common shares issued by DPPI, 3,013,903 common shares issued by CBPI that will be acquired, assuming that all the common shares issued by CBPI will be acquired in the Mandatory Tender Offers.

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Transfer of the Assets. After the completion of the asset separation, Ultrapar shall transfer (A) the Petrochemical Business to Braskem, through the transfer of the common shares representing 60% of IQ’s capital, and to Petrobras, through the transfer of common shares representing 40% of IQ’s capital, and (B) the Northern Distribution Business, through the transfer to Petrobras of all the shares of the Company spun-off from CBPI and then holding the Northern Distribution Business.

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Delays or Justified Impediments to the Transfer of Assets. The commission is irrevocable; thus, in the event the transfer of the Northern Distribution Business and/or the Petrochemical Business (A) is in any way restricted or suspended, due to legal, judicial or administrative order, and remains restricted for a period of more than 120 days, or (B) has not occurred by April 18, 2008, an alternative reorganization will be implemented that, among other things, spins off CBPI, DPPI and RIPI, in order to separate the Northern Distribution Business and the Petrochemical Business into the spun-off companies, the shares of these spun-off companies being subsequently transferred to Petrobras and Braskem, as applicable.

Share Purchase Agreement

On March 18, 2007, Ultrapar, with the consent of Petrobras and Braskem, and the Key Shareholders entered into the SPA, which sets forth the terms and conditions regarding Ultrapar’s acquisition of a controlling stake in the Ipiranga Group. The SPA closed on April 18, 2007.

The total consideration paid by Ultrapar (for itself and on behalf of the other Acquiring Companies) to the Key Shareholders for their controlling interests in the Ipiranga Group companies was R$2,071,107,581.2. Pursuant to the SPA, the Key Shareholders sold 6,607,983 common shares and 2,277,269 preferred shares issued by RIPI; 7,409,992 common shares and 2,239,899 preferred shares issued by DPPI; and 1,344,497 common shares and 402 preferred shares in CBPI. Of these shares, 5,746,232 common shares issued by RIPI and 5,449,388 common shares issued by DPPI were subject to the provisions of the RIPI shareholder agreement of February 23, 1994 and the DPPI shareholder agreement of October 27, 1981, respectively.

The purchase price assigns the following values to each share: (i) R$132.85184 for each RIPI common share bound by the RIPI shareholder agreement; (ii) R$106.28147 for each RIPI common share not bound by the RIPI shareholder agreement; (iii) R$38.93 for each RIPI preferred share; (iv) R$140.08671 for each DPPI common share bound by the DPPI shareholder agreement; (v) R$112.06937 for each DPPI common share not bound by the DPPI shareholder agreement; (vi) R$29.57 for each DPPI preferred share in DPPI; (vii) R$58.10 for each CBPI common share; and (viii) R$20.55 for each CBPI preferred share.

The parties enumerated a series of conditions precedent to the closing of the purchase, including the waiver of the right of first refusal by the owners of all common shares to acquire shares representing control of any of the Target Companies and the absence of any laws prohibiting the purchase and sale. Furthermore, prior to closing, the sellers were required to refrain from carrying out a variety of acts, including alterations to bylaws, corporate policies, dividends, or board member remuneration, mergers, encumbrance, transfer, or disposal of assets, creation of new corporate commitments, and amendments to old contracts and agreements, among others. In addition, the sellers would take all steps reasonably requested by the purchaser in order to facilitate the transfer of management. They were also required to allow the purchaser access to information that might be necessary for such purpose.

The purchaser and intervenors agreed to submit for approval the transactions set forth to CADE, to pay the costs associated with such submission, and also to file a request to register a public offering to acquire shares with voting rights issued by the Target Companies, with the CVM. The sellers, however, further entered into a covenant of non-competition, whereby they were bound, for five years hence, not to control or participate in any body or organization that participated in business activities directly or indirectly related to a specific subset of activities, or to set up ventures or partnerships that act in the same area of business as the Target Companies, or to approach any of the Target Company’s employees in an attempt to offer them employment or to encourage them to breach their labor agreements with the Target Companies.

Shareholders Agreements

The parties to the SPA also entered into shareholders agreements, pursuant to which during the period in which the Transaction was being completed: (i) the distribution business other than the Northern Distribution Business will be controlled and managed by Ultrapar, (ii) the Petrochemical Business will be controlled and managed by Braskem and Petrobras, in the respective proportions of 60% and 40%, (iii) the Northern Distribution Business will be controlled and managed by Petrobras and (iv) the assets related to RIPI’s oil refinery business will be controlled and managed jointly by Petrobras, Ultrapar and Braskem.

Target Companies’ Shareholders Agreement. On April 18, 2007, Ultrapar, Petrobras and Braskem entered into the Target Companies Shareholders’ Agreement, which governs the relationship among Ultrapar, Petrobras and Braskem regarding how the Target Companies’ businesses will be managed prior to the completion of the Transaction, except for the matters regulated by the RIPI Shareholders Agreement.

RIPI Shareholders Agreement. On April 18, 2007, Ultrapar, Braskem and Petrobras entered into the RIPI Shareholders’ Agreement, which governs the relationship among Ultrapar, Petrobras and Braskem regarding how RIPI’s oil refining operations will be managed prior to the completion of the Transaction.

Braskem/Petrobras Asset Security Agreement

On April 18, 2007, Ultrapar, Braskem and Petrobras entered the Braskem/Petrobras Asset Security Agreement, whereby Ultrapar pledged to Braskem and Petrobras, in the proportions of 60% and 40%, respectively, all of its common shares and 50% of the RIPI preferred shares it acquired from the Key Shareholders. The shares issued by RIPI acquired in the Mandatory Tender Offers will also be pledged in favor of Braskem and Petrobras, in the same proportions. After the exchange offer of the shares of RIPI, Ultrapar must ensure that the pledge of RIPI’s shares will be substituted by a pledge of IQ’s shares.

Petrobras Asset Security Agreement

On April 18, 2007, Ultrapar and Petrobras entered into the Petrobras Asset Security Agreement, whereby Ultrapar pledged in favor of Petrobras, 31% of the common shares and 78% of the preferred shares of DPPI that it acquired from the Key Shareholders, as well as 100% of the common shares of CBPI that it acquired from the Key Shareholders. After the Mandatory Tender Offers, Ultrapar will pledge, in substitution for 1,482,751 common shares issued by DPPI, 3,013,903 common shares issued by CBPI that will be acquired, assuming that all the common shares issued by CBPI will be acquired in the Mandatory Tender Offers.

Deutsche Bank Valuation Report

General

Ultrapar retained Deutsche Bank to deliver a valuation report in connection with the Share Exchange in accordance with Brazilian securities law. The report prepared by Deutsche Bank was delivered to Ultrapar on April 4, 2007. Revised valuation reports were prepared subsequent to April 4, 2007 and provided to Ultrapar. The most recent updated valuation report will be filed with the SEC and incorporated herein by reference.

You should consider the following when reading the summary of the Deutsche Bank valuation report below:

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The report was prepared in compliance with the requirements imposed by Brazilian securities law, in particular CVM Rule No. 361, and was not prepared with a view toward complying with the published guidelines of the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information.

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The full text of Deutsche Bank’s report, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the report, has been incorporated herein by reference to Ultrapar’s Report on Form 6-K, filed with the SEC on April 16, 2007. RIPI, DPPI and CBPI preferred shareholders are urged to read the report, and when available, any updated reports, in its entirety. The summary of the report set forth in this prospectus is qualified in its entirety by reference to the full text of the report.

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The report and its conclusions are not recommendations by Deutsche Bank as to whether RIPI, DPPI and CBPI preferred shareholders should take any action in connection with the Share Exchange or the Transaction. The report is not a fairness opinion as such is understood under U.S. law or a recommendation to shareholders relating to the exchange ratio to be offered to the RIPI, DPPI and CBPI preferred shareholders. The report was prepared in connection with Brazilian legal requirements relating to third-party independent valuation reports to be used in connection with merger and acquisition transactions. All shareholders should conduct their own analysis of the Transaction and should rely on their own financial, tax and legal advisors and not Deutsche Bank’s report in evaluating whether to take any action in connection with the Share Exchange or the Transaction.

In connection with Deutsche Bank’s valuation analysis and its preparation of the valuation report, Deutsche Bank has reviewed certain publicly available financial and other information concerning Ultrapar and the Ipiranga Group and certain internal analyses and other information furnished to it by Ultrapar and the Ipiranga Group. Deutsche Bank has also held discussions with members of the senior managements of Ultrapar and the Ipiranga Group, and with respect to certain assets, the senior management of Braskem, regarding the businesses and prospects of their respective companies and the operations of the combined company following the Transaction. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for the stock of Ultrapar, RIPI, DPPI and CBPI, (ii) compared certain financial and stock market information for Ultrapar and the Ipiranga Group with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the agreements governing the Transaction, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Ultrapar or the Ipiranga Group, including, without limitation, any financial information, forecasts or projections considered in connection with the preparation of its valuation report. Accordingly, for purposes of its report, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Ultrapar or any member of the Ipiranga Group.

Any valuations, financial and other forecasts and/or estimates or projections and other assumptions contained in the valuation report (including, without limitation, regarding financial and operating performance), were prepared or derived from information (whether oral or in writing) supplied solely by the respective managements of Ultrapar, the Ipiranga Group and Braskem or derived from other public sources, without any independent verification by Deutsche Bank, and involve numerous and significant subjective determinations and assumptions by Ultrapar, the Ipiranga Group and Braskem, which may not be correct. As a result, actual results may vary materially from those shown in the valuation report. In addition, with respect to any such information made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that such information has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Ultrapar, the Ipiranga Group and Braskem as to the matters covered thereby.

In preparing its valuation report, neither Deutsche Bank nor any of its affiliates or representatives make any express or implied representation or warranty, or express any view, as to the accuracy, reasonableness, completeness or achievability of any such financial and other forecasts and/or estimates or projections, or as to the determinations or assumptions on which they are based. Deutsche Bank’s report is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of the report.

Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Ultrapar or the Ipiranga Group is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Ultrapar or the Ipiranga Group or materially reduce the contemplated benefits of the Transaction to Ultrapar.

Ultrapar did not provide specific instructions to, place any limitations on the scope of the investigation by, or request any procedures or factors be considered by, Deutsche Bank in performing its analyses or preparing the valuation report.

The report was based on the information available as of the date of the report, and the views expressed are subject to change based upon a number of factors, including market conditions and Ultrapar’s and the Ipiranga Group’s business and prospects.

Valuation Methodology Summary

Deutsche Bank conducted valuations of Ultrapar and the Ipiranga Group in accordance with the mandatory criteria of the CVM. In accordance with CVM Rule No. 361, Deutsche Bank prepared its valuations using the following methodologies and assumptions:

Economic value. The economic value analysis is based on a discounted cash flow analysis for certain business lines and a comparable multiples analysis for other business lines, each as further described below. The economic valuation analysis was based on publicly available information and discussions with management of Ultrapar and the Ipiranga Group and Braskem.

Market value. Deutsche Bank’s market value valuation analysis, which was based on average share prices weighted by traded volume during the twelve-month period ended March 16, 2007 (the last trading day before the announcement of the Transaction).

Book value. Deutsche Bank’s book value valuation analysis was based on the book value of the shares of Ultrapar, RIPI, DPPI and CBPI as reflected in their respective audited financial statements as of December 31, 2006.

Among the different valuation methodologies presented in the valuation report, Deutsche Bank believes that the economic value analysis based on discounted cash flow and comparable multiples is the most applicable methodology for valuing Ultrapar, RIPI, DPPI and CBPI.

Discounted Cash Flow Analysis

Deutsche Bank performed a discounted cash flow, or DCF, analysis to value Ultrapar, the operating assets of DPPI (“DPPI Opco”), the operating assets of CBPI (“CBPI Opco”), Copesul and IPQ. A DCF analysis is a method of evaluating the value of an asset by estimating the future unlevered free cash flows of such asset and taking into consideration the time value of money by calculating the present value, i.e. the current value of future cash flows, of these estimated cash flows. Deutsche Bank calculated the DCF values for each of Ultrapar, DPPI Opco., CBPI Opco., Copesul and IPQ as the sum of the net present value of (i) the estimated future cash flow that such business line will generate for the years 2007 through 2016 and (ii) the value of such business line at the end of such period (the “Terminal Value”).

In addition, in performing the DCF analyses, Deutsche Bank made several assumptions including, but not limited to, the following:

•	The base date for the DCF analyses is December 31, 2006.

•	Projections were prepared in nominal Brazilian reais, and each of the annual cash flows were converted to U.S. Dollars based on the average exchange rate for the year.

•	An exchange rate of 2.1385 R$/US$ is used as of December 31, 2006 to convert the net present value in U.S. Dollars to Brazilian reais.

•	The weighted average cost of capital is in nominal U.S. dollars.

•	Cash flow is generated in the middle of the year (in June) for purposes of discounting cash flows to present value.

•	The Terminal Values were calculated based on Gordon’s growth formula and include adjustments to capital expenditures, depreciation, tax rates and net operating working capital.

•	The perpetuity cash flows of petrochemical companies have been adjusted for mid-cycle.

The following table sets forth a summary of the results of the DCF analyses performed for each of Ultrapar, DPPI Opco, CBPI Opco, Copesul and IPQ.

Companies valued by discounted cash flow—DCF

Company	Description	TEV (R$ million)	g1	WACC
CBPI Opco	• A distributor of fuel to retail gas stations and industrial sites. In 2006, volume of core products was 11.6 billion m3	2,421	3.0%	12.2%

DPPI Opco	• A distributor of fuels to retail gas stations and industrial sites. In 2006, volume of core products was 1.8 billion m3	566	3.0%	12.3%

Copesul	• A naphtha-based cracker with volume of 2.96 million tons in 2006	5,635	0.0%	11.2%

IPQ	• A 2nd generation producer of high-end petrochemicals. Volume sold in 2006 was 636,100 tons	1,452	0.0%	11.8%

Ultrapar	• A distributor of liquefied petroleum gas (LPG), 2nd generation producer of petrochemicals, and a logistics provider for special products	5,879	3.0%	10.6%
Notes:	(1) Perpetual growth rate in US Dollar real terms.
“TEV” means “Total Enterprise Value,” which is total value of the business line calculated based on economic value of shareholders’ equity plus net debt as defined in the valuation report.
WACC – Weighed average cost of capital

Comparable Public Company Analysis

Deutsche Bank performed a comparable public company analysis for the operating assets of RIPI (“RIPI Opco” or “RIPI refinery”), Empresa Carioca de Produtos Químicos S.A. (“EMCA”) and AM/PM Comestíveis (“AM/PM”). For these business lines, the comparable multiples analysis involved comparing certain financial information and commonly used valuation measurements for the applicable business line to corresponding information and measurements for a publicly traded company or a group of publicly traded companies in the same industry. The comparable public company analyses were conducted on a comparison of multiples for earnings before interest, taxes, depreciation and amortization (“EBITDA”) for 2006, except for certain petrochemical business lines for which a normalized average EBITDA (based on a three to five-year period) was used. The companies comprising each comparison group were chosen primarily because Deutsche Bank believed they share similar business characteristics to the respective business lines based on operational and financial metrics. However, none of the companies selected is identical or directly comparable to any of the analyzed business lines. Other companies may have been considered but not deemed relevant because their size, operations, target customers, product offerings, financial and operating metrics or other characteristics differ substantially from the analyzed business lines.

Comparable Precedent Transaction Analysis

Deutsche Bank conducted an analysis of selected precedent transactions in determining its valuation of Ipiranga Química S.A. (“IQ”) and Ipiranga Asfaltos (“IASA”). In such cases, Deutsche Bank reviewed the financial terms, to the extent publicly available, of numerous mergers and acquisition transactions involving companies in the same industries. The precedent transaction analyses were conducted on a comparison of multiples for earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the last twelve months (LTM) prior to a given transaction.

Deutsche Bank reviewed various precedent transactions and, based on qualitative judgments and complex considerations concerning differences between the characteristics of these transactions and the characteristics of the acquired company, selected the transactions that were considered most comparable to IQ and IASA. Deutsche Bank calculated various financial multiples based on certain publicly available information for each of the comparable transactions and compared them to corresponding financial multiples for IQ and IASA. Deutsche Bank has also analyzed Isa-Sul Administração e Participação Ltda. (“Isa-Sul “), a subsidiary of DPPI, whose operations are similar to DPPI Opco. For this reason, Deutsche Bank used the multiple of value derived from the DCF valuation on DPPI Opco and applied to Isa-Sul.

The following table sets forth a summary of the results of the comparable multiples analyses.

Companies valued by multiples

Business Line	Description / Methodology	TEV (R$mm)	TEV/‘06 EBITDA
RIPI Opco	• A refinery that has operated on a break even basis (sometimes given special tax incentives by the State) • Valuation based on comparable public company analysis	9	6.5x

IQ	• A chemical products distributor with over 5,000 clients in 50 different markets • Valuation based on comparable precedent transaction analysis	176	8.6x

EMCA	• A producer of specialty petrochemicals; consolidated by CBPI SA • Valuation based on comparable public company analysis	18	6.3x

IASA	• A producer of asphalt and pavement surface products • Valuation based on comparable precedent transaction analysis	89	6.8x

AM/PM Comestíveis	• A retail convenience store chain attached to DPPI and CBPI gas stations, consolidated by CBPI • Valuation based on comparable public company analysis	236	7.5x

Isa-Sul Administração e Part. Ltda.	• A subsidiary that owns 152 and operates 15 of the gas stations in DPPI’s region • Valuation based on the same multiple as DPPI-Opco implied by the DCF	140	8.8x

Note: “TEV” means “Total Enterprise Value,” which is total value of the business line calculated based on economic value of shareholders’ equity plus net debt as defined in the valuation report.

Summary Valuation Analysis

Set forth below are summaries of the share price valuations with respect to Ultrapar, RIPI, DPPI and CBPI as indicated by the valuation report. Each share price valuation under the economic value analysis shows a mid-point amount and a plus or minus 5% range as permitted by CVM Rule No. 361.

Ultrapar

The table entitled “Economic Value of Ultrapar” summarizes the economic value of Ultrapar shares as indicated by the valuation report. For purposes of the table, “Step 1” refers to the acquisition by Ultrapar of a controlling interest in the common shares of each of RIPI, DPPI and CBPI (completed on April 18, 2007), and “Step 2” refers to the completion of mandatory “tag-along” cash tender offers by Ultrapar for the remaining outstanding common shares of each of RIPI, DPPI and CBPI.

After completing Step 1 and Step 2, Ultrapar will have acquired shares equivalent to 41.3% of RIPI, 35.4% of DPPI, and 4.1% of CBPI. These stakes are equivalent to 41.3% of the RIPI refinery, 38.5% of the distribution business of DPPI, and 16.9% of the distribution business of CBPI.

Value of the assets acquired by Ultrapar in Steps 1 and 2

(R$ million)		TEV(5)	Equity
Assets acquired by Ultrapar		591	497
RIPI refinery(1)	41.3%	1	(10)
DPPI distribution(2)	38.5%	272	290
CPBI distribution(3)	16.9%	315	217
CBPI EMCA(4)	16.9%	3	0

(1)	Includes 1/3 of the Refinery only
(2)	Includes ISA-Sul
(3)	Includes CBPI distribution and the AM/PM convenience stores in the South and Southeast
(3)	Assumes that Petrobras will pay with cash for 100% of its stake and will assume no debt from CBPI
(4)	EMCA will be 100% owned by Ultrapar
(5)	Represents Ultrapar's stake in the acquired assets

Therefore, prior to the Share Exchange, Ultrapar will have acquired assets worth 497 million Brazilian reais equity value, for which Ultrapar paid 876 million Brazilian reais according to the investment agreement among Ultrapar, Braskem and Petrobras.

The economic valuation presented above was considered by Deutsche Bank the most appropriate methodology for valuing Ultrapar’s shares. As required by the CVM Rule No. 361, Deutsche Bank also presented in the valuation report Ultrapar’s book value of R$23.86 per share as of December 31, 2006, and a market value based on the weighted average share price from March 15, 2006 to March 16, 2007 of R$43.08 per preferred share with respect to Ultrapar. Since Ultrapar’s common shares did not trade for the 12 months ending March 16, 2007, no market value analysis was performed with respect to those shares.

RIPI

The following table summarizes the economic value of RIPI shares as indicated by the valuation report.

The economic valuation presented above was considered by Deutsche Bank the most appropriate methodology for valuing RIPI’s shares. As required by the CVM Rule No. 361, Deutsche Bank also presented in the valuation report RIPI’s book value of R$19.50 per share as of December 31, 2006, and a market value based on the weighted average share price from March 15, 2006 to March 16, 2007 of R$32.75 per preferred share and R$45.81 per common share with respect to RIPI.

DPPI

The following table summarizes the economic value of DPPI shares as indicated by the valuation report.

The economic valuation presented above was considered by Deutsche Bank the most appropriate methodology for valuing DPPI’s shares. As required by CVM Rule No. 361, Deutsche Bank also presented in the valuation report DPPI’s book value of R$25.13 per share as of December 31, 2006, and a market value based on the weighted average share price from March 15, 2006 to March 16, 2007 of R$24.99 per preferred share and R$41.69 per common share with respect to DPPI.

CBPI

The following table summarizes the economic value of CBPI shares as indicated by the valuation report.

The economic valuation presented above was considered by Deutsche Bank the most appropriate methodology for valuing CBPI’s shares. As required by CVM Rule No. 361, Deutsche Bank also presented in the valuation report CBPI’s book value of R$14.68 per share as of December 31, 2006, and a market value based on the weighted average share price from March 15, 2006 to March 16, 2007 of R$18.32 per preferred share and R$21.72 per common share with respect to CBPI.

Conclusions

Share price range based on the economic value (R$ per share)

	-5%	Mid-range	+5%
CBPI	26.97	28.39	29.81
DPPI	41.11	43.28	45.44
RIPI	51.63	54.35	57.06
Ultrapar	64.48	67.87	71.26

Note: 10% range in compliance with CVM Rule No. 361.

Other Considerations

The foregoing summary describes certain analyses and factors that Deutsche Bank conducted in connection with the preparation of its report, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing the report. RIPI, DPPI and CBPI preferred shareholders are urged to read the full text of the report, which is incorporated herein by reference to Ultrapar’s Report on Form 6-K, filed with the SEC on April 16, 2007. The report is not readily susceptible to summary description. Deutsche Bank believes that its report must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses or factors could create a misleading view of the process underlying the report.

In conducting its analyses and preparing its report, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to prepare and issue the valuation report and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, nor do they take into account any element of value that may arise from the accomplishment or expectation of the proposed Transaction.

Ultrapar selected Deutsche Bank to prepare the valuation report based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions and related transactions. Deutsche Bank and its affiliates are experienced in advising and valuing Brazilian publicly listed companies. Ultrapar has retained Deutsche Bank pursuant to an engagement letter dated March 18, 2007. Deutsche Bank will receive U.S. $3,000,000 net of taxes for delivering the valuation report upon consummation of the Share Exchange. In addition to the fees payable to Deutsche Bank pursuant to the engagement letter and irrespective of whether the Share Exchange is consummated, Ultrapar has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank’s counsel and all of Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the preparation and delivery of the valuation report or otherwise arising out of the retention of Deutsche Bank under the engagement letter. The expenses related to Deutsche Bank’s counsel, in excess of US$ 40,000.00, are subject to the prior written approval of Ultrapar. Ultrapar has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities arising out of its engagement or the Share Exchange.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG. As of the date of the report, Deutsche Bank and its affiliates owned equity and debt securities of Braskem and Petrobras. Deutsche Bank has also provided advisory services to Petrobras. Deutsche Bank and its affiliates may actively trade securities of Ultrapar, Braskem, Petrobras and/or any member of the Ipiranga Group for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

Apsis Valuation Report

Apsis Consultoria Empresarial Ltda., or Apsis, has been engaged by Ultrapar and the Target Companies to conduct a valuation analysis for the purpose of appraising the equity of both Ultrapar and the Ipiranga Group. Apsis’s valuation analysis will be used to determine the book value and liquidation value of the Target Companies’ preferred shares. These values will be utilized in connection with the Target Company shareholders appraisal rights. As noted above, Apsis’ engagement is subject to shareholder approval.

We intend to include a detailed summary of Apsis’s valuation report, and to annex the full text of the report as an exhibit to the registration statement of which this prospectus forms a part, when the report is delivered to us, which we expect to occur prior to the calling of the various shareholder meetings required to implement the Share Exchange.

Regulatory Approvals Required for the Transaction

Regulatory Approvals in the United States

Ultrapar, RIPI, DPPI and CBPI are not aware of any governmental approvals that are required for completion of the Transaction. It is presently contemplated that if any governmental approvals are required, those approvals will be sought. There can be no assurance, however, that any additional approvals will be obtained.

Regulatory Approvals in Brazil

The Transaction must be approved by the Brazilian antitrust authority, Conselho Administrativo de Defesa Econômica—CADE, which is currently assessing the Transaction and its potential consequences. Approval of the Transaction by CADE is not required for the completion of the Transaction.

Board of Directors and Executive Officers of the Combined Company

Upon completion of the Transaction, the board of directors and executive officers of Ultrapar are expected to remain the same. See our 2006 Form 20-F for further information concerning the board of directors and executive officers of Ultrapar.

Appraisal Rights

RIPI, DPPI and Ultrapar preferred shareholders are entitled to appraisal rights in connection with the Share Exchange with respect to the shares of each of their respective companies. For the purposes of Brazilian Corporate Law (Lei das Sociedades Anônimas), the Share Exchange constitutes a stock merger (incorporação de ações), whereby all shares of a target company are transferred to an acquiring company. The shareholders of the target company receive shares in the acquiring company in exchange for their shares in the target company. The result of the stock merger is that the target company becomes a wholly owned subsidiary of the acquiring company, and the shareholders of the target company become shareholders of the acquiring company.

In order for a stock merger to be carried out, general meetings of the shareholders of both the target and acquiring companies must be held and the shareholders of the two companies must approve the stock merger. Only holders of common shares have the right to vote at shareholders’ meetings. Preferred shareholders do not have the right to vote. In accordance with Brazilian Corporate Law a stock merger becomes mandatory for all shareholders, even the preferred shareholders who do not have the right to vote, if approved at the relevant shareholders meeting. When the Share Exchange is approved, shareholders who dissent from the decision have the right to exercise appraisal rights against their company, according to the Brazilian Corporate Law.

Appraisal rights give the shareholder the right to sell his or her shares to RIPI, DPPI or Ultrapar, as applicable, at their book value or, if the exchange ratio calculated with reference to liquidation value is more favorable to the shareholder of RIPI and DPPI, as applicable, than the exchange ratio offered by Ultrapar (which was calculated with reference to the economic value), such shareholders may choose between book value and liquidation value for their preferred shares.

In a stock merger transaction, the appraisal rights can only be exercised after the approval of the stock merger and, consequently, after the general meeting of shareholders has been held. Appraisal rights may be exercised in the 30 days following publication of the resolution by the shareholders in a general meeting approving the transaction that triggers the appraisal rights.

Shareholders who vote in favor of approving the Share Exchange at the shareholders’ meeting do not have appraisal rights. Appraisal rights are reserved to those who voted against the Share Exchange, those who did not vote (including preferred shareholders) and those who did not attend the shareholders’ meeting.

Shareholders exercise their appraisal rights by sending a written notice to RIPI, DPPI or Ultrapar as applicable, informing the relevant company that they intend to exercise appraisal rights. Upon receipt of the notice, the relevant company is bound to buy the shares, and the shareholder is bound to sell them, unless the relevant company decides to reconsider the Share Exchange, as explained below.

Once the 30-day period for exercise of appraisal rights has expired, the shareholders no longer have any right to compel the relevant company to purchase their shares and the relevant company will proceed to determine how many shareholders exercised appraisal rights.

The Brazilian Corporate Law gives Ultrapar, RIPI and DPPI a period of 10 days to call a new general shareholders’ meeting to reconsider the resolution that approved the Share Exchange if any of Ultrapar, RIPI and DPPI believes that the total amount to be paid to the shareholders who exercised their appraisal rights could adversely affect their company’s financial situation. If the shareholders in a general meeting reverse their earlier decision, Ultrapar, RIPI and DPPI, as the case may be, is released from the obligation to pay the appraisal amount.

ACCOUNTING TREATMENT

The following should be read in conjunction with the “Unaudited pro forma Financial Statements.” “The Transaction” and the consolidated financial statements included, or incorporated by reference in, this prospectus. The several steps of the Transaction will be accounted for under Brazilian GAAP and U.S. GAAP as set forth below.

Closing of the Share Purchase Agreement

In connection with the Share Purchase Agreement, which closed on April 18, 2007, Ultrapar acquired a controlling interest in the common shares of each of RIPI, DPPI and CBPI. On the same date, Ultrapar, Braskem and Petrobras executed two shareholders’ agreements, one for RIPI, and the other for DPPI, CBPI, ICQ and IPQ, which established the rights and obligations among Ultrapar, Petrobras and Braskem relating to the management and control of RIPI, DPPI and CBPI during the period in which the Transaction is being completed. These agreements were signed in order to ensure that (i) Ultrapar fulfills its obligations owed to Petrobras and Braskem, including those established under the Investment Agreement, and (ii) Petrobras and Braskem are each entitled to manage, during the period in which the Transaction is being completed, the assets of RIPI, DPPI and CBPI that each such company will receive in the separation of assets that will occur in connection with the completion of the Transaction. For the closing of the SPA Ultrapar received funds from Braskem and Petrobras which were recorded as a liability, with an offsetting asset, since the net assets acquired for Braskem and Petrobras under the commission agreement are not controlled by, and will not remain with, Ultrapar. As a result, for the portion of the Target Companies’ net assets that will be transferred to Braskem and Petrobras, the net effect in Ultrapar’s financial statements under Brazilian GAAP and U.S. GAAP is zero. For the portion of the Target Companies’ net assets that will remain with Ultrapar, the difference between the price paid for them and their Brazilian GAAP book value was recorded as goodwill and is being amortized over 10 years. Under U.S. GAAP we adopted the purchase method of accounting for a step acquisition under the provisions of SFAS 141 “Business Combination”. Goodwill was recognized based on the excess of Ultrapar’s acquisition cost over the net amounts assigned to the fair value of assets acquired and liabilities assumed. Goodwill is subject to annual impairment tests.

Mandatory Tender Offers

In connection with the Mandatory Tender Offers by Ultrapar for the remaining outstanding common shares of each of the Target Companies, the funds received from Braskem and Petrobras were recorded as a liability, with an offsetting asset, since the net assets acquired for Braskem and Petrobras under the commission agreement are not controlled by, and will not remain with, Ultrapar. As a result, for the portion of the Target Companies’ net assets that will be transferred to Braskem and Petrobras, the net effect in Ultrapar’s financial statements under Brazilian GAAP and U.S. GAAP is zero. For the portion of the Target Companies’ net assets that will remain with Ultrapar, the difference between the price paid for them and their Brazilian GAAP book value is recorded as goodwill, to be amortized over a 10 year period. Under U.S. GAAP we adopted the purchase method of accounting for a step acquisition under the provisions of SFAS 141 “Business Combination”. Goodwill is recognized based on the excess of Ultrapar’s acquisition cost over the net amounts assigned to the fair value of assets acquired and liabilities assumed. Goodwill is subject to annual impairment tests.

Share Exchanges

In connection with the Share Exchange, we will execute a capital increase, corresponding to the number of new Ultrapar preferred shares that will be required to be issued in order to exchange all of the Target Companies’ outstanding common and preferred shares for our preferred shares. Under Brazilian GAAP, we intend to register this capital increase in an amount established in the Transaction Agreements. For U.S. GAAP, we intend to value the new Ultrapar shares based on the market price of the securities over a reasonable period of time before and after the terms of the acquisition were agreed to and announced, in accordance with paragraph 22 of SFAS 141

“Business Combination”. The capital increase will correspond to an increase in the investment by Ultrapar in the Target Companies. The portion of the investment that corresponds to the net assets to be transferred to Braskem and Petrobras will be added to the previous steps’ amounts that pertain to the two companies. For the portion of the investment that corresponds to the net assets that will remain with Ultrapar, the difference between the value of this investment and its Brazilian GAAP book value will be recorded as goodwill and be amortized over 10 years. Under U.S. GAAP, we will adopt the purchase method of accounting for a step acquisition under the provisions of SFAS 141 “Business Combination”. Goodwill will be recognized based on the excess of Ultrapar’s acquisition cost over the net amounts assigned to the fair value of assets acquired and liabilities assumed. Goodwill is subject to annual impairment tests.

Split-up of Assets

In connection with the final phase of the Transaction, there will be a split-up of the Southern Distribution Business, Northern Distribution Business and the Petrochemical Business and subsequent transfer of the Petrochemical Business to Braskem and Petrobras, the Northern Distribution Business to Petrobras and one third ownership in RIPI to each of Braskem and Petrobras. In order to transfer the relevant assets to Petrobras and Braskem, the Target Companies will effect a spin-off of such assets and transfer them to Ultrapar. Ultrapar will then transfer those assets to Braskem and Petrobras in exchange for the funds received in steps 1 and 2 and will receive cash from Braskem and Petrobras for the portion of assets acquired by Ultrapar in the Share Exchange. In light of the accounting of each of the previous steps, we do not expect any significant gains or losses to be recorded under Brazilian GAAP and U.S. GAAP as a result of this step.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following are the material U.S. federal income tax consequences to holders who exchange preferred shares of RIPI, DPPI or CBPI for our preferred shares pursuant to the Share Exchange, and the material U.S. federal income tax consequences of holding and disposing of our preferred shares. This discussion applies only to “U.S. Holders” (as defined below) that hold preferred shares of RIPI, DPPI or CBPI and that will hold our preferred shares as a result of the Share Exchange as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers in securities;

•	persons holding preferred shares of RIPI, DPPI or CBPI or our new preferred shares as part of a hedge, “straddle”, integrated transaction or similar transactions;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations; or

•	persons that own or are deemed to own ten percent or more of our voting stock.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the “Code”, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisor concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of preferred shares in your particular circumstances.

As used herein, the term “U.S. Holder” means a beneficial owner of preferred shares of RIPI, DPPI or CBPI, that is, for U.S. federal tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The Share Exchange

A U.S. Holder will recognize gain or loss on the exchange of preferred shares of RIPI, DPPI or CBPI for our preferred shares in an amount equal to the difference between the fair market value of our preferred shares received and the U.S. Holder’s tax basis in the preferred shares of RIPI, DPPI or CBPI exchanged. In general, such gain or loss will be treated as long-term capital gain or loss if the shares exchanged have been held for more than one year at the time of exchange. For U.S. federal income tax purposes, any gain or loss realized by a U.S. Holder will be treated as U.S. source gain or loss.

As a consequence of the exchange, a U.S. Holder’s adjusted basis in our preferred shares will be equal to the fair market value of our preferred shares on the date the U.S. Holder made the exchange, and the holding period of our preferred shares received will begin on the day immediately following such date.

An exchanging U.S. shareholder may have different consequences if RIPI, DPPI or CBPI, as the case may be, is or was a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year during which such U.S. Holder held the exchanged shares. Because it would be impractical for us to undertake such an analysis, we are unable to determine whether or not any of RIPI, DPPI or CBPI is or has been a PFIC. U.S. Holders are urged to consult their own tax advisors in this regard.

Ownership of Our Preferred Shares

Taxation of distributions. Distributions paid with respect to preferred shares will be includable in the income of a U.S. Holder as ordinary dividend income to the extent paid out of current or accumulated earnings and profits of Ultrapar, as determined for U.S. federal income tax purposes. As discussed in the following two sentences, although the matter is not free from doubt, under current law, dividends paid to non-corporate U.S. Holders on preferred shares in taxable years beginning before January 1, 2011, will generally be taxable at a maximum rate of 15%, provided that certain holding period and other requirements are satisfied. Current law requires that to qualify for the lower 15% rate, dividends must be paid in respect of stock that is readily tradable on a securities exchange in the United States. Notwithstanding the fact that our ADSs are currently listed on the New York Stock Exchange, it is possible that the Internal Revenue Service could argue that dividends paid in respect of our preferred shares do not qualify for the lower 15% rate. U.S. Holders should consult their own tax advisors regarding the availability of this lower tax rate in their particular circumstances. For purposes of these rules, the amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution. In addition, the taxable amount of any distribution will include the amount of Brazilian tax withheld on the amount distributed, if any, and the amount of a distribution paid in reais will be measured by reference to the exchange rate for converting reais into U.S. dollars in effect on the date the distribution is received by the U.S. Holder. The U.S. Holder may have foreign currency gain or loss if the amount of such dividend is not converted into U.S. dollars on the date of its receipt.

Dividends paid by us generally will be treated as foreign source dividend income to U.S. Holders and will not be eligible for the dividends received deduction. Subject to certain limitations, Brazilian withholding tax, if any, paid in connection with any distribution with respect to preferred shares may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder if such U.S. Holder elects for that year to credit all foreign income taxes; otherwise, such Brazilian withholding tax may be taken as a deduction. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. U.S. Holders should consult their own tax advisors concerning the availability and utilization of the foreign tax credit.

Sale and other disposition of our preferred shares. Gain or loss realized by a U.S. Holder upon the sale, exchange or other disposition of a preferred share will be subject to U.S. federal income tax as U.S. source capital gain or loss in an amount equal to the difference between the amount realized on the disposition of the preferred share and the U.S. Holder’s tax basis in the preferred share. The gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the preferred share exceeds one year. If a Brazilian income tax is imposed on the sale or disposition of preferred shares, and the U.S. Holder does not receive significant foreign source income from other sources, the U.S. Holder may not be able effectively to credit such Brazilian tax against its U.S. tax liability. U.S. Holders should consult their tax advisors regarding the U.S. federal tax treatment of capital gains, which may be taxed at lower rates than ordinary income for individuals, and losses, the deductibility of which is subject to limitations.

Passive foreign investment company. Special U.S. tax rules apply to U.S. Holders that own shares in a PFIC. In general, we will be classified as a PFIC in a particular taxable year if either:

•	75% or more of our gross income consists of passive income, such as dividends, interest, rents and royalties; or

•	50% or more of our assets, by value, determined on the basis of a quarterly average, consists of assets that produce, or are held for the production of, passive income.

Based on a review of our income and assets, we believe that we are not a PFIC for U.S. federal income tax purposes and we do not expect to be a PFIC in the foreseeable future. However, since PFIC status depends upon the composition of a company’s income and assets and the market value of its assets (including, among others, goodwill and less than 25 percent owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

If we are treated as a PFIC in any taxable year during which a U.S. Holder owns preferred shares, gain recognized by such U.S. Holder on the sale or other disposition of the preferred shares will be allocated ratably over the U.S. Holder’s holding period for the preferred shares. The amounts allocated to the taxable year of the sale or other exchange and to any year before we become a PFIC will be taxable as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for that year for individuals or corporations, as appropriate, and an interest charge will be imposed on the amount allocated to such taxable year. Further, any distribution in respect of the preferred shares in excess of 125 percent of the average of the annual distributions on preferred shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, will be subject to taxation as described above. Certain elections may be available (including a mark-to-market election) to U.S. persons that may mitigate the adverse consequences resulting from PFIC status.

In addition, if we are treated as a PFIC in a taxable year in which we pay a dividend or the prior taxable year, the 15% dividend rate discussed above with respect to dividends paid to non-corporate holders will not apply in that year or the next year.

U.S. backup withholding and information reporting. Payment of dividends and other proceeds in connection with the preferred shares made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and may be subject to backup withholding unless the U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) in the case of backup withholding, provides a taxpayer identification number on a properly completed Internal Revenue Service Form W-9 or a substitute form and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding is creditable against the U.S. Holder’s federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

BRAZILIAN TAX CONSEQUENCES

The following discussion is based on Brazilian law and practice as applied and interpreted as of the date of this prospectus, which are subject to change at any time. There is currently no treaty for the avoidance of double taxation between Brazil and the United States.

The following discussion mainly summarizes the principal Brazilian tax consequences of the transactions described in this prospectus to a U.S. holder not deemed to be domiciled in Brazil for Brazilian tax purposes (a “U.S. holder”). This discussion does not address all possible Brazilian tax consequences relating to the Exchange of Shares and does not address all the Brazilian tax considerations that may be applicable to any particular non-Brazilian holder. You should consult your own tax advisor regarding taxes that may arise in connection with the Exchange of Shares.

Despite the lack of specific provisions in Brazilian tax legislation with respect to the Share Exchange, there are good legal grounds to sustain that the exchange by a U.S. person or entity of preferred shares that are registered as a foreign portfolio investment under Resolution 2,689/00 of the National Monetary Council Regulations (“Resolution 2,689/00”) or are registered as a foreign direct investment under Law 4,131/62 would not be subject to income tax pursuant to Brazilian law. However, the exercise of appraisal rights is a taxable transaction.

Taxation on Gains—Share Exchange

There are good legal grounds to sustain that the exchange of shares would not be subject to income tax pursuant to Brazilian law. Nevertheless, in case these arguments do not prevail, the following rule will apply to calculate the taxable gains:

•

Gains that may be realized through the exchange of RIPI, DPPI or CBPI shares for Ultrapar shares (e.g., cases of foreign direct investment under Law 4,131/62) could be subject to tax at a rate of 15%, unless the investor is established in a tax haven, in which case the applicable rate would be 25%. This rule would apply even in case of an investment made under Resolution 2,689/00, since the exchange of shares would be considered as a transaction carried out off of a stock exchange. These gains would be measured by the difference between the transaction cost of RIPI, DPPI or CBPI shares and the amount attributed to the received Ultrapar shares upon the exchange of shares. Both amounts should be considered in Brazilian currency without any correction for inflation as of 1996. Although there is a controversy surrounding this issue, there are arguments to sustain that the transaction cost of foreign investments should be indexed in foreign currency.

Taxation on Gains—Exercise of Appraisal Rights

Gains that may be realized through the exercise of appraisal rights would be subject to tax at a rate of 15%, unless the investor is established in a tax haven, in which case the applicable rate would be 25%. This rule would apply even in case of an investment made under Resolution 2,689/00, since the exercise of appraisal rights would be considered as a transaction carried out off of a stock exchange. Both amounts should be treated as being in Brazilian currency without any correction for inflation as of 1996. Although there is a controversy surrounding this issue, there are arguments to sustain that the transaction cost of foreign investments should be indexed in foreign currency.

Taxation on Gains—Future Disposals of Ultrapar’s Shares

In case of future disposal of the preferred shares received upon the exchange of shares, potential gains realized by U.S. or non-resident holders would be taxed in Brazil, as follows:

•

In case of disposal to another U.S. holder or non-Brazilian holder, Brazilian income tax would apply, as of February 2004, at 15%, except if the beneficiary is located in a low-tax jurisdiction, in which case the applicable rate would be of 25%. There may be arguments to challenge the imposition of the Brazilian tax on this transaction. Nevertheless, because the provision is very recent and has not been tested before Brazilian courts, we may not predict whether this discussion will prevail in the future;

•

In case of transactions carried on the Brazilian stock exchanges by investors who entered the country under Resolution 2,689/00 of the National Monetary Council Regulations, a tax exemption would apply and gains would not be taxed in Brazil, except if the investor is domiciled in a tax haven, in which case the applicable rate would be of 15%;

•

In case of transactions carried on, or outside of, the Brazilian stock exchange by investors under Resolution 2,689/00, the applicable withholding tax rate would be 15%, except if the investor is located in a low-tax jurisdiction, in which case the applicable rate would be 25%;

•

In case of transactions carried on, or out of, the Brazilian stock exchange by investors that are not under Resolution 2,689/00 (Law 4,131/62 regime), the applicable withholding tax would be 15%, except if the transaction is carried out of the Brazilian stock exchange and the beneficiary is located in a tax haven, in which case the applicable rate would be 25%.

There can be no assurance that the current preferential treatment for U.S. and non-Brazilian holders of shares under Resolution 2,689/00 will be maintained.

Gain on the disposal of shares is measured by the difference between the amount in Brazilian currency realized on the sale or exchange and the Transaction cost of the shares sold, measured in Brazilian currency, without any correction for inflation as of 1996. Although there is a controversy surrounding this issue, there are arguments to sustain that the Transaction cost of foreign investments should be indexed in the currency of that foreign country.

Shareholders’ Compensation

Taxation of dividends and interest on capital will be the same for RIPI, DPPI and CBPI shareholders.

(A) Taxation of Dividends. Dividends paid by Ultrapar in cash or in kind out of profits generated on or after January 1, 1996 to a non-Brazilian holder in respect of preferred shares will not be subject to Brazilian withholding tax.

(B) Distributions of Interest on Capital. Brazilian corporations may make payments to shareholders characterized as interest on capital as an alternative to making dividend distributions. The rate of interest may not be higher than the federal government’s long-term interest rate, or the TJLP, as determined by the Central Bank from time to time. The total amount distributed as interest on capital may not exceed the greater of (i) 50% of net income (before taking the distribution and any deductions for income taxes into account) for the year in respect of which the payment is made or (ii) 50% of retained earnings for the year prior to the year in respect of which the payment is made. Payments of interest on capital are approved by the shareholders on the basis of recommendations of the company’s board of directors. Usually the board of directors approves the payment of interest on capital, subject to ratification by the general meeting.

Distributions of interest on capital paid to Brazilian and non-Brazilian holders of common shares and preferred shares are deductible by Ultrapar for Brazilian corporate tax purposes, within the limits referred above. Payments to non-Brazilian holders are subject to Brazilian withholding tax at the rate of 15%. In a recent decision of Brazilian Superior Court (“Superior Tribunal de Justicia—STJ”) interest on capital would also be subject to two tax contributions to PIS—Contribution to the Social Integration Program and to COFINS—Contribution to the Social Financial Program on such tax contributions is still subject to an agreement upon the bar for such taxation. If the recipient of the payment is domiciled in a tax haven jurisdiction (i.e., a country that does not impose any income tax or that imposes tax at a rate of less than 20%), the rate will be 25%. The tax treatment of interest on capital at the recipient level varies according to such recipient’s jurisdiction. You should consult with your own tax advisor regarding the tax treatment applicable to you.

Amounts paid as interest on capital (net of applicable withholding tax) may be treated as payments in respect of the dividends Ultrapar is obligated to distribute to its shareholders in accordance with its by-laws and the Brazilian Corporate Law. Distributions of interest on capital in respect of common shares and preferred shares may be converted into U.S. dollars and remitted outside of Brazil, subject to applicable exchange controls.

No assurance can be given that the board of directors of Ultrapar will recommend that future distributions of profits will be made by means of interest on capital. Whether the board of directors of Ultrapar will recommend the distribution of profits by means of interest on capital or dividends will depend on Ultrapar’s tax position and corporate/tax legislation in force on the date of the recommendations.

Other Brazilian Taxes

The exchange of shares will not trigger any Brazilian inheritance, gift or succession taxes (Imposto sobre Transmissão Causa Mortis e Doações—ITCMD) or Contribution on Financial Transfers (Contribuição Provisória sobre Movimentação Financeira—CPMF) or Tax on Financial Transactions (Imposto sobre Operações Financeiras—IOF), except in case of exercise of appraisal rights, in which case CPMF may apply. Some Brazilian states impose ITCMD on gifts or bequests by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states.

Law No. 8,894, dated as of June 21, 1994, created the IOF, which may be imposed on any transaction involving bonds and securities, even if the transaction includes Brazilian stock, futures or commodities exchanges, or exchange as well as currency transactions.

The rate of IOF with respect to transactions involving shares is currently zero, although the executive branch may increase the rate up to 1.5% per day of the terms of the securities, but only with respect to future transactions.

The current applicable rate for almost all foreign currency exchange transactions is also zero. Notwithstanding this, the Ministry of Finance may increase the rate at any time, up to 25%. However, it may only do so with respect to future transactions.

CPMF is a tax imposed on bank account debits at a rate of 0.38%. Although the CPMF is set to expire on December 31, 2007, the Brazilian Federal Government may extend it, as it already has done several times, or transform the CPMF into a permanent tax. The burden of the CPMF tax is borne by the holder of the bank account (in this case, Ultrapar) and the responsibility for the CPMF tax collection is of the financial institution that carries out the relevant financial transaction.

EXTRAORDINARY SHAREHOLDERS MEETINGS OF RIPI, DPPI, CBPI AND ULTRAPAR

RIPI Will Hold its Extraordinary Shareholder Meeting on                     , 2007

The RIPI extraordinary shareholder meeting will be held on                     , 2007 at     a.m. (São Paulo time) at RIPI’s headquarters, located at Rua Engenheiro Heitor Amaro Barcellos, 551, City of Rio Grande, State of Rio Grande do Sul, Brazil. At the extraordinary shareholder meeting, RIPI’s common shareholders will be asked:

•	to approve all the conditions of the Share Exchange pursuant to the Investment Agreement;

•	to ratify the engagement of Deutsche Bank to determine the book value and the liquidation value of RIPI;

•	to approve the Share Exchange; and

•	to transact any other business as may properly be brought before the RIPI extraordinary shareholder meeting or any adjournment or postponement of the RIPI extraordinary shareholder meeting.

You may not vote at the RIPI extraordinary shareholder meeting as a holder of RIPI preferred stock, although you may attend.

DPPI Will Hold its Extraordinary Shareholder Meeting on                     , 2007

The DPPI extraordinary shareholder meeting will be held on                     , 2007 at      a.m. (São Paulo time) at DPPI’s headquarters, located at Avenida Dolores Alcaraz Caldas, 90, City of Porto Alegre, State of Rio Grande do Sul, Brazil. At the extraordinary shareholder meeting, DPPI’s common shareholders will be asked:

•	to approve all the conditions of the Share Exchange pursuant to the Investment Agreement;

•	to ratify the engagement of Deutsche Bank to determine the book value and the liquidation value of DPPI;

•	to approve the Share Exchange; and

•	to transact any other business as may properly be brought before the DPPI extraordinary shareholder meeting or any adjournment or postponement of the DPPI extraordinary shareholder meeting.

You may not vote at the DPPI extraordinary shareholder meeting as a holder of DPPI preferred stock, although you may attend.

CBPI Will Hold its Extraordinary Shareholder Meeting on                     , 2007

The CBPI extraordinary shareholder meeting will be held on                     , 2007 at      a.m. (São Paulo time) at CBPI’s headquarters, located at Rua Francisco Eugênio, 329 , City of Rio de Janeiro, State of Rio de Janeiro, Brazil. At the extraordinary shareholder meeting, CBPI’s common shareholders will be asked:

•	to approve all the conditions of the Share Exchange pursuant to the Investment Agreement;

•	to appoint or ratify the engagement of Deutsche Bank to determine the book value and the liquidation value of CBPI;

•	to approve the Share Exchange; and

•	to transact any other business as may properly be brought before the CBPI extraordinary shareholder meeting or any adjournment or postponement of the CBPI extraordinary shareholder meeting.

You may not vote at the CBPI extraordinary shareholder meeting as a holder of CBPI preferred stock, although you may attend.

Ultrapar Will Hold its Extraordinary Shareholder Meeting on                     , 2007

The Ultrapar extraordinary shareholder meeting will be held on                     , 2007 at      a.m. (São Paulo time) at its headquarters at Avenida Brigadeiro Luis Antônio 1343, 9 floor, City of São Paulo, State of São Paulo, Brazil. At the extraordinary shareholder meeting, Ultrapar common shareholders will be asked:

•	to approve all the conditions of the Share Exchange pursuant to the Investment Agreement;

•	to ratify the engagement of Deutsche Bank to determine the book value and the liquidation value of RIPI, DPPI and CBPI;

•	to approve the Share Exchange;

•	to approve a capital increase in connection with the Share Exchange; and

•	to transact any other business as may properly be brought before the Ultrapar extraordinary shareholder meeting or any adjournment or postponement of the Ultrapar extraordinary shareholder meeting.

INFORMATION ABOUT THE COMPANIES

Ultrapar

Ultrapar Participações S.A., or Ultrapar, is a sociedade anônima incorporated under the laws of the Federative Republic of Brazil. We have a significant market presence in the business areas in which we operate. We are the leader in LPG distribution in Brazil through Ultragaz, with a 24% market share, and one of the largest independent distributors in the world in terms of volume sold. We deliver LPG to an estimated 10 million households using our own vehicle fleet and also through approximately 4,000 independent retailers. We are the largest producer in South America of ethylene oxide and its principal derivatives, with an extensive business in the domestic and international markets. Through Ultracargo, we are a leading provider of integrated logistics for special bulk cargo in Brazil. We offer integrated multimodal transportation, loading and unloading services and the management of third-party fleets. Our high storage capacity, together with the strategic location of our assets, facilitates product movement along an integrated multimodal logistics system. With the acquisition of Ipiranga’s fuel distribution business in the south and southeast regions of Brazil, we became the second largest Brazilian fuel distributor with approximately 15% market share. In 2006, we estimate that the Target Operations’ net sales in the fuel distribution business amounted to approximately R$19 billion.

Additional information about Ultrapar and its subsidiaries is included in our 2006 Form 20-F, which is incorporated by reference in this document. See “Where You Can Find More Information” on page 148.

Ratio of Earnings to Combined Fixed Charges and Preference Securities

The following table sets forth our ratio of earnings to combined fixed charges and preference securities for the periods indicated:

	As of December 31,
	2002	2003	2004	2005	2006
Ratio of earnings to combined fixed charges and preference securities (1)	4.11	5.38	9.00	4.17	3.29

(1)	For the purpose of calculating the ratio of earnings to combined fixed charges and preference securities, earnings consist of income from continuing operations before taxation and minority interests plus fixed charges and after deduction of the unremitted pre-tax income of companies accounted for by the equity method. Combined fixed charges and preference dividends consist of total interest expense, including or excluding interest on deposits as appropriate, and the proportion of rental expense deemed representative of the interest factor. Combined fixed charges and preference dividends include dividends and interest paid on the preferred shares.

The Ipiranga Group

The Ipiranga Group operated Brazil’s second-largest fuel distributor, with a network of approximately 4,200 service stations and a 19% market share as of December 31, 2006. Ipiranga also had a significant presence in the petrochemicals market, with the production of 650,000 tons of petrochemical resins a year and an oil refinery business in southern Brazil. The Ipiranga Group conducted its refinery business through RIPI, its fuel distribution business through CBPI and DPPI and its petrochemical business through IQ and IPQ and held a 29.5% interest in Copesul (with Braskem owning another 29.5%), which is Brazil’s second-largest producer of petrochemicals.

RIPI

RIPI is an oil refinery in the state of Rio Grande do Sul, in the Southern region of Brazil. As of December 31, 2006, RIPI’s nominal capacity was 17,000 barrels per day, and its principal products include gasoline, diesel, naphtha, fuel oil, LPG and kerosene. During 2006, RIPI faced difficulties in keeping its operations at full capacity, due to an increase in international oil prices, to which its costs are linked, without a corresponding increase in oil derivatives’ prices in Brazil. This led RIPI to suspend its operations for five months during the year. In 2006, the average production of the refinery was 7,158 barrels per day, which represented 42% of the refinery’s nominal capacity, and RIPI’s market share reached 0.4% of the Brazilian market, according to ANP data. RIPI’s principal executive offices are located at Rua Engenheiro Heitor Amaro Barcellos, 551, City of Rio Grande, State of Rio Grande do Sul, Brazil.

DPPI

DPPI is engaged in the distribution and marketing of petroleum products, fuel alcohol and vehicular natural gas in the State of Rio Grand do Sul and the western portion of the State of Santa Catarina, Brazil. DPPI is also the controlling entity of CBPI, the company responsible for the fuels distribution business of the Ipiranga Group in the remaining Brazilian territory. DPPI’s share of the Brazilian fuels market is 2.6%. A substantial portion of DPPI net sales is derived from the sale of diesel and gasoline. DPPI’s principal executive offices are located at Avenida Dolores Alcaraz Caldas, 90, City of Porto Alegre, State of Rio Grande do Sul, Brazil.

CBPI

CBPI is engaged in the distribution and marketing of petroleum products, fuel alcohol and vehicular natural gas in Brazil, with the exception of those regions in which DPPI operates and the States of Roraima and Amapá. CBPI is controlled by DPPI. CBPI’s share of the Brazilian fuels market was 16.9 % as of December 31, 2006. In addition to selling gasoline and fuel alcohol, CBPI also sells diesel, vehicular natural gas, fuel oil, kerosene and lubricants. Together with DPPI, CBPI forms Brazil’s second-largest fuel distributor, with a network of approximately 4,200 service stations and a 19% market share as of December 31, 2006. CBPI’s principal executive offices are located at Rua Francisco Eugênio, 329, City of Rio de Janeiro, State of Rio de Janeiro, Brazil.

The following diagram shows the corporate structure of the Ipiranga Group prior to the completion of the Transaction:

RIPI MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is based on and should be read in conjunction with RIPI’s audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004, as well as their respective notes, included in this prospectus, and the sections “Other Information” and “Selected Consolidated Historical Financial Data of RIPI” and other financial information presented elsewhere in this prospectus.

This section contains discussions regarding estimates and forward-looking statements that involve risks and uncertainties. RIPI’s actual results may differ significantly from those discussed in these estimates and forward-looking statements as a result of various factors, including, without limitation, those described in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

A. Operating Results

RIPI’s economic performance in oil refining in 2006 continued to reflect difficulties caused by the incompatibility between oil prices in the international market and by-products prices in Brazil, in the prior year. In order to minimize operating losses and as happened in most part of 2005, Refinaria Ipiranga’s management interrupted the production from June to October of 2006.

As part of the actions to ensure continuity of operations of Refinaria de Petróleo Ipiranga S.A., the management intensified contacts and negotiations with the regulatory agencies of the industry, the Federal Government and the Government of Rio Grande do Sul State. In July 2006, RIPI and the State Government started to study the possibility of producing petrochemical naphtha in order to have an alternative that allowed the operational continuity of Refinaria Ipiranga and an increase in tax collection for Rio Grande do Sul State.

On November 1, 2006, Decree No. 44,714 was published in the Official Gazette of Rio Grande do Sul State, permitting the use, as a deemed tax credit, of up to 8.5% of the ICMS (state VAT) levied on petrochemical naphtha produced in facilities located in the South region of Rio Grande do Sul State and sold in the same state, according to the agreement signed in November 27, 2006.

Therefore, operations were resumed according to the agreement signed with Rio Grande do Sul State Government and Refinaria Ipiranga’s management believes that, from now on, there may be a better condition to continue operations by means of an alternative structured with Government and/or more consistent domestic price policies, including market conditions.

Brazilian Economic Background

Since RIPI’s operating businesses are located substantially in Brazil, RIPI is significantly affected by Brazil’s economic and social conditions, including, but not limited to, gross domestic product, or GDP, interest rates, the domestic rate of inflation and exchange rate fluctuations.

Gross domestic product

As government became more confident regarding inflation trends, interest rates were lowered, and Brazilian GDP grew by 4.9% in 2004. However, in order to meet inflation targets, the Central Bank increased interest rates again in 2005, and GDP growth decreased to 2.3% in the year ended December 31, 2005. During 2006, the Brazilian economy presented the same trend shown in the previous year and GDP grew by 2.9%.

Inflation and currency fluctuations

RIPI’s cash operating expenses are substantially in reais and tend to increase with inflation. In 2004, the real appreciated further against the U.S. dollar and IGP-M for the year was 12.4%. In 2005 and 2006, the real continued to appreciate against the U.S. dollar, which, together with the increased average interest rates, resulted in an inflation rate of 1.2% and 3.9%, respectively, as measured by the IGP-M. Future governmental actions, including actions to adjust the value of the real in relation to the dollar, may increase inflation.

The principal foreign exchange risk RIPI faces arises from certain U.S. dollar-denominated debt. On December 31, 2006 the exchange rate exposure amounted to US$313,350. Hence, RIPI is exposed to foreign exchange rate risks which could negatively impact RIPI’s businesses, financial situation and operating results as well as the capacity to service its debt. See Note 22 to RIPI’s consolidated financial statements.

The table below shows the inflation rate for the periods indicated, as measured by the IGP-M as well as the devaluation of the real against the U.S. dollar.

	Year ended December 31,
Index	2006	2005	2004
General Price Index—IGP-M	3.9%	1.2%	12.4%
Devaluation (appreciation) of the real against the U.S. dollar	(8.7)%	(11.8)%	(8.1)%

Interest rate

Interest rates in Brazil has been historically high, but the monetary authorities have gathered success in diminishing it in a consistent manner during recent years. In 2003, there was a significant monetary tightening in which the basic rate was elevated to 26% per year, as a reply to the inflation bubble of the previous year. However, the interest rate was rapidly diminished yet during 2003 to 16%. Between 2004 and mid-2005, there was another tightening, as a reply to a quick inflation acceleration and to heating in the trade area. Now, once the inflation has been controlled, the basic rate was reduced to 11.25% per year on September 2007. The main interest rate risk in RIPI arises from the possibility of incurring losses due to interest rate fluctuations that increase interest expenses on loans and financing.

	Year ended December 31,
Index	2006	2005	2004
Interest rate—Selic	15%	19%	16%

Critical Accounting Policies and Estimates

The presentation of RIPI’s financial condition and results of operations requires its management to make judgments regarding the effects of matters that are inherently uncertain on the carrying value of its assets and liabilities and may affect the reported amount of them as well as its revenues and expenses. Actual results may differ from those estimated under different variables, assumptions or conditions, even though RIPI’s management believes that its accounting estimates are reasonable. The following paragraphs review the critical accounting estimates that management considers most important for understanding RIPI’s financial condition, results of operations and cash flows. An accounting estimate is considered a critical accounting estimate if it meets the following criteria:

•	The accounting estimate requires management to make assumptions about matters that were highly uncertain at the time the accounting estimate was made; and

•

Different estimates that management reasonably could have used for the accounting estimate in the current period, or changes in the accounting estimate that are reasonably likely to occur from period to period, would have a material impact on our financial condition, results of operations or cash flows.

We have identified the following five of RIPI’s accounting policies that can be considered critical.

Allowance for doubtful accounts

We maintain allowances for doubtful accounts for estimated losses resulting from the subsequent inability of RIPI’s customers to make required payments. The allowance for doubtful accounts is recorded in an amount RIPI consider sufficient to cover any probable losses on realization of its accounts receivable from its customers, as well as other receivables, and is included as selling expenses; no adjustment is made to net sales and services revenue. In order to establish the allowance for doubtful accounts, RIPI’s management constantly evaluates the amount and characteristics of its accounts receivable. When significant delays occur and the likelihood of receiving these payments decreases, a provision is made. In case receivables in arrears are guaranteed or there are reasonable grounds to believe they will be paid, no provision is made. If the financial conditions of RIPI’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances would be required in future periods. However, because RIPI cannot predict with certainty the future financial stability of its customers, RIPI cannot guarantee that its reserves will continue to be adequate. Actual credit losses may be greater than the allowance RIPI has established, which could have a significant impact on our selling expenses. See Note 22(b) to RIPI’s consolidated financial statements for additional information about our credit risk.

Deferred Taxes

RIPI recognizes deferred tax assets and liabilities which do not expire, arising from tax-loss carryforwards, temporary add-backs, revaluation of property, plant and equipment and other procedures. RIPI periodically reviews the deferred tax assets for recoverability and establishes a valuation allowance, as required, based on historical taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. In the event RIPI or one of its subsidiaries operates at a loss or is unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable or deductible, RIPI evaluates the need to establish a valuation allowance against all or a significant portion of its deferred tax assets, resulting in an increase in its effective tax rate, thereby decreasing net income. If RIPI determines that it can realize a deferred tax in excess of its net recorded amount, it decreases the valuation allowance, thereby increasing net income. Significant management judgment is required in determining any valuation allowance. The principal uncertainty relates to the likelihood of future taxable income from the subsidiary that generated the deferred tax asset. A change in RIPI’s projections of profitability could result in the need to record a valuation allowance against deferred tax assets, resulting in a negative impact of future results. See Note 11(a) to RIPI’s consolidated financial statements for additional information on deferred taxes.

Contingent liabilities

RIPI is currently involved in certain legal and administrative proceedings that arise from its normal course of business as described in Note 17 to RIPI’s consolidated financial statements. We believe that the extent to which these contingencies are recognized in RIPI’s consolidated financial statements is adequate. It is RIPI’s policy to record accrued liabilities in respect of contingencies that can be reasonably estimated and could have a material adverse impact on the results of RIPI’s operations or its financial condition and that are probable to occur in the opinion of its management, based on information available to RIPI including information obtained from its legal advisors. Future results of operations for any particular quarterly or annual period could be materially affected by changes in RIPI’s assumptions, by the effectiveness of its strategies relating to these proceedings, by future developments in each matter being discussed or by changes in approach, such as a change in settlement strategy in dealing with these matters.

Pension and other post-retirement benefits

The determination of the expense and liability relating to RIPI’s pension plan and certain insurance benefits for RIPI’s employees and their dependents involves the use of actuarial assumptions. These include estimates of future mortality, withdrawal, changes in compensation and the discount rate used to reflect the time value of money as well as the rate of return on plan assets. These assumptions are reviewed at least annually and may differ materially from actual results due to changing market and economic conditions, regulatory events, judicial ruling, higher or lower withdrawal rates or longer or shorter life spans of participants. In case actual results differ from the assumptions adopted, there may be a significant impact on the amount of pension liability and post-retirement health care and expenses RIPI records. See Note 19 to RIPI’s consolidated financial statements for additional information on provision for post-employment benefits.

Provision for losses on investments

RIPI recognizes a provision for losses on investments related to investments in non-consolidated affiliates which i) have reported negative stockholders’ equity in their financial statements prepared in accordance with Brazilian GAAP and ii) have outstanding loans which RIPI has guaranteed. In such cases RIPI first reduces the value of the investment to zero, and subsequently provide for its portion of negative equity. The amount of losses recognized by RIPI and related payments made on behalf of the non-consolidated affiliate, if any, will depend upon the future results of such affiliate during the period the guarantee is outstanding.

Results of Operations

The following discussion of RIPI’s results of operations is based on the financial information derived from its consolidated financial statements prepared in accordance with Brazilian GAAP that are included in this prospectus.

Year ended December 31, 2006 compared to the year ended December 31, 2005.

The following table shows a summary of RIPI’s results of operations for the years ended December 31, 2006 and 2005:

	Year ended December 31, 2006	Percentage of net sales and services	Year ended December 31, 2005	Percentage of net sales and services	Percent change
	(in millions of reais, except percentages)
Net sales and services	4,191.4	100%	3,612.7	100%	16%
Cost of sales and services	(3,379.6)	81%	(2,872.8)	80%	18%

Gross profit	811.8	19%	739.9	20%	10%
Selling, general and administrative expenses	(347.3)	8%	(304.9)	8%	14%
Other operating income (expense), net	8.2	0%	26.5	1%	(69)%

Operating income before financial items	472.7	11%	461.5	13%	2%
Financial income (expense), net	(86.3)	2%	(134.5)	4%	(36)%
Non-operating income (expense), net	(34.2)	1%	1.2	0%	—
Equity in earnings of affiliates	24.3	1%	30.5	1%	(20)%
Income and social contribution taxes	(81.4)	2%	(100.2)	3%	(19)%
Profit sharing	(7.9)	0%	(7.1)	0%	12%
Minority Interest	(123.0)	3%	(113.2)	3%	9%

Net income	164.2	4%	138.3	4%	19%

Net sales and services. Net sales and services for the year ended December 31, 2006 increased by 16% to R$4,191.4 million from R$3,612.7 million for the year ended December 31, 2005. The increase in net sales was mostly driven by increase in sales volume and higher prices practiced in consequence of oil and derivative products price increases in the international market.

Cost of sales and services. Cost of sales and services increased by 18% to R$3,379.6 million for the year ended December 31, 2006, compared to R$2,872.8 million for the year ended December 31, 2005, mainly due to an increase in the cost of raw materials and growth in sales volumes.

Gross profit. Gross profit increased by 10% to R$811.8 million for the year ended December 31, 2006 compared to R$739.9 million for the year ended December 31, 2005.

Selling, general and administrative expenses. Selling, general and administrative expenses increased by 14% to R$347.3 million for the year ended December 31, 2006 from R$304.9 million for the year ended December 31, 2005. This increase reflects (i) freight expenses due to an increase in volume sold, and (ii) salary increases as a result of the annual collective wage agreement.

Other operating income. Other operating income decreased by 69% to R$8.2 million for the year ended December 31, 2006, compared to R$26.5 million for the year ended December 31, 2005, mainly due to positive actuarial effects on its pension fund in 2005. See Note 19 to RIPI’s consolidated financial statements.

Operating income before financial items. Operating income before financial items increased by 2% to R$472.7 million for the year ended December 31, 2006 compared to R$461.5 million for the year ended December 31, 2005.

Financial income (expense), net. Reported net financial expense was R$86.3 million for the year ended December 31, 2006, compared to a net financial expense of R$134.5 million for the year ended December 31, 2005. The R$48.2 million improvement in financial expense was principally due to a decrease in interest expenses.

Non-operating income (expense), net. Reported net non-operating expense was R$34.2 million for the year ended December 31, 2006 compared to a net non-operating income of R$1.2 million for the year ended December 31, 2005. The decrease of R$35 million on non-operating income is primarily attributable to a loss on change in ownership percentage in the affiliate IPQ—Ipiranga Petroquímica S.A.

Equity in earnings of affiliates. Equity in earnings of affiliates amounted to R$24.3 million for the year ended December 31, 2006, a 20% decrease compared to the year ended December 31, 2005. The decrease is mainly due to higher goodwill amortization.

Income and social contribution taxes. Income and social contribution tax expenses amounted to R$81.4 million for the year ended December 31, 2006, a decrease of 19% from R$100.2 million for the year ended December 31, 2005. This decrease is primarily due to the tax effect on the positive actuarial effects on its pension fund in 2005.

Profit sharing. Profit sharing was R$7.9 million for the year ended December 31, 2006, compared to R$7.1 million for the year ended December 31, 2005.

Minority interest. Minority interest was R$123.0 million for the year ended December 31, 2006, compared to R$113.2 million for the year ended December 31, 2005. Such increase is due to improvements in the results of the affiliate IQ—Ipiranga Química S.A.

Net income. As a result of the foregoing, net income for the year ended December 31, 2006 was R$164.2 million, an increase of 19% compared to R$138.3 million for the year ended December 31, 2005.

Year ended December 31, 2005 compared to the year ended December 31, 2004.

The following table shows a summary of RIPI’s results of operations for the years ended December 31, 2005 and 2004:

	Year ended December 31, 2005	Percentage of net sales and services	Year ended December 31, 2004	Percentage of net sales and services	Percent change
	(in millions of reais, except percentages)
Net sales and services	3,612.7	100%	3,747.0	100%	(4)%
Cost of sales and services	(2,872.8)	80%	(2,897.3)	77%	(1)%

Gross profit	739.9	20%	849.7	23%	(13)%
Selling, general and administrative expenses	(304.9)	8%	(303.3)	8%	1%
Other operating income (expense), net	26.5	1%	11.9	0%	122%

Operating income before financial items	461.5	13%	558.4	15%	(17)%
Financial income (expense), net	(134.5)	4%	(111.0)	3%	21%
Non-operating income (expense), net	1.2	0%	(0.2)	0%	—
Equity in earnings of affiliates	30.5	1%	19.8	1%	54%
Income and social contribution taxes	(100.2)	3%	(68.4)	2%	46%
Profit sharing	(7.1)	0%	(6.4)	0%	10%
Minority Interest	(113.2)	3%	(176.4)	5%	(36)%

Net income	138.3	4%	215.9	6%	(36)%

Net sales and services. Net sales and services for the year ended December 31, 2005 decreased to R$3,612.7 million from R$3,747.0 million for the year ended December 31, 2004. The decrease in net sales was mainly driven by a decrease in sales volume and due to an 11% appreciation in the Brazilian Real against U.S Dollar in 2005 compared to 2004.

Cost of sales and services. Cost of sales and services decreased by 1% to R$2,872.8 million for the year ended December 31, 2005, compared to R$2,897.3 million for the year ended December 31, 2004, mainly due to a decrease in sales volume partially offset by an increase in the cost of raw materials.

Gross profit. Gross profit decreased by 13% to R$739.9 million for the year ended December 31, 2005 from R$849.7 million for the year ended December 31, 2004.

Selling, general and administrative expenses. Selling, general and administrative expenses increased by 1% to R$304.9 million for the year ended December 31, 2005 from R$303.3 million for the year ended December 31, 2004.

Other operating income. Other operating income increased to R$26.5 million for the year ended December 31, 2005, compared to R$11.9 million for the year ended December 31, 2004, mainly due to positive actuarial effects on its pension fund in 2005. See Note 19 to RIPI’s consolidated financial statements.

Operating income before financial items. Operating income before financial items decreased by 17% to R$461.5 million for the year ended December 31, 2005 from R$558.4 million for the year ended December 31, 2004.

Financial income (expense), net. Reported net financial expense amounted to R$134.5 million for the year ended December 31, 2005, an increase of 21% compared to a net financial expense of R$111.0 million for the year ended December 31, 2004. The R$23.5 million increase was principally due to an increase in interest expenses.

Non-operating income (expense), net. Net non-operating income was R$1.2 million for the year ended December 31, 2005 compared to a net non-operating expense of R$0.2 million for the year ended December 31, 2004.

Equity in earnings of affiliates. Equity in earnings of affiliates amounted to R$ 30.5 million for the year ended December 31, 2005, a 54% increase compared to the year ended December 31, 2004. Such increase is mainly due lower goodwill amortization at subsidiary IQ—Ipiranga Química S.A.

Income and social contribution taxes. Income and social contribution tax expenses amounted to R$100.2 million for the year ended December 31, 2005, an increase of 46% from R$68.4 million for the year ended December 31, 2004. This increase is primarily due to the tax effect on the positive actuarial effects on its pension fund in 2005.

Profit sharing. Profit sharing was R$7.1 million for the year ended December 31, 2005, compared to R$6.4 million for the year ended December 31, 2004.

Minority interest. Minority interest was R$113.2 million for the year ended December 31, 2005, compared to R$176.4 million for the year ended December 31, 2004. Such decrease derives from the result of the affiliate IQ—Ipiranga Química S.A.

Net income. As a result of the foregoing, net income for the year ended December 31, 2005 was R$138.3 million, a decrease of 36% compared to R$215.9 million in 2004.

B. Liquidity and Capital Resources

RIPI’s principal sources of liquidity are cash generated from operations and financing. RIPI believes that these sources will continue to be sufficient to satisfy its current funding requirements, which include, but are not limited to, working capital, capital expenditures, amortization of debt and payment of dividends or interest on equity.

Sources and Uses of Funds

Net cash flow from operations was R$18.7 million, R$509.3 million and R$349.2 million for 2006, 2005 and 2004, respectively. RIPI’s cash flow from operations decreased by R$490.6 million in 2006 compared to 2005 and increased by R$159.5 million in 2005 compared to 2004, mainly reflecting the changes in working capital. Net cash flow from financing activities amounted to R$61.6 million, R$(396.7) million and R$(424.2) million in the years ended December 31, 2006, 2005 and 2004, respectively. The cash flow from financing activities in 2006 increased by R$458.4 million compared to 2005, due to the higher level of new loans obtained and the lower level of amortization of loans and financings in 2006. Cash consumed by financing activities in 2005 decreased by R$27.4 million compared to 2004.

Investing activities consumed net cash of R$(76.7) million, R$(119.6) million and R$(68.1) million in the years ended December 31, 2006, 2005 and 2004, respectively. The higher level of cash consumed by investing activities in 2005 compared to 2006 and 2004 was principally due to additions to investment in related parties. See Note 8 to RIPI’s consolidated financial statements. Acquisitions of property, plant and equipment and additions to intangible assets and deferred charges consumed R$91.8 million, R$68.5 million and R$67.2 million in 2006, 2005 and 2004, respectively. For the year ended December 31, 2006, investing activities were mainly composed of expansion of products and services offer, maintenance of competitiveness and investments in life and environmental safeguards.

As of December 2006, RIPI had R$101.5 million in cash, cash equivalents, derivatives, short-and long-term investments. RIPI will spend approximately R$5.1 billion in the next five years to meet long-term contractual obligations described in the Tabular Disclosure of Contractual Obligations. RIPI expects to meet these cash requirements through a combination of cash generated from operating activities and cash generated by financing activities, including new debt financing and the refinancing of some of its indebtedness as it becomes due.

Indebtedness

As of December 31, 2006, RIPI’s consolidated short- and long-term debt was as follows:

Indebtedness	Currency	Index	Effective Rate	Principal amount of outstanding and accrued interest through December 31,
				2006	2005	2004
				(in millions of reais)
Foreign currency-denominated loans:
Industrial expansion	US$	Basket of currencies	9.3%	3.1	12.8	351.8
Working capital (foreign exchange contracts and prepayments)	US$	Monthly, quarterly and annual LIBOR	6.6%	907.0	713.5	757.7
Restricted export drafts	US$			(149.8)	(136.1)	(183.4)

Real-denominated loans:
Industrial expansion	R$	TJLP(1)	10.6%	44.0	39.6	38.0
Investment acquisition	R$	IGPM(2)	6.5%	9.9	36.4	70.1
Working capital	R$	CDI	13.4%	8.3	69.2	39.5
Total loans	R$			822.5	735.4	1,073.7

Unrealized losses on swaps transactions	R$			6.7	1.5	2.4

Total	R$			829.2	736.9	1,076.1

(1)	TJLP (Long-Term Interest Rate) is a nominal rate of interest established quarterly. On December 31, 2006, TJLP was fixed at 6.85% p.a. Interest rate only as of 2006.

(2)	IGPM is the General Market Price Index in Brazil. Net of linked operations.

RIPI’s consolidated debt as of December 31, 2006 had the following maturity schedule:

Maturity	Amount
(in millions of reais)
January 1, 2007 to December 31, 2007	209.0
January 1, 2008 to December 31, 2008	109.6
January 1, 2009 to December 31, 2009	141.4
January 1, 2010 to December 31, 2010	130.6
January 1, 2011 to December 31, 2011	238.7

Total	829.2

By using its own funds of approximately US$56 million and funds obtained in the domestic financial market, the indirect subsidiary Ipiranga Petroquímica S.A. (IPQ) paid in advance its debt to International Finance Corporation (IFC), Kreditanstalt für Wiederaufbau (KfW), Deutsche Entwicklungsgesellschaft (DEG) and foreign banks participating in the “B Loan” (“B Loan Banks”), in the amount of approximately US$136 million. With these payments made on June 15, 2005, IPQ is compliant with all restrictive covenants contained in all agreements signed with IFC, KfW, DEG and B Loan Banks, and obtained better conditions related to maturities and costs of funds obtained from the financial market. On August 28, 2005, IPQ signed a long-term loan pre-agreement in the amount of US$150 million, structured by IFC, which can be fully or partially withdrawn, as needed. Until the date of the financial statements, it was not necessary to use this amount.

RIPI provides collaterals and guarantees for some loan operations conducted directly or indirectly by affiliates and subsidiaries. As of December 31, 2006 and 2005, amounts referring to these operations were R$90.9 million and R$119.8 million, respectively. See Note 21 to RIPI’s consolidated financial statements.

Investments

Equity investments

The table below shows RIPI investments in shareholding stakes for the years ended December 31, 2006, 2005 and 2004.

	Year ended December 31,
Company	2006	2005	2004
	(in millions of reais)
Total investments in shareholding stakes	61.0	35.9	0.5

Investments in permanent assets and deferred charges

The following table sets forth RIPI’s investments in permanent assets and deferred charges for the years ended December 31, 2006, 2005 and 2004.

	Year ended December 31,
	2006	2005	2004
	(in millions of reais)
Refinaria de Petróleo Ipiranga S.A.	0.3	0.5	6.3
Subsidiaries	91.6	68.0	60.9

Total capital expenditures	91.8	68.5	67.2
Disposals	(0.4)	(1.5)	(0.8)

Total capital expenditures, net of disposals	91.4	67.0	66.5

RIPI’s investments strategy includes its subsidiaries’ strategies.

Copesul investment strategy has been focused on keeping its competitiveness and supplying its working capital by the maintenance of its minimum level of inventories. It also involves investments in life and environmental safeguards, expansion of products and services offer and improvements in technology. The investment plan for 2007 maintains the strategies related to expansion of products and services offered, maintenance of competitiveness and investments in life and environmental safeguards. RIPI owns shares of Copesul representing 29.5% of the total and voting share capital of Copesul.

IPQ’s investment strategy has been to make improvements related to safety, environmental safeguards, expansion of the production capacity and betterments to increase the productivity and quality in the production process. RIPI owns shares of IPQ representing 58.53% of the total and voting share capital of IPQ.

U.S. GAAP Reconciliation

RIPI’s net income under Brazilian GAAP was R$164.2 million and R$138.3 million for the years ended December 31, 2006 and 2005, respectively. Under U.S. GAAP, RIPI had net income of R$134.0 million and R$338.1 million for the years ended December 31, 2006 and 2005, respectively.

RIPI’s shareholders’ equity under Brazilian GAAP as of December 31, 2006 and 2005 was R$574.6 million and R$428.4 million, respectively. Under U.S. GAAP, we had shareholders’ equity of R$772.9 million and R$655.5 million, respectively, as of December 31, 2006 and 2005.

The principal differences between Brazilian GAAP and U.S. GAAP that affect RIPI’s net income and shareholders’ equity relate to the treatment of the following items:

•	adjustments for inflation of property, plant and equipment;

•	pension and other post-employment benefits adjustment;

•	gain on percentage variation of capital share;

•	accounting for deferred taxes;

•	differences in equity accounting;

•	accounting for convertible debentures;

•	goodwill, acquisitions and business combinations;

•	securities available for sale;

•	fair-value adjustments of derivatives; and

•	deferred tax effects on the foregoing adjustments.

See Note 25 to RIPI’s consolidated financial statements for a description of the differences above as they relate to RIPI and a reconciliation to U.S. GAAP of net income and total shareholders’ equity.

C. Research and Development, Patents and Licenses, etc.

RIPI subsidiaries own the register of a few brands.

Copesul owns a logotype as an emblem and “COPESUL” as a nominative brand. Both are registered as company properties in the “Certificado de Registro de Marca” (Brands Register Certificate) from Instituto Nacional de Propriedade Industrial (National Institute of Industrial Property) by number 819827266 and expire within 10 years after 20/07/1999.

Ipiranga Petroquímica S.A. owns the register of Ipiranga—Mista, TopClub Programa IPQ de Relacionamento and Maxifilme which expiration dates are being brought into agreement.

IPQ investments in research and development are approximately US$1.5 million/year. IPQ owns a pilot plant and development laboratories to support R&D strategy.

D. Trend Information

See “—Operating Results” above.

E. Off Balance Sheet Arrangements

Companhia Petroquimica do Sul (Copesul) and Ipiranga Petroquimica S.A. (IPQ), two of RIPI’s subsidiaries, have provided guarantees to financial institutions related to amounts owed to those institutions by certain of their customers (vendor financing). Guarantees have an average term of 38 days in Copesul and 33 days in IPQ and, in both cases, are equal to the terms of the related financing arrangements. There exists no recourse provision that would enable RIPI or its subsidiaries to recover any amount paid to the financial institutions under these guarantees. In the event that the financial institutions exercise these guarantees, RIPI is entitled to recover the amount paid directly from its customers under the vendor contracts. At December 31, 2006, the maximum potential payment under these guarantees totaled R$616.5 million (total amount, not representing our stake in those companies), which represented a R$144.9 million increase over December 31, 2005. At December 31, 2006, in accordance with Brazilian GAAP, we did not record any liability on our consolidated financial statements related to these guarantees.

F. Tabular Disclosure of Contractual Obligations

The following table summarizes RIPI’s contractual obligations, as of December 31, 2006:

	Payment due by period
Contractual obligations(1)	Total	Up to 1 year	Between 1 and 3 years	Between 3 and 5 years	More than 5 years
	(in millions of reais)
Financing	829.3	209.0	251.0	369.3	—
Estimated interest payments on financing(2)(3)	146.7	10.8	25.4	110.5	—
Estimated planned funding of pension and other post-retirement benefit obligations(3)	158.4	5.9	12.8	14.1	125.6
Purchase obligations(4)	5,245.9	823.3	1,646.6	1,610.7	1,165.3

Total contractual obligations	6,380.3	1,049.0	1,935.8	2,104.6	1,290.9

(1)	The estimated interest payment amount was calculated based on macro-economic assumptions including, on average for the period, principally (i) a 12% CDI interest rate, (ii) a 3% variation in the reais to U.S. dollar exchange rate, (iii) a 3% inflation rate, and (iv) a 6% TJLP rate. See “Liquidity and Capital Resources—Indebtedness” and Note 15 to RIPI’s consolidated financial statements for more information about the maturity of RIPI’s debt and applicable interest rates. See Note 15 and Note 25 to RIPI’s consolidated financial statements for more information on the maturity and the fair value of RIPI’s swap agreements.

(2)	Includes estimated interest payments on RIPI’s short- and long-term debt.

(3)	See Note 18 to RIPI’s consolidated financial statements for more information relating to RIPI’s estimated planned funding of pensions and other post-retirement benefit obligations.

(4)	Consists of IPQ’s purchase commitments for raw material and electric power pursuant to binding obligations which include all significant terms, including fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction. Based upon the applicable purchase prices at December 31, 2006.

DPPI MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is based on and should be read in conjunction with DPPI’s audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004, as well as their respective notes, included in this prospectus, and the sections “Other Information” and “Selected Consolidated Historical Financial Data of DPPI” and other financial information presented elsewhere in this prospectus.

This section contains discussions regarding estimates and forward-looking statements that involve risks and uncertainties. DPPI’s actual results may differ significantly from those discussed in these estimates and forward-looking statements as a result of various factors, including, without limitation, those described in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

A. Operating Results

Brazilian Economic Background

Since all of DPPI’s operating businesses are located in Brazil, it is significantly affected by Brazil’s economic and social conditions, including, but not limited to, gross domestic product, or GDP, Brazilian population income, credit availability, interest rates, the domestic rate of inflation and exchange rate fluctuations.

Gross domestic product

As government became more confident regarding inflation trends, interest rates were lowered, and Brazilian GDP grew by 4.9% in 2004. However, in order to meet inflation targets, the Central Bank increased interest rates again in 2005, and GDP growth decreased to 2.3% in the year ended December 31, 2005. During 2006, the Brazilian economy presented the same trend shown in the previous year and GDP grew by 2.9%. DPPI’s operations, especially sales of fuels, are significantly impacted by Brazilian GDP growth. In addition, the level of Brazilian population income, which often bears a relation to GDP performance, also affects the sales of fuels.

Inflation and currency fluctuations

DPPI’s cash operating expenses are substantially in reais and tend to fluctuate with inflation. In 2004, the real appreciated against the U.S. dollar and the IGP-M for the year was 12.4%. In 2005 and 2006, the real continued to appreciate against the U.S. dollar, which, together with the increased average interest rates, resulted in an inflation rates of 1.2% and 3.9%, respectively, as measured by the IGP-M. Future governmental actions, including actions to adjust the value of the real in relation to the U.S. dollar, may increase inflation.

The principal foreign exchange risk DPPI faces arises from certain U.S. dollar-denominated debt. On December 31, 2006, the exchange rate exposure amounted to US$65,414. Hence, DPPI’s exposed to foreign exchange rate risks which could negatively impact its businesses, financial situation and operating results as well as its capacity to service its debt. See Note 21 to DPPI’s consolidated financial statements.

The table below shows the inflation rate for the periods indicated, as measured by the IGP-M, as well as the devaluation of the real against the U.S. dollar.

	Year ended December 31,
Index	2006	2005	2004
General Price Index—IGP-M	3.9%	1.2%	12.4%
Devaluation (appreciation) of the real against the U.S. dollar	(8.7)%	(11.8)%	(8.1)%

Interest rate and credit availability

Interest rate in Brazil has been historically high, but the monetary authorities have gathered success in diminishing it in a consistent manner during recent years. In 2003, there was a significant monetary tightening in which the basic rate was elevated to 26% per year, as a reply to the inflation bubble of the previous year. However, the interest rate was rapidly diminished yet during 2003 to 16%. Between 2004 and mid-2005, there was another tightening, as a reply to a quick inflation acceleration and to heating in the trade area. Now, once the inflation has been controlled, the basic rate was reduced to 11.25% per year in September 2007. The unemployment rate in Brazil dropped from a 12% level to 10% in the past two years. Despite the relatively high unemployment rate, the average worker income has been constantly increasing since the end of 2003. The greater availability of credit derived from the lower interest rate and the improvement in Brazilian population income largely explain the increase in internal demand, including the record levels of vehicle sales in the first half of 2007, amounting to 1,082 million vehicles registered, including cars, trucks and buses. This is a 25.7% increase compared to the first half of 2006, according to figures published by the National Vehicle Registry (Renavam). This growth has been having a positive influence on demand for fuels.

The main interest rate risk DPPI faces derives from interest rate fluctuations that might increase its interest expenses on loans and financing. DPPI continuously monitors interest rates in the market in order to evaluate the need for hedging against the volatility of these rates.

	Year ended December 31,
Index	2006	2005	2004
Interest rate—Selic	15%	19%	16%

Critical Accounting Policies and Estimates

The presentation of DPPI’s financial condition and results of operations require its management to make judgments regarding the effects of matters that are inherently uncertain on the carrying value of its assets and liabilities and may affect the reported amount of them as well as its revenues and expenses. Actual results may differ from those estimated under different variables, assumptions or conditions, even though DPPI’s management believes that its accounting estimates are reasonable. The following paragraphs review the critical accounting estimates that management considers most important for understanding DPPI’s financial condition, results of operations and cash flows. An accounting estimate is considered a critical accounting estimate if it meets the following criteria:

•	The accounting estimate requires management to make assumptions about matters that were highly uncertain at the time the accounting estimate was made; and

•

Different estimates that management reasonably could have used for the accounting estimate in the current period, or changes in the accounting estimate that are reasonably likely to occur from period to period, would have a material impact on our financial condition, results of operations or cash flows.

We have identified the following five accounting policies of DPPI that can be considered critical.

Allowance for doubtful accounts

DPPI maintains allowances for doubtful accounts for estimated losses resulting from the subsequent inability of its customers to make required payments. The allowance for doubtful accounts is recorded in an amount DPPI consider sufficient to cover any probable losses on realization of its accounts receivable from its customers, as well as other receivables, and is included as selling expenses; no adjustment is made to net sales and services revenue. In order to establish the allowance for doubtful accounts, DPPI’s management constantly evaluates the amount and characteristics of its accounts receivable. When significant delays occur and the likelihood of receiving these payments decreases, a provision is made. In case receivables in arrears are guaranteed or there are reasonable grounds to believe they will be paid, no provision is made. If the financial conditions of DPPI’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances would be required in future periods. However, because DPPI cannot predict with certainty the future financial stability of its customers, it cannot guarantee that its reserves will continue to be adequate. Actual credit losses may be greater than the allowance we have established, which could have a significant impact on its selling expenses. See Note 21(b) to DPPI’s consolidated financial statements for additional information about DPPI’s credit risk.

Deferred Taxes

DPPI recognizes deferred tax assets and liabilities which do not expire, arising from tax loss carry forwards, temporary add-backs, revaluation of property, plant and equipment and other procedures. DPPI periodically review the deferred tax assets for recoverability and establish a valuation allowance, as required, based on historical taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. In the event DPPI or one of its subsidiaries operates at a loss or is unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable or deductible, DPPI evaluate the need to establish a valuation allowance against all or a significant portion of its deferred tax assets, resulting in an increase in its effective tax rate, thereby decreasing net income. If DPPI determines that it can realize a deferred tax in excess of its net recorded amount, DPPI decreases the valuation allowance, thereby increasing net income. Significant management judgment is required in determining any valuation allowance. The principal uncertainty relates to the likelihood of future taxable income from the subsidiary that generated the deferred tax asset. A change in DPPI’s projections of profitability could result in the need to record a valuation allowance against deferred tax assets, resulting in a negative impact of future results. See Note 10(a) to DPPI’s consolidated financial statements for additional information on deferred taxes.

Contingent liabilities

DPPI is currently involved in certain legal and administrative proceedings that arise from its normal course of business as described in Note 16 to DPPI’s consolidated financial statements. DPPI believes that the extent to which these contingencies are recognized in DPPI’s consolidated financial statements is adequate. It is DPPI’s policy to record accrued liabilities in regard to contingencies that can be reasonably estimated and could have a material adverse impact on the result of its operations or its financial condition and that are probable to occur in the opinion of DPPI’s management, based on information available to it, including information obtained from its legal advisors. Future results of operations for any particular quarterly or annual period could be materially affected by changes in DPPI’s assumptions, by the effectiveness of its strategies relating to these proceedings, by future developments in each matter being discussed or by changes in approach, such as a change in settlement strategy in dealing with these matters.

Pension and other post-retirement benefits

The determination of the expense and liability relating to DPPI’s pension plan and certain insurance benefits for DPPI’s employees and their dependents involves the use of actuarial assumptions. These include estimates of future mortality, withdrawal, changes in compensation and the discount rate used to reflect the time value of money, as well as the rate of return on plan assets. These assumptions are reviewed at least annually and may differ materially from actual results due to changing market and economic conditions, regulatory events, judicial ruling, higher or lower withdrawal rates or longer or shorter life spans of participants. In case actual results differ from the assumptions adopted, there may be a significant impact on the amount of pension liability and post-retirement health care and expenses DPPI records. See Note 18 to DPPI’s consolidated financial statements for additional information on provision for post-employment benefits.

Provision for losses on investments

DPPI recognizes a provision for losses on investments related to investments in non-consolidated affiliates which i) have reported negative stockholders’ equity in their financial statements prepared in accordance with Brazilian GAAP and ii) have outstanding loans which DPPI has guaranteed. In such cases, DPPI first reduces the value of the investment to zero, and subsequently provides for its portion of negative equity. The amount of losses recognized by DPPI and related payments made on behalf of the non-consolidated affiliate, if any, will depend upon the future results of such affiliate during the period the guarantee is outstanding.

Results of Operations

The following discussion of DPPI’s results of operations is based on the financial information derived from DPPI’s consolidated financial statements prepared in accordance with Brazilian GAAP.

Year ended December 31, 2006 compared to the year ended December 31, 2005.

The following table shows a summary of DPPI’s results of operations for the years ended December 31, 2006 and 2005:

	Year ended December 31, 2006	Percentage of net sales and services	Year ended December 31, 2005	Percentage of net sales and services	Percent change
	(in millions of reais, except percentages)
Net sales and services	25,714.7	100%	22,757.5	100%	13%
Cost of sales and services	(24,430.5)	95%	(21,533.9)	95%	13%

Gross profit	1,284.3	5%	1,223.6	5%	5%
Selling, general and administrative expenses	(932.4)	4%	(881.1)	4%	6%
Other operating income (expense), net	23.2	0%	62.7	0%	(63)%

Operating income before financial items	375.0	1%	405.1	2%	(7)%
Financial income (expense), net	(7.7)	0%	40.7	0%	(119)%
Non-operating income (expense), net	30.1	0%	26.6	0%	13%
Equity in earnings of affiliates/Goodwill amortization/ Provision for loss on investments	84.9	0%	72.4	0%	17%
Income and social contribution taxes	(48.0)	0%	(99.7)	0%	(52)%
Profit sharing	(16.3)	0%	(16.7)	0%	(2)%
Minority interest	(257.1)	1%	(258.8)	1%	(1)%

Net income	160.9	1%	169.8	1%	(5)%

Net sales and services. Net sales and services for the year ended December 31, 2006 increased by 13% to R$25,714.7 million from R$22,757.5 million for the year ended December 31, 2005. The increase in net sales was mostly driven by 2% growth in sales volume and pricing adjustments in consequence of the higher refinery costs.

Cost of sales and services. Cost of sales and services increased by 13% to R$24,430.5 million for the year ended December 31, 2006, compared to R$21,533.9 million for the year ended December 31, 2005, mainly due to increase in the cost of raw materials and growth in sales volumes.

Gross profit. Gross profit increased by 5% to R$1,284.3 million for the year ended December 31, 2006, compared to R$1,223.6 million for the year ended December 31, 2005.

Selling, general and administrative expenses. Selling, general and administrative expenses increased by 6% to R$932.4 million for the year ended December 31, 2006 from R$881.1 million for the year ended

December 31, 2005. This increase reflects (i) salary increases as a result of the annual collective wage agreement, (ii) freight and other variable expenses due to higher volumes and sales, (iii) marketing and maintenance expenses and (iv) increase in depreciation due to the investments realized.

Other operating income. Other operating income decreased by 63% to R$23.2 million for the year ended December 31, 2006, compared to R$62.7 million for the year ended December 31, 2005, mainly due to positive actuarial effects on its pension fund in 2005. See Note 18 to DPPI’s consolidated financial statements.

Operating income before financial items. Operating income before financial items decreased by 7% to R$375.0 million for the year ended December 31, 2006, compared to R$405.1 million for the year ended December 31, 2005.

Financial income (expense), net. Reported net financial expense was R$7.7 million for the year ended December 31, 2006, compared to a net financial income of R$40.7 million for the year ended December 31, 2005. The R$48.4 million increase in financial expense was principally due to the interest expenses on a R$350 million debenture issued by CBPI on 2006.

Non-operating income (expense), net. Reported net non-operating income was R$30.1 million for the year ended December 31, 2006, compared to a net non-operating income of R$26.6 million for the year ended December 31, 2005.

Equity in earnings of affiliates/Goodwill amortization/ Provision for loss on investments. Equity in earnings of affiliates amounted to R$84.9 million for the year ended December 31, 2006, a 17% increase compared to the year ended December 31, 2005. The increase is mainly due to an increase in the results of operations of the affiliate ICQ—Ipiranga Comercial Química S.A.

Income and social contribution taxes. Income and social contribution tax expenses amounted to R$48.0 million for the year ended December 31, 2006, a decrease of 52% from R$99.7 million for the year ended December 31, 2005. This decrease is primarily due to a lower pre-tax profit and the increase in non-taxable income.

Profit sharing. Profit sharing was R$16.3 million for the year ended December 31, 2006, compared to R$16.7 million for the year ended December 31, 2005.

Minority interest. Minority interest was R$257.1 million for the year ended December 31, 2006, compared to R$258.8 million for the year ended December 31, 2005.

Net income. As a result of the aforementioned, net income for the year ended December 31, 2006 was R$160.9 million, a decrease of 5% compared to R$169.8 million for the year ended December 31, 2005.

Year ended December 31, 2005 compared to the year ended December 31, 2004.

The following table shows a summary of DPPI’s results of operations for the years ended December 31, 2005 and 2004:

	Year ended December 31, 2005	Percentage of net sales and services	Year ended December 31, 2004	Percentage of net sales and services	Percent change
	(in millions of reais, except percentages)
Net sales and services	22,757.5	100%	19,111.6	100%	19%
Cost of sales and services	(21,533.9)	95%	(18,009.9)	94%	20%

Gross profit	1,223.6	5%	1,101.8	6%	11%
Selling, general and administrative expenses	(881.1)	4%	(772.8)	4%	14%
Other operating income (expense), net	62.7	0%	12.7	0%	394%

Operating income before financial items	405.1	2%	341.7	2%	19%
Financial income (expense), net	40.7	0%	15.3	0%	167%
Non-operating income (expense), net	26.6	0%	(11.1)	0%	(340)%
Equity in earnings of affiliates/Goodwill amortization/ Provision for loss on investments	72.4	0%	127.8	1%	(43)%
Income and social contribution taxes	(99.7)	0%	(70.4)	0%	42%
Profit sharing	(16.7)	0%	(12.7)	0%	32%
Minority Interest	(258.8)	1%	(252.6)	1%	2%

Net income	169.8	1%	138.0	1%	23%

Net sales and services. Net sales and services for the year ended December 31, 2005 increased by 19% to R$22,757.5 million from R$19,111.6 million for the year ended December 31, 2004. The increase in net sales was driven by 3% growth in sales volume and pricing adjustments in consequence of higher refinery costs.

Cost of sales and services. Cost of sales and services increased by 20% to R$21,533.9 million for the year ended December 31, 2005, compared to R$18,009.9 million for the year ended December 31, 2004, mainly due to an increases in the cost of raw materials and growth in sales volumes.

Gross profit. Gross profit increased by 11% to R$1,223.6 million for the year ended December 31, 2005 from R$1,101.8 million for the year ended December 31, 2004.

Selling, general and administrative expenses. Selling, general and administrative expenses increased by 14% to R$881.1 million for the year ended December 31, 2005 from R$772.8 million for the year ended December 31, 2004. This increase reflects (i) salary increases as a result of the annual collective wage agreement, (ii) freight and other variable expenses due to higher volumes and sales, and (iii) increase in marketing and maintenance expenses.

Other operating income. Other operating income increased to R$62.7 million for the year ended December 31, 2005, compared to R$12.7 million for the year ended December 31, 2004, mainly due to positive actuarial effects on its pension fund. See Note 18 to DPPI’s consolidated financial statement.

Operating income before financial items. Operating income before financial items increased by 19% to R$405.1 million for the year ended December 31, 2005 from R$341.7 million for the year ended December 31, 2004.

Financial income (expense), net. Reported net financial income amounted to R$40.7 million for the year ended December 31, 2005, compared to a net financial income of R$15.3 million for the year ended December 31, 2004. The R$25.4 million improvement was mainly due to the effect of the exchange rate fluctuations on DPPI dollar-denominated financial instruments.

Non-operating income (expense), net. Net non-operating income was R$26.6 million for the year ended December 31, 2005 compared to a net non-operating expense of R$11.1 million for the year ended December 31, 2004. The improvement in non-operating income derives substantially from gains related to the sale by DPPI to RIPI of subscription warrants in the amount of R$29 million. See Note 7 to DPPI’s consolidated financial statements.

Equity in earnings of affiliates/Goodwill amortization/ Provision for loss on investments. Equity in earnings of affiliates amounted to R$72.4 million for the year ended December 31, 2005, a 43% decrease compared to the year ended December 31, 2004. Such decrease is mainly due to a reversal of a provision for loss on the investment in Ipiranga Petroquímica S.A. in 2004 due to an increase in the results of operation in this affiliate.

Income and social contribution taxes. Income and social contribution tax expenses amounted to R$99.7 million for the year ended December 31, 2005, an increase of 42% from R$70.4 million for the year ended December 31, 2004. This increase is primarily due to higher pre-tax profit.

Profit sharing. Profit sharing was R$16.7 million for the year ended December 31, 2005, compared to R$12.7 million for the year ended December 31, 2005, reflecting the improvement in the company’s operational result.

Minority interest. Minority interest was R$258.8 million for the year ended December 31, 2006, compared to R$252.6 million for the year ended December 31, 2005.

Net income. As a result of the aforementioned, net income for the year ended December 31, 2005 was R$169.8 million, an increase of 23% compared to R$138.0 million in 2004.

B. Liquidity and Capital Resources

DPPI’s principal sources of liquidity are cash generated from operations and financing. DPPI believes that these sources will continue to be sufficient to satisfy our current funding requirements, which include, but are not limited to, working capital, capital expenditures, amortization of debt and payment of dividends or interest on equity.

Sources and Uses of Funds

Net cash flow from operations was R$229.9 million, R$156.9 million and R$289.9 million for 2006, 2005 and 2004, respectively. DPPI’s cash flow from operations increased by R$72.9 million in 2006, compared to 2005 and decreased by R$132.9 million in 2005 compared to 2004, mainly reflecting the cash generated by the increase in other liabilities in 2004. Net cash flow from financing activities amounted to R$(177.8) million, R$(31.3) million and R$(344.4) million in the years ended December 31, 2006, 2005 and 2004, respectively. The cash consumed by financing activities in 2006 increased by R$146.5 million compared to 2005, mainly due to a lower level of net cash raised. Cash consumed by financing activities in 2005 decreased by R$313.0 million compared to 2004, due to a higher level of net cash raised from new loans.

Investing activities generated net cash of R$11.3 million in the year ended December 31,2006, and consumed R$(203.3) million and R$(142.9) million in the years ended December 31, 2005 and 2004, respectively. The increase in cash flow generated from investing activities in 2006 compared to 2005 was principally due to proceeds from debentures issued by related parties and held by DPPI and CBPI, which were partially redeemed in 2006. Acquisitions of property, plant and equipment and additions to intangible assets and deferred charges consumed R$178.6 million, R$159.1 million and R$149.6 million in 2006, 2005 and 2004, respectively. For the year ended December 31, 2006, amounts under investing activities were allocated mainly in the renovation and operational improvement of the company’s service stations and distribution facilities and on the expansion of NGV service stations.

As of December 2006, DPPI had R$201.4 million in cash, cash equivalents and long-term investments. DPPI will spend approximately R$1.0 billion in the next five years to meet long-term contractual obligations as described in the Tabular Disclosure of Contractual Obligations. DPPI expects to meet these cash requirements through a combination of cash generated from operating activities and cash generated by financing activities, including new-debt financing and the refinancing of some of its indebtedness as it becomes due.

Indebtedness

As of December 31, 2006, DPPI’s consolidated short- and long-term debt was as follows:

Indebtedness	Currency	Interest Rate(1)	Principal amount of outstanding and accrued interest through December 31,
			2006	2005	2004
			(in millions of reais)
Foreign currency-denominated loans:
	US$	Exchange variations US$ + 1.0% to 1.4% p.a.	41.1	278.3	66.8
Purchase financing	¥	Exchange variations Ienes + 1.4% p.a
Global Notes(a)	US$	Exchange variations US$ + 9.875% p.a.	124.9	320.7	370.1

Real-denominated loans:
Property and equipment acquisition	R$	TJLP² plus interest of 4.0% to 5.1% p.a.	37.7	35.5	24.9
Debentures(b)	R$	103.8% of CDI	361.4	—	—
Subsidiaries	R$		41.2	—	—
Working capital	R$	CDI up to 106.5%	132.2	80.1	80.5
Total			738.5	714.6	542.3

(1)	Interest rate only as of 2006.

(2)	TJLP (Long-Term Interest Rate) is a nominal interest rate established by Brazilian National Monetary Council (CMN) on a quarterly basis. On December 31, 2006, TJLP was fixed at 6.85% p.a.

(a)	On August 1, 2003, the subsidiary CBPI issued US$135 million in Global Notes in the international markets. On August 1, 2005, when interest increased from 7.875% per year to 9.875% per year some of the holders decided to early redeem its notes in the amount of US$1,285 or R$ 3,072. In 2006, the subsidiary made an offer to repurchase to the bondholders as result of which there was a partial redemption in the amount of US$ 79,574 or R$164,877, which represents the acceptance of the repurchase offer made to the bondholders.

(b)

On April 18, 2006, the subsidiary CBPI registered with the Brazilian Securities Commission (“CVM”) the public offering of 35,000 simple debentures, of a single series, all of which are book entry, nonconvertible, with face value of R$10 each, and issued on April 1, 2006, in the amount of R$ 350,000. The debentures have a term of 5 years maturing on April 1, 2011. They pay interest, from the issuance date, on their unit face value, of 103.80% of the daily average rate of interbank deposits (“Taxa DI over extra grupo”), disclosed by the Clearinghouse for the Custody and Financial Settlement of Securities (“CETIP”). This interest is paid every 6 months from the issuance date of the debentures to the holders registered at the end of the business day prior to the payment.

DPPI’s consolidated debt as of December 31, 2006 had the following maturity schedule:

Maturity	Amount
(in millions of reais)
January 1, 2007 to December 31, 2007	143.6
January 1, 2008 to December 31, 2008	221.8
January 1, 2009 to December 31, 2009	128.2
January 1, 2010 to December 31, 2010	126.1
January 1, 2011 to December 31, 2011	118.7

Total	738.5

DPPI provides collaterals and guarantees for some loan operations conducted directly or indirectly by affiliates and subsidiaries. As of December 31, 2006 and 2005, amounts referring to these operations were R$227.3 million and R$187.0 million, respectively. See Note 20 to DPPI’s consolidated financial statements.

Investments

Equity investments

The table below shows DPPI’s investments in shareholding stakes for the years ended December 31, 2006, 2005 and 2004.

	Year ended December 31,
	2006	2005	2004
	(in millions of reais)
Investments in shareholding stakes	3.9	8.8	19.7

Investments in permanent assets and deferred charges(1)

The following table sets forth DPPI’s investments for the years ended December 31, 2006, 2005 and 2004.

	Year ended December 31,
	2006	2005	2004
	(in millions of reais)
Distribuidora de Produtos de Petróleo Ipiranga S.A.	52.2	55.3	33.7
Subsidiaries	337.7	303.4	298.9

Total capital expenditures	389.9	358.6	332.7
Disposals	(200.8)	(143.6)	(161.1)

Total capital expenditures, net of disposals	189.1	215.0	171.6

(1)	Includes customer financing, net of its amortization and leasing operations.

DPPI’s investment strategy has been to make improvements related to its retail service stations network and terminals. During the years ended December 31, 2006, 2005 and 2004, investments focused on enhancing environmental safeguard, increasing convenience stores’ list of services and products offered, and expanding the availability of NGV (Compressed natural gas) on DPPI’s network.

The investment plan for 2007 has a total budget of R$178.5 million, consisting of (i) modernization and expansion of our service stations network, (ii) modernization and expansion of DPPI’s convenience stores network and (iii) renovation of exclusivity contracts with some of DPPI’s retail dealers.

U.S. GAAP Reconciliation

DPPI’s net income under Brazilian GAAP was R$160.9 million and R$169.8 million for the years ended December 31, 2006 and 2005, respectively. Under U.S. GAAP, DPPI had net income of R$109.1 million and R$101.5 million for the years ended December 31, 2006 and 2005, respectively.

DPPI’s shareholders’ equity under Brazilian GAAP as of December 31, 2006 and 2005 was R$804.0 million and R$708.4 million, respectively. Under U.S. GAAP, we had shareholders’ equity of R$849.0 million and R$767.1 million, respectively, as of December 31, 2006 and 2005.

The principal differences between Brazilian GAAP and U.S. GAAP that affect DPPI’s net income and shareholders’ equity relate to the treatment of the following items:

•	adjustment for inflation of property, plant and equipment;

•	post-employment benefits adjustment;

•	gain on percentage variation of capital share;

•	differences in goodwill accounting;

•	fair-value adjustments of derivatives;

•	accounting for deferred taxes;

•	accounting for convertible debentures; and

•	deferred tax effects on the foregoing adjustments.

See Note 25 to DPPI’s consolidated financial statements for a description of the differences above as they relate to DPPI and a reconciliation to U.S. GAAP of net income and total shareholders’ equity.

C. Research and Development, Patents and Licenses, etc.

DPPI owns the registers of its brands including “Ipiranga”, “Corrida Premiada” and “Posto 24 Horas”. The company also owns the registers of DPPISA, Ipicil, Ipiflex, Ipilube, Ipitur, Isa, Marina 2T Plus and several other brands. Through its controlled company CBPI, DPPI also owns the register of RodoRede, Jet OIl, Atlantic, F1 Master, F1 Super, Ipiranga 4x4, Lub Fácil, Sintex, Moldax, Rede Nota Dez, Ipitrust, GP Super and several other brands. The register of these brands expires between 2007 and 2016, and the renovation of these registers is part of DPPI’s and CBPI’s annual activities.

One of DPPI’s indirectly controlled companies, AM/PM Comestíveis Ltda., is the master franchisee of AM/PM brand in Brazil. Costs and terms of brand usage are governed by the agreement signed between AM/PM Internacional Co. and AM/PM Comestíveis Ltda.

D. Trend Information

See “—Operating Results” above.

E. Tabular Disclosure of Contractual Obligations

The following table summarizes DPPI’s contractual obligations, as of December 31, 2006:

	Payment due by period
Contractual obligations - DPPI	Total	Up to 1 year	Between 1 and 3 years	Between 3 and 5 years	More than 5 years
	(in millions of reais)
Financing	738.5	143.6	350.0	244.8	0
Estimated interest payments on financing(1)(2)	205. 6	61.0	109.5	35.2	0
Estimated planned funding of pension and other post-retirement benefit obligations(3)	212.7	8.3	17.8	19.6	167.1
Operating lease obligations(4)	6.7	0.7	1.5	1.5	3.0

Total contractual obligations	1,163.5	213.6	478.8	301.1	170.1

(1)	The estimated interest payment amount was calculated based on macro-economic assumptions including, on average for the period, principally (i) a 12% CDI interest rate, (ii) a 3% variation in the reais to U.S. dollar exchange rate, (iii) a 3% inflation rate, and (iv) an 6% TJLP rate. See “Liquidity and Capital Resources—Indebtedness” and Note 14 to DPPI’s consolidated financial statements for more information about the maturity of DPPI’s debt and applicable interest rates.

(2)	Includes estimated interest payments on DPPI’s short- and long-term debt.

(3)	See Note 18 to DPPI’s consolidated financial statements for more information relating to DPPI’s estimated planned funding of pensions and other post-retirement benefit obligations.

(4)	Include franchise contract with AM/PM International, under which DPPI and/or its subsidiaries are entitled to pay minimum royalty fees through 2015.

CBPI MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is based on and should be read in conjunction with CBPI’s audited consolidated financial statements for the years ended December 31, 2006, 2005 and 2004, as well as their respective notes, included in this prospectus, and the sections “Other Information” and “Selected Consolidated Historical Financial Data of CBPI” and other financial information presented elsewhere in this prospectus.

This section contains discussions regarding estimates and forward-looking statements that involve risks and uncertainties. CBPI’s actual results may differ significantly from those discussed in these estimates and forward-looking statements as a result of various factors, including, without limitation, those described in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

A. Operating Results

Brazilian Economic Background

Since all of CBPI’s operating businesses are located in Brazil, we are significantly affected by Brazil’s economic and social conditions, including, but not limited to, gross domestic product, or GDP, Brazilian population income, credit availability, interest rates, the domestic rate of inflation and exchange rate fluctuations.

Gross domestic product

As the government became more confident regarding inflation trends, interest rates were lowered, and Brazilian GDP grew by 4.9% in 2004. However, in order to meet inflation targets, the Central Bank increased interest rates again in 2005, and GDP growth decreased to 2.3% in the year ended December 31, 2005. During 2006, the Brazilian economy presented the same trend shown in the previous year and GDP grew by 2.9%. CBPI’s operations, especially sales of fuels, are significantly impacted by Brazilian GDP growth. In addition, the level of Brazilian population income, which often bears a relation to GDP performance, also affect the sales of fuels.

Inflation and currency fluctuations

CBPI’s cash operating expenses are substantially in reais and tend to fluctuate with inflation. In 2004, the real appreciated against the U.S. dollar and the IGP-M for the year was 12.4%. In 2005 and 2006, the real continued to appreciate against the U.S. dollar, which, together with increased average interest rates, resulted in inflation rates of 1.2% and 3.9%, respectively, as measured by the IGP-M. Future governmental actions, including adjustments to the value of the real in relation to the U.S. dollar, may increase inflation.

The principal foreign exchange risk CBPI faces arises from certain U.S. dollar-denominated debt. On December 31, 2006, exchange rate exposure totaled US$65,419. Hence, CBPI is exposed to foreign exchange rate risks which could negatively impact its businesses, financial situation and operating results, as well as its capacity to service its debt. See Note 21 to CBPI’s consolidated financial statements.

The table below shows the inflation rate for the periods indicated, as measured by the IGP-M, as well as the devaluation of the real against the U.S. dollar.

	Year ended December 31,
Index	2006	2005	2004
General Price Index—IGP-M	3.9%	1.2%	12.4%
Devaluation (appreciation) of the real against the U.S. dollar	(8.7)%	(11.8)%	(8.1)%

Interest rate and credit availability

Interest rates in Brazil have been historically high, but monetary authorities there have had success in controlling them in a consistent manner during recent years. In 2003, there was a significant monetary tightening in which the basic rate was increased to 26% per year, as a response to the inflation bubble of the previous year. However, the rate dropped further during 2003 to 16%. Between 2004 and mid-2005, there was another tightening of rates, as a reply to a quick acceleration of inflation. Now, as inflation has been controlled, the basic rate was reduced to 11.25% per year in September 2007. The unemployment rate in Brazil dropped from 12% to 10% in the past two years. Despite the relatively high unemployment rate, the average worker’s income has been constantly increasing since the end of 2003. The greater availability of credit due to lower interest rates and improvement in Brazilian population income largely explain the increase in internal demand, including the record levels of vehicle sales in the first half of 2007, amounting to 1.082 million vehicles registered, including cars, trucks and buses. This is a 25.7% increase compared to the first half of 2006, according to figures published by the National Vehicle Registry (Renavam). This growth has been having a positive influence on demand for fuels.

The main interest rate risk CBPI faces derives from interest rate fluctuations that might increase its interest expenses on loans and financing. CBPI continuously monitors interest rates in the market in order to evaluate the need for hedging against the volatility of these rates.

	Year ended December 31,
Index	2006	2005	2004
Interest rate—Selic	15%	19%	16%

Critical Accounting Policies and Estimates

The presentation of CBPI’s financial condition and results of operations requires its management to make judgments regarding the effects of matters that are inherently uncertain on the carrying value of its assets and liabilities that may affect the reported amount of such assets as well as our revenues and expenses. Actual results may differ from those estimated under different variables, assumptions or conditions, even though CBPI’s management believes that its accounting estimates are reasonable. The following paragraphs review the critical accounting estimates that management considers most important for understanding CBPI’s financial condition, results of operations and cash flows. An accounting estimate is considered a critical accounting estimate if it meets the following criteria:

•	The accounting estimate requires management to make assumptions about matters that were highly uncertain at the time the accounting estimate was made; and

•

Different estimates that management reasonably could have used for the accounting estimate in the current period, or changes in the accounting estimate that are reasonably likely to occur from period to period, would have a material impact on our financial condition, results of operations or cash flows.

We have identified the following five of CBPI’s accounting policies that can be considered critical.

Allowance for doubtful accounts

CBPI maintains allowances for doubtful accounts for estimated losses resulting from the subsequent inability of its customers to make required payments. An allowance for doubtful accounts is recorded in an amount CBPI considers sufficient to cover any probable losses on realization of its accounts receivable from its customers, as well as other receivables, and is included as selling expenses; no adjustment is made to net sales and services revenue. In order to establish the allowance for doubtful accounts, CBPI’s management constantly evaluates the amount and characteristics of its accounts receivable. When significant delays occur and the likelihood of receiving these payments decreases, a provision is made. In case receivables in arrears are guaranteed or there are reasonable grounds to believe they will be paid, no provision is made. If the financial conditions of CBPI’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances would be required in future periods. However, because CBPI cannot predict with certainty the future financial stability of its customers, CBPI cannot guarantee that its reserves will continue to be adequate. Actual credit losses may be greater than the allowance CBPI has established, which could have a significant impact on its selling expenses. See Note 21(b) to CBPI’s consolidated financial statements for additional information about credit risk.

Deferred Taxes

CBPI recognizes deferred tax assets and liabilities which do not expire, arising from tax loss carry-forwards, temporary add-backs, revaluation of property, plant and equipment and other procedures. CBPI periodically reviews the deferred tax assets for recoverability and establishes a valuation allowance, as required, based on historical taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. In the event CBPI or one of its subsidiaries operates at a loss or is unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable or deductible, CBPI evaluates the need to establish a valuation allowance against all or a significant portion of its deferred tax assets, resulting in an increase in its effective tax rate, thereby decreasing net income. If CBPI determines that it can realize a deferred tax in excess of its net recorded amount, CBPI decreases the valuation allowance, thereby increasing net income. Significant management judgment is required in determining any valuation allowance. The principal uncertainty relates to the likelihood of future taxable income from the subsidiary that generated the deferred tax asset. A change in CBPI’s projections of profitability could result in the need to record a valuation allowance against deferred tax assets, resulting in a negative impact on future results. See Note 10(a) to CBPI’s consolidated financial statements for additional information on taxes.

Contingent liabilities

CBPI is currently involved in certain legal and administrative proceedings that arise from its normal course of business as described in Note 16 to CBPI’s consolidated financial statements. CBPI believes that the extent to which these contingencies are recognized in CBPI’s consolidated financial statements is adequate. It is CBPI’s policy to record accrued liabilities in regard to contingencies that can be reasonably estimated and could have a material adverse impact on the results of CBPI’s operations or its financial condition and that are probable to occur in the opinion of its management, based on information available to CBPI, including information obtained from its legal advisors. Future results of operations for any particular quarterly or annual period could be materially affected by changes in CBPI’s assumptions, by the effectiveness of CBPI’s strategies relating to these proceedings, by future developments in each matter being discussed or by changes in approach, such as a change in settlement strategy in dealing with these matters.

Pension and other post-retirement benefits

The determination of the expense and liability relating to CBPI’s pension plan and certain insurance benefits for CBPI’s employees and their dependents involves the use of actuarial assumptions. These include estimates of future mortality, withdrawal, changes in compensation and the discount rate used to reflect the time value of money, as well as the rate of return on plan assets. These assumptions are reviewed at least annually and may differ materially from actual results due to changing market and economic conditions, regulatory events, judicial rulings, higher or lower withdrawal rates or longer or shorter life spans of participants. In case actual results differ from the assumptions adopted, there may be a significant impact on the amount of pension liability and post-retirement health care and expenses CBPI records. See Note 18 to CBPI’s consolidated financial statements for additional information on provision for post-employment benefits.

Provision for losses on investments

CBPI recognizes a provision for losses on investments related to investments in non-consolidated affiliates which (i) have reported negative stockholders’ equity in their financial statements prepared in accordance with Brazilian GAAP and (ii) have outstanding loans which CBPI has guaranteed. In such cases, CBPI first reduces the value of the investment to zero, and subsequently provide for its portion of negative equity. The amount of losses recognized by CBPI and related payments made on behalf of the non-consolidated affiliate, if any, will depend upon the future results of such affiliate during the period the guarantee is outstanding.

Results of Operations

The following discussion of CBPI’s results of operations is based on the financial information derived from CBPI’s consolidated financial statements prepared in accordance with Brazilian GAAP.

Year ended December 31, 2006 compared to year ended December 31, 2005.

The following table shows a summary of our results of operations for the years ended December 31, 2006 and 2005:

	Year ended December 31, 2006	Percentage of net sales and services	Year ended December 31, 2005	Percentage of net sales and services	Percent change
	(in millions of reais, except percentages)
Net sales and services	22,225.1	100%	19,476.5	100%	14%
Cost of sales and services	(21,143.0)	95%	(18,450.1)	95%	15%

Gross profit	1,082.1	5%	1,026.4	5%	5%
Selling, general and administrative expenses	(791.9)	4%	(758.9)	4%	4%
Other operating income (expense), net	19.5	0%	49.7	0%	(61)%

Operating income before financial items	309.7	1%	317.3	2%	(2)%
Financial income (expense), net	(25.1)	0%	22.2	0%	(213)%
Non-operating income (expense), net	3.7	0%	(2.9)	0%	—%
Equity in earnings of affiliates/Goodwill amortization	84.9	0%	72.4	0%	17%
Income and social contribution taxes	(35.0)	0%	(69.2)	0%	(49)%
Profit sharing	(14.7)	0%	(14.4)	0%	2%

Net income	323.5	1%	325.5	2%	(1)%

Net sales and services. Net sales and services for the year ended December 31, 2006 increased by 14% to R$22,225.1 million from R$19,476.5 million for the year ended December 31, 2005. The increase in net sales was driven by a 3% growth in sales volume and pricing adjustments in consequence of higher refinery costs.

Cost of sales and services. Cost of sales and services increased by 15% to R$21,143.0 million for the year ended December 31, 2006, compared to R$18,450.1 million for the year ended December 31, 2005, mainly due to an increase in the cost of raw materials and the growth in sales volume.

Gross profit. Gross profit increased by 5% to R$1,082.1 million for the year ended December 31, 2006, compared to R$1,026.4 million for the year ended December 31, 2005.

Selling, general and administrative expenses. Our selling, general and administrative expenses increased by 4% to R$791.9 million for the year ended December 31, 2006 from R$758.9 million for the year ended

December 31, 2005. This increase reflects (i) salary increases as a result of the annual collective wage agreement, (ii) freight and variable expenses due to higher volumes and sales, and (iii) increase in depreciation due to investments realized.

Other operating income. Other operating income decreased by 61% to R$19.5 million for the year ended December 31, 2006, compared to R$49.7 million for the year ended December 31, 2005 mainly due to positive actuarial effects on its pension fund in 2005. See Note 18 to CBPI’s consolidated financial statement.

Operating income before financial items. Operating income before financial items decreased by 2% to R$309.7 million for the year ended December 31, 2006 compared to R$317.3 million for the year ended December 31, 2005.

Financial income (expense), net. CBPI reported net financial expense of R$25.1 million for the year ended December 31, 2006, compared to a net financial income of R$22.2 million for the year ended December 31, 2005. The R$47.3 million increase in financial expense was principally due to the interest expenses on a R$350 million debenture issued in 2006.

Non-operating income (expense), net. We reported a net non-operating income of R$3.7 million for the year ended December 31, 2006, compared to a net non-operating expense of R$2.9 million for the year ended December 31, 2005. The improvement of R$6.6 million on non-operating income is primarily attributable to reversal of a permanent assets loss provision and capital gains related to the subsidiary Maxfácil, which was partially offset by Termogaúcha’s write-off.

Equity in earnings of affiliates/Goodwill amortization. Equity in earnings of affiliates amounted to R$84.9 million for the year ended December 31, 2006, a 17% increase compared to the year ended December 31, 2005. The increase is mainly due to an increase in the results of operations of the affiliate IQ—Ipiranga Química S.A.

Income and social contribution taxes. Income and social contribution tax expenses amounted to R$35.0 million for the year ended December 31, 2006, a decrease of 49% from R$69.2 million for the year ended December 31, 2005. This decrease is primarily due to a lower pre-tax profit and the increase in non-taxable income.

Profit sharing. Profit sharing was R$14.7 million for the year ended December 31, 2006, compared to R$14.4 million for the year ended December 31, 2005.

Net income. As a result of the aforementioned, net income for the year ended December 31, 2006 was R$323.5 million, a decrease of 1% compared to R$325.5 million for the year ended December 31, 2005.

Year ended December 31, 2005 compared to year ended December 31, 2004.

The following table shows a summary of CBPI’s results of operations for the years ended December 31, 2005 and 2004:

	Year ended December 31, 2005	Percentage of net sales and services	Year ended December 31, 2004	Percentage of net sales and services	Percent change
	(in millions of reais, except percentages)
Net sales and services	19,476.5	100%	16,248.3	100%	20%
Cost of sales and services	(18,450.1)	95%	(15,336.5)	94%	20%

Gross profit	1,026.4	5%	911.8	6%	13%
Selling, general and administrative expenses	(758.9)	4%	(659.5)	4%	15%
Other operating income (expense), net	49.7	0%	5.6	0%	—%

Operating income before financial items	317.3	2%	257.9	2%	23%
Financial income (expense), net	22.2	0%	6.3	0%	251%
Non-operating income (expense), net	(2.9)	0%	(12.4)	0%	77%
Equity in earnings of affiliates/Goodwill amortization/ Provision for loss on investments	72.4	0%	127.8	1%	(43)%
Income and social contribution taxes	(69.2)	0%	(51.2)	0%	35%
Profit sharing	(14.4)	0%	(10.6)	0%	36%

Net income	325.5	2%	317.9	2%	2%

Net sales and services. Net sales and services for the year ended December 31, 2005 increased by 20% to R$19,476.5 million from R$16,248.3 million for the year ended December 31, 2004. The increase in net sales was driven by a 4% growth in sales volume and pricing adjustments in consequence of refinery price increases occurred during the second semester of 2004 and in September 2005.

Cost of sales and services. Cost of sales and services increased by 20% to R$18,450.1 million for the year ended December 31, 2005 compared to R$15,336.5 million for the year ended December 31, 2004, mainly due to the increase in the cost of raw materials and the growth in sales volume.

Gross profit. Gross profit increased by 13% to R$1,026.4 million for the year ended December 31, 2005 from R$911.8 million for the year ended December 31, 2004.

Selling, general and administrative expenses. Selling, general and administrative expenses increased by 15% to R$758.9 million for the year ended December 31, 2005 from R$659.5 million for the year ended December 31, 2004. This increase reflects (i) salary increases as a result of the annual collective wage agreement and (ii) freight and other variable expenses due to higher volumes and sales.

Other operating income. Other operating income increased to R$49.7 million for the year ended December 31, 2005, compared to R$5.6 million for the year ended December 31, 2004 mainly due to positive actuarial effects on its pension fund. See Note 18 to CBPI’s consolidated financial statement.

Operating income before financial items. Operating income before financial items increased by 23% to R$317.3 million for the year ended December 31, 2005 from R$257.9 million for the year ended December 31, 2004.

Financial income (expense), net. CBPI reported net financial income of R$22.2 million for the year ended December 31, 2005, compared to a net financial income of R$6.3 million for the year ended December 31, 2004.

The R$15.9 million improvement was principally due to the effect of exchange rates on CBPI dollar-denominated financial instruments.

Non-operating income (expense), net. CBPI reported a net non-operating expense of R$2.9 million for the year ended December 31, 2005 compared to a net non-operating expense of R$12.4 million for the year ended December 31, 2004. The decrease in net expense is primarily attributable to a permanent asset loss provision in 2004.

Equity in earnings of affiliates/Goodwill amortization/ Provision for loss on investments. Equity in earnings of affiliates amounted to R$72.4 million for the year ended December 31, 2005, a 43% decrease compared to the year ended December 31, 2004. Such decrease is mainly due to a reversal of a provision on loss in our investment in Ipiranga Petroquímica S.A. in 2004 due to an increase in the results of operation in this affiliate in 2005.

Income and social contribution taxes. Income and social contribution tax expenses amounted to R$69.2 million for the year ended December 31, 2005, an increase of 35% from R$51.2 million for the year ended December 31, 2004. This increase is primarily due to higher profit.

Profit sharing. Profit sharing was R$14.4 million for the year ended December 31, 2005, compared to R$10.6 million for the year ended December 31, 2005, reflecting the improvement in CBPI’s operational result.

Net income. As a result of the aforementioned, net income for the year ended December 31, 2005 was R$325.5 million, an increase of 2% compared to R$317.9 million in 2004.

B. Liquidity and Capital Resources

CBPI’s principal sources of liquidity are cash generated from operations and financing. CBPI believes that these sources will continue to be sufficient to satisfy CBPI’s current funding requirements, which include, but are not limited to, working capital, capital expenditures, amortization of debt and payment of dividends or interest on equity.

Sources and Uses of Funds

Net cash flow from operations was R$196.2 million, R$99.4 million and R$194.0 million for 2006, 2005 and 2004, respectively. CBPI’s cash flow from operations increased by R$96.8 million in 2006, compared to 2005 and decreased by R$94.6 million in 2005 compared to 2004, mainly reflecting the variations in working capital and the increase in the operational results. Net cash flow from financing activities amounted to R$(44.0) million, (R$41.2) million and R$(241.4) million in the years ended December 31, 2006, 2005 and 2004, respectively. The cash flow from financing activities in 2006 compared to 2005 remained practically stable. The decrease in cash consumed from financing in 2005, compared to 2004, was mainly due to a higher level of new loans and financings obtained in 2005.

Net cash flow from investing activities amounted to R$(82.9) million, R$(133.8) million and R$(134.9) million for the years ended December 31, 2006, 2005 and 2004, respectively. The decrease in cash consumed from investing activities in 2006 compared to 2005 was principally attributed to the proceeds from debentures issued by related parties and held by CBPI, which were partially redeemed in 2006. Acquisitions of property, plant and equipment and additions to intangible assets and deferred charges consumed R$149.8 million, R$131.1 million and R$132.4 million in 2006, 2005 and 2004, respectively. For the year ended December 31, 2006, funds comprehended in investing activities were allocated mainly in the renovation and operational improvement of the Company’s service stations and distribution facilities and on the expansion of NGV service stations.

As of December 2006, CBPI had R$147.7 million in cash, cash equivalents, and short- and long-term investments. CBPI will spend approximately R$1.0 billion in the next five years to meet long-term contractual obligations described in the Tabular Disclosure of Contractual Obligations. CBPI expects to meet these cash requirements through a combination of cash generated from operating activities and cash generated by financing activities, including new debt financing and the refinancing of some of its indebtedness as it becomes due.

Indebtedness

As of December 31, 2006, CBPI’s consolidated short- and long-term debt was as follows:

			Principal amount of outstanding and accrued interest through December 31,
Indebtedness	Currency	Interest Rate(1)	2006	2005	2004
			(in millions of reais)
Foreign currency-denominated loans:
Compror	US$	Exchange variations US$ + 1.0% p.a. up to + 1.3% p.a.	—	154.9	—
	¥	Exchange variations Ienes + 1.4% p.a.
Global Notes(3)	US$	Exchange variations US$ + 9.875% p.a.	124.9	320.7	370.1
Subsidiaries	US$	Exchange variations US$ + 6.0% p.a. up to + exchange variations US$ + 8.2% p.a.	15.0	9.5	18.7

Real-denominated loans:
BNDES-National Bank for Economic and Social Development	R$	From TJLP(2) + 4.4% p.a. up to TJLP+ 5.1% p.a. 80% TJLP+ 20% of currencies portfolio + 4.5% p.a.	29.0	28.8	19.4
Debentures(4)	R$	103.8% of the CDI	361.4	—	—
Financial Institutions	R$	100.0% of the CDI	60.4	—	—
Debtor Balance	R$		46.0	12.9	—
Subsidiaries	R$	From TJLP+ 1.7% p.a. up to TJLP+4.5% p.a. 106.4% up to 106.5 % of the CDI	41.2	43.3	30.8
Total loans	R$		677.9	570.1	439.0

(1)	Interest rate only as of 2006.

(2)	TJLP (Long-Term Interest Rate) is a nominal rate of interest established quarterly. On December 31, 2006, TJLP was fixed at 6.85% p.a.

(3)	On August 1, 2003, CBPI issued US$ 135 million in Global Notes in the international market. On August 1, 2005, when interest increased from 7.875% per year to 9.875% per year, part of the options for redemption of these notes was exercised in the amount of US$ 1,285 or R$ 3,072. In 2006, there was a partial redemption in the amount of US$ 79,574 or R$164,811, which represents the acceptance of the repurchase offer made to the bondholders.

(4)	On April 18, 2006, CBPI registered with the Brazilian Securities Commission (“CVM”) the public offering of 35,000 simple debentures, of a single series, all of which are book entry, nonconvertible, with face value of R$ 10 each, and issued on April 1, 2006, in the amount of R$ 350,000. The debentures have a term of five years maturing on April 1, 2011. They pay an interest rate, from the issuance date, on their unit face value, of 103.80% of the daily average rate of interbank deposits (“Taxa DI over extra grupo”), disclosed by the Clearinghouse for the Custody and Financial Settlement of Securities (“CETIP”). This interest is paid every six months from the issuance date of the debentures to the holders registered at the end of the business day prior to the payment.

CBPI’s consolidated debt as of December 31, 2006 had the following maturity schedule:

Maturity	Amount
(in millions of reais)
January 1, 2007 to December 31, 2007	115.2
January 1, 2008 to December 31, 2008	193.7
January 1, 2009 to December 31, 2009	126.2
January 1, 2010 to December 31, 2010	124.7
January 1, 2011 to December 31, 2011	118.0

Total	677.9

CBPI provides collateral and guarantees for some loan operations conducted directly or indirectly by affiliates and subsidiaries. As of December 31, 2006 and 2005, amounts referring to these operations were R$ 203.5 million and R$ 110.5 million, respectively. See Note 20 to CBPI’s consolidated financial statements.

Investments

Equity investments

The table below shows CBPI’s investments in shareholding stakes for the years ended December 31, 2006, 2005 and 2004.

	Year ended December 31,
Company	2006	2005	2004
	(in millions of reais)
Investments in shareholding stakes	3.8	8.1	19.7

Investments in permanent assets and deferred charges(1)

The following table sets forth CBPI’s investments in permanent assets and deferred charges for the years ended December 31, 2006, 2005 and 2004.

	Year ended December 31,
	2006	2005	2004
	(in millions of reais)
Cia Brasileira de Petroleo Ipiranga	315.9	281.7	263.4
Subsidiaries	18.0	19.3	35.0

Total capital expenditures	333.9	301.0	298.4
Disposals	(164.4)	(145.1)	(132.0)

Total capital expenditures, net of disposals	169.5	155.9	166.4

(1)	Includes customer financing, net of its amortization and leasing

CBPI’s investment strategy has been to make improvements related to its retail service stations network and terminals. During the years ended December 31, 2006, 2005 and 2004, investments focused on enhancing environmental safeguards, increasing convenience stores’ list of services and products offered and expanding the availability of NGV (natural gas vehicular) on its network.

The investment plan for 2007 has a total budget of R$145.4 million, consisting of (i) modernization and expansion of CBPI service stations network, (ii) modernization and expansion of CBPI’s convenience stores network and (iii) renovation of exclusivity contracts with some of CBPI’s retail dealers.

U.S. GAAP Reconciliation

CBPI’s net income under Brazilian GAAP was R$323.5 million and R$325.5 million for the years ended December 31, 2006 and 2005, respectively. Under U.S. GAAP, CBPI had net income of R$219.1 million and R$398.2 million for the years ended December 31, 2006 and 2005, respectively.

CBPI shareholders’ equity under Brazilian GAAP as of December 31, 2006 and 2005 was R$1,555.2 million and R$1,350.3 million, respectively. Under U.S. GAAP, we had shareholders’ equity of R$1,718.3 million and R$1,560.7 million, respectively, as of December 31, 2006 and 2005.

The principal differences between Brazilian GAAP and U.S. GAAP that affect CBPI’s net income and shareholders’ equity relate to the treatment of the following items:

•	adjustments for inflation of property, plant and equipment;

•	pension and other post-employment benefits adjustment;

•	gain on percentage variation of capital share;

•	accounting for deferred tax;

•	differences in equity accounting;

•	asset retirement obligations;

•	goodwill and business combination;

•	securities available for sale;

•	accounting for convertible debentures;

•	fair-value adjustments of derivatives; and

•	deferred tax effects on the foregoing adjustments.

See Note 25 to CBPI’s consolidated financial statements for a description of the differences above as they relate to CBPI and a reconciliation to U.S. GAAP of net income and total shareholders’ equity.

C. Research and Development, Patents and Licenses, etc.

CBPI and its parent company, Distribuidora de Produtos de Petróleo Ipiranga S.A., own the register of the brands used in their distribution business, including “Ipiranga”, “Rodo Rede” and “Jet Oil”. The register of “Gasolina Original Ipiranga” (Original Ipiranga Gasoline) has been requested to Brazilian authorities. The company also owns the register of Atlantic, F1 Master, F1 Super, Ipiranga 4x4, Lub Fácil, Sintex, Moldax, Rede Nota Dez, Ipitrust, GP Super and several other brands. The register of these brands expires between 2007 and 2016, and renovating these registers is part of companies annual activities. CBPI also owns a supplying pump fuel patent and others patents. One of its controlled companies, AM/PM Comestíveis Ltda., is the master franchisee of AM/PM brand in Brazil. Costs and terms of brand usage are governed by the agreement signed between AM/PM Internacional Co. and AM/PM Comestíveis Ltda.

D. Trend Information

See “—Operating Results” above.

E. Tabular Disclosure of Contractual Obligations

The following table summarizes CBPI’s contractual obligations, as of December 31, 2006:

	Payment due by period
Contractual obligations - CBPI	Total	Up to 1 year	Between 1 and 3 years	Between 3 and 5 years	More than 5 years
	(in millions of reais)
Financing	677.9	115.2	319.9	242.7	0
Estimated interest payments on financing(1)(2)	195.7	60.0	101.0	34.6	0
Estimated planned funding of pension and other post-retirement benefit obligations(3)	162.3	6.5	13.9	15.4	126.5
Operating leases(4)	6.7	0.7	1.5	1.5	3.0

Total contractual obligations	1,042.6	182.4	436.3	294.2	129.5

(1)	The estimated interest payment amount was calculated based on macro-economic assumptions including, on average for the period, principally (i) a 12% CDI interest rate, (ii) a 3% variation in the reais to U.S. dollar exchange rate, (iii) a 3% inflation rate, and (iv) an 6% TJLP rate. See “Liquidity and Capital Resources—Indebtedness” and Note 14 to CBPI’s consolidated financial statements for more information about the maturity of CBPI’s debt and applicable interest rates.

(2)	Includes estimated interest payments on CBPI’s short- and long-term debt.

(3)	See Note 18 to CBPI’s consolidated financial statements for more information relating to CBPI’s estimated planned funding of pensions and other post-retirement benefit obligations.

(4)	Include franchise contract with AM/PM International, under which CBPI and/or its subsidiaries are entitled to pay minimum royalty fees through 2015.

RIPI PREFERRED STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information concerning the preferred share ownership of each director and executive officer of RIPI and all directors and executive officers as a group. As of September 27, 2007, no person was known to RIPI to be the beneficial owner of more than five percent (5%) of RIPI’s outstanding shares of preferred stock.

Name	Preferred shares beneficially owned at September 27, 2007	percent of class
Board of Directors
João Adolfo Oderich	—	0%
Flávio do Couto Bezerra Cavalcanti	—	0%
Eduardo de Toledo	—	0%
Carlos José Fadigas de Souza Filho	—	0%
Roberto Lopes Pontes Simões	—	0%
Francisco Pais	—	0%
José Afonso Alves Castanheira	—	0%

Executive Officers Who Are Not Also Directors of RIPI
Elizabeth Surreaux Ribeiro Tellechea	—	0%
Sérgio Roberto Weyne Ferreira da Costa	2	0%*
Eduardo Teixeira Neto	—	0%

*	Less than one percent (1%)

DPPI PREFERRED STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information concerning the preferred share ownership of each director and executive officer of DPPI and all directors and executive officers as a group. As of September 27, 2007, no person was known to DPPI to be the beneficial owner of more than five percent (5%) of DPPI’s outstanding shares of preferred stock.

Name	Preferred shares beneficially owned at September 27, 2007	percent of class

Board of Directors
Pedro Wongtschowski	—	0%
André Covre	—	0%
Eduardo de Toledo	—	0%
Jose Roberto Opice	—	0%
Roberto Kutschat Neto	—	0%
Jose Afonso Alves Castanheira	1	0%*

Executive Officers who are not also Directors of DPPI
Leocadio de Almeida Antunes Filho	1,000	0%*
Sergio Roberto Weyne Ferreira Da Costa	2	0%*
Jose Augusto Dutra Nogueira	—	0%
Ricardo Cavalho Maia	—	0%
Jose Manuel Alves Borges	—	0%

*	Less than one percent (1%)

CBPI PREFERRED STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information concerning the preferred share ownership of each director and executive officer of CBPI and all directors and executive officers as a group. As of September 27, 2007, no person was known to CBPI to be the beneficial owner of more than five percent (5%) of CBPI’s outstanding shares of preferred stock.

Name	Preferred shares beneficially owned at September 27, 2007	percent of class
Board of Directors
Pedro Wongtschowski	—	0%
Maria das Graças Silva Foster	—	0%
Eduardo de Toledo	—	0%
José Roberto Opice	—	0%
André Covre	—	0%
Luiz Carlos Teixeira	—	0%

Executive Officers Who Are Not Also Directors of CBPI
Leocadio de Almeida Antunes Filho	15,000	0%*
Ricardo Carvalho Maia	—	0%
José Manuel Alves Borges	—	0%
José Augusto Dutra Nogueira	—	0%
Sérgio Roberto Weyne Ferreira Da Costa	—	0%
Daniel Lima Oliveira	—	0%
Sadi Leite Ribeiro Filho	—	0%
Carlos Eduardo G. de Meirelles Leite	—	0%

*	Less than one percent (1%)

COMPARISON OF YOUR RIGHTS AS A HOLDER OF RIPI, DPPI OR CBPI PREFERRED SHARES AND YOUR RIGHTS AS A POTENTIAL HOLDER OF ULTRAPAR PREFERRED SHARES

Ultrapar, RIPI, DPPI and CBPI are companies organized under the laws of the Federative Republic of Brazil and are governed by the Brazilian Corporate Law. The rights of holders of Ultrapar, RIPI, DPPI and CBPI preferred shares are governed by Brazilian law and by Ultrapar, RIPI, DPPI and CBPI’s bylaws, respectively. Upon completion of the Share Exchange, to the extent you will become a preferred shareholder of Ultrapar, your rights will be governed by Brazilian law and Ultrapar’s bylaws. See “Description of Ultrapar Preferred Shares” for more information about Ultrapar preferred shares.

The following discussion of the material differences between the rights of Ultrapar preferred shareholders and RIPI, DPPI and CBPI preferred shareholders is only a summary and does not purport to be a complete description of these differences. The following discussion is qualified in its entirety by reference to the Brazilian Corporate Law, as well as the full text of Ultrapar RIPI, DPPI and CBPI’s respective bylaws, which are filed with the SEC and the CVM. For information on how you can obtain copies of these documents, see “Where You Can Find More Information” on page 148.

ULTRAPAR	RIPI / DPPI/CBPI

CORPORATE GOVERNANCE

Ultrapar’s bylaws and the Brazilian Corporate Law, as amended from time to time, govern the rights of holders of Ultrapar common and preferred shares.	RIPI, DPPI and CBPI’s bylaws and the Brazilian Corporate Law, as amended from time to time, govern the rights of holders of RIPI, DPPI and CBPI common and preferred shares, respectively.

AUTHORIZED CAPITAL STOCK

Capital Stock. As of September 28, 2007, Ultrapar’s capital stock was R$946.034.662,97, fully subscribed and paid in, comprised of 81,325,409 shares, without par value, of which 49,429,897 are common shares and 31,895,512 are preferred shares.

Capital Stock. As of September 28, 2007, RIPI’s capital stock was R$475,000,000.00, comprised of 29,600,000 shares, without par value, of which 9,982,404 are common shares and 19,617,596 are preferred shares.

As of September 28, 2007, DPPI’s capital stock was R$615,000,000.00, comprised of 32,000,000 shares, without par value, of which 10,706,368 are common shares and 21,293,632 are preferred shares.

As of September 28, 2007, CBPI’s capital stock was R$1,030,000,000.00, comprised of 105,952,000 shares, without par value, of which 35,409,306 are common shares and 70,542,694 are preferred shares.

VOTING RIGHTS; ACTION BY WRITTEN CONSENT

Voting Rights. The holders of Ultrapar common stock are entitled to one vote per share on all matters presented to stockholders. Preferred stock only vote on specific matters determined by Brazilian Corporate Law.

Voting Rights. The holders of RIPI, DPPI and CBPI common stock are entitled to one vote per share on all matters presented to stockholders. Preferred stock only vote on specific matters determined by Brazilian Corporate Law.

ULTRAPAR	RIPI / DPPI/CBPI

Brazilian Corporate Law provides that non-voting shares, such as preferred shares, may acquire voting rights if the Company fails to distribute fixed or minimum dividends in connection with such shares for three consecutive fiscal years and will retain such voting rights until the distribution of such fixed or minimum dividends. Because Ultrapar’s preferred shares are not entitled to the payment of any fixed or minimum dividend, holders of Ultrapar preferred shares cannot acquire voting rights as a result of Ultrapar’s failure to distribute dividends.

Brazilian Corporate Law provides that non-voting shares, such as preferred shares, may acquire voting rights if the Company fails to distribute fixed or minimum dividends in connection with such shares for three consecutive fiscal years and will retain such voting rights until the distribution of such fixed or minimum dividends. Because RIPI, DPPI and CBPI’s preferred shares are not entitled to the payment of any fixed or minimum dividend, holders of such preferred shares cannot acquire voting rights as a result of failure to distribute dividends.

Action by Written Consent. Ultrapar’s bylaws and the Brazilian Corporate Law do not permit shareholder action without a meeting.	Action by Written Consent. RIPI, DPPI and CBPI’s bylaws and the Brazilian Corporate Law do not permit shareholder action without a meeting.

AMENDMENT TO THE BYLAWS

Ultrapar’s bylaws may be altered, amended, added to or repealed by a resolution duly adopted by a majority at a general shareholders’ meeting, subject to certain quorum and voting requirements established by the Brazilian Corporate Law. As a general rule, the affirmative vote of shareholders representing at least the majority of the issued and outstanding common shares present in person or represented by proxy at a shareholders’ meeting is required to ratify any proposed action, and abstentions are not taken into account. However, according to Brazilian Corporate Law, the affirmative vote of shareholders representing one-half of the issued and outstanding voting capital is required to:

RIPI, DPPI and CBPI’s bylaws may be altered, amended, added to or repealed by a resolution duly adopted by a majority at a general shareholders’ meeting, subject to certain quorum and voting requirements established by the Brazilian Corporate Law. As a general rule, the affirmative vote of shareholders representing at least the majority of the issued and outstanding common shares present in person or represented by proxy at a shareholders’ meeting is required to ratify any proposed action, and abstentions are not taken into account. However, according to Brazilian Corporate Law, the affirmative vote of shareholders representing one-half of the issued and outstanding voting capital is required to:

•     modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares;

•     reduce the percentage of mandatory dividends;

•     change the corporate purpose;

•     merge into or with another company;

•     spin off a portion of the assets or liabilities;

•     approve participation in a group of companies;

•     modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares;

•     reduce the percentage of mandatory dividends;

•     change the corporate purpose;

•     merge into or with another company;

ULTRAPAR	RIPI / DPPI/CBPI

AMENDMENT TO THE BYLAWS

• apply for cancellation of any voluntary liquidation; and • approve dissolution.	• spin off a portion of the assets or liabilities; • approve participation in a group of companies; • apply for cancellation of any voluntary liquidation; and • approve dissolution.

RIGHT TO DIVIDENDS

Ultrapar shareholders have the right to participate in any dividend payment in proportion to the paid-in capital corresponding to their shares. There is no difference in the dividends paid to common and preferred shareholders of Ultrapar.

RIPI, DPPI and CBPI shareholders have the right to participate in any dividend payment in proportion to the paid-in capital corresponding to their shares. Preferred shareholders of DPPI, RIPI and CBPI have the right to receive dividends 10% higher then those paid to the common stock shareholders of such companies.

APPRAISAL RIGHTS

Under Brazilian Corporate Law, appraisal rights are exceptional rights that may be exercised by shareholders only in extraordinary situations resulting from significant decisions taken at general shareholders’ meetings. Appraisal rights provide shareholders the right to sell his or her preferred shares at their book value or the per share liquidation value, if higher. Appraisal rights can only be exercised in the 30 day period following the shareholder meeting in which the significant decision was taken. According to Brazilian corporate law , the appraisal rights of Ultrapar’s shareholders may be exercised in the following circumstances:

Under Brazilian Corporate Law, appraisal rights are exceptional rights that may be exercised by shareholders only in extraordinary situations resulting from significant decisions taken at general shareholders’ meetings. Appraisal rights provide shareholders the right to sell his or her preferred shares at their book value or the per share liquidation value, if higher. Appraisal rights can only be exercised in the 30 day period following the shareholder meeting in which the significant decision was taken.

According to Brazilian corporate law, the appraisal rights of RIPI, DPPI and CBPI’s shareholders may be exercised in the following circumstances:

•     modification of a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or creation of a new class with greater privileges than the existing classes of preferred shares;

•     reduction in the percentage of mandatory dividends;

•     change in corporate purpose;

•     merger (fusão or incorporação) with another company;

•     modification of a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or creation of a new class with greater privileges than the existing classes of preferred shares;

•     reduction in the percentage of mandatory dividends;

•     change in corporate purpose;

•     merger (fusão or incorporação) with another company;

ULTRAPAR	RIPI / DPPI/CBPI

APPRAISAL RIGHTS

•      Ultrapar’s participation in a group of companies;

•      change in corporate form;

•      merger of all Ultrapar’s shares into another Brazilian company, so that Ultrapar become a wholly owned subsidiary of such company; and

•      acquisition of the shareholding control of another company for a price that exceeds certain limits provided by law.

•      RIPI, DPPI or CBPI’s participation in a group of companies;

•      change in corporate form;

•      merger of all RIPI, DPPI or CBPI’s shares into another Brazilian company, so that such companies become wholly owned subsidiary of such another company; and

•      acquisition of the shareholding control of another company for a price that exceeds certain limits provided by law.

In the event that the shareholders approve any resolution in connection with the items marked above, the appraisal right may be exercised only if the shares fail to satisfy certain liquidity tests at the time of the meeting.

Brazilian Corporate Law further provides that any resolution regarding Ultrapar’s spin-off would only entitle shareholders to withdraw from Ultrapar’s company if the spin-off:

•      causes a change in the purpose of the Company, except if the equity is spun off to a company whose primary activities are consistent with Ultrapar’s corporate purpose;

•      reduces Ultrapar’s mandatory dividends; or

•      causes us to join a group of companies.

Brazilian Corporate Law further provides that any resolution regarding a spin-off would only entitle shareholders to withdraw from the company if the spin-off:

•      causes a change in the purpose of the company, except if the equity is spun off to a company whose primary activities are consistent with RIPI, DPPI and CBPI’s corporate purpose;

•      reduces mandatory dividends; or

•      causes us to join a group of companies.

PREEMPTIVE RIGHTS

Pursuant to the Brazilian Corporate Law, any shareholder has, except in certain circumstances, a general preemptive right to subscribe for new shares in a capital increase in proportion to the number of shares it holds. These preemptive rights may be abolished under certain circumstances determined under Brazilian Corporate Law.

Pursuant to the Brazilian Corporate Law, any shareholder has, except in certain circumstances, a general preemptive right to subscribe for new shares in a capital increase in proportion to the number of shares it holds. These preemptive rights may be abolished under certain circumstances determined under Brazilian Corporate Law.

ATTENDANCE AND VOTING AT MEETINGS OF STOCKHOLDERS

Every stockholder of record as of the applicable record date has the right to attend the shareholder meeting. Only holders of common shares have the right to vote at shareholders’ meetings. Preferred shareholders only have the right to vote in special occasions.

Every stockholder of record as of the applicable record date has the right to attend the shareholder meeting. Only holders of common shares have the right to vote at shareholders’ meetings. Preferred shareholders only have the right to vote in special occasions.

ULTRAPAR	RIPI / DPPI/CBPI

SPECIAL MEETINGS OF STOCKHOLDERS

Extraordinary general shareholders’ meetings of Ultrapar may be called from time to time by Ultrapar board of directors at its discretion. An extraordinary shareholders meeting may also be called by the Fiscal Council on specific situations; by any shareholder when the board of directors delays calling a shareholders meeting for more then 60 days when required by law or the bylaws; by shareholders representing at least five per cent of Ultrapar share capital.

Shareholders representing at least five percent of Ultrapar share capital have the right to request that the board of directors call an extraordinary general shareholders’ meeting to vote on any matters indicated in such request, as long as they present the basis for such request.

Extraordinary general shareholders’ meetings of RIPI, DPPI and CBPI may be called from time to time by RIPI, DPPI or CBPI board of directors at its discretion. An extraordinary shareholders meeting may also be called by the Fiscal Council on specific situations; by any shareholder when the board of directors delays calling a shareholders meeting for more then 60 days when required by law or the bylaws; by shareholders representing at least five per cent of RIPI, DPPI or CBPI share capital.

Shareholders representing at least five percent of RIPI, DPPI or CBPI share capital have the right to request that the board of directors call an extraordinary general shareholders’ meeting to vote on any matters indicated in such request, as long as they present the basis for such request.

Brazilian Corporate Law also provides that holders of Ultrapar’s preferred shares are entitled to vote as a special class in shareholders’ meetings called to decide upon changes to the preferences or rights attributed to Ultrapar’s preferred shares and upon the creation of a new class of preferred shares that has either priority or preference over Ultrapar’s existing preferred shares or the increase of an existing class of preferred shares disproportionately relative to the other classes. The approval of such proposals depends not only on the affirmative vote of shareholders holding the majority of Ultrapar’s common shares, but also a prior approval or ratification by shareholders holding the majority of Ultrapar’s preferred shares.

Brazilian Corporate Law also provides that holders of RIPI, DPPI and CBPI’s preferred shares are entitled to vote as a special class in shareholders’ meetings called to decide upon changes to the preferences or rights attributed to RIPI, DPPI or CBPI’s preferred shares and upon the creation of a new class of preferred shares that has either priority or preference over RIPI, DPPI or CBPI’s existing preferred shares or the increase of an existing class of preferred shares disproportionately relative to the other classes. The approval of such proposals depends not only on the affirmative vote of shareholders holding the majority of RIPI, DPPI or CBPI’s common shares, but also a prior approval or ratification by shareholders holding the majority of RIPI, DPPI or CBPI’s preferred shares.

SHAREHOLDER SUITS

Corporate action for liability against directors of a company will usually be brought by the company itself if shareholders of the company pass a resolution to that effect at a shareholders’ meeting. Such a resolution may be presented and voted on even if it not on the agenda. Any shareholder can file the corporate action if not done by the company in 3 months from the shareholders meeting decision.

Under Brazilian Corporate Law, however, shareholders representing at least five percent of the share capital of the company may jointly initiate a corporate action for liability against one or more directors to recover any damages incurred by the company as a result of the directors’ liability, if the shareholders meeting votes against the corporate action for liability.

Corporate action for liability against directors of a company will usually be brought by the company itself if shareholders of the company pass a resolution to that effect at a shareholders’ meeting. Such a resolution may be presented and voted on even if it not on the agenda. Any shareholder can file the corporate action if not done by the company in 3 months from the shareholders meeting decision.

Under Brazilian Corporate Law, however, shareholders representing at least five percent of the share capital of the company may jointly initiate a corporate action for liability against one or more directors to recover any damages incurred by the company as a result of the directors’ liability, if the shareholders meeting votes against the corporate action for liability.

ULTRAPAR	RIPI / DPPI/CBPI

BOARD OF DIRECTORS Size and Election of Board of Directors

According to Ultrapar’s bylaws, Ultrapar’s board of directors consists of a minimum of four and a maximum of seven members. The exact number of directors is defined in a shareholders’ meeting by the majority vote of the holders of Ultrapar’s common shares. Brazilian corporate law allows the adoption of a multiple vote process, by request of shareholders representing at least 10% of Ultrapar’s voting share capital. Ultrapar’s directors are elected by Ultrapar’s shareholders in Ultrapar’s annual shareholders’ meeting for a one-year term. The Ultrapar board of directors currently consist of 7 members.

Brazilian Corporate Law requires that each director own at least one share of Ultrapar. There is no mandatory retirement age for directors.

The RIPI board of directors currently consists of 7 directors. RIPI’s bylaws provide that the number of directors will not be fewer than six nor more than eight. Each director is elected for a three-year term and a reelection is permitted.

The DPPI board of directors currently consists of 6 directors. DPPI’s bylaws provide that the number of directors will not be fewer than five nor more than seven. Each director is elected for a three-year term and a reelection is permitted.

The CBPI board of directors currently consists of 7 directors. CBPI’s bylaws provide that the number of directors will not be fewer than six nor more than eight. Each director is elected for a three-year term and a reelection is permitted.

The exact number of directors is defined in a shareholders’ meeting by the majority vote of the holders of the respective company common shares.

Brazilian corporate law allows the adoption of a multiple vote process, by request of shareholders representing at least 10% of RIPI, DPPI and CBPI’s voting share capital.

Brazilian corporate law requires that each director own at least one share of RIPI, DPPI or CBPI. There is no mandatory retirement age for directors.

Removal

Directors may be removed by adoption of a shareholders’ resolution by majority vote at the ordinary or an extraordinary general shareholders’ meeting at any time.	Directors may be removed by adoption of a shareholders’ resolution by majority vote at the ordinary or an extraordinary general shareholders’ meeting at any time.

Vacancies

Directors are appointed by shareholders at a general shareholders’ meeting. A vacancy will be filled by a Director elected by the shareholders at the next general shareholders’ meeting.

In the event of a vacancy of a board member of any of these companies, the board of directors will appoint a shareholder to fill such vacancy for the remaining of the mandate. If the vacant member is a person appointed by the minority shareholders, an extraordinary shareholders meeting shall be called for a new member to be voted.

ULTRAPAR	RIPI / DPPI/CBPI

Director Liability

According to Brazilian Corporate Law, Directors are not individually liable for any obligations assumed by Ultrapar or as a result of regular management acts. Directors are, however, liable to Ultrapar, Ultrapar shareholders and creditors of Ultrapar for any damage that they may cause by acts or omissions that violate law or Ultrapar’s bylaws, or for acts performed with negligence and in breach of good faith. Directors are not jointly liable for acts caused by other Directors, except if they have participated of such act or if they had knowledge about the practice of such act. The Directors will be jointly liable for damages originated by the non-compliance with the duties determined by law to run the company’s business, except if the company by-laws establishes that such duty was specific to one Director.

According to Brazilian Corporate Law, Directors are not individually liable for any obligations assumed by RIPI, DPPI and CBPI as a result of regular management acts. Directors are, however, liable to such companies, such companies’ shareholders and creditors for any damage that they may cause by acts or omissions that violate law or such companies’ bylaws, or for acts performed with negligence and in breach of good faith. Directors are not jointly liable for acts caused by other Directors, except if they have participated of such act or if they had knowledge about the practice of such act. The Directors will be jointly liable for damages originated by the non-compliance with the duties determined by law to run the company’s business, except if the company by-laws establishes that such duty was specific to one Director.

Mandatory Tender Offer / Tag Along Rights

Brazilian Corporate Law and CVM rules determine that upon the sale of a controlling interest in a publicly listed company, the purchaser will have to file a mandatory cash tender offer with the CVM to acquire all the remaining outstanding common shares of the target entity for at least 80% of the price paid for the common shares of the controlling block.

Ultrapar’s bylaws provide that any person who purchases control of Ultrapar’s company must carry out a tender offer for the remaining shares, common and preferred, at the same price and on the same payment conditions, adjusted between such person and Ultrapar’s controlling shareholders.

The offer must be made on both the São Paulo Stock Exchange and the New York Stock Exchange.

Brazilian Corporate Law and CVM rules determine that upon the sale of a controlling interest in a publicly listed company, the purchaser will have to file a mandatory cash tender offer with the CVM to acquire all the remaining outstanding common shares of the target entity for at least 80% of the price paid for the common shares of the controlling block.

The offer must be made on the São Paulo Stock Exchange.

ULTRAPAR	RIPI / DPPI/CBPI

DUTIES OF DIRECTORS

Ultrapar Directors must carry out the duties associated with their positions on the board of directors in accordance with the Brazilian Corporate Law and Ultrapar’s bylaws:

Ultrapar bylaws establishes that the board of directors responsibilities are:

a)      to set the general business policy;

b)      to call the shareholders meetings;

c)      to elect and remove from office the officers and set their individual duties and fees, when the shareholders meeting decides on their overall remuneration;

d)      to choose the Chief Executive Officer;

e)      to approve the increase in the subscribed capital and the form under which it shall occur, up to the limit of the authorized capital;

f)      to submit to the shareholders meeting for approval the allocation of the net profit adjusted in the fiscal year;

g)      to oversee the Officers’ management; at any time examine Ultrapar’s books and papers; request information on any agreement already or about to be entered into and on any other acts;

h)      to provide opinion on the management report and on the Board of Officers’ accounts;

i)       to approve the distribution of semi-annual or interim dividends;

j)       to approve the holding of interest in other companies;

k)      to propose to the shareholder meeting the Ultrapar’s winding-up, merger or consolidation under any form;

l)       to choose and remove the Independent Auditors nominated by the Audit Committee;

m)    to decide on any matters not regulated, and resolve on the omitted cases;

n)      to appoint among the Officers that who shall perform the duties of Investor Relations Officer.

o)      grant stock options to its officers and employees holding key positions in the Company and its controlled entities;

RIPI, DPPI and CBPI Directors must carry out the duties associated with their positions on the board of directors in accordance with the Brazilian Corporate Law and their respective bylaws.

RIPI, DPPI and CBPI bylaws establish that their board of directors responsibilities are:

a)      to set the general business policy;

b)      to elect and remove from office the officers and set their individual duties;

c)      to oversee the Officers’ management; at any time examine the company’s books and papers; request information on any agreement already or about to be entered into and on any other acts;

d)      to call the shareholders meetings;

e)      to provide opinion on the management report and on the Board of Officers’ accounts;

f)      to provide an opinion on any act or agreement not contemplated in the annual budget;

g)      authorize the acquisition or disposal of permanent assets, and encumbrance of real estate property, offer of collateral or personal guarantees to third parties;

h)      to choose and remove the Independent Auditors;

i)       to submit to the shareholders meeting the increase in the subscribed capital;

j)       authorize the acquisition of its own shares to be kept in treasury or canceled up.

According to Brazilian Corporate Law Directors are prohibited from:

•     performing any act of generosity using corporate assets to the detriment of the corporation;

•     by virtue of his or her position, receiving any type of direct or indirect personal advantage from third parties without authorization in the bylaws or from a shareholders meeting;

•     taking part in any corporate transaction in which he or she has an interest that conflicts with an interest of the corporation, or in the decisions made by other directors on the matter; and

ULTRAPAR	RIPI / DPPI/CBPI

p)      approve the issuance, for public subscription, of commercial paper by the company.

The prior approval of the board of directors shall also be required for the performance of acts that might result in acquisition, disposal, swap and encumbrance of real estate property, offer of collateral or personal guarantees, taking out of loans or waiver of rights the amount of which be in excess of three percent Ultrapar’s net worth.

By a resolution of the board of directors, Ultrapar may acquire its own shares to be kept in treasury or canceled up to the amount of the profit and reserve balance, except for the legal reserve, without any decrease in the capital stock.

According to Brazilian Corporate Law Directors are prohibited from:

•     performing any act of generosity using corporate assets to the detriment of the corporation;

•     by virtue of his or her position, receiving any type of direct or indirect personal advantage from third parties without authorization in the bylaws or from a shareholders meeting;

•     taking part in any corporate transaction in which he or she has an interest that conflicts with an interest of the corporation, or in the decisions made by other directors on the matter; and

•     without prior authorization from the shareholders meeting or the board of directors, lending funds or assets of the company, or using the company’s assets, services or credits, at his or her own or a third party’s benefit, or at a company’s benefit in which he or she has interest.

•     without prior authorization from shareholders meeting or the board of directors, lending funds or assets of the company, or using the company’s assets, services or credits, at his or her own or a third party’s benefit, or at a company’s benefit in which he or she has interest.

ULTRAPAR	RIPI / DPPI/CBPI

OFFICERS

The Board of Officers of Ultrapar is elected by the board of directors for a one-year term. The Officers may be reelected. The Ultrapar Board of Officers currently consists of 5 members. Ultrapar’s bylaws provide that the number of directors will not be fewer than four nor more than six. Decisions shall be taken by a majority of votes. The Board of Officers is responsible to conduct the day-to-day operations of Ultrapar, observing the general business policy set out by the board of directors.

The Board of Officers of each of RIPI, DPPI and CBPI is elected by its respective board of directors for a three-year term. The Officers may be reelected. RIPI, DPPI and CBPI Board of Officers currently consist of 3, 5 and 6 members respectively. All such company’s bylaws provide that the number of directors will not be fewer than three nor more than ten. Decisions shall be taken by a majority of votes. The Board of Officers is responsible to conduct the day-to-day operations of such companies, observing the general business policy set out by the board of directors.

FISCAL COUNCIL / AUDIT COMMITTEE

Brazilian Corporate Law requires Ultrapar to establish a Fiscal Council. Ultrapar Fiscal Council also acts as an audit committee pursuant to the requirements of the Sarbanes-Oxley Act. Ultrapar Fiscal Council is constituted of five members and their respective alternate members. The Fiscal Council is a separate corporate body independent of Ultrapar management and Ultrapar external independent registered public accounting firm. The members of Ultrapar Fiscal Council are elected by Ultrapar shareholders at the annual general shareholders’ meeting for one-year term and are eligible for reelection.

Brazilian Corporate Law requires RIPI, DPPI and CBPI to establish a Fiscal Council. The Fiscal Council of each of RIPI, DPPI and CBPI are constituted of three members and their respective alternate members. The Fiscal Council is a separate corporate body independent of the management and of the external independent registered public accounting firm. The members of the Fiscal Councils are elected by each of RIPI, DPPI and CBPI’s shareholders at the annual general shareholders’ meeting for one-year term and are eligible for reelection

DESCRIPTION OF ULTRAPAR PREFERRED SHARES

Our Issued Capital Stock

Ultrapar’s capital stock is R$946,034,662.97, fully subscribed and paid in, comprised of 81,325,409 shares, without par value, of which 49,429,897 are common shares and 31,895,512 are preferred shares. As of September 27, 2007, Ultrapar and its affiliates held 6,617 common shares and 827,147 preferred shares in treasury.

Ultrapar’s bylaws authorize Ultrapar’s board of directors to increase Ultrapar’s share capital up to the limit of R$1.5 billion by issuing either common or preferred shares. Any capital increase that exceeds such amount requires an amendment to Ultrapar’s bylaws, which must be approved by shareholders at a shareholders’ meeting. Pursuant to Brazilian corporate law and Ultrapar’s bylaws, the number of preferred shares may not exceed two-thirds of Ultrapar’s issued capital stock.

History of Capital Stock

On February 2, 2005, Ultrapar’s board of directors approved the increase of Ultrapar’s capital stock, pursuant to a partial capitalization of reserves, and the issuance of 10,453,690,324 new preferred shares distributed to Ultrapar’s shareholders as a result of a stock dividend. Following this stock dividend, Ultrapar shareholders approved on July 20, 2005 the reverse split of its shares at the ratio of one thousand (1,000) shares of each type to one (1) share of such type and a change in the ratio of American Depositary Shares (“ADSs”) traded on the New York Stock Exchange, where one (1) ADS represented one (1) preferred share.

Preferred Shares Rights

In accordance with Ultrapar’s bylaws, Ultrapar’s preferred shares do not entitle their holders to voting rights in the shareholders’ meetings, except for specific events determined by Brazilian corporate law.

Brazilian corporate law provides that non-voting shares, such as preferred shares, may acquire voting rights if the Company fails to distribute fixed or minimum dividends in connection with such shares for three consecutive fiscal years and will retain such voting rights until the distribution of such fixed or minimum dividends.

Because Ultrapar’s preferred shares are not entitled to the payment of any fixed or minimum dividend, holders of Ultrapar’s preferred shares cannot acquire voting rights as a result of Ultrapar’s failure to distribute dividends.

Brazilian corporate law also provides that holders of Ultrapar’s preferred shares are entitled to vote as a special class in shareholders’ meetings called to decide upon changes to the preferences or rights attributed to Ultrapar’s preferred shares and upon the creation of a new class of preferred shares that has either priority or preference over Ultrapar’s existing preferred shares or the increase of an existing class of preferred shares disproportionately relative to the other classes. The approval of such proposals depends not only on the affirmative vote of shareholders holding the majority of Ultrapar’s common shares, but also a prior approval or ratification by shareholders holding the majority of Ultrapar’s preferred shares.

According to Brazilian corporate law, (i) Ultrapar’s shareholders that jointly hold non-voting preferred shares, or shares with restricted voting rights, that represent, at least, 10% of Ultrapar’s total capital stock, and (ii) holders of common shares that are not controlling shareholders, and who represent, at least, 15% of Ultrapar’s total voting stock, will have the right to elect one member of Ultrapar’s board of directors.

In case Ultrapar’s non-controlling shareholders do not achieve the aforementioned percentage, they may combine their participation and, if they hold jointly, at least, 10% of Ultrapar’s total capital, they may elect a member of Ultrapar’s board of directors. Only shareholders that prove they have held the shares for at least three continuous months may exercise such rights.

Upon Ultrapar’s liquidation, holders of preferred shares shall have priority in relation to holders of common shares in respect of their return on capital, without any premium. The holders of Ultrapar’s preferred shares have the right to receive the same amount of dividends per share to which the holders of Ultrapar’s common shares are entitled. See “Comparative Market Price and Dividend Information.”

Ultrapar’s preferred shares have tag along rights, which enable their holders to, upon the sale of a controlling interest in us, receive 100% of the price paid per common share of the controlling block. On March 22, 2000, Ultrapar’s controlling shareholders entered into a shareholders’ agreement designed to ensure the equal treatment of all non-controlling shareholders in the event of any change in control. Pursuant to the agreement, the provisions of which have been incorporated in Ultrapar’s bylaws, any transfer of Ultrapar’s control, either directly or indirectly, may only be executed in conjunction with a public tender offer by the acquiring entity to purchase the shares of all minority shareholders under the same price and payment terms as those offered to the controlling shareholders. The agreement provides that there will be no discount or price differentiation between the shares in the public tender offer and those being sold by the controlling shareholders. The offer must be made on both the São Paulo Stock Exchange and the New York Stock Exchange.

Preemptive Rights

Ultrapar’s shareholders have the preemptive right to subscribe for new shares issued by us in case of any capital increase, in proportion to their shareholdings. Ultrapar’s shareholders also have the preemptive right to subscribe for any convertible debentures, and rights to acquire Ultrapar’s shares and subscription warrants that Ultrapar may issue. According to Brazilian corporate law, a period of at least 30 days following the publication of notice of the capital increase is allowed for the exercise of the preemptive right, except if otherwise determined by the bylaws or the shareholders’ meeting.

According to Brazilian corporate law, capital increases that do not change the proportion between the existing classes and types of shares entitle the shareholders to exercise their preemptive rights solely with respect to shares of equal class and type as the shares each of them already holds. Notwithstanding that, if the Company issues shares that cause changes to the existing proportion of classes and types of shares, then the shareholders may exercise their preemptive rights with respect to shares of equal class and type as the shares they already hold and, only if necessary to maintain their participation in the total capital stock, may subscribe for other classes or types of shares.

According to Brazilian corporate law and Ultrapar’s bylaws, Ultrapar’s board of directors is authorized to exclude preemptive rights for the issuance of new shares, convertible debentures and subscription warrants if the distribution of those shares is effected through stock exchanges or public subscription. In addition, Brazilian corporate law establishes that the grant and exercise of stock options under stock option plans are not subject to preemptive rights.

Conversion Rights

In accordance with Ultrapar’s bylaws, Ultrapar’s common shares may be converted into Ultrapar’s preferred shares, upon the request of the shareholder that requested such conversions, and subsequent to approval by a general shareholders’ meeting, and also subject to the limitations established by Brazilian corporate law.

In addition, according to the Shareholders Agreement of Ultrapar signed in 2004, shareholders of the controlling entity of Ultrapar, Ultra S.A. Participações, or “Ultra”, may request the exchange of their Ultra common or preferred shares into Ultrapar’s preferred shares, provided that Ultra continues as the holder of 51%

of Ultrapar’s common shares and that the existing limit for the proportion of Ultrapar’s capital stock, corresponding to a ratio of one-third of common shares to two-thirds of preferred shares, is not exceeded.

Corporate Purpose

As per Ultrapar’s bylaws, Ultrapar’s corporate purpose is to use Ultrapar’s capital in commerce, industry, agriculture and as service providers, upon the subscription or acquisition of shares or quotas issued by companies.

Shareholders’ Meetings

At Ultrapar’s shareholders’ meetings, shareholders are generally empowered to take any action relating to Ultrapar’s corporate purpose and to pass such resolutions as they deem necessary. Shareholders at the annual shareholders’ meeting have the exclusive power to approve Ultrapar’s financial statements and to determine the allocation of Ultrapar’s net income and the distribution of dividends with respect to the fiscal year ended immediately prior to such shareholders’ meeting. The election of Ultrapar’s directors typically takes place at the annual shareholders’ meeting, although under Brazilian corporate law it may also occur at an extraordinary shareholders’ meeting. Members of Ultrapar’s fiscal council may be elected at any shareholders’ meeting.

An extraordinary shareholders’ meeting may be held at any time or concurrently with the annual shareholders’ meeting. The following actions, among others, may be taken only at an extraordinary shareholders’ meeting:

•	amendment of Ultrapar’s bylaws;

•	delisting of the Company as a publicly held company with the CVM;

•	authorization to issue debentures;

•	suspension of the rights of a shareholder who has violated Brazilian corporate law or Ultrapar’s bylaws;

•	acceptance or rejection of the valuation of in-kind contributions offered by a shareholder in consideration for issuance of shares of Ultrapar’s capital stock;

•	approval of Ultrapar’s transformation into a sociedade limitada or any other corporate form;

•	approval of Ultrapar’s merger with another company (incorporação or fusão) or a spin-off (cisão);

•

approval of Ultrapar’s dissolution or liquidation, and the appointment and dismissal of the respective liquidator and review of the reports prepared by him or her and by the acting fiscal council during such liquidation; and

•	authorization to petition for Ultrapar’s bankruptcy or request the compulsory rescheduling of Ultrapar’s debts.

According to Brazilian corporate law, neither a company’s bylaws nor actions taken at a shareholders’ meeting may deprive a shareholder of some specific rights, such as:

•	the right to participate in the distribution of profits;

•	the right to participate equally and ratably in any remaining residual assets in the event of liquidation of the Company;

•

the right to preemptive rights in the event of subscription of shares, convertible debentures or subscription warrants, except in some specific circumstances under the Brazilian law described in “Preemptive Rights”;

•	the right to withdraw from the Company in the cases specified in Brazilian corporate law; and

•	the right to supervise, pursuant to Brazilian corporate law, the management of the Company.

Quorum

Generally, Brazilian corporate law provides that a quorum at a shareholders’ meeting consists of shareholders representing at least 25% of a company’s issued and outstanding voting capital on the first call and, if that quorum is not reached, any percentage on the second call. If the shareholders are called to amend Ultrapar’s bylaws, a quorum at a shareholders’ meeting consists of shareholders representing at least two-thirds of Ultrapar’s issued and outstanding voting capital on the first call and any percentage on the second call.

As a general rule, the affirmative vote of shareholders representing at least the majority of Ultrapar’s issued and outstanding common shares present in person or represented by proxy at a shareholders’ meeting is required to ratify any proposed action, and abstentions are not taken into account. However, the affirmative vote of shareholders representing one-half of Ultrapar’s issued and outstanding voting capital is required to:

•

modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares;

•	reduce the percentage of mandatory dividends;

•	change Ultrapar’s corporate purpose;

•	merge us into or with another company;

•	spin off a portion of Ultrapar’s assets or liabilities;

•	approve Ultrapar’s participation in a group of companies;

•	apply for cancellation of any voluntary liquidation; and

•	approve Ultrapar’s dissolution.

Notice of Ultrapar’s shareholders’ meetings

Notice of Ultrapar’s shareholders’ meetings must be published at least three times in the Diário Oficial da União or the Diário Oficial do Estado, the official newspaper of the state where Ultrapar’s headquarters are located and another newspaper widely published, currently Valor Econômico. The first notice must be published no later than 15 days before the date of the meeting on the first call, and no later than eight days before the date of the meeting on the second call. However, in certain circumstances, the CVM may require that the first notice be published 30 days in advance of the meeting.

Conditions of admission

Shareholders attending a shareholders’ meeting must produce proof of their status as shareholders and proof that they hold the shares they intend to vote.

A shareholder may be represented at a shareholders’ meeting by a proxy appointed less than a year before, which must be a shareholder, a corporation officer, a lawyer or a financial institution. Investment funds must be represented by their administrator.

Appraisal Rights and Redemption

Appraisal rights

Any of Ultrapar’s shareholders who dissent from certain actions taken by Ultrapar’s shareholders in a shareholders’ meeting have the right to withdraw from Ultrapar and to receive the value of their shares.

According to Brazilian corporate law and Ultrapar’s bylaws, the appraisal rights of Ultrapar’s shareholders may be exercised in the following circumstances:

•

modification of a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or creation of a new class with greater privileges than the existing classes of preferred shares;

•	reduction in the percentage of mandatory dividends;

•	change in Ultrapar’s corporate purpose;

•	merger (fusão or incorporação) with another company if Ultrapar is not the surviving entity;

•	Ultrapar’s participation in a group of companies;

•	change in Ultrapar’s corporate form;

•	merger of all Ultrapar’s shares into another Brazilian company, so that Ultrapar becomes a wholly owned subsidiary of such company; and

•	acquisition of the shareholding control of another company for a price that exceeds certain limits provided by law.

Brazilian corporate law further provides that any resolution regarding Ultrapar’s spin-off would only entitle shareholders to withdraw from Ultrapar’s company if the spin-off:

•	causes a change in the purpose of the Company, except if the equity is spun off to a company whose primary activities are consistent with Ultrapar’s corporate purpose;

•	reduces Ultrapar’s mandatory dividends; or

•	causes us to join a group of companies.

In cases where Ultrapar modifies a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or creates a new class with greater privileges than the existing classes of preferred shares, the decision will be effective only upon the prior approval or ratification by holders of preferred shares negatively affected by this action at a special meeting of the holders of preferred shares. In these cases, only such holders of the shares negatively affected by this action are entitled to withdraw.

In cases where Ultrapar:

•	merges with another company in circumstances in which Ultrapar is not the surviving company; or

•	participates in a group of companies,

Ultrapar’s shareholders will not be entitled to withdraw if their respective shares (i) are liquid, defined as being part of a traded stock exchange index, and (ii) are widely held, such that the controlling shareholder or companies it controls hold less than 50% of such class or type of shares relating to the withdrawal right.

Ultrapar’s shareholders shall have appraisal rights in case Ultrapar implements a merger or spin-off and the resulting company does not obtain its register as a publicly held company or does not cause its shares to be permitted to trade in the secondary market within 120 days after the shareholders’ meeting that approves such transaction.

The right to withdraw expires 30 days after publication of the minutes of the relevant shareholders’ meeting. Ultrapar is entitled to reconsider any action giving rise to withdrawal rights for 10 days after the expiration of those rights if the redemption of shares of dissenting shareholders would jeopardize Ultrapar’s financial stability.

In case of exercise of appraisal rights, Ultrapar’s shareholders are entitled to receive book value for their shares, based on the last balance sheet approved by the shareholders. If the resolution giving rise to the rights is made later than 60 days after the date of the last approved balance sheet, a shareholder may demand that his or her shares be valued according to a new balance sheet dated less than 60 days before the resolution date. In this case, Ultrapar must immediately pay 80% of the book value of the shares according to the most recent balance sheet approved by Ultrapar’s shareholders, and the balance must be paid within 120 days after the date of the resolution of the relevant shareholders’ meeting.

Redemption

In accordance with Brazilian corporate law, Ultrapar’s shares may be redeemed upon the decision of Ultrapar’s shareholders. If the shares to be redeemed do not involve the totality of a certain class or type of shares, they must be chosen by lottery.

Board of Directors

According to Ultrapar’s bylaws, Ultrapar’s board of directors consists of a minimum of four and a maximum of seven members. The exact number of directors is defined in a shareholders’ meeting by the majority vote of the holders of Ultrapar’s common shares. Brazilian corporate law allows the adoption of a multiple vote process, by request of shareholders representing at least 10% of Ultrapar’s voting share capital. Ultrapar’s directors are elected by Ultrapar’s shareholders at Ultrapar’s annual shareholders’ meeting for a one-year term.

Brazilian corporate law requires that each director own at least one share of Ultrapar’s company. There is no mandatory retirement age for directors.

Transactions in Which Directors Have an Interest

Brazilian corporate law prohibits a director from:

•	performing any act of generosity using corporate assets to the detriment of the corporation;

•	by virtue of his or her position, receiving any type of direct or indirect personal advantage from third parties without authorization in the bylaws or from a shareholders’ meeting;

•	taking part in any corporate transaction in which he or she has an interest that conflicts with an interest of the corporation, or in the decisions made by other directors on the matter; and

•

without prior authorization from Shareholders’ Meeting or the board of directors, lending funds or assets of the company, or using the company’s assets, services or credits, for his or her own or a third party’s benefit, or for a company’s benefit in which he or she has an interest.

The compensation of directors is determined at the annual shareholders’ meetings.

Anti-Takeover Effects of Certain Provisions of Ultrapar’s Bylaws

Some provisions of Ultrapar’s bylaws may have the effect of discouraging, delaying or preventing hostile takeovers of Ultrapar’s company. Ultrapar’s bylaws provide that any person who purchases control of Ultrapar’s company must carry out a tender offer for the remaining shares, at the same price and on the same payment conditions, adjusted between such person and Ultrapar’s controlling shareholders. This requirement is intended to protect minority shareholders.

Restrictions on Certain Transactions by Controlling Shareholders, Directors, Officers and Members of the Fiscal Council

Ultrapar’s direct or indirect controlling shareholders, directors and executive officers and members of Ultrapar’s fiscal council, who are considered insiders under Brazilian securities regulation, must abstain from trading in Ultrapar’s securities, including derivatives based on Ultrapar’s securities, among others, as follows:

•	before the public disclosure of any material act or fact with respect to Ultrapar’s business;

•	if Ultrapar intends to merge with another company, consolidate, spin off part or all of Ultrapar’s assets or reorganize;

•	during the 15-day period before the disclosure of Ultrapar’s quarterly and annual financial statements; or

•

with respect only to Ultrapar’s controlling shareholders, directors and executive directors, in the event of acquisition or sale of Ultrapar’s shares by us or the transaction or sale of Ultrapar’s shares by any of Ultrapar’s controlled or affiliated companies or any other company under Ultrapar’s common control.

Purchases by Us of Shares of Ultrapar’s Own Capital Stock

Ultrapar’s bylaws entitle Ultrapar’s board of directors to approve the transaction of Ultrapar’s own shares. The decision to acquire Ultrapar’s shares, or maintain the acquired shares in treasury or cancel them, may not, among other things:

•	result in the reduction of Ultrapar’s share capital;

•	require the use of resources greater than Ultrapar’s accumulated profits and available reserves;

•	create, directly or indirectly, any artificial demand, supply or share price condition or use any unfair practice as a result of any action or omission;

•	involve non-equitable practices; or

•	be used for the transaction of shares held by Ultrapar’s controlling shareholders.

Ultrapar may not keep in treasury more than 10% of the float of each class of Ultrapar’s shares, including the shares held by subsidiaries and affiliates.

Any acquisition by us of Ultrapar’s shares must be made on a stock exchange, except where the shares are registered for negotiation only in the over-the-counter market and cannot be made in a private transaction.

Disclosure Requirements

As a publicly held corporation, Ultrapar is subject to the reporting requirements established by Brazilian corporate law and the CVM.

As a result of the issuance of Ultrapar’s ADSs, Ultrapar is required to furnish to the SEC certain information, which Ultrapar files with the CVM, translated into English.

In addition to the provisions of the CVM and the SEC, the Company has also implemented a disclosure and trading policy regarding the procedures to be followed (i) for announcing material information or facts relating to Ultrapar and (ii) with respect to the trading of securities issued by the Company while material information is pending disclosure.

Disclosure of information

Brazilian securities regulations require that a publicly held corporation provide the CVM and the relevant stock exchanges where its shares are traded with periodic information that includes annual information statements, quarterly financial statements, quarterly management reports and reports of the independent auditors. Brazilian securities regulations also require public companies to file with the CVM shareholders’ agreements and notices and minutes of shareholders’ meetings.

Disclosure of trading by insiders

Brazilian securities regulation requires Ultrapar’s controlling shareholders, management, members of Ultrapar’s fiscal council and any other technical or consultant body to disclose to the CVM and BOVESPA the number and type of securities issued by us, Ultrapar’s subsidiaries and Ultrapar’s controlling companies that are held by them or by persons closely related to them. The information regarding the transaction of such securities (amount, price and date of acquisition) must be provided to us within 10 days of the end of the month in which they were traded.

Disclosure of material developments

Under Brazilian securities regulations, Ultrapar must disclose any material development related to Ultrapar’s business to the CVM and BOVESPA. Ultrapar is also required to publish a notice of that material development. A development is deemed material if it has an impact on the price of Ultrapar’s securities, the decision of investors to hold, purchase or sell Ultrapar’s securities, or the decision of investors to exercise any rights as holders of any of Ultrapar’s securities.

Registry of Ultrapar’s Preferred Shares

Ultrapar’s preferred shares are held in book-entry form with Banco Itaú S.A. The transfer of Ultrapar’s preferred shares is carried out by means of an entry by Banco Itaú S.A. in its registries as a debit in the account of the seller and a credit in the account of the buyer, with the presentation of a written order of the transferor or a judicial authorization or order to effect such transfers.

Delisting as a Public Company

Ultrapar’s delisting as a public company must be preceded by a tender offer by Ultrapar’s controlling shareholders or ourselves for the transaction of all Ultrapar’s then outstanding shares, subject to the conditions below:

•	the price offered for the shares in the public offering must be the fair value of those shares, as established by Brazilian corporate law;

•	shareholders holding more than two-thirds of Ultrapar’s free float shares shall have expressly agreed to Ultrapar’s decision to become a private company or accepted the offer.

According to Brazilian corporate law, a fair price shall be at least be equal to Ultrapar’s valuation, as determined by one or more of the following valuation methods: book value, net book value assessed by market price, discounted cash flow, multiples, price of Ultrapar’s shares in the market or any other valuation method accepted by the CVM. The price under such tender offer may be revised if challenged within 15 days of its publication by holders of at least 10% of Ultrapar’s outstanding shares, by means of a request sent to Ultrapar’s management that an extraordinary shareholders’ meeting be called to decide whether to request a new valuation under the same or a different valuation method. Ultrapar’s shareholders that request a new valuation and those who approve such request shall reimburse us for incurred costs if the new valuation is lower than the challenged valuation. However, if the second valuation is higher, the offeror will have the option to continue the offer with the new price or quit the offer.

DESCRIPTION OF RIPI PREFERRED SHARES

RIPI Issued Capital Stock

RIPI’s capital stock is R$475,000,000.00, fully subscribed and paid in, comprised of 29,600,000 shares, without par value, of which 9,982,404 are common shares and 19,617,596 are preferred shares. As of September 27, 2007, RIPI held no common shares or preferred shares in treasury.

Preferred Shares Rights

In accordance with RIPI’s bylaws, RIPI’s preferred shares do not entitle their holders to voting rights in the shareholders’ meetings, except for specific events determined by Brazilian corporate law.

Brazilian corporate law provides that non-voting shares, such as preferred shares, may acquire voting rights if the Company fails to distribute fixed or minimum dividends in connection with such shares for three consecutive fiscal years and will retain such voting rights until the distribution of such fixed or minimum dividends.

Because RIPI’s preferred shares are not entitled to the payment of any fixed or minimum dividend, holders of RIPI’s preferred shares cannot acquire voting rights as a result of RIPI’s failure to distribute dividends.

Brazilian corporate law also provides that holders of RIPI’s preferred shares are entitled to vote as a special class in shareholders’ meetings called to decide upon changes to the preferences or rights attributed to RIPI’s preferred shares and upon the creation of a new class of preferred shares that has either priority or preference over RIPI’s existing preferred shares or the increase of an existing class of preferred shares disproportionately relative to the other classes. The approval of such proposals depends not only on the affirmative vote of shareholders holding the majority of RIPI’s common shares, but also a prior approval or ratification by shareholders holding the majority of RIPI’s preferred shares.

According to Brazilian corporate law, (i) RIPI’s shareholders that jointly hold non-voting preferred shares, or shares with restricted voting rights, that represent, at least, 10% of RIPI’s total capital stock, and (ii) holders of common shares, that are not controlling shareholders, and who represent, at least, 15% of RIPI’s total voting stock, will have the right to elect one member of RIPI’s board of directors.

In case RIPI’s non-controlling shareholders do not achieve the aforementioned percentage, they may combine their participation and, if they hold jointly, at least, 10% of RIPI’s total capital, they may elect a member of RIPI’s board of directors. Only shareholders that prove they have held the shares for at least three continuous months may exercise such rights.

Upon RIPI’s liquidation, holders of preferred shares shall have the priority in relation to holders of common shares to their return on capital, without any premium. RIPI shareholders have the right to participate in any dividend payment or stock dividend distribution in proportion to the paid-in capital corresponding to their shares. Preferred shareholders of RIPI have the right to receive dividends 10% higher then those paid to the common stock shareholders of such companies. See “Comparative Market Price and Dividend Information.”

Preemptive Rights

RIPI’s shareholders have the preemptive right to subscribe for new shares issued by us in case of any capital increase, in the proportion to their shareholdings. RIPI’s shareholders also have the preemptive right to subscribe for any convertible debentures, and rights to acquire RIPI’s shares and subscription warrants that RIPI may issue. According to Brazilian corporate law, a period of at least 30 days following the publication of notice of the capital increase is allowed for the exercise of the preemptive right, except if otherwise determined by the bylaws or the shareholders meeting.

According to Brazilian corporate law, capital increases that do not change the proportion between the existing classes and types of shares entitle the shareholders to exercise their preemptive rights solely with respect to shares of equal class and type as the shares each of them already holds. Notwithstanding that, if the Company issues shares that cause changes to the existing proportion of classes and types of shares, then the shareholders may exercise their preemptive rights with respect to shares of equal class and type as the shares they already hold and, only if necessary to maintain its participation in the total capital stock, may subscribe for other classes or types of shares.

Corporate Purpose

As per RIPI’s bylaws, RIPI’s corporate purpose is to operate and exploit an oil refinery in the city of Rio Grande, warehousing of fuels; import, export and commercialization of oil products raw materials for industrial purposes and exploitation of chemical products, except pharmaceuticals.

Shareholders’ Meetings

At RIPI’s shareholders’ meetings, shareholders are generally empowered to take any action relating to RIPI’s corporate purpose and to pass such resolutions as they deem necessary. Shareholders at the annual shareholders’ meeting have the exclusive power to approve RIPI’s financial statements and to determine the allocation of RIPI’s net income and the distribution of dividends with respect to the fiscal year ended immediately prior to the shareholders’ meeting. The election of RIPI’s directors typically takes place at the annual shareholders’ meeting, although under Brazilian corporate law it may also occur at an extraordinary shareholders’ meeting. Members of RIPI’s fiscal council may be elected at any shareholders’ meeting.

An extraordinary shareholders’ meeting may be held at any time or concurrently with the annual shareholders’ meeting. The following actions, among others, may be taken only at an extraordinary shareholders’ meeting:

•	amendment of RIPI’s bylaws;

•	delisting of the Company as a publicly held company with the CVM;

•	authorization to issue debentures;

•	suspension of the rights of a shareholder who has violated Brazilian corporate law or RIPI’s bylaws;

•	acceptance or rejection of the valuation of in-kind contributions offered by a shareholder in consideration for issuance of shares of RIPI’s capital stock;

•	approval of RIPI’s transformation into a sociedade limitada or any other corporate form;

•	approval of RIPI’s merger with another company (incorporação or fusão) or a spin-off (cisão);

•

approval of RIPI’s dissolution or liquidation, and the appointment and dismissal of the respective liquidator and review of the reports prepared by him or her and by the acting fiscal council during such liquidation; and

•	authorization to petition for RIPI’s bankruptcy or request the compulsory rescheduling of RIPI’s debts.

According to Brazilian corporate law, neither a company’s bylaws nor actions taken at a shareholders’ meeting may deprive a shareholder of some specific rights, such as:

•	the right to participate in the distribution of profits;

•	the right to participate equally and ratably in any remaining residual assets in the event of liquidation of RIPI;

•	the right to preemptive rights in the event of subscription of shares, convertible debentures or subscription warrants, except in some specific circumstances under the Brazilian law;

•	the right to withdraw from RIPI in the cases specified in Brazilian corporate law, and

•	the right to supervise, pursuant to Brazilian corporate law, the management of the company.

Quorum. Generally, Brazilian corporate law provides that a quorum at a shareholders’ meeting consists of shareholders representing at least 25% of a company’s issued and outstanding voting capital on the first call and, if that quorum is not reached, any percentage on the second call. If the shareholders are called to amend RIPI’s bylaws, a quorum at a shareholders’ meeting consists of shareholders representing at least two-thirds of RIPI’s issued and outstanding voting capital on the first call and any percentage on the second call.

As a general rule, the affirmative vote of shareholders representing at least the majority of RIPI’s issued and outstanding common shares present in person or represented by proxy at a shareholders’ meeting is required to ratify any proposed action, and abstentions are not taken into account. However, the affirmative vote of shareholders representing one-half of RIPI’s issued and outstanding voting capital is required to:

•

modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares;

•	reduce the percentage of mandatory dividends;

•	change RIPI’s corporate purpose;

•	merge us into or with another company;

•	spin off a portion of RIPI’s assets or liabilities;

•	approve RIPI’s participation in a group of companies;

•	apply for cancellation of any voluntary liquidation; and

•	approve RIPI’s dissolution.

Notice of RIPI’s shareholders’ meetings. Notice of RIPI’s shareholders’ meetings must be published at least three times in the Diário Oficial da União or the Diário Oficial do Estado, the official newspaper of the state where RIPI’s headquarters are located and another newspaper widely published, currently RIPI publishes in the Estado de São Paulo and in a local newspaper called Agora. The first notice must be published no later than 15 days before the date of the meeting on the first call, and no later than eight days before the date of the meeting on the second call. However, in certain circumstances, the CVM may require that the first notice be published 30 days in advance of the meeting.

Conditions of admission. Shareholders attending a shareholders’ meeting must produce proof of their status as shareholders and proof that they hold the shares they intend to vote.

A shareholder may be represented at a shareholders’ meeting by a proxy appointed less than a year before, which must be a shareholder, a corporation officer, a lawyer or a financial institution. Investment funds must be represented by their administrator.

Appraisal Rights And Redemption

Appraisal rights. Any of RIPI’s shareholders who dissent from certain actions taken by RIPI’s shareholders in a shareholders’ meeting have the right to withdraw from RIPI’s company and to receive the value of their shares.

According to Brazilian corporate law, the appraisal rights of RIPI’s shareholders may be exercised in the following circumstances:

•

modification of a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or creation of a new class with greater privileges than the existing classes of preferred shares;

•	reduction in the percentage of mandatory dividends;

•	change in RIPI’s corporate purpose;

•	merger (fusão or incorporação) with another company if RIPI is not the surviving entity;

•	RIPI’s participation in a group of companies;

•	change in RIPI’s corporate form;

•	merger of all RIPI’s shares into another Brazilian company, so that RIPI become a wholly owned subsidiary of such company; and

•	acquisition of the shareholding control of another company for a price that exceeds certain limits provided by law.

Brazilian corporate law further provides that any resolution regarding RIPI’s spin-off would only entitle shareholders to withdraw from RIPI’s company if the spin-off:

•	causes a change in the purpose of RIPI, except if the equity is spun off to a company whose primary activities are consistent with RIPI’s corporate purpose;

•	reduces RIPI’s mandatory dividends; or

•	causes RIPI to join a group of companies.

In cases where RIPI modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares, the decision will be effective only upon the prior approval or ratification by holders of preferred shares negatively affected by this action at a special meeting of the holders of preferred shares. In these cases, only such holders of the shares negatively affected by this action are entitled to withdraw.

In cases where RIPI:

•	merge with another company in circumstances in which RIPI is not the surviving company; or

•	participate in a group of companies,

RIPI’s shareholders will not be entitled to withdraw if their respective shares (i) are liquid, defined as being part of a traded stock exchange index, and (ii) are widely held, such that the controlling shareholder or companies it controls hold less than 50% of such class or type of shares relating to the withdrawal right.

RIPI’s shareholders shall have appraisal rights in case RIPI implement a merger or spin-off and the resulting company does not obtain its register as a publicly held company or does not cause its shares to be permitted to trade in the secondary market within 120 days from the shareholders’ meeting that approves such transaction.

The right to withdraw expires 30 days after publication of the minutes of the relevant shareholders’ meeting. RIPI is entitled to reconsider any action giving rise to withdrawal rights for 10 days after the expiration of those rights if the redemption of shares of dissenting shareholders would jeopardize RIPI’s financial stability.

In case of exercise of appraisal rights, RIPI’s shareholders are entitled to receive book value for the shares, based on the last balance sheet approved by the shareholders. If the resolution giving rise to the rights is made later than 60 days after the date of the last approved balance sheet, the shareholder may demand that his or her shares be valued according to a new balance sheet dated less than 60 days before the resolution date. In this case, RIPI must immediately pay 80% of the book value of the shares according to the most recent balance sheet approved by RIPI’s shareholders, and the balance must be paid within 120 days after the date of the resolution of the relevant shareholders’ meeting.

Redemption. In accordance with Brazilian corporate law, RIPI’s shares may be redeemed upon the decision of RIPI’s shareholders’ meeting. If the shares to be redeemed do not involve the totality of a certain class or type of shares, they must be chosen by lottery.

Board of Directors

According to RIPI’s bylaws, RIPI board of directors currently consists of 7 directors. RIPI’s bylaws provide that the number of directors will not be fewer than six nor more than eight. Each director is elected for a three-year term and a reelection is permitted. The exact number of directors is defined in a shareholders’ meeting by the majority vote of the holders of RIPI’s common shares. Brazilian corporate law allows the adoption of a multiple vote process, by request of shareholders representing at least 10% of RIPI’s voting share capital.

Brazilian corporate law requires that each director own at least one share of RIPI’s company. There is no mandatory retirement age for directors.

Transactions in which Directors Have an Interest

Brazilian corporate law prohibits a director from:

•	performing any act of generosity using corporate assets to the detriment of the corporation;

•	by virtue of his or her position, receiving any type of direct or indirect personal advantage from third parties without authorization in the bylaws or from a shareholders’ meeting;

•	taking part in any corporate transaction in which he or she has an interest that conflicts with an interest of the corporation, or in the decisions made by other directors on the matter; and

•

without prior authorization at a shareholders’ meeting or from the board of directors, lending funds or assets of the company, or using the company’s assets, services or credits, at his or her own or a third party’s benefit, or at a company’s benefit in which he or she has interest.

The compensation of directors is determined at the annual shareholders’ meetings.

Restrictions on Certain Transactions by Controlling Shareholders, Directors, Officers and Members of the Fiscal Council

RIPI’s direct or indirect controlling shareholders, directors, executive officers and members of RIPI’s fiscal council, who are considered insiders under Brazilian securities regulation, must abstain from trading in RIPI’s securities, including derivatives based on RIPI’s securities, as follows, among others:

•	before the public disclosure of any material act or fact with respect to RIPI’s business;

•	if RIPI intend to merge with another company, consolidate, spin off part or all of RIPI’s assets or reorganize;

•	during the 15-day period before the disclosure of RIPI’s quarterly and annual financial statements; or

•

with respect only to RIPI’s controlling shareholders, directors and executive directors, in the event of acquisition or sale of RIPI’s shares by RIPI or the transaction or sale of RIPI’s shares by any of RIPI’s controlled or affiliated companies or any other company under RIPI’s common control.

Purchases by Us of Shares of RIPI’s Own Capital Stock

RIPI’s bylaws entitle RIPI’s board of directors to approve the transaction of RIPI’s own shares. The decision to acquire RIPI’s shares, or maintain the acquired shares in treasury or cancel them, may not, among other things:

•	result in the reduction of RIPI’s share capital;

•	require the use of resources greater than RIPI’s accumulated profits and the available reserves;

•	create, directly or indirectly, any artificial demand, supply or share price condition or use any unfair practice as a result of any action or omission;

•	involve non-equitable practices; or

•	be used for the transaction of shares held by RIPI’s controlling shareholders.

RIPI may not keep in treasury more than 10% of the float of each class of RIPI’s shares, including the shares held by subsidiaries and affiliates.

Any acquisition by RIPI of its own shares must be made on a stock exchange, except where the shares are registered for negotiation only in the over-the-counter market and cannot be made in a private transaction.

Disclosure Requirements

As a publicly held corporation, RIPI is subject to the reporting requirements established by Brazilian corporate law and the CVM.

Disclosure of information. Brazilian securities regulations require that a publicly held corporation provide the CVM and the relevant stock exchanges where its shares are traded with periodic information that includes annual information statements, quarterly financial statements, quarterly management reports and reports of the independent auditors. Brazilian securities regulations also require public companies to file with the CVM shareholders’ agreements and notices and minutes of shareholders’ meetings.

Disclosure of trading by insiders. Brazilian securities regulation requires RIPI’s controlling shareholders, management, members of RIPI’s fiscal council and any other technical or consultant body to disclose to the CVM and BOVESPA the number and type of securities issued by RIPI, RIPI’s subsidiaries and RIPI’s controlling companies that are held by them or by persons closely related to them. The information regarding the transaction of such securities (amount, price and date of acquisition) must be provided to us within 10 days of the end of the month in which they were traded.

Disclosure of material developments. Under Brazilian securities regulations, RIPI must disclose any material development related to RIPI’s business to the CVM and BOVESPA. RIPI is also required to publish a notice of that material development. A development is deemed material if it has an impact on the price of RIPI’s securities, the decision of investors to hold, purchase or sell RIPI’s securities, or the decision of investors to exercise any rights as holders of any of RIPI’s securities.

Registry of RIPI’s Preferred Shares

RIPI’s preferred shares are held in book-entry form with Banco Itaú S.A. The transfer of RIPI’s preferred shares is carried out by means of an entry by Banco Itaú S.A. in its registries as a debit in the account of the seller and a credit in the account of the buyer, with the presentation of a written order of the transferor or a judicial authorization or order to effect such transfers.

Delisting as a Public Company

RIPI’s delisting as a public company must be preceded by a tender offer by RIPI’s controlling shareholders or ourselves for the transaction of all RIPI’s then outstanding shares, subject to the conditions below:

•	the price offered for the shares in the public offering must be the fair value of those shares, as established in Brazilian corporate law;

•	shareholders holding more than two-thirds of RIPI’s free float shares shall have expressly agreed to RIPI’s decision to become a private company or accepted the offer.

According to Brazilian corporate law, a fair price shall be at least be equal to RIPI’s valuation, as determined by one or more of the following valuation methods: book value, net book value assessed by market price, discounted cash flow, multiples, price of RIPI’s shares in the market or any other valuation method accepted by the CVM. The price under such tender offer may be revised if challenged within 15 days of its publication by holders of at least 10% of RIPI’s outstanding shares, by means of a request sent to RIPI’s management that an extraordinary shareholders’ meeting be called to decide whether to request a new valuation under the same or a different valuation method. RIPI’s shareholders that request a new valuation and those who approve such request shall reimburse us for incurred costs if the new valuation is lower than the challenged valuation. However, if the second valuation is higher, the offeror will have the option to continue the offer with the new price or quit the offer.

DESCRIPTION OF DPPI PREFERRED SHARES

DPPI Issued Capital Stock

DPPI’s capital stock is R$615,000,000.00, fully subscribed and paid in, comprised of 32,000,000 shares, without par value, of which 10,706,368 are common shares and 21,293,632 are preferred shares. As of September 27, 2007, DPPI held no common shares or preferred shares in treasury.

Preferred Shares Rights

In accordance with DPPI’s bylaws, DPPI’s preferred shares do not entitle their holders to voting rights in the shareholders’ meetings, except for specific events determined by Brazilian corporate law.

Brazilian corporate law provides that non-voting shares, such as preferred shares, may acquire voting rights if the Company fails to distribute fixed or minimum dividends in connection with such shares for three consecutive fiscal years and will retain such voting rights until the distribution of such fixed or minimum dividends.

Because DPPI’s preferred shares are not entitled to the payment of any fixed or minimum dividend, holders of DPPI’s preferred shares cannot acquire voting rights as a result of DPPI’s failure to distribute dividends.

Brazilian corporate law also provides that holders of DPPI’s preferred shares are entitled to vote as a special class in shareholders’ meetings called to decide upon changes to the preferences or rights attributed to DPPI’s preferred shares and upon the creation of a new class of preferred shares that has either priority or preference over DPPI’s existing preferred shares or the increase of an existing class of preferred shares disproportionately relative to the other classes. The approval of such proposals depends not only on the affirmative vote of shareholders holding the majority of DPPI’s common shares, but also a prior approval or ratification by shareholders holding the majority of DPPI’s preferred shares.

According to Brazilian corporate law, (i) DPPI’s shareholders that jointly hold non-voting preferred shares, or shares with restricted voting rights, that represent, at least, 10% of DPPI’s total capital stock, and (ii) holders of common shares, that are not controlling shareholders, and who represent, at least, 15% of DPPI’s total voting stock, will have the right to elect one member of DPPI’s board of directors.

In case DPPI’s non-controlling shareholders do not achieve the aforementioned percentage, they may combine their participation and, if they hold jointly, at least, 10% of DPPI’s total capital, they may elect a member of DPPI’s board of directors. Only shareholders that prove they have held the shares for at least three continuous months may exercise such rights.

Upon DPPI’s liquidation, holders of preferred shares shall have the priority in relation to holders of common shares to their return on capital, without any premium. DPPI shareholders have the right to participate in any dividend payment or stock dividend distribution in proportion to the paid-in capital corresponding to their shares. Preferred shareholders of DPPI have the right to receive dividends 10% higher then those paid to the common stock shareholders of such companies. See “Comparative Market Price and Dividend Information.”

Preemptive Rights

DPPI’s shareholders have the preemptive right to subscribe for new shares issued by us in case of any capital increase, in the proportion to their shareholdings. DPPI’s shareholders also have the preemptive right to subscribe for any convertible debentures, and rights to acquire DPPI’s shares and subscription warrants that DPPI may issue. According to Brazilian corporate law, a period of at least 30 days following the publication of notice of the capital increase is allowed for the exercise of the preemptive right, except if otherwise determined by the bylaws or the shareholders meeting.

According to Brazilian corporate law, capital increases that do not change the proportion between the existing classes and types of shares entitle the shareholders to exercise their preemptive rights solely with respect to shares of equal class and type as the shares each of them already holds. Notwithstanding that, if the Company issues shares that cause changes to the existing proportion of classes and types of shares, then the shareholders may exercise their preemptive rights with respect to shares of equal class and type as the shares they already hold and, only if necessary to maintain its participation in the total capital stock, may subscribe for other classes or types of shares.

Corporate Purpose

As per DPPI’s bylaws, DPPI’s corporate purpose is to operate and exploit an oil refinery in the city of Rio Grande, warehousing of fuels; import, export and commercialization of oil products raw materials for industrial purposes and exploitation of chemical products, except pharmaceuticals.

Shareholders’ Meetings

At DPPI’s shareholders’ meetings, shareholders are generally empowered to take any action relating to DPPI’s corporate purpose and to pass such resolutions as they deem necessary. Shareholders at the annual shareholders’ meeting have the exclusive power to approve DPPI’s financial statements and to determine the allocation of DPPI’s net income and the distribution of dividends with respect to the fiscal year ended immediately prior to the shareholders’ meeting. The election of DPPI’s directors typically takes place at the annual shareholders’ meeting, although under Brazilian corporate law it may also occur at an extraordinary shareholders’ meeting. Members of DPPI’s fiscal council may be elected at any shareholders’ meeting.

An extrarodinary shareholders’ meeting may be held at any time or concurrently with the annual shareholders’ meeting. The following actions, among others, may be taken only at an extraordinary shareholders’ meeting:

•	amendment of DPPI’s bylaws;

•	delisting of the Company as a publicly held company with the CVM;

•	authorization to issue debentures;

•	suspension of the rights of a shareholder who has violated Brazilian corporate law or DPPI’s bylaws;

•	acceptance or rejection of the valuation of in-kind contributions offered by a shareholder in consideration for issuance of shares of DPPI’s capital stock;

•	approval of DPPI’s transformation into a sociedade limitada or any other corporate form;

•	approval of DPPI’s merger with another company (incorporação or fusão) or a spin-off (cisão);

•

approval of DPPI’s dissolution or liquidation, and the appointment and dismissal of the respective liquidator and review of the reports prepared by him or her and by the acting fiscal council during such liquidation; and

•	authorization to petition for DPPI’s bankruptcy or request the compulsory rescheduling of DPPI’s debts.

According to Brazilian corporate law, neither a company’s bylaws nor actions taken at a shareholders’ meeting may deprive a shareholder of some specific rights, such as:

•	the right to participate in the distribution of profits;

•	the right to participate equally and ratably in any remaining residual assets in the event of liquidation of DPPI;

•	the right to preemptive rights in the event of subscription of shares, convertible debentures or subscription warrants, except in some specific circumstances under the Brazilian law;

•	the right to withdraw from DPPI in the cases specified in Brazilian corporate law, and

•	the right to supervise, pursuant to Brazilian corporate law, the management of the company.

Quorum. Generally, Brazilian corporate law provides that a quorum at a shareholders’ meeting consists of shareholders representing at least 25% of a company’s issued and outstanding voting capital on the first call and, if that quorum is not reached, any percentage on the second call. If the shareholders are called to amend DPPI’s bylaws, a quorum at a shareholders’ meeting consists of shareholders representing at least two-thirds of DPPI’s issued and outstanding voting capital on the first call and any percentage on the second call.

As a general rule, the affirmative vote of shareholders representing at least the majority of DPPI’s issued and outstanding common shares present in person or represented by proxy at a shareholders’ meeting is required to ratify any proposed action, and abstentions are not taken into account. However, the affirmative vote of shareholders representing one-half of DPPI’s issued and outstanding voting capital is required to:

•

modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares;

•	reduce the percentage of mandatory dividends;

•	change DPPI’s corporate purpose;

•	merge us into or with another company;

•	spin off a portion of DPPI’s assets or liabilities;

•	approve DPPI’s participation in a group of companies;

•	apply for cancellation of any voluntary liquidation; and

•	approve DPPI’s dissolution.

Notice of DPPI’s shareholders’ meetings. Notice of DPPI’s shareholders’ meetings must be published at least three times in the Diário Oficial da União or the Diário Oficial do Estado, the official newspaper of the state where DPPI’s headquarters are located and another newspaper widely published, currently DPPI publishes in the Estado de São Paulo and in a local newspaper called Jornal do Comércio of Porto Alegre. The first notice must be published no later than 15 days before the date of the meeting on the first call, and no later than eight days before the date of the meeting on the second call. However, in certain circumstances, the CVM may require that the first notice be published 30 days in advance of the meeting.

Conditions of admission. Shareholders attending a shareholders’ meeting must produce proof of their status as shareholders and proof that they hold the shares they intend to vote.

A shareholder may be represented at a shareholders’ meeting by a proxy appointed less than a year before, which must be a shareholder, a corporation officer, a lawyer or a financial institution. Investment funds must be represented by their administrator.

Appraisal Rights And Redemption

Appraisal rights. Any of DPPI’s shareholders who dissent from certain actions taken by DPPI’s shareholders in a shareholders’ meeting have the right to withdraw from DPPI’s company and to receive the value of their shares.

According to Brazilian corporate law, the appraisal rights of DPPI’s shareholders may be exercised in the following circumstances:

•

modification of a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or creation of a new class with greater privileges than the existing classes of preferred shares;

•	reduction in the percentage of mandatory dividends;

•	change in DPPI’s corporate purpose;

•	merger (fusão or incorporação) with another company if DPPI is not the surviving entity;

•	DPPI’s participation in a group of companies;

•	change in DPPI’s corporate form;

•	merger of all DPPI’s shares into another Brazilian company, so that DPPI become a wholly owned subsidiary of such company; and

•	acquisition of the shareholding control of another company for a price that exceeds certain limits provided by law.

Brazilian corporate law further provides that any resolution regarding DPPI’s spin-off would only entitle shareholders to withdraw from DPPI’s company if the spin-off:

•	causes a change in the purpose of DPPI, except if the equity is spun off to a company whose primary activities are consistent with DPPI’s corporate purpose;

•	reduces DPPI’s mandatory dividends; or

•	causes DPPI to join a group of companies.

In cases where DPPI modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares, the decision will be effective only upon the prior approval or ratification by holders of preferred shares negatively affected by this action at a special meeting of the holders of preferred shares. In these cases, only such holders of the shares negatively affected by this action are entitled to withdraw.

In cases where DPPI:

•	merge with another company in circumstances in which DPPI is not the surviving company; or

•	participate in a group of companies,

DPPI’s shareholders will not be entitled to withdraw if their respective shares (i) are liquid, defined as being part of a traded stock exchange index, and (ii) are widely held, such that the controlling shareholder or companies it controls hold less than 50% of such class or type of shares relating to the withdrawal right.

DPPI’s shareholders shall have appraisal rights in case DPPI implement a merger or spin-off and the resulting company does not obtain its register as a publicly held company or does not cause its shares to be permitted to trade in the secondary market within 120 days from the shareholders’ meeting that approves such transaction.

The right to withdraw expires 30 days after publication of the minutes of the relevant shareholders’ meeting. DPPI is entitled to reconsider any action giving rise to withdrawal rights for 10 days after the expiration of those rights if the redemption of shares of dissenting shareholders would jeopardize DPPI’s financial stability.

In case of exercise of appraisal rights, DPPI’s shareholders are entitled to receive book value for the shares, based on the last balance sheet approved by the shareholders. If the resolution giving rise to the rights is made later than 60 days after the date of the last approved balance sheet, the shareholder may demand that his or her shares be valued according to a new balance sheet dated less than 60 days before the resolution date. In this case, DPPI must immediately pay 80% of the book value of the shares according to the most recent balance sheet approved by DPPI’s shareholders, and the balance must be paid within 120 days after the date of the resolution of the relevant shareholders’ meeting.

Redemption. In accordance with Brazilian corporate law, DPPI’s shares may be redeemed upon the decision of DPPI’s shareholders’ meeting. If the shares to be redeemed do not involve the totality of a certain class or type of shares, they must be chosen by lottery.

Board of Directors

According to DPPI’s bylaws, the DPPI board of directors currently consists of 6 directors. DPPI’s bylaws provide that the number of directors will not be fewer than five nor more than seven. Each director is elected for a three-year term and a reelection is permitted. The exact number of directors is defined in a shareholders’ meeting by the majority vote of the holders of DPPI’s common shares. Brazilian corporate law allows the adoption of a multiple vote process, by request of shareholders representing at least 10% of DPPI’s voting share capital.

Brazilian corporate law requires that each director own at least one share of DPPI’s company. There is no mandatory retirement age for directors.

Transactions in which Directors Have an Interest

Brazilian corporate law prohibits a director from:

•	performing any act of generosity using corporate assets to the detriment of the corporation;

•	by virtue of his or her position, receiving any type of direct or indirect personal advantage from third parties without authorization in the bylaws or from a shareholders’ meeting;

•	taking part in any corporate transaction in which he or she has an interest that conflicts with an interest of the corporation, or in the decisions made by other directors on the matter; and

•

without prior authorization from Shareholders’ Meeting or the board of directors, lending funds or assets of the company, or using the company’s assets, services or credits, at his or her own or a third party’s benefit, or at a company’s benefit in which he or she has interest.

The compensation of directors is determined at the annual shareholders’ meetings.

Restrictions on Certain Transactions by Controlling Shareholders, Directors, Officers and Members of the Fiscal Council

DPPI’s direct or indirect controlling shareholders, directors, executive officers and members of DPPI’s fiscal council, who are considered insiders under Brazilian securities regulation, must abstain from trading in DPPI’s securities, including derivatives based on DPPI’s securities, as follows, among others:

•	before the public disclosure of any material act or fact with respect to DPPI’s business;

•	if DPPI intend to merge with another company, consolidate, spin off part or all of DPPI’s assets or reorganize;

•	during the 15-day period before the disclosure of DPPI’s quarterly and annual financial statements; or

•

with respect only to DPPI’s controlling shareholders, directors and executive directors, in the event of acquisition or sale of DPPI’s shares by DPPI or the transaction or sale of DPPI’s shares by any of DPPI’s controlled or affiliated companies or any other company under DPPI’s common control.

Purchases by Us of Shares of DPPI’s Own Capital Stock

DPPI’s bylaws entitle DPPI’s board of directors to approve the transaction of DPPI’s own shares. The decision to acquire DPPI’s shares, or maintain the acquired shares in treasury or cancel them, may not, among other things:

•	result in the reduction of DPPI’s share capital;

•	require the use of resources greater than DPPI’s accumulated profits and the available reserves;

•	create, directly or indirectly, any artificial demand, supply or share price condition or use any unfair practice as a result of any action or omission;

•	involve non-equitable practices; or

•	be used for the transaction of shares held by DPPI’s controlling shareholders.

DPPI may not keep in treasury more than 10% of the float of each class of DPPI’s shares, including the shares held by subsidiaries and affiliates.

Any acquisition by DPPI of its own shares must be made on a stock exchange, except where the shares are registered for negotiation only in the over-the-counter market and cannot be made in a private transaction.

Disclosure Requirements

As a publicly held corporation, DPPI is subject to the reporting requirements established by Brazilian corporate law and the CVM.

Disclosure of information. Brazilian securities regulations require that a publicly held corporation provide the CVM and the relevant stock exchanges where its shares are traded with periodic information that includes annual information statements, quarterly financial statements, quarterly management reports and reports of the independent auditors. Brazilian securities regulations also require public companies to file with the CVM shareholders’ agreements and notices and minutes of shareholders’ meetings.

Disclosure of trading by insiders. Brazilian securities regulation requires DPPI’s controlling shareholders, management, members of DPPI’s fiscal council and any other technical or consultant body to disclose to the CVM and BOVESPA the number and type of securities issued by DPPI, DPPI’s subsidiaries and DPPI’s controlling companies that are held by them or by persons closely related to them. The information regarding the transaction of such securities (amount, price and date of acquisition) must be provided to us within 10 days of the end of the month in which they were traded.

Disclosure of material developments. Under Brazilian securities regulations, DPPI must disclose any material development related to DPPI’s business to the CVM and BOVESPA. DPPI is also required to publish a notice of that material development. A development is deemed material if it has an impact on the price of DPPI’s securities, the decision of investors to hold, purchase or sell DPPI’s securities, or the decision of investors to exercise any rights as holders of any of DPPI’s securities.

Registry of DPPI’s Preferred Shares

DPPI’s preferred shares are held in book-entry form with Banco Itaú S.A. The transfer of DPPI’s preferred shares is carried out by means of an entry by Banco Itaú S.A. in its registries as a debit in the account of the seller and a credit in the account of the buyer, with the presentation of a written order of the transferor or a judicial authorization or order to effect such transfers.

Delisting as a Public Company

DPPI’s delisting as a public company must be preceded by a tender offer by DPPI’s controlling shareholders or ourselves for the transaction of all DPPI’s then outstanding shares, subject to the conditions below:

•	the price offered for the shares in the public offering must be the fair value of those shares, as established in Brazilian corporate law;

•	shareholders holding more than two-thirds of DPPI’s free float shares shall have expressly agreed to DPPI’s decision to become a private company or accepted the offer.

According to Brazilian corporate law, a fair price shall be at least be equal to DPPI’s valuation, as determined by one or more of the following valuation methods: book value, net book value assessed by market price, discounted cash flow, multiples, price of DPPI’s shares in the market or any other valuation method accepted by the CVM. The price under such tender offer may be revised if challenged within 15 days of its publication by holders of at least 10% of DPPI’s outstanding shares, by means of a request sent to DPPI’s management that an extraordinary shareholders’ meeting be called to decide whether to request a new valuation under the same or a different valuation method. DPPI’s shareholders that request a new valuation and those who approve such request shall reimburse us for incurred costs if the new valuation is lower than the challenged valuation. However, if the second valuation is higher, the offeror will have the option to continue the offer with the new price or quit the offer.

DESCRIPTION OF CBPI PREFERRED SHARES

CBPI Issued Capital Stock

CBPI’s capital stock is R$ R$1,030,000,000.00, fully subscribed and paid in, comprised of 105,952,000 shares, without par value, of which 35,409,306 are common shares and 70,542,694 are preferred shares. As of September 27, 2007, CBPI held no common shares or preferred shares in treasury.

Preferred Shares Rights

In accordance with CBPI’s bylaws, CBPI’s preferred shares do not entitle their holders to voting rights in the shareholders’ meetings, except for specific events determined by Brazilian corporate law.

Brazilian corporate law provides that non-voting shares, such as preferred shares, may acquire voting rights if the Company fails to distribute fixed or minimum dividends in connection with such shares for three consecutive fiscal years and will retain such voting rights until the distribution of such fixed or minimum dividends.

Because CBPI’s preferred shares are not entitled to the payment of any fixed or minimum dividend, holders of CBPI’s preferred shares cannot acquire voting rights as a result of CBPI’s failure to distribute dividends.

Brazilian corporate law also provides that holders of CBPI’s preferred shares are entitled to vote as a special class in shareholders’ meetings called to decide upon changes to the preferences or rights attributed to CBPI’s preferred shares and upon the creation of a new class of preferred shares that has either priority or preference over CBPI’s existing preferred shares or the increase of an existing class of preferred shares disproportionately relative to the other classes. The approval of such proposals depends not only on the affirmative vote of shareholders holding the majority of CBPI’s common shares, but also a prior approval or ratification by shareholders holding the majority of CBPI’s preferred shares.

According to Brazilian corporate law, (i) CBPI’s shareholders that jointly hold non-voting preferred shares, or shares with restricted voting rights, that represent, at least, 10% of CBPI’s total capital stock, and (ii) holders of common shares, that are not controlling shareholders, and who represent, at least, 15% of CBPI’s total voting stock, will have the right to elect one member of CBPI’s board of directors.

In case CBPI’s non-controlling shareholders do not achieve the aforementioned percentage, they may combine their participation and, if they hold jointly, at least, 10% of DPPI’s total capital, they may elect a member of DPPI’s board of directors. Only shareholders that prove they have held the shares for at least three continuous months may exercise such rights.

Upon DPPI’s liquidation, holders of preferred shares shall have the priority in relation to holders of common shares to their return on capital, without any premium. DPPI shareholders have the right to participate in any dividend payment or stock dividend distribution in proportion to the paid-in capital corresponding to their shares. Preferred shareholders of DPPI have the right to receive dividends 10% higher then those paid to the common stock shareholders of such companies. See “Comparative Market Price and Dividend Information.”

Preemptive Rights

CBPI’s shareholders have the preemptive right to subscribe for new shares issued by us in case of any capital increase, in the proportion to their shareholdings. CBPI’s shareholders also have the preemptive right to subscribe for any convertible debentures, and rights to acquire CBPI’s shares and subscription warrants that CBPI may issue. According to Brazilian corporate law, a period of at least 30 days following the publication of notice of the capital increase is allowed for the exercise of the preemptive right, except if otherwise determined by the bylaws or the shareholders meeting.

According to Brazilian corporate law, capital increases that do not change the proportion between the existing classes and types of shares entitle the shareholders to exercise their preemptive rights solely with respect to shares of equal class and type as the shares each of them already holds. Notwithstanding that, if the Company issues shares that cause changes to the existing proportion of classes and types of shares, then the shareholders may exercise their preemptive rights with respect to shares of equal class and type as the shares they already hold and, only if necessary to maintain its participation in the total capital stock, may subscribe for other classes or types of shares.

Corporate Purpose

As per CBPI’s bylaws, CBPI’s corporate purpose is to operate and exploit an oil refinery in the city of Rio Grande, warehousing of fuels; import, export and commercialization of oil products raw materials for industrial purposes and exploitation of chemical products, except pharmaceuticals.

Shareholders’ Meetings

At CBPI’s shareholders’ meetings, shareholders are generally empowered to take any action relating to CBPI’s corporate purpose and to pass such resolutions as they deem necessary. Shareholders at the annual shareholders’ meeting have the exclusive power to approve DPPI’s financial statements and to determine the allocation of DPPI’s net income and the distribution of dividends with respect to the fiscal year ended immediately prior to the shareholders’ meeting. The election of DPPI’s directors typically takes place at the annual shareholders’ meeting, although under Brazilian corporate law it may also occur at an extraordinary shareholders’ meeting. Members of CBPI’s fiscal council may be elected at any shareholders’ meeting.

An extrarodinary shareholders’ meeting may be held at any time or concurrently with the annual shareholders’ meeting. The following actions, among others, may be taken only at an extraordinary shareholders’ meeting:

•	amendment of CBPI’s bylaws;

•	delisting of the Company as a publicly held company with the CVM;

•	authorization to issue debentures;

•	suspension of the rights of a shareholder who has violated Brazilian corporate law or CBPI’s bylaws;

•	acceptance or rejection of the valuation of in-kind contributions offered by a shareholder in consideration for issuance of shares of CBPI’s capital stock;

•	approval of CBPI’s transformation into a sociedade limitada or any other corporate form;

•	approval of CBPI’s merger with another company (incorporação or fusão) or a spin-off (cisão);

•

approval of CBPI’s dissolution or liquidation, and the appointment and dismissal of the respective liquidator and review of the reports prepared by him or her and by the acting fiscal council during such liquidation; and

•	authorization to petition for CBPI’s bankruptcy or request the compulsory rescheduling of CBPI’s debts.

According to Brazilian corporate law, neither a company’s bylaws nor actions taken at a shareholders’ meeting may deprive a shareholder of some specific rights, such as:

•	the right to participate in the distribution of profits;

•	the right to participate equally and ratably in any remaining residual assets in the event of liquidation of CBPI;

•	the right to preemptive rights in the event of subscription of shares, convertible debentures or subscription warrants, except in some specific circumstances under the Brazilian law;

•	the right to withdraw from CBPI in the cases specified in Brazilian corporate law, and

•	the right to supervise, pursuant to Brazilian corporate law, the management of the company.

Quorum. Generally, Brazilian corporate law provides that a quorum at a shareholders’ meeting consists of shareholders representing at least 25% of a company’s issued and outstanding voting capital on the first call and, if that quorum is not reached, any percentage on the second call. If the shareholders are called to amend CBPI’s bylaws, a quorum at a shareholders’ meeting consists of shareholders representing at least two-thirds of CBPI’s issued and outstanding voting capital on the first call and any percentage on the second call.

As a general rule, the affirmative vote of shareholders representing at least the majority of CBPI’s issued and outstanding common shares present in person or represented by proxy at a shareholders’ meeting is required to ratify any proposed action, and abstentions are not taken into account. However, the affirmative vote of shareholders representing one-half of CBPI’s issued and outstanding voting capital is required to:

•

modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares;

•	reduce the percentage of mandatory dividends;

•	change CBPI’s corporate purpose;

•	merge us into or with another company;

•	spin off a portion of CBPI’s assets or liabilities;

•	approve CBPI’s participation in a group of companies;

•	apply for cancellation of any voluntary liquidation; and

•	approve CBPI’s dissolution.

Notice of CBPI’s shareholders’ meetings. Notice of CBPI’s shareholders’ meetings must be published at least three times in the Diário Oficial da União or the Diário Oficial do Estado, the official newspaper of the state where CBPI’s headquarters are located and another newspaper widely published, currently CBPI publishes in the Estado de São Paulo and in Valor Econômico. The first notice must be published no later than 15 days before the date of the meeting on the first call, and no later than eight days before the date of the meeting on the second call. However, in certain circumstances, the CVM may require that the first notice be published 30 days in advance of the meeting.

Conditions of admission. Shareholders attending a shareholders’ meeting must produce proof of their status as shareholders and proof that they hold the shares they intend to vote.

A shareholder may be represented at a shareholders’ meeting by a proxy appointed less than a year before, which must be a shareholder, a corporation officer, a lawyer or a financial institution. Investment funds must be represented by their administrator.

Appraisal Rights And Redemption

Appraisal rights. Any of CBPI’s shareholders who dissent from certain actions taken by CBPI’s shareholders in a shareholders’ meeting have the right to withdraw from CBPI’s company and to receive the value of their shares.

According to Brazilian corporate law, the appraisal rights of CBPI’s shareholders may be exercised in the following circumstances:

•

modification of a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or creation of a new class with greater privileges than the existing classes of preferred shares;

•	reduction in the percentage of mandatory dividends;

•	change in CBPI’s corporate purpose;

•	merger (fusão or incorporação) with another company if CBPI is not the surviving entity;

•	CBPI’s participation in a group of companies;

•	change in CBPI’s corporate form;

•	merger of all CBPI’s shares into another Brazilian company, so that CBPI become a wholly owned subsidiary of such company; and

•	acquisition of the shareholding control of another company for a price that exceeds certain limits provided by law.

Brazilian corporate law further provides that any resolution regarding CBPI’s spin-off would only entitle shareholders to withdraw from CBPI’s company if the spin-off:

•	causes a change in the purpose of CBPI, except if the equity is spun off to a company whose primary activities are consistent with CBPI’s corporate purpose;

•	reduces CBPI’s mandatory dividends; or

•	causes CBPI to join a group of companies.

In cases where CBPI modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares, or create a new class with greater privileges than the existing classes of preferred shares, the decision will be effective only upon the prior approval or ratification by holders of preferred shares negatively affected by this action at a special meeting of the holders of preferred shares. In these cases, only such holders of the shares negatively affected by this action are entitled to withdraw.

In cases where CBPI:

•	merge with another company in circumstances in which CBPI is not the surviving company; or

•	participate in a group of companies,

CBPI’s shareholders will not be entitled to withdraw if their respective shares (i) are liquid, defined as being part of a traded stock exchange index, and (ii) are widely held, such that the controlling shareholder or companies it controls hold less than 50% of such class or type of shares relating to the withdrawal right.

CBPI’s shareholders shall have appraisal rights in case CBPI implement a merger or spin-off and the resulting company does not obtain its register as a publicly held company or does not cause its shares to be permitted to trade in the secondary market within 120 days from the shareholders’ meeting that approves such transaction.

The right to withdraw expires 30 days after publication of the minutes of the relevant shareholders’ meeting. CBPI is entitled to reconsider any action giving rise to withdrawal rights for 10 days after the expiration of those rights if the redemption of shares of dissenting shareholders would jeopardize CBPI’s financial stability.

In case of exercise of appraisal rights, CBPI’s shareholders are entitled to receive book value for the shares, based on the last balance sheet approved by the shareholders. If the resolution giving rise to the rights is made later than 60 days after the date of the last approved balance sheet, the shareholder may demand that his or her shares be valued according to a new balance sheet dated less than 60 days before the resolution date. In this case, CBPI must immediately pay 80% of the book value of the shares according to the most recent balance sheet approved by CBPI’s shareholders, and the balance must be paid within 120 days after the date of the resolution of the relevant shareholders’ meeting.

Redemption. In accordance with Brazilian corporate law, CBPI’s shares may be redeemed upon the decision of CBPI’s shareholders’ meeting. If the shares to be redeemed do not involve the totality of a certain class or type of shares, they must be chosen by lottery.

Board of Directors

According to CBPI’s bylaws, the CBPI board of directors currently consists of 7 directors. CBPI’s bylaws provide that the number of directors will not be fewer than six nor more than eight. Each director is elected for a three-year term and a reelection is permitted. The exact number of directors is defined in a shareholders’ meeting by the majority vote of the holders of CBPI’s common shares. Brazilian corporate law allows the adoption of a multiple vote process, by request of shareholders representing at least 10% of CBPI’s voting share capital.

Brazilian corporate law requires that each director own at least one share of CBPI’s company. There is no mandatory retirement age for directors.

Transactions in which Directors Have an Interest

Brazilian corporate law prohibits a director from:

•	performing any act of generosity using corporate assets to the detriment of the corporation;

•	by virtue of his or her position, receiving any type of direct or indirect personal advantage from third parties without authorization in the bylaws or from a shareholders’ meeting;

•	taking part in any corporate transaction in which he or she has an interest that conflicts with an interest of the corporation, or in the decisions made by other directors on the matter; and

•

without prior authorization from Shareholders’ Meeting or the board of directors, lending funds or assets of the company, or using the company’s assets, services or credits, at his or her own or a third party’s benefit, or at a company’s benefit in which he or she has interest.

The compensation of directors is determined at the annual shareholders’ meetings.

Restrictions on Certain Transactions by Controlling Shareholders, Directors, Officers and Members of the Fiscal Council

CBPI’s direct or indirect controlling shareholders, directors, executive officers and members of CBPI’s fiscal council, who are considered insiders under Brazilian securities regulation, must abstain from trading in CBPI’s securities, including derivatives based on CBPI’s securities, as follows, among others:

•	before the public disclosure of any material act or fact with respect to CBPI’s business;

•	if CBPI intend to merge with another company, consolidate, spin off part or all of CBPI’s assets or reorganize;

•	during the 15-day period before the disclosure of CBPI’s quarterly and annual financial statements; or

•

with respect only to CBPI’s controlling shareholders, directors and executive directors, in the event of acquisition or sale of CBPI’s shares by CBPI or the transaction or sale of CBPI’s shares by any of CBPI’s controlled or affiliated companies or any other company under CBPI’s common control.

Purchases by Us of Shares of CBPI’s Own Capital Stock

CBPI’s bylaws entitle CBPI’s board of directors to approve the transaction of CBPI’s own shares. The decision to acquire CBPI’s shares, or maintain the acquired shares in treasury or cancel them, may not, among other things:

•	result in the reduction of CBPI’s share capital;

•	require the use of resources greater than CBPI’s accumulated profits and the available reserves;

•	create, directly or indirectly, any artificial demand, supply or share price condition or use any unfair practice as a result of any action or omission;

•	involve non-equitable practices; or

•	be used for the transaction of shares held by CBPI’s controlling shareholders.

CBPI may not keep in treasury more than 10% of the float of each class of CBPI’s shares, including the shares held by subsidiaries and affiliates.

Any acquisition by CBPI of its own shares must be made on a stock exchange, except where the shares are registered for negotiation only in the over-the-counter market and cannot be made in a private transaction.

Disclosure Requirements

As a publicly held corporation, CBPI is subject to the reporting requirements established by Brazilian corporate law and the CVM.

Disclosure of information. Brazilian securities regulations require that a publicly held corporation provide the CVM and the relevant stock exchanges where its shares are traded with periodic information that includes annual information statements, quarterly financial statements, quarterly management reports and reports of the independent auditors. Brazilian securities regulations also require public companies to file with the CVM shareholders’ agreements and notices and minutes of shareholders’ meetings.

Disclosure of trading by insiders. Brazilian securities regulation requires CBPI’s controlling shareholders, management, members of CBPI’s fiscal council and any other technical or consultant body to disclose to the CVM and BOVESPA the number and type of securities issued by CBPI, CBPI’s subsidiaries and CBPI’s controlling companies that are held by them or by persons closely related to them. The information regarding the transaction of such securities (amount, price and date of acquisition) must be provided to us within 10 days of the end of the month in which they were traded.

Disclosure of material developments. Under Brazilian securities regulations, CBPI must disclose any material development related to CBPI’s business to the CVM and BOVESPA. CBPI is also required to publish a notice of that material development. A development is deemed material if it has an impact on the price of CBPI’s securities, the decision of investors to hold, purchase or sell CBPI’s securities, or the decision of investors to exercise any rights as holders of any of CBPI’s securities.

Registry of CBPI’s Preferred Shares

CBPI’s preferred shares are held in book-entry form with Banco Itaú S.A. The transfer of CBPI’s preferred shares is carried out by means of an entry by Banco Itaú S.A. in its registries as a debit in the account of the seller and a credit in the account of the buyer, with the presentation of a written order of the transferor or a judicial authorization or order to effect such transfers.

Delisting as a Public Company

CBPI’s delisting as a public company must be preceded by a tender offer by CBPI’s controlling shareholders or ourselves for the transaction of all CBPI’s then outstanding shares, subject to the conditions below:

•	the price offered for the shares in the public offering must be the fair value of those shares, as established in Brazilian corporate law;

•	shareholders holding more than two-thirds of CBPI’s free float shares shall have expressly agreed to CBPI’s decision to become a private company or accepted the offer.

According to Brazilian corporate law, a fair price shall be at least be equal to CBPI’s valuation, as determined by one or more of the following valuation methods: book value, net book value assessed by market price, discounted cash flow, multiples, price of CBPI’s shares in the market or any other valuation method accepted by the CVM. The price under such tender offer may be revised if challenged within 15 days of its publication by holders of at least 10% of CBPI’s outstanding shares, by means of a request sent to CBPI’s management that an extraordinary shareholders’ meeting be called to decide whether to request a new valuation under the same or a different valuation method. CBPI’s shareholders that request a new valuation and those who approve such request shall reimburse us for incurred costs if the new valuation is lower than the challenged valuation. However, if the second valuation is higher, the offeror will have the option to continue the offer with the new price or quit the offer.

ULTRAPAR MARKET ACTIVITIES INVOLVING ULTRAPAR PREFERRED SHARES

Since the announcement of the Transaction, Ultrapar and certain of its affiliates have engaged, and intend to continue to engage, in various activities involving Ultrapar preferred shares outside the United States.

In August 2006, the board of directors approved a share repurchase program with a 12-month term under which we can acquire our own preferred shares at market price and hold them in treasury for subsequent sale or cancellation. The maximum number of shares that may be repurchased is 2,723,106 shares.

On August 8, 2007 the board of directors of Ultrapar approved the renewal of this share repurchase program. The maximum number of shares that may be repurchased is 2,362,131 shares and remains in force for one year with the possibility of renewal. The total shares repurchased from January 1, 2007 through September 27, 2007 under these programs, were preferred shares, as follows:

Period	Total number of shares repurchased	Average price per share in reais	Total number of shares repurchased as part of publicly announced plans or programs	Maximum number of shares that may yet be repurchased under the plans or program
January 1, 2007 – January 31, 2007	—	—	—	2,362,131
February 1, 2007 – February 28, 2007	—	—	—	2,362,131
March 1, 2007 – March 31, 2007	45,000	53.12	45,000	2,317,131
April 1, 2007 – April 30, 2007	56,900	61.07	56,900	2,260,231
May 1, 2007 – May 31, 2007	160,600	59.80	160,600	2,099,631
June 1, 2007 – June 30, 2007	92,400	59.21	92,400	2,007,231
July 1, 2007 – July 31, 2007	34,500	62.95	34,500	1,972,731
August 1, 2007 – August 31, 2007	29,100	59.52	29,100	1,943,631
September 1, 2007 – September 27, 2007	—	—	—	1,943,631
Total shares repurchased during 2007	418,500	59.36	418,500	1,943,631

RIPI MARKET ACTIVITIES INVOLVING RIPI PREFERRED SHARES

Since the announcement of the Transaction, RIPI has not engaged in any activities involving its preferred shares.

DPPI MARKET ACTIVITIES INVOLVING DPPI PREFERRED SHARES

Since the announcement of the Transaction, DPPI has not engaged in any activities involving its preferred shares.

CBPI MARKET ACTIVITIES INVOLVING CBPI PREFERRED SHARES

Since the announcement of the Transaction, CBPI has not engaged in any activity involving its preferred shares.

LEGAL MATTERS AND EXPERTS

Legal Matters

Certain matters of U.S. law have been passed upon for us by Davis Polk & Wardwell, New York, New York.

Certain matters of Brazilian law have been passed upon for us by Machado, Meyer, Sendacz e Opice Advogados, São Paulo, Brazil.

Experts

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this prospectus from our 2006 Form 20-F have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to the inclusion of an additional note to the consolidated financial statements presenting the nature and effect of the differences between accounting practices adopted in Brazil and accounting principles generally accepted in the United States of America (U.S. GAAP) as they relate to the Company, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Refinaria de Petróleo Ipiranga S.A as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Distribuidora de Produtos de Petróleo Ipiranga S.A. as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Companhia Brasileira de Petróleo Ipiranga and Subsidiaries S.A. as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Oil Refining Business of Refinaria de Petróleo Ipiranga S.A. as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the South Fuel and Lubricant Distribution Business of Distribuidora de Produtos de Petróleo Ipiranga S.A. as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The statement of assets and liabilities assumed and the statement of revenues and direct expenses of the South and Southeast Fuel and Lubricant Distribution Business of Companhia Brasileira de Petróleo Ipiranga as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained in this prospectus, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The reports of PricewaterhouseCoopers Auditores Independentes included in this prospectus relate to the financial information of CBPI, DPPI, and RIPI and they do not extend to the prospective financial information and should not be read to do so.

Enforceability of Civil Liabilities Under U.S. Securities Laws

Ultrapar is a limited liability company (sociedade anónima) organized under the laws of the Federative Republic of Brazil. Substantially all of the directors and executive officers of Ultrapar, and certain of the experts named in this document, are not residents of the United States and all or a substantial portion of Ultrapar’s assets and directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. Ultrapar is advised by its Brazilian legal counsel that there is doubt as to the enforceability in Brazil in original actions or in actions for enforcement of judgments of U.S. courts of liabilities predicated solely upon the securities laws of the United States. Ultrapar has submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of the Transaction Agreements and has appointed National Registered Agents, Inc. as its agent in New York City to accept service of process in any such action.

WHERE YOU CAN FIND MORE INFORMATION

Ultrapar

Ultrapar files annual reports on Form 20-F and furnishes periodic reports on Form 6-K to the SEC. If you are an Ultrapar shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Ultrapar’s SEC filings are also available to the public from commercial document retrieval services.

Ultrapar has filed a registration statement on Form F-4 to register with the SEC the Ultrapar preferred shares to be delivered to holders of RIPI, DPPI and CBPI preferred shares in the Share Exchange. This prospectus is a part of that registration statement and constitutes a prospectus of Ultrapar. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

Ultrapar is subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. Ultrapar is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Ultrapar is required to (i) file its annual report on Form 20-F with the SEC within six months after the end of each fiscal year and (ii) furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by Ultrapar in Brazil or filed with the CVM, or distributed or required to be distributed by Ultrapar to its shareholders. Ultrapar is not required to file periodic reports on Form 10-Q or Form 8-K and is not required to file financial statements prepared in accordance with U.S. GAAP (although it is required to reconcile its financial statements to U.S. GAAP). In addition, Ultrapar is exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations under Section 14 of the Exchange Act, and is not required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. Among other matters, Ultrapar’s officers, directors and principal shareholders are also exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act.

Ultrapar makes available free of charge through its website accessible at www.ultra.com.br all of Ultrapar’s reports and other information filed with or furnished to the SEC. With the exception of the reports specifically incorporated by reference in this document as set forth in “—Incorporation of Certain Documents by Reference,” material contained on or accessible through Ultrapar’s website is not incorporated into this document. You may also request a copy of Ultrapar’s filings at no cost, by writing or calling Ultrapar at the following addresses:

Ultrapar Participações S.A.

Av. Brigadeiro Luis Antônio, 1343, 9º Andar

São Paulo, SP, Brazil 01317-910

Attention: Investor Relations Department

Telephone: 55-11-3177-6695

Ultrapar is also subject to the informational requirements of the CVM and the BOVESPA and files reports and other information relating to its business, financial condition and other matters with the CVM and Brazilian stock exchanges. You may read these reports, statements and other information at the public reference facilities maintained in Rio de Janeiro or São Paulo. Some Ultrapar filings with the CVM are also available at the website maintained by the CVM at http://www.cvm.gov.br.

RIPI

RIPI is subject to the informational requirements of the CVM and the BOVESPA and files reports and other information relating to its business, financial condition and other matters with the CVM and Brazilian stock exchanges. You may read these reports, statements and other information at the public reference facilities maintained in Rio de Janeiro or São Paulo. Some RIPI filings with the CVM are also available at the website maintained by the CVM at http://www.cvm.gov.br.

RIPI also makes available free of charge through its website accessible at www.ipiranga.cvm.br all of RIPI’s reports and other information filed with or furnished to the CVM. Material contained on or accessible through RIPI’s website is not incorporated into this document. You may also request a copy of RIPI’s filings at no cost, by writing or calling RIPI at the following addresses:

Refinaria Petróleo Ipiranga S.A.

Rua Engenheiro Heitor Amaro Barcellos, 551

CEP: 96202-900 – Rio Grande – RS – Brazil

Telephone: 55-53-3233-8001

Fax: 55-53-3233-8014

Attention: Investor Relations Department

DPPI

DPPI is subject to the informational requirements of the CVM and the BOVESPA and files reports and other information relating to its business, financial condition and other matters with the CVM and Brazilian stock exchanges. You may read these reports, statements and other information at the public reference facilities maintained in Rio de Janeiro or São Paulo. Some DPPI filings with the CVM are also available at the website maintained by the CVM at http://ww.cvm.gov.br.

DPPI also makes available free of charge through its website accessible at www.ipiranga.cvm.br all of DPPI’s reports and other information filed with or furnished to the CVM. Material contained on or accessible through DPPI’s website is not incorporated into this document. You may also request a copy of DPPI’s filings at no cost, by writing or calling RIPI at the following addresses:

Distribuidora de Produtos de Petróleo Ipiranga S.A.

Av. Dolores Alcaraz Caldas, 90 – Praia de Belas

CEP: 90110-180 – Porto Alegre – RS – Brazil

Telephone 55-51-3216-4355

Fax: 55-51-3224-0501

Attention: Investor Relations Department

CBPI

CBPI is subject to the informational requirements of the CVM and the BOVESPA and files reports and other information relating to its business, financial condition and other matters with the CVM and Brazilian stock exchanges. You may read these reports, statements and other information at the public reference facilities maintained in Rio de Janeiro or São Paulo. Some CBPI filings with the CVM are also available at the website maintained by the CVM at http://ww.cvm.gov.br.

CBPI also makes available free of charge through its website accessible at www.ipiranga.com.br all of CBPI’s reports and other information filed with or furnished to the CVM. Material contained on or accessible through CBPI’s website is not incorporated into this document. You may also request a copy of CBPI’s filings at no cost, by writing or calling RIPI at the following addresses:

Companhia Brasileira de Petróleo Ipiranga S.A.
Rua Francisco Eugênio, 329 – São Cristovão
CEP: 20941-900 – Rio de Janeiro – RJ
Telephone: 55-21-2574-5363/5267
Fax: 55-21-3224-6493
Attention: Investor Relations Department

This document includes the web addresses of the SEC, the CVM, Ultrapar, RIPI, CBPI and CBPI as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

Incorporation of Certain Documents by Reference

This document incorporates by reference certain information that Ultrapar has filed with or furnished to the SEC, which means that Ultrapar discloses important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this document, and information that Ultrapar files later with or furnishes later to the SEC will automatically update and supersede this information to the extent specified in such later filings.

This document incorporates by reference the following documents listed below that Ultrapar has previously filed with the SEC:

Ultrapar SEC Filings (File No. 001-14950)	Period/Filing Date
Annual Report on Form 20-F	Year ended December 31, 2006 (filed on June 7, 2007)
Form 6-K	Filed on June 7, 2007
Form 6-K	Filed on June 14, 2007
Form 6-K	Filing Date June 20, 2007
Form 6-K	Filed on September 14, 2007
Form 6-K	Filed on September 17, 2007
Form 6-K	Filed on September 20, 2007

Ultrapar also incorporates by reference additional documents that it files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the RIPI, DPPI and CBPI shareholder meetings. These documents include periodic reports, such as Annual Reports on Form 20-F and certain Current Reports, but only to the extent designated within such Current Reports, furnished by Ultrapar on Form 6-K.

Ultrapar also incorporates the Transaction Agreements herein by reference to Ultrapar’s 2006 Form 20-F.

Ultrapar has supplied all information contained or incorporated by reference in this document relating to Ultrapar, RIPI, DPPI and CBPI.

Documents incorporated by reference are available from Ultrapar without charge, excluding exhibits to those documents unless specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the addresses listed above in “—Ultrapar,” “—RIPI,” “—DPPI” and “—CBPI”.

None of Ultrapar, RIPI, DPPI or CBPI has authorized anyone to give any information or make any representation about the Share Exchange or their companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

EXHIBIT INDEX

2.1	The Investment Agreement entered into by and among Ultrapar, Petrobras and Braskem dated March 18, 2007, as amended by the Amendment to Investment Agreement entered into by and among Ultrapar, Petrobras and Braskem dated April 18, 2007 (incorporated by reference to Exhibit 4.4 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

2.2	Share Purchase Agreement entered into by and among Ultrapar, Petrobras, Braskem and the Key Shareholders of RIPI, DPPI and CBPI, dated April 18, 2007 (incorporated by reference to Exhibit 4.5 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

2.3	Braskem/Petrobras Asset Security Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 4.6 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

2.4	Petrobras Asset Security Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 4.7 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

3.1	Bylaws of Ultrapar, as amended on April 27, 2006 (incorporated by reference to Exhibit 1.1 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.1	Shareholders’ Agreement dated March 22, 2000 (incorporated by reference to Exhibit 2.1 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.2	Shareholders’ Agreement dated September 22, 2004 (incorporated by reference to Exhibit 10.3 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

4.3	Indenture in respect of the 1st issue of simple, non-convertible debentures, unsecured and without special privileges, in a single series, for public distribution, dated of February 16, 2005 (incorporated by reference our report on Form 6-K filed on March 1, 2005).

4.4	Indenture, dated as of December 20, 2005, among LPG International Inc., as Issuer, Ultrapar Participações S.A. and Oxiteno S.A. Indústria e Comércio, as Guarantors, JPMorgan Chase Bank, N.A., as Trustee, Transfer Agent and Registrar, J.P. Morgan Trust Bank LTD., as Principal Payment Agent and J.P. Morgan Bank Luxembourg S.A., as Luxembourg Paying Agent, Luxembourg Transfer Agent and Luxembourg Listing Agent (incorporated by reference to Exhibit 2.2 to Form 20-F of Ultrapar Participações S.A. filed on May 5, 2006).

4.5	Amendment dated as of March 31, 2006 to the Indenture dated as of December 20, 2005 (incorporated by reference to Exhibit 2.3 to Form 20-F of Ultrapar Participações S.A. filed on May 5, 2006).

4.6	Indenture regarding first tranche of the issuance of debentures in Brazil totaling R$675 million in connection with the Ipiranga Acquisition (incorporated by reference to Exhibit 2.6 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.7	Target Companies’ Shareholders Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 2.7 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.8	RIPI Shareholders Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 2.8 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

5.1	Opinion of Machado, Meyer, Sendacz e Opice Advogados (to be filed by amendment).

8.1	Opinion of Davis Polk and Wardwell as to tax matters (to be filed by amendment).

8.2	Opinion of Machado, Meyer, Sendacz e Opice Advogados as to tax matters (to be filed by amendment).

10.1	Share Sale and Purchase Agreement related to the sale and purchase of the entire share capital of Shell Gás (LPG) Brasil S.A. (incorporated by reference to Exhibit 10.2 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

10.2	Form of agreement between Ultragaz and independent dealers (incorporated by reference to Exhibit 10.4 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

10.3	Take or pay agreement between Tequimar and CODEBA (incorporated by reference to Exhibit 10.5 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

21.1	List of subsidiaries of Ultrapar (incorporated by reference to Exhibit 8.1 to Ultrapar’s Annual Report on Form 20-F filed with the SEC on June 7, 2007).

23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes regarding use in this Registration Statement of its report dated January 31, 2007 relating to the financial statements of Ultrapar Participações S.A.

23.2	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the financial statements of Refinaria de Petróleo Ipiranga S.A.

23.3	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the carve-out financial statements of the Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

23.4	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the financial statements of Distribuidora de Produtos de Petróleo Ipiranga S.A.

23.5	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the carve-out financial statements of the South Fuel and Lubricants Distribution Business of Distribuidora de Produtos de Petróleo Ipiranga S.A.

23.6	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the financial statements of Companhia Brasileira de Petróleo Ipiranga S.A.

23.7	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the statement of assets acquired and liabilities assumed and the statement of revenues and direct expenses of South and Southeast Fuel and Lubricant Distribution Business of Companhia Brasileira de Petróleo Ipiranga S.A.

23.8	Consent of Deutsche Bank Securities Inc. regarding use in this Registration Statement of its valuation report dated September 27, 2007 relating to the proposed share exchange transaction wherein the preferred shares of Companhia Brasileira de Petróleo Ipiranga, Distribuidora de Produtos de Petróleo Ipiranga S.A. and Refinaria de Petróleo Ipiranga S.A. will be exchanged for preferred shares of Ultrapar.

99.1	Valuation Report to Ultrapar Participações S.A. by Deutsch Bank Securities Inc. dated April 4, 2007 (incorporated by reference to Ultrapar’s current report on Form 6-K filed with the SEC on April 16, 2007).

Carve-out Statements of Changes in Net Assets for the years ended December 31, 2006, 2005 and 2004	F-155
Notes to the Carve-out Financial Statements for the years ended December 31, 2006, 2005 and 2004	F-156

South and Southeast Fuel and Lubricant Distribution Business of Companhia Brasileira de Petróleo Ipiranga S.A. and Subsidiaries
Report of Independent Auditors	F-185
Statements of Assets Acquired and Liabilities Assumed as of December 31, 2006 and 2005	F-186
Statements of Revenues and Direct Expenses for the years Ended December 31, 2006, 2005 and 2004	F-187
Notes to the Carve-out Financial Statements for the years ended December 31, 2006, 2005 and 2004	F-188

Refinaria de Petróleo

Ipiranga S.A. and

Subisidiaries

Financial Statements for the Years Ended

December 31, 2006, 2005 and 2004

Report of Independent Auditors

To the Board of Directors

and Shareholders of

Refinaria de Petróleo Ipiranga S.A.

We have audited the accompanying consolidated balance sheets of Refinaria de Petróleo Ipiranga S.A. and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, of changes in financial position and of changes in shareholders´ equity for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Refinaria de Petróleo Ipiranga S.A. and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their changes in financial position for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting practices adopted in Brazil.

Our audits were performed for the purpose of issuing an opinion on the financial statements referred to in the first paragraph, prepared in conformity with accounting practices adopted in Brazil. The consolidated statement of cash flows, which provides supplemental information about the Company and its subsidiaries, is not a required component of the financial statements. We also applied the audit procedures described above to the statement of cash flows for the years ended December 31, 2006, 2005 and 2004 and, in our opinion, it is fairly stated in all material respects in relation to the financial statements taken as a whole.

Accounting practices adopted in Brazil vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the consolidated financial statements.

PricewaterhouseCoopers Auditores Independentes

Porto Alegre, Brazil

September 28, 2007

REFINARIA DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005

(In thousands of Brazilian reais—R$)

ASSETS	2006	2005
CURRENT ASSETS
Cash and cash equivalents	91,827	91,283
Short term investments	9,480	14,317
Derivatives	18,889	15,550
Trade accounts receivable	634,035	374,579
(—) Allowance for doubtful accounts	(34,722)	(51,749)
(—) Restricted export drafts	(149,758)	(136,139)
Receivables from related parties	23,460	11,232
Recoverable taxes	92,574	89,396
Deferred income and social contribution taxes	10,534	24,905
Dividends/Interest on capital receivable from affiliates	70,599	—
Inventories	476,884	414,808
Other current assets	13,164	20,202
Prepaid expenses	10,877	7,471

	1,267,843	875.855

NONCURRENT ASSETS
Long-term assets
Restricted temporary cash investments	237	293
Trade accounts receivable	17,818	15,737
(—) Allowance for doubtful accounts	(15,054)	(15,575)
Recoverable taxes	151,265	130,842
Deferred income and social contribution taxes	140,726	109,668
Related companies	—	98
Other long-term assets	9,852	10,781
Judicial deposits	8,900	8,185
Prepaid expenses	1,324	1,835
Permanent assets
Investments in affiliates	239,065	208,359
Warrants	28,989	28,989
Goodwill on subsidiaries	62,284	93,376
Other investments	4,358	3,964
Property, plant and equipment, net	999,361	1,017,663
Deferred charges, net	18,213	16,295

	1667,338	1,630,510

TOTAL	2,935,181	2,506,365

The accompanying notes are an integral part of these financial statements.

REFINARIA DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005

(In thousands of Brazilian reais—R$)

LIABILITIES AND SHAREHOLDERS’ EQUITY	2006	2005
CURRENT LIABILITIES
Loans and financing	202,278	332,401
Derivatives	6,704	1,543
Trade accounts payable	706,564	510,483
Taxes payable	59,018	38,272
Deferred income and social contribution taxes	8,721	20,605
Dividends payable and interest on capital	94,485	22,363
Other taxes and contribution—contingent liabilities	10,014	1,629
Provision for pension and post-employment benefits	4,086	4,191
Payables to related parties	33,575	16,427
Debentures payable to related parties	23,593	—
Payable for the acquisition of warrants	33,818	—
Payroll and related charges payable	39,355	32,743
Other current liabilities	27,450	42,453

	1,249,661	1,023,110

NONCURRENT LIABILITIES
Loans and financing	620,279	402,971
Other taxes and contribution—contingent liabilities	11,818	3,766
Provision for pension and post-employment benefits	47,267	49,735
Debentures payable to related parties	77,747	306,985
Payable for the acquisition of warrants	—	29,396
Taxes payable	41,130	16,622
Deferred income and social contribution taxes	29,412	15,700
Other long-term liabilities	3,753	15,572

	831,406	840,747

MINORITY INTEREST	279,486	214,108

SHAREHOLDERS’ EQUITY
Capital	365,000	180,000
Revaluation reserve	6,186	6,186
Profit reserves	203,442	242,214

	574,628	428,400

TOTAL	2,935,181	2,506,365

The accompanying notes are an integral part of these financial statements.

REFINARIA DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais—R$)

	2006	2005	2004
GROSS SALES AND SERVICES	5,619,861	4,998,141	5,176,898
Taxes, discounts and returns	(1,428,504)	(1,385,401)	(1,429,889)

NET SALES AND SERVICES	4,191,357	3,612,740	3,747,009
Cost of sales and services	(3,379,553)	(2,872,802)	(2,897,271)

GROSS PROFIT	811,804	739,938	849,738

OPERATING (EXPENSES) INCOME
Selling	(191,881)	(163,630)	(182,278)
General and administrative	(155,424)	(141,258)	(120,983)
Other operating income, net	8,204	26,488	11,926

	(339,101)	(278,400)	(291,335)
OPERATING INCOME BEFORE FINANCIAL ITEMS	472,703	461,538	558,403
Financial income (expenses), net	(86,349)	(134,482)	(110,998)
Nonoperating expenses, net	(34,160)	1,227	(183)

	(120,509)	(133,255)	(111,181)
INCOME BEFORE INCOME AND SOCIAL CONTRIBUTION TAXES, EQUITY IN AFFILIATES, PROFIT SHARING AND MINORITY INTEREST	352,194	328,283	447,222

INCOME AND SOCIAL CONTRIBUTION TAXES
Current	(104,108)	(80,981)	(132,249)
Deferred	22,678	(19,200)	63,864

	(81,430)	(100,181)	(68,385)
INCOME BEFORE EQUITY IN AFFILIATES, PROFIT SHARING AND MINORITY INTEREST	270,764	228,102	378,837
Equity in affiliates and goodwill amortization	24,324	30,451	19,831
Profit sharing	(7,867)	(7,054)	(6,417)
Minority interest	(122,981)	(113,204)	(176,365)

NET INCOME	164,240	138,295	215,886

The accompanying notes are an integral part of these financial statements.

REFINARIA DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais—R$)

	2006	2005	2004
SOURCES OF FUNDS
From operations
Net income	164,240	138,295	215,886
Items not affecting working capital
Minority interest	122,981	113,204	176,365
Provision for pension and post-employment benefits	(2,468)	(12,970)	(1,416)
Allowance for doubtful accounts	(521)	(3,204)	18,779
Depreciation and amortization	82,867	89,268	87,349
Net book value of permanent assets written off or sold	32,168	3,261	804
Equity in affiliates	(48,594)	(49,496)	(46,257)
Goodwill amortization	24,270	19,045	26,426
Monetary and exchange variation and Interest on long-term liabilities	(13,125)	(715)	(47,390)
Monetary and exchange variation and Interest on long-term assets	(6,678)	888	(6,690)
Reversal of provision for loss on investments	—	(485)	—
Monetary and exchange variation on permanent assets	72	1	41
(Recognition) reversal of deferred income and social contribution taxes	(22,678)	19,200	(63,864)
Provision for contingencies	8,052	1,295	—
Loss on change in interest in affiliate	32,964	—	—
Others	5,376	(35,497)	10,600

	378,926	282,090	370,633

From shareholders	188	—	—

	188	—	—
From third parties:
Increase in long-term liabilities	—	52,154	—
Long-term loans	384,140	244,637	391,869
Interest on capital received	17,889	19,787	16,321
Decrease in long-term assets	—	—	65,785
Tax incentives	2	—	—

	402,031	316,578	473,975

Total of sources	781,145	598,668	844,608

USES OF FUNDS
Investments	394	35,944	524
Property, plant and equipment	85,347	66,919	65,574
Increase in noncurrent assets	14,947	47,952	46,846
Transfer of loans from long-term to current liabilities	153,707	379,126	—
Decrease in long-term liabilities	5,188	—	641,146
Dividends and interest on capital paid	17,889	19,787	16,321
Minority interest in dividends and interest on capital received	13,068	2,935	1,663
Deferred charges	6,555	1,557	—
Return of capital to shareholders of Ipiranga Petroquímica S.A.	17,287	—	—
Repurchase of shares of Ipiranga Petroquímica S.A.	60,569	—	—
Collection of debentures from related parties	240,757	—	—

Total of uses	615,708	554,220	772,074

INCREASE IN WORKING CAPITAL	165,437	44,448	72,534

REPRESENTED BY
Current assets:
At end of year	1,267,843	875,855	1,042,937
At beginning of year	875,855	1,042,937	1,021,264

INCREASE (DECREASE)	391.988	(167,082)	21,673

Current liabilities:
At end of year	1,249,661	1023,110	1,234,640
At beginning of year	1,023,110	1,234,640	1,285,501

INCREASE (DECREASE)	226,551	(211,530)	(50,861)

INCREASE IN WORKING CAPITAL	165,437	44,448	72,534

The accompanying notes are an integral part of these financial statements.

REFINARIA DE PETRÓLEO IPIRANGA S.A AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais—R$)

	Capital	Revaluation reserve	Profit reserves	Retained earnings (accumulated deficit)	Total shareholders’ equity
BALANCE AS OF DECEMBER 31, 2003	180,000	6,186	—	(75,859)	110,327
Net income	—	—	—	215,886	215,886
Distribution of net income to:
Legal reserve	—	—	7,189	(7,189)	—
Unrealized profit reserve	—	—	27,374	(27,374)	—
Statutory reserves	—	—	89,143	(89,143)	—
Interest on capital	—	—	—	(10,416)	(10,416)
Dividends	—	—	—	(5,905)	(5,905)

BALANCE AS OF DECEMBER 31, 2004	180,00	6,186	123,706	—	309,892
Net income	—	—	—	138,295	138,295
Distribution of net income to:	—	—
Legal reserve	—	—	6,866	(6,866)	—
Unrealized profit reserve	—	—	19,165	(19,165)	—
Statutory reserves	—	—	92,477	(92,477)	—
Interest on capital	—	—	—	(19,787)	(19,787)

BALANCE AS OF DECEMBER 31, 2005	180,000	6,186	242,214	—	428,400
Capitalization of reserves	185,000	—	(185,000)	—	—
Net income	—	—	—	164,240	164,240
Distribution of net income to:
Legal reserve	—	—	8,201	(8,201)	—
Unrealized profit reserve	—	—	28,960	(28,960)	—
Statutory reserves	—	—	109,067	(109,067)	—
Interest on capital	—	—	—	(17,889)	(17,889)
Other	—	—	—	(123)	(123)

BALANCE AS OF DECEMBER 31, 2006	365,000	6,186	203,442	—	(574,628)

The accompanying notes are an integral part of these financial statements.

REFINARIA DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS

ENDED DECEMBER 31, 2006, 2005 AND 2004

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

1    Operations

Refinaria de Petróleo Ipiranga S.A. (the “Company”) is a public company whose shares are traded on the São Paulo Stock Exchange (BOVESPA) and is controlled by members of the Bastos, Mello, Ormazabal, Tellechea and Gouvêa Vieira families.

The Company is primarily engaged in oil refining and sale of its by-products and is a holding company for subsidiaries engaged in the chemical business which represent a significant portion of its consolidated business.

The Company’s economic performance in oil refining in 2006 continued to reflect difficulties caused by the incompatibility between oil prices in the international market and by-products prices in Brazil, in the prior year. In order to minimize operating losses management interrupted production for a significant part of 2005 and from June to October 2006.

As part of the actions to ensure continuity of the oil refining operations, Company’s management intensified contacts and negotiations with the regulatory agencies of the oil industry, with the Federal Government and with the Rio Grande do Sul State Government. In July 2006, the Company and the Rio Grande do Sul State Government began studying the possibility of producing petrochemical naphtha in order to have an alternative that would allow the operational continuity of the oil refining operations and to increase tax collection for Rio Grande do Sul State.

On November 1, 2006, Decree No. 44,714 was published in the Official Gazette of the Rio Grande do Sul State, permitting to use, as deemed tax credit, up to 8.5% of the ICMS (State VAT) levied on petrochemical naphtha produced in facilities located in the southern region of the Rio Grande do Sul State and sold in the same State, according to the Agreement signed on November 27, 2006.

As a result, operations were resumed according to the Agreement signed with the Rio Grande do Sul State Government and management believes that, from now on, there may be better conditions to continue operations as a result of the alternative structured with the State Government and/or through more consistent domestic price policies, within market conditions.

2    Presentation of consolidated financial statements

The consolidated financial statements were prepared in accordance with accounting practices adopted in Brazil (Brazilian GAAP).

The financial statements presented herein are different from the ones prepared by the Company for statutory purposes because they do not include the holding company’s stand-alone financial statements, have been adjusted with respect to the financial statements for statutory purposes to include in Note 25 a reconciliation of net equity and net income between the amounts under Brazilian GAAP and generally accepted accounting principles in the United States of America (U.S. GAAP) and have also been adjusted to present certain additional disclosures to facilitate its understanding by readers not familiar with Brazilian GAAP.

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include, but are not limited to, estimates relating to the useful lives of property, plant and equipment, accounting for contingencies and provisions for income taxes, among others. Actual results could differ in relation to these estimates.

3    Summary of significant accounting practices

Accounting practices adopted in Brazil (Brazilian GAAP) to record transactions and prepare the consolidated financial statements comply with those prescribed by Brazilian corporate law and specific standards established by the Brazilian Securities Commission (CVM), which differ in certain respects from the U.S. GAAP. See Note 25 for a discussion of these differences and a reconciliation of consolidated shareholders’ equity and consolidated net income between Brazilian GAAP and U.S. GAAP.

The following is a summary of significant accounting policies followed in the preparation of the accompanying financial statements:

(a) Cash and cash equivalents

Cash and cash equivalents comprise highly-liquid temporary cash investments (with maturities of 3 months or less when acquired and readily convertible to cash).

(b) Short-term investments and derivatives

Short-term investments correspond to temporary investments. Derivative instruments included swap transactions and options which are cost plus accrued income or expense based on the contractual rates included in each agreement.

(c) Allowance for doubtful accounts

The Company’s management has individual customer credit information, which is used to asses customers ability to pay. The allowance is recorded in an amount considered sufficient to cover probable losses on realization of accounts receivable.

(d) Restricted export drafts

Correspond to receivables from exports to customers that have been transferred to financial institutions as repayment of export pre-financing or post-financing obtained.

(e) Inventories

Stated at the lower of average acquisition or production cost or estimated net realizable value.

(f) Investments in affiliates and goodwill

Accounted following the equity method with a corresponding entry to operating income.

Goodwill on the acquisition of subsidiaries is amortized over 10 years, the estimated period of realization.

(g) Property, plant and equipment

Stated at acquisition or construction cost, monetarily restated through December 1995. Depreciation is calculated following the straight-line method based on the estimated economic useful lives of the assets.

(h) Loans and financing

Stated at the amount of principal, plus financial charges incurred, on a pro rata basis, through the balance sheet date. Foreign currency-denominated loans were converted into Brazilian reais at the exchange rates prevailing at the balance sheet date.

(i) Income and social contribution taxes

Tax expense is calculated based on the income tax rate of 15% plus a 10% surtax and social contribution tax rate of 9%.

(j) Deferred income and social contribution taxes

Calculated on temporary differences and on tax loss carryforwards using the income tax and social contribution tax rates effective for the period in which the tax effects are expected to be realized.

Deferred income and social contribution tax assets are only recognized up to the amount that is likely to be realized within the next ten years as established by CVM Instruction No. 371/02.

(k) Provision for contingencies

Recorded for contingencies whose likelihood of loss is probable, based on the opinion of management and inside and outside legal counsel. The provision is recorded based on the estimated losses upon final resolution of lawsuits.

(l) Pension and other post-employment benefit obligations

Pension and other post-employment benefits liabilities to employees, retirees and pensioners (net of the assets of the benefit plan) are recorded based on the actuarial calculation prepared by an independent actuary, using the Projected Unit Credit Method.

(m) Other assets and liabilities

Other assets and liabilities, classified as current and long term, are stated at realizable or estimated settlement amounts. These assets and liabilities are stated at cost or realizable value and known or estimated amounts, respectively, including, when applicable, interest and monetary and exchange variations.

(n) Interest on capital

Interest on capital can be paid by Brazilian companies in lieu of, or in addition to, mandatory dividend stipulated by the respective company’s bylaws. Interest on capital is calculated within the limits established by Law No. 9,249/95 for a maximum amount computed as the TJLP (long-term interest rate) applied on the respective shareholders’ equity.

Interest on capital received from affiliates is recorded as a receivable. Interest on capital payable, since it represents in essence dividends, is recorded as a reduction in “Retained earnings”.

(o) Results of operations

Revenue from sale of products is recognized when significant risks and benefits related to the product ownership pass to customer. Revenue from sale of services is recognized when services are provided. Other income, expenses and costs are recognized when incurred and/or realized. The result includes interest and monetary and exchange variations, at official indexes and rates, applicable to current and long-term assets and liabilities and, when applicable, the effects of adjustments of assets to its net realizable value.

4    Consolidation criteria

The consolidated financial statements have been prepared in accordance with the consolidation principles established by Brazilian GAAP and include the accounts of the Company and the following subsidiaries:

			Ownership interest—%
	Country of incorporation		2006		2005
			Direct	Indirect	Direct	Indirect
Ipiranga Química S.A.	Brazil		58.5269		58.5269
Through Ipiranga Química S.A.:
Ipiranga Petroquímica S.A.***	Brazil			92.3863		88.4800
Isatec—Pesquisa, Desenvolvimento e Análises Químicas Ltda.	Brazil			100.0000		100.0000
Forlab Chitec S.A. Comércio Internacional	Brazil			—		100.0000
Ipiranga Química Armazéns Gerais Ltda.	Brazil			99.8500		99.8500
Through Ipiranga Petroquímica S.A.:
IPQ Petroquímica Chile S.A.	Chile			100.0000		100.0000
Ipiranga Petroquímica Chile Ltda.	Chile			100.0000		100.0000
Ipiranga S.A. (Argentina)	Argentina			100.0000		100.0000
Natal Trading Ltd.	BVI	*		100.0000		100.0000
COPESUL—Companhia Petroquímica do Sul(**)	Brazil			29.4600		29.4600

(*)	BVI—British Virgin Islands.
(**)	COPESUL is a jointly-controlled entity under Brazilian GAAP and accordingly is proportionately consolidated.
(***)	On December 26, 2006, Ipiranga Petroquímica repurchased all its shares held up to such date by the minority shareholder International Finance Corporation—IFC and those shares were cancelled. As a result the interest of shareholders other than IFC in Ipiranga Petroquímica increased. The interest of Ipiranga Química increased from 88.4800% to 92.32863%.

The following practices were adopted in the preparation of the consolidated financial statements:

(a)	Intercompany balances, transactions and unrealized profits have been eliminated.

(b)	Minority interest in fully-consolidated subsidiaries is presented in a separate caption.

(c)	Assets and liabilities, and revenues and expenses of the jointly-controled entity COPESUL were included in the consolidated financial statements in proportion to the investor’s interest in the investee’s capital, pursuant to CVM Instruction No. 247/96. The consolidated balance sheet and statement of income of COPESUL are presented, on a condensed basis, in Note 25 I e).

5    Short-term investments

	2006	2005
Treasury bills (LTF)	3,926	3,406
Investment funds	3,528	3,873
Non-convertible debentures and other debt instruments	—	4,434
Time deposits	2,263	—
Receivables investment funds	—	2,897

	9,717	14,610
(—) Current	9,480	14,317

Long term (restricted balance)	237	293

6    Derivatives

COPESUL entered into operations involving options with respect to U.S. dollars called “box options” as commented below. Its purpose has been to invest cash resources at rates higher than other available investment options. The Company also entered into swap operations which were entered into by Fundo de Investimento Financeiro Multimercado Copesul, a fund consolidated by COPESUL, whose custodian and manager is Banco Santander Brasil S.A.

Swaps correspond to cross-currency interest rate swaps by which the Company pays a fixed interest rate and receives a variable rate based on the Interbank Deposit Certificates (CDI) rate.

	Amounts receivable
	2006	2005
Swap transactions receivable	7,842	693
Swap with anticipatory breach	—	120
Box options	11,047	14,737

Total	18,889	15,550

	Amounts payable
	2006	2005
Options payable	—	880
Swap transactions payable	6,704	663

Total (Note 15)	6,704	1,543

Box options are combined operations that involve both the purchase and the sale of options in US dollars for the same maturity at a certain price, so that, regardless of the future U.S. dollar rate, the Company knows in advance the net result of such operations providing what the Company views as a fixed return over its investment. The value paid for the options, called premium, corresponds to the amount invested by the Company and the sum redeemed will be the premium plus a pre-fixed rate of return.

7    Trade accounts receivable

	2006	2005
Domestic market—
Trade notes receivable	436,299	280,520
Foreign market—
Receivables	215,554	109,796

	651,853	390,316
(—) Current	634,035	374,579

Long term	17,818	15,737

8    Related-party transactions

Intercompany transactions are conducted under price and term conditions similar to those adopted for transactions with unrelated parties and are as follows:

	December 31, 2006
Companies	Trade accounts receivable (current)	Trade accounts receivable (long term)	Trade accounts payable (current)	Payable for warrants purchased (current)(b)(*)	Debentures (a)(c)(**)	Sales	Purchases	Financial income (expenses)
Distribuidora de Produtos de Petróleo Ipiranga S.A.	3,647	—	737	33,818	58,794	492,086	877	(23,969)
Companhia Brasileira de Petróleo Ipiranga	660	—	1,456	—	42,546	10,663	13,935	(14,740)
Ipiranga Asfaltos S.A.	76	—	—	—	—	1,908	—	—
Empresa Carioca de Produtos Químicos S.A.	27	—	143	—	—	203	2,312	—
Tropical Transportes Ipiranga Ltda.	4	—	226	—	—	8	4,843	—
COPESUL—Companhia Petroquímica do Sul	3,042	—	13,306	—	—	66,191	1,355,896	284
Braskem S.A	11,484	—	719	—	—	810,995	15,195	—
Petróleo Brasileiro S.A—Petrobras	35	—	11,000	—	—	35	378,612	—
Refinaria Alberto Pasqualini S.A.	1,162	—	5,768	—	—	22,766	195,312	—
Other	3,323	—	220	—	—	3,677	2,820	—

Total as of December 31, 2006	23,460	—	33,575	33,818	101,340	1,408,532	1,969,802	(38,425)

	December 31, 2005
Companies	Trade accounts receivable (current)	Trade accounts receivable (long term)	Trade accounts payable (current)	Payable for warrants purchased (long-term)(b)	Debentures(a)	Sales	Purchases	Financial income (expenses)
Distribuidora de Produtos de Petróleo Ipiranga S.A.	375	2	1,042	29,396	178,117	386,908	2,049	(30,947)
Companhia Brasileira de Petróleo Ipiranga	1,070	53	359	—	128,868	13,319	4,000	(21,608)
Ipiranga Asfaltos S.A.	10	—	—	—	—	1,491	—	—
Empresa Carioca de Produtos Químicos S.A.	—	—	44	—	—	—	1,232	—
Tropical Transportes Ipiranga Ltda.	2	—	224	—	—	2	134	—
COPESUL—Companhia Petroquímica do Sul	529	14	14,162	—	—	10,157	104,157	—
Braskem S.A	5,881	—	151	—	—	758,102	19,431	685
Refinaria Alberto Pasqualini S.A.	3,308	—	125	—	—	14,936	265,846	—
Other	57	29	320	—	—	10,957	327,846	2,319

Total as of December 31, 2005	11,232	98	16,427	29,396	306,985	1,195,872	724,695	(49,551)

(*)	As of December 31, 2005, the amount was recorded as noncurrent—long-term liabilities and was reclassified to current liabilities as of December 31, 2006 considering its maturity date.

(**)	The balances of R$ 13,688 and R$ 9,905 of debentures due to Distribuidora de Produtos de Petróleo Ipiranga S.A. and Companhia Brasileira de Petróleo Ipiranga, respectively, were reclassified to current liabilities in 2006 due to their expected payment during 2007.

(a)	Debentures issued by Ipiranga Química in 2003

The Extraordinary Shareholders’ Meeting of Ipiranga Química S.A. held on May 26, 2003 approved the issuance of two series of private convertible debentures, consisting of 11,000 Series A debentures, with face value of R$ 10 each, amounting to R$ 110,000, and 80,000 Series B debentures, with face value of R$ 1 each, amounting to R$ 80,000.

Both series of debentures mature on June 1, 2008.

On June 12, 2003, Distribuidora de Produtos de Petróleo Ipiranga S.A. fully subscribed the Series A debentures and Companhia Brasileira de Petróleo Ipiranga. fully subscribed the Series B debentures.

The subscribed debentures pay interest based on the CDI interest rate, plus spread subject to renegotiation every 6 months (for Series A) and every 5 months (for Series B) as established by the indenture dated June 1, 2003.

The spread for Series A debentures, for the most part of 2005, was 1.5% per year, and changed to 1.0% per year on December 1, 2005 remaining the same in 2006 . The spread for Series B debentures was 1.0% per year in 2005.

The Board of Directors of Ipiranga Química S.A., at the meetings held on May 2, 2006 and December 28, 2006, decided that the funds received through equity pick-up by the interest held by Ipiranga Química S.A. in Ipiranga Petroquímica S.A. should be fully used in the partial redemption of its debentures.

Debentures are convertible into common shares of Ipiranga Química S.A. at any time after their issuance and until their maturity or redemption at the option of the holder.

The conversion price is a fixed amount established in the indenture of the debentures. However, the quantity of common shares to be received upon conversion will be higher than the amount determined as face value of the debentures divided by the conversion price if they are converted before June 1, 2007. The quantity of additional shares to be received will be 25% if converted up to June 1, 2004, 18.2177% if converted before June 1, 2005, 11.8034% if converted before June 1, 2006 and 5.7371% if converted before June 1, 2007.

(b)	Modification of terms of the debentures and purchase of warrants by the Company

Pursuant to a Memorandum of Understanding signed on October 3, 2005, Distribuidora de Produtos de Petróleo Ipiranga S.A., Companhia Brasileira de Petróleo Ipiranga and the Company agreed to hold an Extraordinary Shareholders’ Meeting of Ipiranga Química S.A. to approve a change in the type of debentures, issued by Ipiranga Química S.A. on June 1, 2003.

The changes approved on the meeting held on October 6, 2005 were: (i) to change the debentures from convertible to nonconvertible without making any other change in the terms or conditions of the debentures, and (ii) to issue of warrants to the holders of the debentures, without any charge, replacing the conversion right established for the debentures; the terms of the warrants allow their holder to purchase common shares of Ipiranga Química in exactly the same terms than the conversion features originally included in the debentures.

Contemporaneously, the parties agreed that Distribuidora de Produtos de Petróleo Ipiranga S.A. would sell for R$ 29.0 million the warrants obtained to the Company. The amount for the purchase of the warrants is payable on October 3, 2007, and carries interest at the CDI interest rate.

Upon acquisition of the warrants, the Company recognized the cost of R$ 29.0 million as an asset within Permanent Assets and the corresponding payable to Distribuidora de Produtos de Petróleo Ipiranga S.A. The warrant is recorded at cost by the Company.

(c)	Early partial redemption of the debentures in 2006

The Board of Directors of Ipiranga Química S.A., at the meetings held on May 2, 2006 and December 28, 2006, decided to make an early partial redemption of its debentures, issued on June 1, 2003, considering the financial cost that this debt has been generating for Ipiranga Química S.A.

Funds used to pay for the redemption were received by Ipiranga Química S.A. from its investee Ipiranga Petroquímica S.A. resulting from a reduction in capital approved by it on April 28, 2006 and from distribution of dividends.

Out of the outstanding balance of debentures of R$ 307.0 million, R$ 240.8 million was early redeemed in 2006.

9    Inventories

	2006	2005
Finished products	175,798	169,887
Work in process	15,802	7,523
Raw materials	101,602	127,323
Indirect materials, packaging and storeroom supplies	67,881	71,900
Products and raw materials held by third parties	45,776	—
Imports in transit	10,250	11,701
Goods in transit	59,775	26,474

	476,884	414,808

10    Recoverable taxes

	2006	2005
Income and social contribution taxes	9,032	56,294
IRRF (withholding income tax)	13,757	7,933
ICMS (State VAT)	164,478	113,784
IPI (Federal VAT)	2,199	2,182
ILL (tax on net income)	15,821	15,138
PIS/COFINS (taxes on revenue)	18,815	15,286
State income tax—additional	8,170	9,472
Other	11,567	149

	243,839	220,238
(—) Current	92,574	89,396

Long term	151,265	130,842

11    Income and social contribution taxes

(a) Deferred

Considering the uncertainties with respect to future taxable income, as mentioned in Note 1, management maintained the decision of not recording any deferred income and social contribution tax assets as of December 31, 2006 for the oil refining business, and reversed the amounts recorded as of December 31, 2004, in the amount of R$ 14,192.

On January 1, 2003, the subsidiary Ipiranga Petroquímica S.A. (IPQ) changed the criteria to tax unrealized foreign exchange gains and losses from the accrual basis to the cash basis. Considering the foreign currency exposure of IPQ, the foreign exchange variation significantly influenced the determination of taxable income in prior periods.

Considering the change in the taxation criteria and also considering the then existing economic scenario, the exposure of IPQ to several international market conditions, as well as the operating and business cycles of the petrochemical industry (which has presented significant changes in profit margins in periods which are shorter than most of other industry segments), IPQ management concluded that income projections for periods longer than 3 years may have uncertainty concerning the realization of its assumptions.

As a result of the above, as of December 31, 2004 and 2005 IPQ limited the amounts of deferred tax assets recognized to the amount considered probable to be recovered which was determined to be the amounts to be realized over the subsequent 3 years based on projections of taxable income as of each respective date.

As of December 31, 2006, due to the improvement of macroeconomic condition in Brazil and more accurate projections of the domestic and foreign market variables in the petrochemical industry, management of IPQ reviewed the initial estimate and decided to recognize as deferred tax assets an amount equal to the amounts expected to be realized over the subsequent 10 years based on projections of taxable income.

Recognition of deferred taxes is based on several factors including history of profitability of subsidiaries and budgets, approved by management, which estimates future income for the realization of this asset.

Deferred tax assets and liabilities are as follows:

	2006	2005
Assets
Income tax—loss carryforwards	842,361	872,469
Goodwill on purchase of shares by IPQ	12,504	—
Taxes on exports	2,011	—
Offsets—preliminary injunction	—	70,590
Provision for pension and post-employment benefits	11,604	53,926
Allowance for doubtful accounts	35,767	67,324
Social contribution tax—loss carryforwards	81,182	—
Other provisions	24,128	55,596

Tax basis	1,009,557	1,119,905
Statutory rate	34%	34%

Deferred income and social contribution assets, gross	321,210	380,768
(—) Amounts expected to be realized over 10 years (2005 -over 3 years)	(169,950)	(246,195)

Deferred income and social contribution taxes, net	151,260	134,573
(—) Current	10,534	24,905

Long term	140,726	109,668

	2006	2005
Liabilities
Foreign exchange taxed on a cash basis	109,972	106,778
Other	2,184	—

	112,156	106,778
Statutory rate	34%	34%

Deferred income and social contribution liabilities	38,133	36,305
(—) Current	8,721	20,605

Long term	29,412	15,700

(c) Estimated realization of deferred tax assets and liabilities

The realization of tax credits and debts is based on future taxable income projections limited to the 10 years after each balance sheet date, as follows:

	Assets		Liabilities
	2006	2005	2006	2005
2006	—	24,905	—	20,605
2007	10,534	56,525	8,721	7,513
2008	19,103	47,405	7,548	8,187
2009	5,952	3,419	5,391	—
2010 to 2016	115,671	2,319	16,473	—

	151,260	134,573	38,133	36,305

(d) Reconciliation of effective income tax and social contribution tax rate

	2006	2005	2004
Income before taxes, equity in affiliates, profit sharing and minority interest	352,194	328,283	447,222
Additions and deductions:
Offsets—preliminary—injuction	—	—	63,062
Interest on capital received by the Company and its subsidiaries	43,579	16,802	16,321
Interest on capital paid by the Company and its subsidiaries	(49,831)	(10,416)	—
Allowance for doubtful accounts	—	(13,791)	21,889
Realized foreign exchange gains	—	(29,220)	(58,747)
Non-deductible provisions	(27,680)	(29,937)	(10,293)
Loss on change in interest in affiliates	32,964	—	—
Other	(37,850)	(23,542)	(5,461)
Use of tax loss carryforwards	(7,176)	—	(85,025)

Tax basis	306,200	238,179	388,968
Statutory rate	34%	34%	34%

Current income and social contribution taxes	(104,108)	(80,981)	(132,249)

Offsets—preliminary—injuction	—	—	63,062
Recognition (reversal) of provision for pension and other post-employment benefits	(899)	(15,536)	1,718
Allowance for doubtful accounts	1,287	(13,791)	21,889
Unrealized foreign exchange gains	(56,963)	(75,832)	(221,118)
Other	5,134	60,424	81,952

Tax basis	(51,441)	(44,735)	(52,497)
Statutory rate	34%	34%	34%

Deferred income and social contribution taxes, gross	(17,490)	(15,210)	(17,849)
(—) Reversal of expected realization	—	(14,192)
(—) Additional deferred tax assets recognized	40,168	10,202	81,713

Deferred income and social contribution taxes, net	22,678	(19,200)	63,864

12    Investments in affiliates

The investees Companhia Brasileira de Petróleo Ipiranga (CBPI) and Distribuidora de Produtos de Petróleo Ipiranga S.A. (DPPI) are both engaged in the distribution of petroleum and related products.

	CBPI	DPPI	2006	2005	2004
Investment data
Number of shares held (in thousands):
Common voting shares	8,786,744	1,632,758
Preferred non-voting shares	3,331,992	814,058
Direct interest (%):
In voting capital	24.8148	15.2503
In total capital	11.4191	7.6463
Shareholders’ equity of the investee	1,555,165	804,029
Net income of the investee	323,549	160,876

Changes in investment during the years presented
Beginning balance	154,196	54,163	208,359	178,650	148,714
Equity in affiliates	36,449	12,146	48,595	49,496	46,257
Dividends and interest on capital distributed	(13,059)	(4,830)	(17,889)	(19,787)	(16,321)

Ending balance	177,586	61,479	239,065	208,359	178,650

13    Property, plant and equipment

	Annual depreciation rates—%	2006	2005
Land	—	27,550	27,550
Buildings and improvements	4	133,026	138,861
Operating machine, equipment and installations	10	750,106	781,377
Furniture and fixtures	10	3,295	3,232
Computers and peripherals	20	7,162	7,092
Vehicles	20	1,682	1,695
Construction in progress	—	62,157	55,092
Other	10	14,383	2,764

		999,361	1,017,663

Land includes the amount of R$ 6,186 related to a revaluation performed in 1983.

14    Deferred charges

		2006	2005
	Annual amortization rates—%	Net	Net

Software preoperating and industrial expansion expenses	10	12,016	16,295
Goodwill on acquisition of investment	10	6,197	—

		18,213	16,295

15    Loans and financing

	2006		2005
Characteristics	Current	Longterm	Current	Longterm	Interest rate based on	Effective rate	Guarantees
Local currency
Industrial expansion	11,688	32,351	10,191	29,389	TJLP	10.55%	COPESUL industrial plant, guarantee of RPI
Investment acquisition	9,891	—	26,927	9,426	IGP-M	6.49%	COPESUL shares
Working capital	8,303	—	69,215	—	CDI	13.42%	Promissory notes, export credit note and sales

	29,882	32,351	106,333	38,815

Foreign currency
Industrial expansion	427	2,693	10,929	1,900	Basket of currencies	9.32%	COPESUL industrial plant

Working capital (foreign exchange contracts and prepayments)	321,727	585,235	351,278	362,256	Monthly, quarterly and annual LIBOR	6.64%	Promissory notes, guarantees provided by CBPI the Company and DPPI and exports

Restricted export drafts	(149,758)	—	(136,139)	—

	172,396	587,928	226,068	364,156

Swap transactions	6,704	—	1,543	—

Total	208,982	620,279	333,944	402,971

RPI—Refinaria de Petróleo Ipiranga S.A.

The long-term portion matures as follows:

	2006	2005
Maturities
2007	—	142,741
2008	109,578	120,563
2009	141,408	85,587
2010	130,640	54,080
After 2011	238,653	—

	620,279	402,971

On June 15, 2005, through the use of available funds and funds obtained in the domestic financial market, IPQ paid in advance its debt to IFC, Kreditanstalt für Wiederaufbau (KfW), Deutsche Entwicklungsgesellschaft (DEG) and foreign banks participating in the “B Loan” (“B Loan Banks”), in the amount of approximately US$ 136 million. With these payments made on June IPQ was released from the restrictive covenants contained in all agreements signed with IFC, KfW, DEG and B Loan Banks, as well as obtaining better terms in the funds obtained from the domestic financial market. On August 28, 2005, IPQ signed a long-term loan pre-agreement in the amount of US$ 150 million, structured by IFC, which can be fully or partially withdrawn, as needed. Until the date of the financial statements, no amounts were withdrawn.

16    Taxes payable

	2006	2005
Income tax	16,440	8,153
Social contribution tax	6	29
PIS/COFINS	36,817	2,851
IPI	7,243	5,395
IPI-PAES (tax debt refinancing program)	9,228	9,789
ICMS	15,726	11,615
CIDE (economic intervention contribution)	9,402	11,527
Other	5,286	5,535

Total	100,148	54,894
(—) Current	59,018	38,272

Long term	41,130	16,622

The amount recorded in long-term liabilities refers to the provision for CIDE which can be paid using PIS and COFINS credits, in accordance with article 8 of Law No. 10,336/01.

17    Contingencies

(a) Probable losses

A provision was recognized to cover probable losses estimated by management, supported by the internal and external legal counsel, arising from the following lawsuits:

	2006	2005
Tax lawsuits	9,517	1,441
Civil lawsuits	695	1,062
Labor lawsuits	11,620	2,892

Total	21,832	5,395
(—) Current	10,014	1,629

Long term	11,818	3,766

•	Tax lawsuits

1)	Tax lawsuits of Refinaria de Petróleo Ipiranga S.A. refer mainly to: (1) claim by the INSS (National Institute of Social Security) of additional contribution on the SAT (Occupational Accident Insurance), and (2) assessment issued by the INSS related to presentation of the GFIP (FGTS (severance pay fund) Payment and Social Security Information Form) with incomplete data about taxable events contained in the payroll.

2)	Tax lawsuits of Ipiranga Química S.A. refer to the tax deficiency notice issued by the Bahia State alleging an error in the recording of tax documents and in the determination of ICMS tax basis—lack of evidence of storage of products intended to be shipped to the Manaus Free Trade Zone and the non-taxation of consignment sale.

3)

Tax lawsuits of IPQ included in this classification refer to IRRF (withholding income tax) levied on dividends received from the subsidiary in 1994 and 1995 for which the Company formalized a refund request to the Federal Revenue Service (SRF) since at that time there were no objective conditions for offset since: (i) dividends were no longer subject to taxation beginning January 1, 1996, and (ii) it was not possible to pay dividends up to calendar year 2004 due to accumulated deficit. The SRF, by means of Regulatory Instruction No. 12/99, regulated the matter and started to allow the offset of said IRRF against tax payable on interest on capital paid by the IPQ to its shareholders. Based on income for 2005 and 2006, IPQ paid interest on capital to its shareholders and offset, in 2006, the prepaid IRRF tax asset against the IRRF levied on interest on capital. Considering that the IRRF asset was considered contingent, IPQ’s management, on a conservative basis, recognized a provision for contingencies related to the amount of IRRF subject to offset and, simultaneously, maintains the discussion about the matter at the administrative level.

•	Labor lawsuits

Corresponds to lawsuits filed by former employees and outsourced professionals of the Company and IPQ, Ipiranga Química S.A. and the jointly-controlled entity COPESUL which refer basically to salary equalization and overtime.

(b) Possible losses

Lawsuits for which management assessed the probability of loss as “possible”, based on the opinion of its legal counsel, are not accrued in the financial statements and are composed of:

	2006	2005
Tax lawsuits	56,166	58,929
Civil lawsuits	185	295
Labor lawsuits	4,874	5,733

Total	61,225	64,957

•	Tax lawsuits

1)	Tax lawsuits of Refinaria de Petróleo Ipiranga S.A. included in this classification refer mainly to: (1) collection action due to the lack of payment of fees of the securities market, (2) notice to pay amounts arising from disallowance of deductions of salary premium for education considered incorrect, based on a supposedly lack of information to the FNDE (National Fund for the Development of Education), and (3) voluntary reporting through which PIS and COFINS (taxes on revenue) due were paid, with interest, but without fines.

2)	Tax lawsuits of Ipiranga Química S.A. refer mainly to: (1) requirement of ICMS (State VAT) for sales made in the International Painting Convention in disagreement with the special regime granted, and (2) tax deficiency notice arising from the tax reclassification of imported product, requirement of IPI (federal VAT) and II (import tax).

3)	Tax lawsuits of IPQ refer mainly to: (1) requirement of reversal of deemed IPI credits to refund PIS/COFINS on exported products, (2) tax deficiency notice arising from adjustments of the amount stated upon import of petrochemical plants, relating to the levy of import tax and IPI (federal VAT) on license for plants and transfer of know how, and (3) tax deficiency notice arising from the tax reclassification of imported product, requirement of IPI and II , whose amount was partially reduced due to a decision favorable to the administrative rejection filed, and the corresponding amount was transferred to contingent liabilities assessed as remote losses.

•	Labor lawsuits

Corresponds to lawsuits filed by former employees and outsourced professionals of the Company and its subsidiaries IPQ and Ipiranga Química S.A. referring to payroll charges and overtime.

(c) Contingent assets

The Company and its subsidiaries filed judicial and/or administrative proceedings with Federal and State tax authorities to recover taxes unduly paid or overpaid. These proceedings, when concluded, may represent income that, due to its contingent nature, are not recorded in the financial statements as of December 31, 2006, 2005 and 2004.

Due to the progress of lawsuits and based on their legal counsel’s opinion, the companies’ management assessed the likelihood of a favorable outcome in the aforementioned lawsuits as probable or possible, depending on the specific circumstances. As of December 31, 2006 said lawsuits may be summarized as follows:

	2006	2005
Federal level
FINSOCIAL (taxes on revenue) increase in tax basis	—	2.294
PIS/COFINS (taxes on revenue) increase in tax basis	12.232	11.333
Maintenance of IPI credits on acquisition of products subject to zero rate(*)	578.410	513.184

	590.642	526.811

State level
State income surfax(AIRE)	2.810	2.697

(*)	The purpose of this lawsuit is the recognition of the right to credits for IPI levied on inputs acquired and used in the manufacture of end products subject to IPI.

18    Employee and management profit sharing

Profit sharing is calculated based on net income for the year, after deducting accumulated deficit, if any, and provision for income and social contribution taxes, and is distributed as follows:

(a) Employee profit sharing

Calculated based on 3% of net income, which will be computed excluding income from investments in companies (recorded in the individual statement of income of the Company as equity in subsidiaries and affiliates), amortization of goodwill or negative goodwill, sale or write-off of investments in companies and, finally, interest paid or received by the Company as interest on capital.

(b) Management profit sharing

Calculated, at year end, as 10% of income after deducting employee profit sharing and cannot exceed the annual global compensation established at the Shareholders’ Meeting.

19    Provision for pension and other post-employment benefits

(a) Pension benefits provided by Fundação Francisco Martin Bastos

The Company, together with other Petróleo Ipiranga companies, sponsors Fundação Francisco Martins Bastos (FFMB), a closed pension entity that manages and operates pension plans for the employees of Petróleo Ipiranga companies.

FFMB Benefit Plan was created in 1993. Initially, only the “basic benefit” was established (a defined benefit plan) and in July 1998 the “supplementary benefit” (structured as a defined contribution plan in the phase of capitalization of estimated benefits) was implemented, whose contribution is computed as percentages over variable compensation, if any. The pension plan is funded by the sponsors and participants.

On August 31, 2005, the SPC (Secretariat for Pension Plan), through Official Letter No. 1003/SPC/DETEC/CGAT, approved the new Ruling of FFMB Benefit Plan. New regulations were introduced related to portability, deferred proportional benefit, self-sponsorship and redemption provided for in CGPC (Supplemental Pension Management Council) Resolution No. 6 of October 30, 2003, as well as changes in the calculation of benefits, the introduction of new GAM-83 life expectancy table and change in the actuarial method from unit credit to projected unit credit became effective as actuarial adjustments.

The main changes in the calculations of benefits, approved in the new regulation, refer to the adjustment of the employee salary, gradual elimination of bonus for length of service credited for the purpose of calculating benefits and the increase in the percentage of reduction of the early retirement “basic benefit”.

These changes reduced the plan’s total cost for the sponsors by 36%, as defined by the actuary based on the percentage of the participants payroll for 2006.

In 2006, SPC, by means of CGPC Resolution No. 18, of March 28, 2006, established new technical/actuarial parameters for private pension plan entities. Therefore, the minimum life expectancy table that was adopted is AT-1983, increasing the life expectancy of active participants’ by approximately 2 years.

In the year ended December 31, 2006, the Company made contributions to the benefit plan in the amounts of R$ 426 for the “basic benefit” plan and R$ 4 for the “supplementary benefit” plan (R$ 813 and R$ 271, respectively, in 2005). The amounts related to the FFMB Benefit Plan were calculated on an annual basis by independent actuaries and are recognized in the financial statements according to CVM Resolution No. 371/00.

(b) Other post-employment benefits

According to CVM Resolution No. 371/00, the Company, in addition to the pension plan, recognizes a provision for other post-employment benefits related to bonus for length of service, FGTS (severance pay fund), health care plan and life insurance for eligible retirees. Other post-employment benefits are unfunded and are provided directly by the Company and each of its subsidiaries of the Petróleo Ipiranga Group.

(c) Information about pension and other post-employment benefits

The reconciliation of pension and other post-employment benefit liabilities as of December 31 is as follows:

	2006	2005
Present value of funded obligations	(238,314)	(202,553)
Present value of unfunded obligations	(48,294)	(44,519)
Fair value of plan assets	228,979	192,726
Unrecognized actuarial (gains) losses	3,627	(3,266)
Unrecorded actuarial liabilitiy	2,649	3,686

Net post-employment benefit liabilities	(51,353)	(53,926)

Current	(4,086)	(4,191)
Long-term	(47,267)	(49,735)

The portion of actuarial gains or losses to be recognized as income or expense is the amount of unrecognized gains and losses that exceed, in each year, the higher of the following amounts:

(i)	10% of the present value of the total actuarial obligation of the defined benefit; and
(ii)	10% of the fair value of plan assets.

The portion that exceeds the limits is annually amortized dividing its amount by the remaining average length service estimated for the plan’s participants.

The amounts recognized in the statements of income are as follows:

	2006	2005	2004
Cost of current service	(3,637)	(3,502)	(3,430)
Cost of interest	(15,751)	(15,273)	(14,832)
Expected return on assets	14,589	11,622	8,422
Amortization of actuarial (gain) losses	(157)	137	(671)
Employees’ contributions	1,140	1,415	1,736
Adjustment of actuarial liability	(521)	(521)	—

Total expenses	(4,337)	(6,122)	(8,775)

Changes in net post-employment benefit liabilities may be shown as follows:

	2006	2005	2004
Net liabilitiy at beginning of year	(53,926)	(69,462)	(67,744)
Expenses	(4,337)	(6,122)	(8,775)
Company’s contributions	2,649	3,461	4,522
Benefits paid	3,020	3,070	2,535
Reduction effect	1,241	14,873	—
Adjustment to present value of obligations	—	254	—

Net liabilitiy at end of year	(51,353)	(53,926)	(69,462)

The main actuarial assumptions applied are as follows:

•	Discount rate of actuarial obligation at present value—10.8% per year.

•	Expected long-term rate of return on assets—13.2% per year.

•	Projected average salary growth rate—6.6% per year.

•	Inflation rate (long-term)—4.5% per year.

•	Medical services growth rate—7.6% per year.

Biometric assumptions used:

•	Mortality table—AT 1983 basic rated down by 10%(*)

•	Turnover table—adjusted Towers Perrin

•	Disabled mortality table—RRB 1983

•	Disability table—amended RRB 1944 rated

(*) For life insurance benefit, the CSO-80 mortality table was used.

20    Shareholders’ equity

(a) Capital

As of December 31, 2006, capital is represented by 29,600,000 shares without par value, of which 9,982,404 are common shares and 19,617,596 are preferred shares. In 2005, capital was represented by 14,800,000 shares.

Preferred shares have no voting rights, are entitled to dividends 10% higher than those paid on common shares, and have priority in the distribution of dividends and in the reimbursement of capital in the event of liquidation.

The Extraordinary Shareholders’ Meeting held on April 26, 2006 approved an increase in the Company’s capital from R$ 180,000 to R$ 365,000, through the capitalization of profit reserves, with the issuance of 14,800,000 new shares, of which 4,991,202 are common shares and 9,808,798 are preferred shares, distributed for free to shareholders at a ratio of one new share for each share of the same type they held on the date of the meeting.

(b) Reserves

	2006	2005
Revaluation reserve
Own assets	6,186	6,186

Profit reserves
Legal	18,876	14,055
For payment of dividends	—	90,810
For working capital and conservation and improvement of installations	109,067	90,810
Unrealized profit:
2004	27,374	27,374
2005	19,165	19,165
2006	28,960	—

	203,442	242,214

The Extraordinary Shareholders’ Meeting held on April 26, 2006 approved amendment to article 34 of the bylaws so that the Company has only one profit reserve, named “Reserve for Working Capital and Conservation and Improvement of Installations”. With this amendment, the Company’s bylaws establish that the balance of the “Retained earnings” account shall be allocated to the “Reserve for Working Capital and Conservation and Improvement of Installations”, after distribution of dividends, up to the limit of the capital. The increase in the Company’s capital of R$ 185,000, approved at said Extraordinary Shareholders’ Meeting, was made by capitalizing the following profit reserves: total balance of the “Reserve for Payment of Dividends”, in the amount of R$ 90,810, total balance of the then existing “Reserve for Conservation and Improvement of Installations”, in the amount of R$ 90,810, and part of the balance of “Legal Reserve”, in the amount of R$ 3,380.

(c) Distribution of dividends

Shareholders are annually entitled to receive mandatory minimum dividends, corresponding to 30% of net income, after allocation of 5% to the legal reserve. Preferred shareholders are entitled to receive dividends or interest on capital 10% higher than those paid on common shares. Said dividends are calculated based on article 202 of Law No. 6.404/76.

(d) Computation of interest on capital and dividends

	2006	2005	2004
Net income of Refinaria de Petróleo Ipiranga S.A. (stand-alone individual financial statements)	164,013	137,312	217,628
Absorption of accumulated deficit	—	—	(73,842)
Distribution to legal reserve (5%)	(8,201)	(6,866)	(7,189)

Calculation basis for dividends	155,812	130,446	136,597

Mandatory minimum dividends	46,745	41,728	43,695
Realized profit during the year (corresponding to interest on capital and dividends received from affiliates)	(17,889)	(19,787)	(16,321)

Amount to be allocated to unrealized profit reserve to be paid as dividends once realized(*)	28,856	21,941	27,374

Interest on capital:
Gross amount	17,889	19,787	10,416
Net amount	15,206	16,819	8,854
Dividends (exempt from income tax)	—	—	5,905
Total distributed (interest on capital and dividends)	17,889	19,787	16,321

(*)	Refers to the unrealized profit for the year, in accordance with article 197, paragraph 1, item I, of the corporate law, and article 35, item III, of the bylaws. This reserve corresponds to equity in income of subsidiaries and affiliates, which has not yet been realized.

Interest on capital, in the amount of R$ 17,889 (2005—R$ 19,787), was calculated according to the limits established by Law No. 9,249/95 and generated tax benefits of R$ 6,082 (2005—R$ 6,728).

21 Collaterals and guarantees

The Company provides collaterals and guarantees for some loan operations conducted directly or indirectly by certain subsidiaries and other related parties.

As of December 31, 2006 and 2005 amounts referring to the operations guaranteed by the Company are as follows:

Guarantor	Borrower	2006	2005	Maturity
REFINARIA	DPPI	646	1,344	2010
REFINARIA	EMCA	1,326	1,654	2009
		—	50,344	2006
		44,555	—	2007
		112	188	2008

REFINARIA	IASA	44,667	50,532
		—	33,423	2006
		24,014	—	2007
		5,392	8,836	2008
		228	325	2009

REFINARIA	IQ	29,634	42,584
REFINARIA	IPQ	14,633	23,671	2007

		90,906	119,785

REFINARIA—Refinaria de Petróleo Ipiranga S.A.

DPPI—Distribuidora de Produtos de Petróleo Ipiranga S.A. (1)

EMCA—Empresa Carioca de Produtos Químicos S.A. (3)

IASA—Ipiranga Asfaltos S.A. (3)

IQ—Ipiranga Química S.A. (2)

IPQ—Ipiranga Petroquímica S.A. (2)

(1)	A company controlled by members of the same families that control the Company
(2)	Entity consolidated by the Company
(3)	Entities controlled, directly or indirectly, by DPPI

22    Financial instruments

In accordance with CVM Instruction No. 235/95, the Company and its subsidiaries estimated the fair value of their financial instruments, using available market information and appropriate estimation methodologies. However, both the interpretation of market data and the selection of estimation methodologies require reasonable judgment and estimates to determine the most adequate realizable value. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be obtained in active market trading. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

The Company and its subsidiaries conduct transactions involving financial instruments, all of which are recorded in balance sheet accounts, and are intended to meet their needs and reduce the exposure to credit, market, and currency risks. Management of these risks is performed by establishing strategies and control systems and setting position limits.

The main risks affecting the Company’s business are as follows:

(a) Currency risk

This risk arises from the possibility of the Company incurring material losses because of exchange rate fluctuations, which may affect the balances of foreign currency-denominated loans and financing.

The exposure to fluctuations in exchange rates is as follows:

Amounts in US$ thousand	2006	2005
Loans and financing	(355,624)	(268,259)
Swap transactions	(3,136)	(659)
Other payables	(11,425)	(8,799)
Assets	56,835	40,649
Hedge instruments	—	18,374

Net exposure	(313,350)	(218,694)

(b) Credit risk

This is the risk of the Company incurring losses due to customers’ failure to pay accounts and financing. The Company reduces this risk by means of a credit policy and by obtaining collaterals for supply agreements signed with its customers for significant balances.

(c) Price risk

The oil refining activity is subject to this risk when variations in the price of petroleum in the market are not transferred to petroleum products. To reduce this risk, the Company has been seeking alternatives with the Federal Government and Petrobras as further described in Note 1.

(d) Financial income (expenses)

	2006	2005	2004
Financial income:
Interest	14,293	16,793	35,104
Monetary variation	15,572	3,840	5,878
Exchange variation	(1,925)	80,653	86,938
Gains on derivatives held by Investment fund of COPESUL (Note 6)	92,680	33,238	98,705
Monetary correction on PASEP tax credit	8,950	—
Other financial income	23,449	12,399	44,754

	153,019	146,923	271,379

Financial expenses:
Interest and charges due	(132,612)	(167,263)	(166,723)
Interest on debenture	(35,113)	(52,089)	(36,623)
Monetary variation	(6,068)	(2,684)	(11,469)
Exchange variation	53,927	761	5,688
Losses on derivatives held by investment fund of COPESUL (Note 6)	(83,521)	(25,065)	(114,732)
Other financial expenses	(35,981)	(35,065)	(58,518)

	(239,368)	(281,405)	(382,377)

Financial expenses, net	(86,349)	(134,482)	(110,998)

23    Insurance

The Petróleo Ipiranga companies have an insurance and risk management program that allows coverage and protection for their insurable assets, including insurance coverage for risks of disruption of production, by means of an operational risk policy with domestic and foreign insurance companies through the Brazilian Reinsurance Institute (IRB).

The insurance coverages and limits are based on a detailed study of risks and losses performed by local insurance brokers, and the insurance contracted is considered sufficient to cover possible losses, considering the nature of the companies’ activities.

The main insurance coverages are for operational risks, loss of profits, industrial and office multiperils, named risk-pools and civil liability.

24    Subsequent events

Acquisition of Ipiranga

On April 18, 2007, Ultrapar Participações S.A. for itself, and also as a commission agent of Braskem S.A. and Petróleo Brasileiro S.A.—Petrobras, acquired for R$2,113,107, from the controlling shareholders of the Petróleo Ipiranga companies, 66.2% common shares and 13.9% preferred shares issued by the Company, 69.2% common shares and 13.5% preferred shares issued by Distribuidora de Produtos de Petróleo Ipiranga S.A. (“DPPI”), and 3.8% common shares and 0.4% preferred shares issued by Companhia Brasileira de Petróleo Ipiranga (“CBPI”). Of the total amount, Braskem and Petrobras paid R$1,394,675 under the terms of the commission among the parties.

Under the terms of the agreement among Ultrapar, Braskem and Petrobras, once all steps of the transaction mentioned below are finalized, Ultrapar will hold the distribution of fuel and lubricants in the Southern and Southeastern regions of Brazil (“South Distribution Assets”); Petrobras will hold the distribution of fuel and lubricants in the Northern, Northeastern and Central-Western Regions (“North Distribution Assets”); and Brasken and Petrobras will hold 60% and 40%, respectively, of the petrochemical assets, represented by Ipiranga Química S.A., its subsidiary IPQ and by the interest of the latter in COPESUL (“Petrochemical Assets”). Assets related to oil petroleum refining held by RPI will be equally shared by Petrobras, Ultrapar and Braskem.

In the same agreement the parties established that Ultrapar is responsible for conducting a corporate restructuring in the companies acquired to separate the assets assigned to each acquiring company. The stages are as follows:

a)	Public Tag Along Offering to acquire common shares issued by RPI, DPPI, CBPI and IPQ held by other shareholders;

b)	Merger into Ultrapar of the common shares issued by RPI, DPPI and CBPI;

c)	Segregation of assets by means of: (i) capital reduction of RPI and CBPI to transfer the Petrochemical Assets directly to Ultrapar, for subsequent transfer to Braskem and Petrobras, under the terms of the commission, and (ii) spin-off of CBPI to transfer the North Distribution Assets to a company controlled by Petrobras.

On April 17, 2007, CADE (Economic Defense Council) issued an Injunction to maintain conditions that would allow to revert the asset acquisition by Braskem and Petrobras, as described in the Significant Event Notice published on April 18, 2007. The provisions related to Petrochemical Assets were reviewed on April 25, 2007 in the decision approved by CADE, with signature by Braskem of agreement for protection of reversibility of operation (APRO).

With said changes, CADE acknowledges the maintenance of the minority interest of Petrobras in COPESUL after the acquisition. In relation to fuel distribution, CADE granted 10 days so that Petrobras and Ultrapar present an alternative corporate governance model that preserves competition within the industry.

25	SUMMARY AND RECONCILIATION OF THE DIFFERENCES BETWEEN ACCOUNTING PRACTICES ADOPTED IN BRAZIL AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

I—Narrative description of GAAP differences

The consolidated financial statements of the Company are prepared in accordance with Brazilian GAAP. Accounting policies, which differ significantly from U.S. GAAP, are summarized below:

a) Inflation accounting

Under Brazilian GAAP, the Company accounts for the effects of inflation in its financial statements prepared in accordance with Brazilian GAAP through December 31, 1995. Through December 31, 1995, the Company used for this remeasurement the Fiscal Reference Unit (UFIR), the index established by the tax authorities for preparation of financial statements under Brazilian Corporate Law as well as the index selected by the CVM.

The reconciliation presents the effect of adjusting property, plant and equipment for U.S. GAAP purposes through December 31, 1997. Under U.S. GAAP, management of the Company considers that Brazil was considered to be a highly inflationary economy until December 31, 1997 and, as such, property, plant and equipment should be adjusted for inflation through such date.

In determining amounts under U.S. GAAP, the effects of inflation for the years ended December 31, 1996 and 1997 were determined using the “Índice Geral de Preços—Disponibilidade Interna—IGP-DI” index, which is a widely-accepted and respected index published monthly by the Fundação Getúlio Vargas.

Because the Company’s management believes that the IGP-DI is an appropriate and consistent measure of the general price inflation in Brazil and because of its availability, for U.S. GAAP purposes the Company adopted the IGP-DI for restatement of its financial statements also for periods through December 31, 1995, replacing the Government mandated index. As a result, property, plant and equipment have been monetarily adjusted for inflation using the IGP-DI since its acquisition through December 31, 1997.

b) Reversal of fixed asset revaluation

For U.S. GAAP reconciliation purposes, the revaluation of land recorded in the financial statements prepared in accordance with Brazilian GAAP have been eliminated in order to present fixed assets at historical cost less accumulated depreciation.

c) Deferred charges

Brazilian GAAP permits the deferral of pre-operating and industrial expansion expenses incurred in the construction or expansion of a new facility until the facility begins commercial operations. Deferred charges are amortized over 10 years and are recorded under deferred charges and other current assets.

For U.S. GAAP reconciliation purposes, they have been charged to income and the related amortization under Brazilian GAAP has been reversed for U.S. GAAP purposes.

d) Investments in affiliated companies

The Company accounts under Brazilian GAAP for its investments in CBPI and DPPI following the equity method of accounting. Brazilian corporate law allows certain less than 20% owned affiliated companies in which an investor owns more than 10% of voting stock to be accounted for under the equity method.

For U.S. GAAP reconciliation purposes, the investment in DPPI on which the Company has a less than 20% voting interest, is not accounted following the equity method. Shares in DPPI, a publicly traded company, are considered available-for-sale securities.

In the reconciliation of equity, a reconciling item is recognized to adjust the investment in CBPI to its cost and subsequently to adjust, against other comprehensive income, the difference between cost and the fair value of the shares of DPPI based on its quoted market price as of each date. In the reconciliation of net income, equity in income of DPPI recorded under Brazilian GAAP is eliminated and gains are recorded for dividends received.

e) Differences between Brazilian GAAP and U.S. GAAP of COPESUL

As discussed in Note 4, under Brazilian GAAP the Company proportionally consolidates COPESUL for all periods presented, in which its subsidiary IPQ holds an indirect interest of 29.46%.

Under U.S. GAAP, proportional consolidation is generally not appropriate except in certain specific circumstances.

Under U.S. GAAP the investment in COPESUL would be accounted for using the equity method of accounting. This is a presentational difference that does not affect the net income or shareholders’ equity as determined under U.S. GAAP.

The following table presents the amounts proportionally consolidated in the financial statements of the Company in Brazilian GAAP with respect to COPESUL:

	As of December 31,
	2006	2005
Current assets	200,887	144,492
Noncurrents assets	192,125	204,073

Total assets	393,012	348,565

Current Liabilities	133,978	110,719
Long-term liabilities and shareholders’ equity	259,034	237,846

Total liabilities and shareholder’s equity	393,012	348,565

	As of December 31,
	2006	2005
Operating revenues	1,298,038	1,170,592
Operating income	131,588	114,064
Cash flow by operating activities	143,217	106,417
Cash flow used in investing activities	(24,215)	1,912
Cash flow provided by financing activities	(104,984)	(118,206)

See item (h) below with respect to difference in net equity and net income of COPESUL between Brazilian GAAP and U.S. GAAP.

f) Goodwill, acquisitions and business combinations

Under Brazilian GAAP, assets and liabilities of entities acquired are reflected at book value. Goodwill is determined as the difference between the purchase price paid over the book value of net assets acquired. Goodwill is amortized on a straight-line basis over the periods estimated to be benefited, not exceeding ten years.

The most significant business combinations entered into by the Company are:

•

In 1998 the subsidiary Ipiranga Química S.A. acquired an additional 46% interest in IPQ for a total purchase price of R$174,806 resulting in goodwill at the date of the transaction of R$ 113,062 under Brazilian GAAP. As a result of this acquisition, Ipiranga Química S.A. increased its interest in IPQ to 54.08%.

•

In May 2003, Ipiranga Química S.A. made a capital contribution to IPQ. Under Brazilian GAAP, such transaction has generated goodwill at the date of the transaction in the amount of R$ 67,401 and resulted in an increase of its interest in IPQ to 88.48%.

•

In December 2006, IPQ redeemed the shares held by International Finance Corporation IFC which were canceled. As per the cancellation of shares, the Company increased its indirect interest in IPQ to 92.39% and recorded a loss in the amount of R$ 32,964, as per Brazilian GAAP since the purchase price per share paid to redeem the shares exceeded the book value per share. No goodwill was recorded under Brazilian GAAP for this transaction.

•

The Company acquired of all outstanding shares of Forlab Chitec S.A. Comércio Internacional (“Forlab”) that resulted in goodwill of R$ 6,823 recorded as “Goodwill” as of December 31, 2005 and reclassified to “Deferred Charges” upon merger of Forlab into the Company.

No significant difference resulted from the acquisition of Forlab between Brazilian GAAP and U.S. GAAP.

•

During 2000, IPQ acquired additional interests of 1.85% in COPESUL that resulted in the recognition of goodwill of R$ 11,989 which is fully amortized in all the periods presented. No goodwill resulted from this acquisition under U.S. GAAP.

Goodwill, net of accumulated amortization, as of December 31, 2006 and 2005 under Brazilian GAAP is composed as follows:

	As of December 31,
	2006	2005
Goodwill related to:
IPQ	62,284	93,376
Forlab	6,197	—

Total	68,481	93,376

Under U.S. GAAP, business combinations are accounted for following the purchase method of accounting. Under the purchase method assets and liabilities of the business acquired are recorded, to the extent of the percentage acquired, using fair values. Goodwill is determined as the difference between purchase price consideration and the fair value of assets acquired and liabilities assumed. If there is an excess of the fair value of net assets acquired over the purchase price such amount is used to reduce the carrying value of long-term assets. As from January 1, 2002 goodwill is not amortized but tested, at least annually, for impairment.

The reconciliation of net equity between Brazilian GAAP and U.S. GAAP presents, for each business combination: (i) the reversal of the balance of goodwill recorded under Brazilian GAAP at each balance sheet date, (ii) the recognition for U.S. GAAP purposes of the difference resulting from adjusting assets and liabilities of the entity acquired at fair value, most significantly property, plant and equipment and the equity investment of IPQ in COPESUL (iii) the recognition of resulting goodwill under U.S. GAAP, and (iv) the related deferred taxes.

The reconciliation of net income between Brazilian GAAP and US GAAP presents: (i) the reversal of goodwill amortization recorded under Brazilian GAAP, (ii) the recognition in income of adjustments of assets and liability at fair value, mostly depreciation of property, plant and equipment and equity in COPESUL and (iii) the related deferred tax effects.

g) Pension and other post-employment benefits

g.1) Pension benefits

Pension benefit obligations for Brazilian GAAP should be accounted for following CVM Instruction No. 371/00, which requires the mandatory application of Brazilian Accounting Standard IBRACON NPC 26. Under IBRACON NPC 26 the Company has accounted for the plan administered by FFMB (and to which several Petróleo Ipiranga companies contribute) by recognizing a percentage attributed to the Company of the funded status and of the cost of the plan.

Under U.S. GAAP, considering that the financial information of the Company does not consolidate all the sponsors of the FFMB Benefit Plan and such financial information does not represent the financial statements of the parent company of the Petróleo Ipiranga companies, the Company has accounted for its participation in the pension plan administered by FFMB as if it were a multi-employer plan.

As a result, the reconciliation presents: (a) the reversal of the pension plan asset/liability recognized for Brazilian GAAP as of each reporting date and the reversal of the related pension cost, and (b) the recognition as expense of the contribution due to the plan over the corresponding period.

g.2) Other post-retirement benefits

As explained in Note 18, the accompanying financial statements account for other post-retirement benefits following IBRACON NPC 26. Other post-retirement benefits are unfunded and are the sole responsibility of each Petróleo Ipiranga company. Under IBRACON NPC 26 actuarial gains and losses are deferred and recognized in income over the estimated remaining service period of the employees to the extent that those actuarial gains and losses exceed 10% of the higher of the plan assets and the projected benefit obligation.

Under U.S. GAAP such benefits are accounted for following SFAS No. 106, “Employers’ Accounting for Post-retirement Benefits Other Than Pensions”, and, as from December 31, 2006, following SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post-retirement Plans—an amendment of FASB Statements Nos. 87, 88, 106 and 132(R)”. Under SFAS No. 158 the funded status of the other post-retirement benefits must be recognized as a liability with an offsetting amount in accumulated other comprehensive income. As required by SFAS No. 158, provisions of SFAS No. 158 were applied on a prospective basis as from December 31, 2006.

Although projected benefit obligations are the same under Brazilian GAAP and U.S. GAAP, differences arise in the amounts recorded in the financial statements as a result of: (i) the date of initial measurement of funded status is different for Brazilian GAAP and U.S. GAAP and that under Brazilian GAAP there is no requirement to recognize an additional minimum liability, and (ii) the recognition as from December 31, 2006 as a liability for U.S. GAAP purposes of the funded status against accumulated other comprehensive income.

h) U.S. GAAP adjustments on net equity and net income of affiliates

h.1) COPESUL

COPESUL—Companhia Petroquímica do Sul is accounted for using proportional consolidation under Brazilian GAAP.

Under U.S. GAAP, the investment in COPESUL would be accounted for using the equity method of accounting.

Differences between net equity and net income of COPESUL between Brazilian and U.S. GAAP correspond mainly to: inflation accounting, reversal for U.S. GAAP of revaluation of property, plant and equipment, capitalization of interest on property, plant and equipment, accounting for pension benefits, accounting for deferred charges, recognition of tax incentives, accounting for derivative financial instruments, and accounting for the provision for programmed maintenance.

The net effects of those adjustments are presented in the reconciliation to U.S. GAAP.

h.2) CBPI

CBPI is accounted under the equity method under Brazilian GAAP and would also be accounted following the equity method under U.S. GAAP.

Differences between net equity and net income of CBPI between Brazilian and U.S. GAAP correspond mainly to: inflation accounting, capitalization of interest on property, plant and equipment, accounting for pension and other post-employment benefits, asset retirement obligation, derivative financial instruments, goodwill and business combinations, and gain on change in interest in subsidiaries.

The net effects of those adjustments are presented in the reconciliation to U.S. GAAP.

i) Fair value of guarantees under FIN 45

Under Brazilian GAAP, the Company is not required to record any liability related to guarantees given to third parties unless contingent obligations to make future payments under the guarantees are probable.

Under Brazilian GAAP, as of December 31, 2006, the Company has not recorded any liability related to these guarantees.

Under U.S. GAAP, the Company recognizes, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing guarantees in accordance with FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. In the event that, at inception of the guarantee, the Company is required to recognize a liability under SFAS No. 5, “Accounting for Contingencies”, the liability initially recognized would be the greater of: (a) the amount of fair value of the value of the obligation undertaken in issuing guarantee, or (b) the contingent liability amount required to be recognized at inception of the guarantee by applying SFAS No. 5.

Guarantees granted include those disclosed in Note 21 as well as guarantees provided to financial institutions that finance sales to selected customers under the vendor program. Under the vendor program the Company is the secondary obligor to the financial institutions.

j) Valuation allowance for deferred taxes

Under Brazilian GAAP, deferred income tax is recognized based on the amount of future expected taxes to be paid. Deferred income tax assets related to deductible temporary differences (expenses that are accrued but not deductible until future periods) or tax loss carryforwards are recognized when there is a reasonable certainty that the Company will generate profits against which it can offset such an asset. A valuation allowance is recorded when it is probable that such deferred tax assets will be realized limited to the amount expected to be realized in the following 10 years.

Under U.S. GAAP, deferred income tax assets related to deductible temporary differences or tax loss carryforwards are recognized and, if necessary, a valuation allowance is recorded if it is more likely than not that such assets will not be realized.

As of result of such differences as of December 31, 2005 and 2006 the amount of deferred tax asset recognized under Brazilian GAAP for the subsidiary IPQ was less the total amount of deferred tax assets resulting in having a partial valuation allowance over deferred tax assets.

Under U.S. GAAP a prescriptive time limit (such as the 10 years existing in U.S. GAAP) does not exist and management considers more likely than not that as of December 31, 2005 and 2006 all deferred tax assets will be realized. For that reason the reconciliation of shareholders equity presents a reversal of the partial valuation allowance recognized under Brazilian GAAP in the amounts of R$ 169,950 and R$ 246,195.

As of December 31, 2004, IPQ has presented taxable income during the most recent two fiscal years and has modified its tax regime for foreign exchange gains and losses, which allows for recognition of deferred tax assets under Brazilian GAAP. However, considering that, as of such date, the cumulative taxable income for the last three fiscal years is negative, management concluded that a full valuation allowance is appropriate under U.S. GAAP as of December 31, 2004. Such difference in criteria resulted in an decrease in shareholders equity under U.S. GAAP as of December 31, 2004 of R$ 163,376.

k) Accounting for convertible debentures issued by IQ and warrants purchased by the Company

k.1) Accounting for convertible debentures issued by IQ

Under Brazilian GAAP, convertible debentures issued by Ipiranga Química S.A. described in Note 8 are accounted for as a single instrument at its cost plus accrued interest following the contractual terms.

Under U.S. GAAP the Company has concluded that the non-detachable conversion option included in the convertible debentures issued by IQ does not meet the definition of a derivative under SFAS 133 “Accounting for

Derivative Instruments and Hedging Activities, as amended and interpreted”. Considering that the Company estimates that the conversion option does not have, as of the date of issuance, a intrinsic value, the total amount of the proceeds has been allocated to the convertible debenture. This has resulted in no difference between Brazilian GAAP and U.S. GAAP with respect to the accounting of the convertible debenture issued by IQ until the modification of its terms.

k.2) Accounting for the modification of terms of the debentures and issuance of warrants

In October 2005, a modification was introduced in the terms of the debentures such that they were modified from convertible to non-convertible; no other term of the debentures has been modified. At the same moment, IQ issued to the holders of the debentures, detachable warrants which allow the holders of the warrants to acquire shares of IQ in the exact same terms as the previously existing non-detachable conversion option included in the debentures.

Under Brazilian GAAP, warrants are not separately recorded under Brazilian GAAP. The modification of the terms of the debentures and the issuance of warrants in October 2005 did not have any impact in the accounting for the debentures (which were originally convertible and in October 2005 were modified to non-convertible) under Brazilian GAAP which continued to be accounted for at its cost plus accrued interest and warrants issued by IQ are not accounted for. For U.S. GAAP purposes, the Company has concluded that the elimination of the conversion feature previously included in the debentures results in a substantial modification under EITF 06-06 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments”. The Company has concluded that the warrant does not qualify to be accounted for as equity and should be accounted for as liability in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

Upon modification the Company recognized a liability for the estimated fair value of the warrant as of the date of modification and recognized a discount, for the same amount, on the non-convertible debenture issued at such time. The discount is recognized as expense over the period until the stated settlement date of the non-convertible debenture. Warrants are subsequently recognized at fair value.

The U.S. GAAP reconciliation as of dates after October 2005 includes a reconciling item for the recognition of the discount on the modified debt and for the fair value of the warrant liability.

k.3)	Accounting for the purchase of warrants by the Company

Contemporaneusly with the modification of the terms of the debenture and the issuance of warrants, the Company acquired the warrants received by DPPI for R$ 29 million. The Company accounts for the warrants issued by its subsidiary IQ at its cost. Warrants issued by IQ and held by the Company are eliminated on consolidation.

II -	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP

	Note 25.I.	2006	2005
Net income as reported under Brazilian GAAP		164,240	138,295
Different criteria for deferred charges	(c)	(3,954)	3,764
Deferred tax effects		1,344	(1,280)
Minority interests		1,020	(1,115)

		(1,590)	1,369

Business combinations and goodwill:	(f)
Acquisition of interest in IPQ by IQ – 1998
Reversal of amortization of goodwill under Brazilian GAAP		16,331	11,388
Realization of adjustment to fair value allocated to assets of IPQ		(621)	(621)
Deferred tax effects		211	211
Equity in income of COPESUL—Realization of adjustment to fair value		5,727	5,727
Deferred tax effect over tax deductible goodwill		(5,553)	(3,872)
Minority interests		(6,675)	(5,322)

		9,420	7,511

Acquisition of additional interest in COPESUL – 2000—Equity in income of COPESUL		(1,199)	1,199
Deferred tax effects		408	(408)
Minority interests		363	(363)

		(428)	428

Acquisition of interest in IPQ by IQ—2003
Reversal of amortization of goodwill under Brazilian GAAP		7,939	5,536
Realization of adjustments to fair value allocated to assets of IPQ		(180)	(180)
Deferred tax effects		61	61
Equity in income of COPESUL realization of adjustment to fair value		981	981
Deferred tax effect over tax deductible goodwill		(2,699)	(1,882)
Minority interests		(2,531)	(1,873)

		3,571	2,643

Acquisition of interest in IPQ by IQ – 2006
Goodwill under USGAAP		14,961	—
Reversal of loss on changes in interest recorded under Brazilian GAAP		32,964	—
Minority interests		(19,875)	—

		28,050	—

Different criteria for investments in affiliated companies (DPPI )	(d)	(7,316)	(7,592)

Pension and other post-retirement benefits	(g)
Reversal of pension and other post-retirement expense under Brazilian GAAP and recognition of contributions to FMBB Pension Plan as expenses under USGAAP		(3,118)	(18,212)
Deferred tax effects		1,060	6,192
Minority interests		919	4,706
Recognition of net periodic pension cost for other post-retirement benefits under USGAAP		(2,704)	(2,090)
Deferred tax effects		920	711
Minority interests		107	275

		(2,816)	(8,418)

	Note 25.I.	2006	2005
Inflation accounting—Depreciation on property, plant and equipment	(a)	(2,673)	(2,673)
Deferred tax effects		909	909
Minority interests		757	757

		(1,007)	(1,007)

U.S. GAAP adjustments on net income of COPESUL	(h.1)	11,772	(24,506)
Minority interests		(5,406)	11,254

		6,366	(13,252)

Valuation allowance for deferred taxes	(j)	(76,245)	409,571
Minority interests		33,408	(186,043)

		(42,837)	223,528

U.S. GAAP adjustments on net income of CBPI	(h.2)	(5,400)	7,497

Fair value of guarantees under FIN 45	(i)	96	20
Deferred tax effects		(33)	(7)

		63	13

Accounting for convertible debentures issued by IQ and warrants purchased by the Company	(k)
Accrual of discount on debt		(37,773)	(4,554)
Change in fair value of warrant liability of IQ after modification of debt corresponding exclusively to the warrants hold by CBPI		(720)	(24,354)

		(38,493)	(28,908)
Deferred tax effects		13,087	9,828
Minority interests		10,536	7,912

		(14,870)	(11,167)

Others		(3,973)	(4,764)
Deferred tax effects		1,351	1,620
Minority interests		1,204	1,444

		(1,418)	(1,700)

Net income under U.S. GAAP		134,028	338,148

III -	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in shareholders’ equity

	Note 25.I.	2006	2005
Stockholders’ equity as reported under Brazilian GAAP		574,628	428,400
Reversal of fixed asset revaluation	(b)	(6,186)	(6,186)

Different criteria for deferred charges	(c)	(15,217)	(11,263)
Deferred tax effects		5,174	3,829
Minority interests		4,427	3,407

		(5,616)	(4,027)

Business combinations and goodwill:	(f)
Acquisition of interest in IPQ by IQ – 1998
Reversal of goodwill under Brazilian GAAP		(17,721)	(34,052)
Fair value allocated to assets of IPQ		1,674	2,294
Deferred tax effects		(569)	(780)
Fair value allocated to investment of IPQ in COPESUL		(11,457)	(17,184)
Goodwill under U.S. GAAP		110,901	110,901
Goodwill amortization under U.S. GAAP up to 2001		(29,621)	(29,621)
Deferred tax over tax deductible goodwill		(22,407)	(16,854)
Minority interests		(12,773)	(6,098)

		18,027	8,606

Acquisition of additional interest in COPESUL – 2000—Fair value allocated to assets of COPESUL		4,796	5,995
Deferred tax effects		(1,631)	(2,038)
Minority interests		(1,454)	(1,817)

		1,711	2,140

Acquisition of interest in IPQ by IQ – 2003
Reversal of goodwill under Brazilian GAAP		(44,563)	(52,502)
Fair value allocated to assets of IPQ		1,353	1,533
Deferred tax effects		(460)	(521)
Fair value allocated to investment of IPQ in COPESUL		(6,706)	(7,688)
Goodwill under U.S. GAAP		140,022	140,022
Deferred tax over tax deductible goodwill		(7,765)	(5,066)
Minority interests		(33,956)	(31,425)

		47,925	44,353

Acquisition of interest in IPQ by IQ – 2006
Goodwill under USGAAP		14,961	—
Reversal of loss on change in interest recorded under Brazilian GAAP		32,964	—
Minority interests		(19,875)	—

		28,050	—

Different criteria for investments in affiliated companies (DPPI)—Adjustment to cost		(20,225)	(12,909)
Difference between cost and quoted market value		30,115	24,682
Deferred tax effects		(10,239)	(8,392)

		(349)	3,381

	Note 25.I.	2006	2005
Pension and other post-employment benefits:	(g)
Reversal of pension and other post-retirement liabilities recorded under Brazilian GAAP		46,568	49,686
Deferred tax effects		(15,833)	(16,893)
Minority interests		(2,067)	(2,986)
Recognition of other post-retirement liabilities under US GAAP		(39,963)	(37,259)
Deferred tax effects		13,588	12,668
Minority interests		1,804	1,697
Effects on other comprehensive income due to additional minimum liabilities		—	(1,849)
Deferred tax effects		—	629
Minority interests		—	465
Effect of adoption of SFAS 158 on the endings balance of accumulated other comprehensive income		(5,913)	—
Deferred tax effects		2,010	—
Minority interests		993	—

		1,187	6,158

Inflation accounting—Property, plant and equipment	(a)	16,172	18,845
Deferred tax effects		(5,499)	(6,407)
Minority interests		(4,119)	(4,877)

		6,554	7,561

U.S GAAP adjustments on net equity of COPESUL	(h.1)	43,005	31,233
Minority interests		(19,750)	(14,344)

		23,255	16,889

Valuation allowance for deferred taxes	(j)	169,950	246,195
Minority interests		(78,048)	(111,456)

		91,902	134,739

U.S GAAP adjustments on net equity of CBPI	(h.2)	18,625	24,027

Fair value of guarantees under FIN 45	(i)	(394)	(490)
Deferred tax effects		134	167

		(260)	(323)

Accounting for convertible debentures issued by IQ and warrants purchased by the Company	k)
Discount on non-convertible debentures upon modification of its terms		50,090	50,090
Accrual of discount on debt		(42,326)	(4,554)
Warrant liability at fair value as of the date of modification of its terms		(50,090)	(50,090)
Change in fair value of warrant liability of IQ after modification of debt corresponding exclusively to the warrants hold by CBPI		(25,074)	(24,354)

		(67,400)	(28,908)
Deferred tax effects		22,916	9,828
Minority interests		18,448	7,912

		(26,036)	(11,168)

	Note 25.I.	2006	2005
Others		(1,435)	2,539
Deferred tax effects		488	(863)
Minority interests		435	(769)

		(512)	907

Shareholders’ equity under U.S. GAAP		772,905	655,457

IV -	Statement of changes in shareholders’ equity in accordance with U.S. GAAP

	2006	2005
Shareholders’ equity under U.S. GAAP as of beginning of the year	655,457	333,010
Net income	134,028	338,148
Dividends and interest on capital	(17,889)	(19,787)
Other comprehensive income (loss)—Additional minimum liability	—	(580)
Adjustment to accumulated other comprehensive income—Effect of adoption of FASB 58	(2,155)	—
Unrealized gains on available-for-sale equity securities	3,587	4,666
Other	(123)	—

Shareholders’ equity under U.S. GAAP as of the end of the year	772,905	655,457

Comprehensive income (under SFAS 130):
Net income	134,028	338,148
Other comprehensive income (loss)—Additional minimum liability, interests	—	(580)
Unrealized gains (losses) on available-for-sale equity securities	3,587	4,666

Total comprehensive income	137,615	342,234

V -	Additional disclosures

a) Earnings per share

Under Brazilian GAAP, net income per share is calculated by dividing net income by the number of shares outstanding at each balance sheet date. In these consolidated financial statements, information is disclosed per lot of one thousand shares, because this is the minimum number of shares that can be traded on the Brazilian stock exchanges.

Under U.S. GAAP, earnings per share are retroactively restated to reflect in all periods presented the effect of stock dividends. As disclosed in Note 20 in April 2006 the Company approved a stock dividend and earnings per share have been retroactively restated to reflect the effect of such stock dividend.

Since preferred and common shareholders have different dividends rights (see Note 20), basic earnings per share have been calculated using the “two-class” method for U.S. GAAP purposes.

The following table provides a reconciliation of the numerators and denominators used in computing earnings per share as required by SFAS No. 128:

	December 31, 2006
	Common	Preferred	Total
Undistributed net income	36,733	79,406	116,139
Distributed Dividends	5,658	12,231	17,889

Numerator	42,391	91,637	134,028

Weighted average under USGAAP (per thousand shares)—Basic	9,982	19,618	29,600
Basic earnings per share	4.2465	4.6712

	December 31, 2006
	Common	Preferred	Total
Undistributed net income	36,733	79,406	116,139
Adjusted for convertible securities of subsidiary	(1,448)	(3,131)	(4,579)

Adjusted undistributed dividends	35,284	76,276	111,560
Distributed Dividends	5,658	12,231	17,889

Numerator	40,942	88,507	129,449

Weighted average under USGAAP (per thousand shares)—Diluted	9,982	19,618	29,600
Diluted earnings per share	4.1015	4.5116

	December 31, 2005
	Common	Preferred	Total
Undistributed net income	100,692	217,669	318,361
Distributed Dividends	6,258	13,529	19,787

Numerator	106,950	231,198	338,148

Weighted average under USGAAP (per thousand shares)—Basic	9,982	19,618	29,600
Basic earnings per share	10.7139	11.7852

	December 31, 2005
	Common	Preferred	Total
Undistributed net income	100,692	217,669	318,361
Adjusted for convertible securities of subsidiary	(600)	(1,296)	(1,896)

Adjusted undistributed dividends	100,092	216,373	316,465
Distributed Dividends	6,258	13,529	19,787

Numerator	106,350	229,902	336,252

Weighted average under USGAAP (per thousand shares)—Diluted	9,982	19,618	29,600
Diluted earnings per share	10.6538	11.7192

b) Statement of cash flows

Brazilian GAAP does not require the presentation of a statement of cash flows as required by U.S. GAAP. Changes in working capital are presented in the statement of changes in financial position. U.S. GAAP requires the presentation of a statement of cash flows describing the Company’s cash flows from operating, financing and investing activities. Statements of cash flows derived from the information based on Brazilian GAAP are as follows:

Refinaria de Petróleo Ipiranga S.A. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais—R$, unless otherwise stated)

	2006	2005	2004
Cash flows from operating activities
Net Income	164,240	138,295	215,886
Minority Interest	122,981	113,204	176,365
Adjustment to reconcile net income to cash provided by operating activities:
Equity in affiliates	(48,594)	(49,496)	(46,257)
Goodwill amortization	24,270	19,045	26,426
Depreciation and amortization	82,867	89,268	87,349
Net loss on permanent assets written off or sold	32,168	3,261	804
Deferred income and social contribution taxes	(22,678)	19,200	(63,864)
Provision for contingencies	16,437	1,653	928
Provision for pension and other post-employment benefits	(2,573)	(15,536)	—
Allowance for doubtful accounts	(17,548)	(13,791)	20,558
Provision for losses on permanent investments	—	(485)	—
Provision for programmed maintenance	—	14,115	—
Loss on change in interest in affiliates	32,964	—	—
Exchange/monetary variation and interest—on assets	7,568	2,574	43,257
Exchange/monetary variation and interest—on liabilities	36,098	31,539	—
Interest on capital and dividends received from subsidiaries	17,889	19,787	16,321
Purchases of short-term investment	(50,481)	(73,013)	(344,285)
Sales and redemptions of short-term investment	55,277	78,595	317,390
(Increase) decrease in accounts receivable	(261,537)	276,721	(236,913)
(Increase) decrease in accounts receivable from related parties	(12,130)	(271)	152,899
(Increase) decrease on inventories	(62,076)	(29,356)	(136,138)
Increase (decrease) on suppliers	196,081	33,873	114,866
Accrued interest	(78,082)	54,010	33,792
Increase (decrease) on accounts payable to related parties	21,570	44,246	(141,421)
(Increase) decrease on other asset/liabilities	(236,013)	(241,819)	111,857

Cash flows from operating activities	18,698	509,319	349,820

Cash flows from investing activities
Cash payments for derivative instruments	15,550	(15,224)	(326)
Additions to investment	(394)	(35,944)	(524)
Additions to property, plant and equipment	(85,275)	(66,919)	(65,574)
Additions to deferred charges	(6,555)	(1,557)	(1,663)

Cash flows from investing activities	(76,674)	(119,644)	(68,087)

	2006	2005	2004
Cash flows from financing activities
New loans and financing obtained	1,389,119	1,167,475	926,480
Amortization of loans and financing	(1,218,690)	(1,587,314)	(1,244,732)
Loans to related parties	—	45,281	—
Loans repaid from related parties	—	—	(89,603)
Capital reduction of IPQ	(17,287)	—	—
Repurchase of shares by IPQ	(60,569)	—	—
Dividends and interest on capital paid	(17,889)	(19,787)	(16,321)
Dividends and interest on capital paid to minorities	(13,068)	(2,395)	—

Cash flow from financing activities	61,616	(396,740)	(424,176)

Effect of exchange rate changes on cash and cash equivalents	(3,096)	(1,912)	(1,780)

Net increase (decrease) in cash and cash equivalents	549	(8,977)	(144,223)

Cash and cash equivalents
At the beginning of the year	91,283	100,260	244,483
At the end of the year	91,827	91,283	160,260

Net increase (decrease) in cash and cash equivalents	549	(8,977)	(144,223)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest, net of amounts capitalized	145,853	49,485	61,655
Income taxes	14,336	50,502	50,254
Non cash investing and financing activities
Dividends receivable from the subsidiary used to settle debt with shareholders	66,412	55,801	30,152

Distribuidora de

Produtos de Petróleo

Ipiranga S.A. and

Subsidiaries

Financial Statements for the Years Ended

December 31, 2006, 2005 and 2004

Report of Independent Auditors

To the Board of Directors

and Shareholders of

Distribuidora de Produtos de

Petróleo Ipiranga S.A.

We have audited the accompanying consolidated balance sheets of Distribuidora de Produtos de Petróleo Ipiranga S.A. and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, of changes in financial position and of changes in shareholders’ equity for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Distribuidora de Produtos de Petróleo Ipiranga S.A. and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their changes in financial position for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting practices adopted in Brazil.

Our audits were performed for the purpose of issuing an opinion on the financial statements referred to in the first paragraph, prepared in conformity with accounting practices adopted in Brazil. The consolidated statement of cash flows, which provides supplemental information about the Company and its subsidiaries, is not a required component of the financial statements. We also applied the audit procedures described above to the statement of cash flows for the years ended December 31, 2006, 2005 and 2004 and, in our opinion, it is fairly stated in all material respects in relation to the financial statements taken as a whole.

Accounting practices adopted in Brazil vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the consolidated financial statements.

PricewaterhouseCoopers Auditores Independentes

Porto Alegre, Brazil

September 28, 2007

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005

(In thousands of Brazilian reais—R$)

ASSETS	2006	2005
CURRENT ASSETS
Cash and cash equivalents	116,318	52,945
Trade accounts receivable	1,266,759	1,201,238
(—) Allowance for doubtful accounts	(50,639)	(48,747)
Related companies	61,221	2,084
Recoverable taxes	70,016	43,084
Deferred income and social contribution taxes	55,554	33,017
Inventories	494,628	437,416
Other current assets	16,350	15,209
Prepaid expenses	9,617	7,404

	2,039,824	1,743,650

NONCURRENT ASSETS
Long-term assets:
Restricted temporary investments	85,043	—
Trade accounts receivable	198,069	176,515
(—) Allowance for doubtful accounts	(11,170)	(9,502)
Recoverable taxes	2,985	9,472
Deferred income and social contribution taxes	47,534	51,948
Related companies	77,748	336,381
Other long-term assets	12,611	10,741
Escrow deposits	37,187	39,584
Prepaid expenses	14,326	14,386
Investments:
Investments in affiliates	250,348	250,545
Other investments	1,232	1,512
Property, plant and equipment, net	899,262	843,280
Deferred charges, net	554	1,234

	1,615,729	1,726,096

TOTAL	3,655,553	3,469,746

The accompanying notes are an integral part of these financial statements.

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005

(In thousands of Brazilian reais—R$)

LIABILITIES AND SHAREHOLDERS’ EQUITY	2006	2005
CURRENT LIABILITIES
Loans and financing	143,622	289,746
Trade accounts payable	508,887	567,269
Taxes payable	55,772	78,887
Provision for contingencies	35,397	38,119
Provision for pension and post-employment benefits	7,234	3,378
Payables to related companies	4,455	1,966
Payroll and related charges payable	109,388	113,931
Other current liabilities	19,865	21,321

	884,620	1,114,617

NONCURRENT LIABILITIES
Loans and financing	594,821	424,826
Accrual for contingencies	59,017	57,021
Provision for pension and post-employment benefits	77,415	90,006
Deferred income taxes and social contribution	628	716
Other long-term liabilities	6,651	7,606

	738,532	580,175

MINORITY INTEREST	1,228,372	1,066,592

SHAREHOLDERS’ EQUITY
Capital	555,000	305,000
Capital reserve	50	50
Legal reserve	59,921	51,877
Statutory reserve	189,058	351,435

	804,029	708,362

TOTAL	3,655,553	3,469,746

The accompanying notes are an integral part of these financial statements.

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais—R$)

	2006	2005	2004
GROSS SALES AND SERVICES	26,360,777	23,471,694	19,698,228
Taxes, discounts and returns	(646,049)	(714,191)	(586,601)

NET SALES AND SERVICES	25,714,728	22,757,503	19,111,627
Cost of sales and services	(24,430,465)	(21,533,931)	(18,009,862)

GROSS PROFIT	1,284,263	1,223,572	1,101,765

OPERATING (EXPENSES) INCOME
Selling expenses	(439,641)	(376,569)	(341,753)
General and administrative expenses	(492,762)	(504,577)	(431,049)
Other operating income	23,163	62,699	12,690
Reversal of provision for loss on investments	—	—	73,578
Goodwill amortization	(2,164)	(4,026)	(20,491)

	(911,404)	(822,473)	(707,025)

OPERATING INCOME BEFORE FINANCIAL ITEMS	372,859	401,099	394,740
Financial income (expenses), net	(7,702)	40,748	15,278
Nonoperating income (expenses), net	30,139	26,623	(11,080)

	22,437	67,371	4,198

INCOME BEFORE INCOME AND SOCIAL CONTRIBUTION TAXES, EQUITY IN AFFILIATES, PROFIT SHARING AND MINORITY INTEREST	395,296	468,470	398,938

INCOME AND SOCIAL CONTRIBUTION TAXES
Current	(91,184)	(120,023)	(89,101)
Deferred	43,145	20,349	18,692

	(48,039)	(99,674)	(70,409)

INCOME BEFORE EQUITY IN AFFILIATES, PROFIT SHARING AND MINORITY INTEREST	347,257	368,796	328,529
Equity in affiliates	87,056	76,463	74,715
Profit sharing	(16,318)	(16,656)	(12,653)
Minority interest	(257,120)	(258,815)	(252,550)

NET INCOME	160,875	169,788	138,041

The accompanying notes are an integral part of these financial statements.

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN FINANCIAL POSITION

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais—R$)

	2006	2005	2004
SOURCES OF FUNDS
From operations:
Net income	160,875	169,788	138,041
Items not affecting working capital:
Depreciation and amortization	110,213	100,978	96,339
Net book value of permanent assets written off or sold	37,495	21,836	49,853
Equity in affiliates	(87,056)	(76,463)	(74,715)
Deferred income and social contribution taxes	(43,145)	(20,349)	(18,692)
Increase in (reversal of) provision for pension and other post-employment benefits	(12,591)	(35,556)	10,057
Monetary and exchange variations on long-term assets	(43,756)	(53,032)	(41,880)
Monetary and exchange variations on long-term liabilities	(20,749)	(35,408)	(22,593)
Allowance for doubtful accounts	1,668	2,498	—
Goodwill amortization	2,164	4,026	20,491
Reversal of provision for losses on permanent assets	—	—	(73,578)
Provision for losses on investment in Termogaúcha	64,541	—	—
Provision for loss on tax incentive	280	337	—
Increase in (reversal of) reserve for contingencies	1,996	36,267	(25,127)

	171,935	114,922	58,196

From shareholders-
Minority interest	257,120	258,815	252,550

	257,120	258,815	252,550
From third parties:
Decrease in long-term assets	32,991	—	—
Long-term loans	452,544	81,708	22,627
Repayment of debentures from related parties	240,757	—	—
Transfer of debentures to short-term	57,411	—	—
Capital reserve—tax incentive minority shareholders	—	474	—
Capital reserve—tax incentives	—	50	—

	783,703	82,232	22,627

Total os sources	1,212,758	455,969	333,373

USES OF FUNDS
Investments	3,848	8,737	19,710
Investments from shareholders	4	15	—
Property and equipment	176,878	158,443	149,000
Deferred charges	1,736	611	567
Investment in restricted temporary investment	80,822	—	—
Dividends and interest on capital	65,208	70,543	55,980
Minority interest on dividends and interest on capital	95,336	106,309	88,873
Debentures from related parties	—	28,989	—
Transfer of loans from long-term to current liabilities	261,800	30,941	51,283
Escrow deposits	—	5,202	19,551
Increase in long-term assets	—	5,617	5,108
Decrease in long-term liabilities	955	12,395	6,088
Amortization of long-term loans	—	—	53,692

Total of uses	686,587	427,802	449,852

INCREASE (DECREASE) IN WORKING CAPITAL	526,171	28,167	(116,479)

REPRESENTED BY
Current assets:
At end of year	2,039,824	1,743,650	1,625,624
At beginning of year	1,743,650	1,625,624	1,571,001

INCREASE	296,174	118,026	54,623

Current liabilities:
At end of year	884,620	1,114,617	1,024,758
At beginning of year	1,114,617	1,024,758	853,656

INCREASE (DECREASE)	(229,997)	89,859	171,102

INCREASE (DECREASE) IN WORKING CAPITAL	526,171	28,167	(116,479)

The accompanying notes are an integral part of these financial statements.

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais—R$)

	Capital	Capital reserve	Profit reserves	Retained earnings	Total shareholders’ equity
BALANCES AS OF DECEMBER 31, 2003	240,000	120	286,886	—	527,006
Capitalization of reserves	25,000	—	(25,000)	—	—
Net income	—	—	—	138,041	138,041
Distribution of net income to:
Legal reserve	—	—	6,901	(6,901)	—
Statutory reserves	—	—	75,160	(75,160)	—
Dividends	—	—	—	(4,268)	(4,268)
Interest on capital	—	—	—	(51,712)	(51,712)

BALANCES AS OF DECEMBER 31, 2004	265,000	120	343,947	—	609,067
Capitalization of reserves	40,000	(120)	(39,880)	—	—
Net income	—	—	—	169,788	169,788
Distribution of net income to:	—	—	8,489	(8,489)	—
Statutory reserves	—	—	90,756	(90,756)	—
Interest on capital	—	—	—	(59,383)	(59,383)
Proposed dividends	—	—	—	(11,160)	(11,160)
TAX INCENTIVE	—	50	—	—	50

BALANCES AS OF DECEMBER 31, 2005	305,000	50	403,312	—	708,362
Capitalization of reserves	250,000	—	(250,000)	—	—
Net income	—	—	—	160,875	160,875
Distribution of net income to:	—	—			—
Legal reserve	—	—	8,044	(8,044)	—
Statutory reserves	—	—	87,623	(87,623)	—
Interest on capital	—	—	—	(55,761)	(55,761)
Dividends	—	—	—	(9,447)	(9,447)

BALANCES AS OF DECEMBER 31, 2006	555,000	50	248,979	—	804,029

The accompanying notes are an integral part of these financial statements.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(Amounts in thousands of Brazilian reais—R$, unless otherwise stated)

1    Operations

Distribuidora de Produtos de Petróleo Ipiranga S.A. (the “Company”) is a public company whose shares are traded on the São Paulo Stock Exchange (BOVESPA), and is controlled by members of the Bastos, Mello, Ormazabal, Tellechea and Gouvêa Vieira families.

The Company, and its subsidiaries are engaged in the distribution of petroleum and related products, convenience stores and also holds non-controlling interests in companies engaged in the chemical and petrochemical business.

2    Presentation of consolidated financial statements

These financial statements were prepared in accordance with accounting practices adopted in Brazil (Brazilian GAAP). The financial statements presented herein are different from the ones prepared by the Company for statutory purposes because they do not include the holding company’s stand-alone financial statements, have been adjusted with respect to the financial statements for statutory purposes to include in Note 25 a reconciliation of net equity and net income between the amounts under Brazilian GAAP and generally accepted accounting principles in the United States of America (U.S. GAAP) and have also been adjusted to present certain additional disclosures to facilitate its understanding by readers not familiar with Brazilian GAAP.

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include, but are not limited to, estimates relating to the useful lives of property, plant and equipment, accounting for contingencies and provisions for income taxes among others. Actual results could differ in relation to these estimates.

3    Summary of significant accounting practices

The accounting practices adopted in Brazil (“Brazilian GAAP”) to record transactions and prepare the consolidated financial statements comply with those prescribed by Brazilian corporate law and specific standards established by the Brazilian Securities Commission (CVM), which differ in certain respects from U.S. GAAP. See Note 25 for further discussions of these differences and a reconciliation of shareholders’ equity and consolidated net income between Brazilian GAAP and U.S. GAAP.

The following is a summary of significant accounting policies followed in the preparation of the accompanying consolidated financial statements:

(a) Cash and cash equivalents

Cash and cash equivalents comprise highly-liquid temporary cash investments (with maturities of 3 months or less when acquired and readily convertible to cash).

(b) Allowance for doubtful accounts

The Company has individual customer credit information, which is used to assess customer ability to pay. The allowance is recorded in an amount considered sufficient by management to cover probable losses on realization of accounts receivable.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

(c) Inventories

Stated at the lower of average acquisition or production cost or net realizable value.

(d) Investments in affiliates and goodwill

Accounted following the equity method with a corresponding entry to operating income.

Goodwill on the acquisition of subsidiaries is amortized over 10 years, the estimated period of realization.

(e) Property, plant and equipment

Stated at acquisition or construction cost, monetarily adjusted through December 31, 1995. Depreciation is calculated following the straight-line method based on the estimated economic useful lives of the assets. Leasehold improvements are depreciated over the term of the agreement or the economic useful lives of the assets, whichever is shorter.

(f) Loans and financing

Stated at the amount of principal, plus financial charges incurred on a pro rata basis through the balance sheet date. Foreign currency-denominated loans were converted into Brazilian reais at the exchange rates prevailing at the balance sheet date.

(g) Income and social contribution taxes

Tax expense is calculated based on the income tax rate of 15% plus a 10% surtax and social contribution tax rate of 9%.

(h) Deferred income and social contribution taxes

Calculated on temporary differences and on tax loss carryforwards using the income tax and social contribution tax rates effective for the period in which the tax effects are expected to be realized.

Deferred income and social contribution tax assets are only recognized up to the amount that is likely to be realized within the next 10 years as established by CVM Instruction No. 371/02.

(i) Provision for contingencies

Recorded for contingent risks whose likelihood of loss is probable, based on the opinion of management and inside and outside legal counsel. The provision is recorded based on the estimated losses upon the final resolution of lawsuits.

(j) Interest on capital

Interest on capital can be paid by Brazilian companies in lieu of, or in addition to, mandatory dividend stipulated by the respective company’s bylaws. Interest on capital is calculated within the limits established by Law No. 9,249/95 for a maximum amount computed as the TJLP (long-term interest rate) applied on the respective shareholders’ equity.

Interest on capital received from affiliates is recorded as a receivable. Interest on capital payable, since it represents in essence dividends, is recorded as a reduction in “Retained earnings”.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

(k) Pension and other post-employment benefits

Pension and other post-employment benefit liabilities to employees, retirees and pensioners (net of the assets of the plans) are recorded based on the actuarial calculation prepared by an independent actuary, using the Projected Unit Credit Method.

(l) Other assets and liabilities

Other assets and liabilities, classified as current and long term, are stated at realizable or estimated settlement amounts. These assets and liabilities are stated at cost or realizable value and known or estimated amounts, respectively, including, when applicable, interest and monetary and exchange variations.

(m) Results of operations

Revenue from sale of products is recognized when significant risks and benefits related to the product ownership pass to customer. Other income, expenses and costs are recognized when incurred and/or realized. The result includes interest and monetary and exchange variations, at contractual indexes or official rates, applicable to current and long-term assets and liabilities and, when applicable, the effects of adjustments of assets to its net realizable value.

Sales incentives are generally recognized as expenses and include, but are not limited to, discounts and rebates. Volume-based incentives payable in cash include amounts paid in advance with the commitment of the customer to reach specified minimum volumes over a certain period of time and incentives payable only after the minimum volumes have been met in a defined period of time. Volume-based incentives paid in advance are recognized as asset and subsequently recorded as cost of revenues in the statement of revenues and direct expenses over the period of the commitment of minimum sales. Volume-based incentives payable only after meeting the minimum volume are recognized as expense at the moment when the target volume has been achieved.

4    Consolidation criteria

The consolidated financial statements have been prepared in accordance with the consolidation principles established by Brazilian GAAP and include the accounts of the Company and the following subsidiaries:

		Ownership interest—%
		2006		2005
	Location	Direct	Indirect	Direct	Indirect
Companhia Brasileira de Petróleo Ipiranga (“CBPI”)(*)	Brazil	21.0134	—	21.0132	—
Isa-Sul Administração e Participações Ltda.	Brazil	99.9995	—	99.9999	—
Comercial Farroupilha Ltda.	Brazil	99.9998	0.0002	99.9998	0.0002
Ipiranga Asfaltos S.A.	Brazil	0.0083	99.9917	0.0063	99.9937
Tropical Transportes Ipiranga Ltda.	Brazil	0.0032	99.9968	0.0065	99.9935
Ipiranga Comercial Importadora e Exportadora Ltda.	Brazil	1.0000	99.0000	1.0000	99.0000
Ipiranga Imobiliária Ltda.	Brazil	0.0001	99.9999	1.0000	99.0000
am/pm Comestíveis Ltda.	Brazil	0.0001	99.9999	0.0001	99.9999
Empresa Carioca de Produtos Químicos S.A.	Brazil	—	99.9980	—	99.9980
Ipiranga Logística Ltda.(***)	Brazil	1.0000	99.0000	—	—
Maxfácil Participações S.A. (“Maxfácil”)(** / ***)	Brazil	16.0000	34.0000	—	—
Ipiranga Administração de Bens Móveis Ltda(***).	Brazil	99.9900	0.0100	—	—
Ipiranga Trading Ltd.	British Virgin Islands	—	100.0000	—	100.0000

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

(*)	The Company holds 22,264 thousand common shares of the total 35,409 thousand common shares of Companhia Brasileira de Petróleo Ipiranga, corresponding to 62.88% of the voting capital.
(**)	The subsidiary CBPI holds a 34% interest totalling an interest of 50% in these consolidated financial statements, and União de Bancos Brasileiros S.A.—UNIBANCO holds another 50% interest. Maxfácil was incorporated by the Company and CBPI, which contributed a nominal amount of capital. Subsequently, UNIBANCO contributed in cash the amount of R$ 171 million for a 50% interest resulting in the recognition by the Company of a gain in change of interest of R$ 85,494. Maxfácil is a joint-venture whose business purpose is to offer financial services to the customers and distributors of Ipiranga products for a period of 10 years.
(***)	Incorporated during 2006.

The following practices were adopted in the preparation of the consolidated financial statements:

(a)	Intercompany balances, transactions and unrealized profits have been eliminated; and

(b)	Minority interest in fully-consolidated subsidiaries is presented in a separated caption.

5    Cash and cash equivalents

	2006	2005
Cash and banks	31,365	45,602
Bank Deposit Certificates (CDBs)	69,924	5,470
Debt securities	10,841	1,873
Sale and repurchase agreements(*)	89,231	—

	201,361	52,945
(—) Current	116,318	52,945

Long term	85,043	—

(*)	Sale and repurchase agreements of debentures carrying interest at 100% of the Interbank Deposit Certificates (CDI).

6    Trade accounts receivable

	2006	2005
Domestic market:
Trade notes receivable	1,110,095	1,048,426
Customer financing	346,776	323,178
Foreign market—Receivables	7,957	6,149

	1,464,828	1,377,753
(—) Current	1,266,759	1,201,238

Long term	198,069	176,515

Long-term portion is mainly represented by customer financing. Under customer financing, cash loans are provided to gas stations using the Ipiranga brand. Such loans are generally used by the gas stations to finance renovation and modernization of fuel stations, as well as for working capital including acquisition of products and investing in marketing. Customer financing carries interest of 1% per month.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

7    Related-party transactions

Intercompany transactions are conducted under price and term conditions similar to those adopted for transactions with unrelated parties and are as follows:

Companies	Trade accounts receivable (current)	Debentures and receivable from the sale of warrants to related parties (current)		Debentures and receivable from the sale of warrants to related parties (long term)		Trade accounts payable (current)	Sales	Purchases		Financial income
Refinaria de Petróleo Ipiranga S.A.	166	33,818	(c)	—		2,777	182	494,666	(d)	3,657
Ipiranga Química S.A.	2,111	23,593	(a)/(b)	77,748	(a)/(b)	471	19,842	5,797		35,114
Ipiranga Petroquímica S.A.	428	—		—		68	681	5,275		—
Ipiranga Petroquímica Chile Ltda.	593	—		—		—	2,769	—		—
Ipiranga S.A.	56	—		—		—	1,168	—		—
COPESUL—Companhia Petroquímica do Sul	8	—		—		101	84	15,008		—
Other	448	—		—		1,038	475	7,227		—

Total as of December 31, 2006	3,810	57,411		77,748		4,455	25,201	527,973		38,771

Refinaria de Petróleo Ipiranga S.A.	129	—		29,396	(c)	120	167	388.585	(d)	(134)
Ipiranga Química S.A.	845	—		306,985	(a)(b)	500	7.955	5.059		52.164
Ipiranga Petroquímica S.A.	109	—		—		235	381	7.091		—
Ipiranga Petroquímica Chile Ltda.	851	—		—		—	2.536	—		—
Ipiranga S.A.	73	—		—		—	1.302	—		—
COPESUL—Companhia Petroquímica do Sul	36	—		—		400	195	17.176		—
Other	41	—		—		711	133	3.176		—

Total as of December 31, 2005	2,084	—		336,381		1,966	12,669	421,087		52,030

Refinaria de Petróleo Ipiranga S.A.							1,575	629,546	(d)	(669)
Ipiranga Química S.A.							3,358	4,346		38,271
Ipiranga Petroquímica S.A.							260	6,460		43
Ipiranga Petroquímica Chile Ltda.							3,507	—		—
Ipiranga S.A.							2,421	—		—
COPESUL—Companhia Petroquímica do Sul							41	12,385		—
Other							—	2,281		—

Total as of December 31, 2004							11,162	655,018		37,645

(a)	Debentures issued by Ipiranga Química in 2003

The Extraordinary Shareholders’ Meeting of Ipiranga Química S.A. (“IQ”) held on May 26, 2003 approved the issuance of two series of private convertible debentures, consisting of 11,000 Series A debentures, with face value of R$ 10 each, amounting to R$ 110,000, and 80,000 Series B debentures, with face value of R$ 1 each, amounting to R$ 80,000. Both series of debentures mature on June 1, 2008.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

On June 12, 2003, the Company fully subscribed the Series A and its subsidiary CBPI fully subscribed the Series B.

The subscribed debentures pay interest based on the CDI interest rate, plus spread subject to renegotiation every 6 months (for Series A) and every 5 months (for Series B) as established by the indenture dated June 1, 2003.

The spread for Series A debentures, for the most part of 2005, was 1.5% per year, and changed to 1.0% per year on December 1, 2005, remaining the same for 2006. The spread for Series B debentures was 1.0% per year in 2005 remaining the same for 2006.

Debentures are convertible into common shares of Ipiranga Química S.A. at any time after its issuance and until its maturity or redemption at the option of the holder.

The conversion price is a fixed amount established in the indenture of the debentures. However, the quantity of common shares to be received upon conversion will be higher than the amount determined as the face value of the debentures divided by the conversion price if they are converted before June 1, 2007. The quantity of additional shares to be received will be 25% if converted up to June 1, 2004, 18.2177% if converted before June 1, 2005, 11.8034% if converted before June 1, 2006 and 5.7371% if converted before June 1, 2007.

(b)	Early partial redemption of the debentures in 2006

The shareholders’ meetings of Ipiranga Petroquímica S.A. (“IPQ”, a subsidiary of IQ) held on April 28, 2006 approved the payment of supplementary dividends and a capital reduction, scheduled for June 13, 2006 and July 31, 2006, respectively. Considering that IQ, due to its interest in IPQ, received funds on said dates, the Board of Directors of IQ, at a meeting held on May 2, 2006 resolved that IQ would partially early redeem its debentures, which were issued on June 1, 2003 due to the financial cost of this debt.

As a result, in 2006, IQ partially amortized 71.6% of the Series A debentures, subscribed by the Company, in the amount of R$ 135,695 and of 71.6% of the Series B debentures, subscribed by CBPI, in the amount of R$ 101,062 (there was no amortization in 2005).

(c)	Modification of terms of the debentures and sale of warrants by the Company

Pursuant to a Memorandum of Understanding signed on October 3, 2005, the Company, CBPI and Refinaria de Petróleo Ipiranga S.A. (the controlling shareholder of IQ) agreed to hold an Extraordinary Shareholders’ Meeting of IQ to approve a change in the type of debentures issued by IQ on June 1, 2003.

The changes approved on the meeting held on October 6, 2005 were: (i) to change the debentures from convertible to nonconvertible without making any other change in the terms or conditions of the debentures, and (ii) the issuance of warrants to the holders of the debentures, without any charge, replacing the conversion right established for the debentures; the terms of the warrants allow their holder to purchase common shares of IQ in exactly the same terms than the conversion features originally included in the debentures.

Subsequently, on December 1, 2005, a Sale Agreement was signed whereby the Company sold for R$ 29.0 million to Refinaria de Petróleo Ipiranga S.A. the warrants it has obtained. The amount for the sale of the warrants is payable on October 3, 2007, and carries interest at the CDI interest rate.

The Company recognized income on the sale of warrants in the amount of R$ 29 million.

(d)	The acquisition of goods from Refinaria de Petróleo Ipiranga S.A. includes taxes calculated based on tax substitution, which are not income for Refinaria de Petróleo Ipiranga S.A.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

8    Inventories

	2006	2005
Fuel	406,320	369,570
Lubricants and greases	39,965	31,201
Raw materials, packaging and storeroom	48,343	36,645

	494,628	437,416

9    Recoverable taxes

	2006	2005
Income tax	21,452	14,658
Social contribution tax	5,472	5,459
ICMS (State VAT)	37,921	26,172
IPI (Federal VAT)	6,510	4,161
Other	1,646	2,106

	73,001	52,556
(—) Current	70,016	43,084

Long term	2,985	9,472

10    Income and social contribution taxes

(a) Deferred

Deferred tax assets are recognized based on the Company’s history of profitability, supported by budgets, approved by management, which estimate future income for the realization of this asset over a period not exceeding 10 years.

Deferred tax assets and liabilities are as follows:

	2006	2005
Assets
Provision for pension and other post-employment benefits	82,859	91,181
Provision for contingencies	92,391	93,815
Provision for variable compensation	35,998	41,205
Provision for loss on investment in Termogaúcha—Usina Termelétrica S.A. (Note 12)	64,541	—
Provision for loss on taxes recoverable	6,035	—
Provision for loss on property, plant and equipment	—	10,318
Other provisions	21,377	13,378

Tax basis	303,201	249,897
Statutory rate	34%	34%

Deferred income and social contribution taxes	103,088	84,965
(—) Current	55,554	33,017

Long term	47,534	51,948

Long-term liabilities
Property, plant and equipment—accelerated depreciation	2,513	2,865
Statutory rate	25%	25%

Deferred income tax	628	716

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

(b) Estimated realization of deferred tax assets

The realization of tax credits and debts is based on future taxable income projections limited to the 10 years after each balance sheet date, as follows:

	2006	2005
2006	—	33,017
2007	55,554	21,747
2008	23,355	3,270
2009	2,870	3,154
2010	2,477	3,307
2011 to 2013	8,489	11,419
2014 to 2016	10,343	9,051

	103,088	84,965

(c) Reconciliation of effective income tax and social contribution tax rate

	2006	2005	2004
Reconciliation of current income and social contribution taxes:
Income before income taxes, profit sharing and minority interest	395,296	468,470	398,938
Additions and deductions:
Goodwill amortization	2,164	4,026	20,491
Gain on change in equity interest	(85,494)	—	—
Reversal of provision for loss on investments	—	—	(73,578)
Profit sharing	(16,318)	(16,656)	(12,653)
Interest on capital	(141,115)	(149,940)	(126,521)
Temporary additions and deductions as detailed below	126,897	59,850	54,976
Other additions and deductions	(13,242)	(12,741)	409

Tax basis	268,188	353,009	262,062
Statutory rate	34%	34%	34%

Current income and social contribution taxes	(91,184)	(120,023)	(89,101)

Reconciliation of deferred income and social contribution taxes
Provision for variable compensation	36,119	44,418	28,070
Provision for loss on taxes recoverable	6,035	—	—
Recognition (reversal) of provision for contingencies	3,417	46,482	6,171
Recognition (reversal) of provision for pension and other post-employment benefits	(8,322)	(44,081)	1,286
Provision for loss on short-term investment	—	—	7,226
Provision for loss on investments	64,541	—	—
Other temporarily non-deductible provisions	25,107	13,031	12,223

Tax basis	126,897	59,850	54,976
Statutory rate	34%	34%	34%

Deferred income and social contribution taxes	43,145	20,349	18,692

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

11    Prepaid expenses

	2006	2005
Lease contracts	16,841	16,744
Prepaid insurance	589	516
Other prepaid expenses	6,513	4,530

	23,943	21,790
(—) Current	9,617	7,404

Long term	14,326	14,386

Long-term portion refers substantially to prepaid lease contracts.

12    Investments in affiliates

•

Termogaúcha—Usina Termelétrica S.A. (in liquidation)—Entity created for the purpose of installing and operating a thermoelectric power plant in the South Petrochemical Complex, in the city of Triunfo, Rio Grande do Sul State.

•	Ipiranga Química S.A. (“IQ”): distributor of chemical products and parent company of IPQ.

•	Transportadora Sulbrasileira de Gás S.A. (“TSB”): Entity responsible for the construction and operation of a gas pipeline between the cities of Uruguaiana and Porto Alegre, Rio Grande do Sul State.

•	Ipiranga Química Armazéns Gerais Ltda. (“IQAG”): chemical product warehouse located in the city of Guarulhos, in the São Paulo State.

					Total
	Termogaúcha(i)	IQ(ii)	TSB(iii)	IQAG	2006	2005	2004
Investment data for calculation of equity in subsidiaries:
Number of shares:
Common shares (in millions)	3,401	436,074	80	—
Shares (in thousands)	—	—	—	10
Ownership interest	—	—	—	0.1500

Capital—%	26.2311	41.4731	20.0000	—
Voting capital—%	26.2311	41.4731	20.0000	0.1500
Number of shares held
Common shares (millions)	892	180,854	16	—

Shareholders’ equity of the investee	340,077	599,127	29,336	537
Net income (loss) of the investee	—	220,861	(1,375)	(504)

Changes in investments during the years presented:
Beginning balance	85,359	156,878	8,306		250,545	170,019	96,087
Capital increase	3,850	—	—	—	3,850	8,089	19,710
Goodwill amortization	—	—	(2,164)	—	(2,164)	(4,026)	(20,491)
Provision for impairment	(64,541)	—	—	—	(64,541)	—	—
Distribution of cash to shareholders	(24,396)	—	—	—	(24,396)	—	—
Equity in affiliates	—	87,331	(275)	—	87,056	76,463	74,715

Ending balance	272	244,209	5,867		250,348	250,545	170,021

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

(i)	Impairment on investement in Termogaúcha and liquidation

At the Extraordinary Shareholders’ Meeting held on September 12, 2006, the shareholders of Termogaúcha approved its liquidation, considering the conditions of natural gas supply and higher costs of maintenance, preservation and storage of the already acquired generating equipment. The Company recorded a provision for impairment in the equity investee of R$ 64,541. On the same date, the Annual and Extraordinary Shareholders’ Meeting approved a capital increase in Termogaúcha and the subsidiary CBPI paid R$ 3,850, corresponding to several advances for future capital increase, which were previously recorded in long-term assets.

On December 14, 2006, a new Extraordinary Shareholders’ Meeting of Termogaúcha approved the distribution of cash (resulting from the liquidation process) to the shareholders, under article 215 of the Brazilian corporate law. The subsidiary CBPI received R$ 24,396.

(ii)	At the Extraordinary Shareholders’ Meeting held on November 16, 2006, the name of Ipiranga Comercial Química S.A. changed to Ipiranga Química S.A.

(iii)	During 2006 the Company recognized a full impairment on the goodwill of TSB for R$ 2,164.

13    Property, plant and equipment

		2006			2005
	Annual depreciation rates—%	Cost	Accumulated depreciation	Net	Net
Land	—	157,205	—	157,205	160,037
Buildings and constructions	4	285,932	(136,731)	149,201	146,630
Distribution equipment and installations	10	1,089,597	(655,011)	434,586	396,548
Furniture and fixtures and vehicles	16.5	113,645	(74,719)	38,926	33,327
Leasehold improvements (1)	6.2	90,606	(46,295)	44,311	35,212
Construction in progress	—	59,943	—	59,943	48,844
Advances to suppliers	—	11,353	—	11,353	20,847
Other	—	8,386	(4,649)	3,737	1,835

		1,816,667	(917,405)	899,262	843,280

(1)	Leasehold improvements are depreciated over the term of the agreement or the useful life of the asset, whichever is shorter.

14    Loans and financing

	2006		2005
Characteristics	Current	Long term	Current	Long term	Interest rated based on	Additional charges	Guarantees
Local currency
Property and equipment acquisition	11,060	26,613	6,730	28,726	TJLP(*)	Plus interest of 4.0% to 5.1% p.a.	Guarantees and liens
Debentures (b)	11,355	350,000	—	—	CDI(**)	103.8% of CDI	No guarantees
Subsidiaries	32,661	8,552	—	—
Working capital	46,000	86,245	75,228	4,910	CDI(**)	up to 106.5%	Debentures acquired by subsidiary

	101,076	471,410	81,958	33,636

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

	2006		2005
Characteristics	Current	Long term	Current	Long term	Interest rated based on	Additional charges	Guarantees
Foreign currency
Purchase financing	37,611	3,469	200,058	78,203		Plus interest of 1.0% to 1.4% p.a.	Guarantees, promissory note and liens
Notes (a)	4,935	119,942	7,730	312,987		Plus interest of 9.875% p.a.	No guarantees

Total consolidated	143,622	594,821	289,746	424,826

(*)	TJLP—Long-term interest rate
(**)	CDI—Interbank Deposit Rate
(a)	On August 1, 2003, CBPI issued US$ 135 million in notes in the international markets. On August 1, 2005, when interest increased from 7.875% per year to 9.875% per year, some of the holders decided to early redeem its notes in the amount of US$ 1,285 or R$ 3,072. In 2006, the subsidiary made an offer to repurchase to the bondholders as a result of which there was a partial redemption in the amount of US$ 79,574 or R$ 164,877.
(b)	On April 18, 2006, CBPI registered with the Brazilian Securities Commission (CVM) a public offering of 35,000 debentures, of a single series, nonconvertible, with face value of R$ 10 each, and issued on April 1, 2006, in the amount of R$ 350,000. The debentures mature on April 1, 2011 with principal repaid in three annual installments. They pay interest, from the issuance date, on their unit face value, of 103.80% of the daily average rate of interbank deposits (“Taxa DI over extra grupo”), disclosed by the Clearinghouse for the Custody and Financial Settlement of Securities (CETIP). Interest is payable every 6 months from the issuance date of the debentures.

The long-term portion matures as follows:

	2006	2005
2007	—	90,762
2008	221,835	324,462
2009	128,178	7,874
2010	126,085	1,728
2011	118,723	—

	594,821	424,826

15    Taxes payable

	2006	2005
Income tax	10,237	15,397
Social contribution tax	3,467	4,939
PIS (tax on revenue)	1,830	2,078
COFINS (tax on revenue)	8,596	9,528
ICMS (State VAT)	29,296	45,204
Other	2,346	1,741

	55,772	78,887

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

16    Contingencies

(a) Probable losses

A provision was recognized to cover probable losses estimated by management, supported by external and internal legal counsel, arising from the following lawsuits:

	2006	2005
Tax lawsuits	76,079	72,317
Civil lawsuits	5,759	10,723
Labor lawsuits	12,576	12,100

Total	94,414	95,140
(—) Current	35,397	38,119

Long term	59,017	57,021

•	Civil lawsuits

1)	As of December 31, 2006, the only accrued civil lawsuit of the Company involved an indemnity claim. The reduction in provision for civil contingencies in 2006 is due mainly to the conclusion of lawsuits filed against the Company seeking repossession of a property of the Company and a claim of damages. In December 2006 property returned to the Company and the courts decided that no damages would be paid by the Company and the lawsuits were concluded. Another factor that led to the decrease refers to the revaluation of the likelihood of loss of the damage claim, considering the consolidation of previous court decisions favorable to the position of the Company.

2)	As of December 31, 2006 and 2005, civil lawsuits of the subsidiries are mostly related to lease and supply agreements entered into with customers and indemnity claims arising from these agreements and civil liability.

•	Labor lawsuits

Labor lawsuits of the Company and its subsidiaries refer mainly to lawsuits filed by former employees and outsourced professionals claiming payroll charges, such as overtime, hazardous duty premium, etc.

•	Tax lawsuits

Tax lawsuits of the subsidiaries referred mainly to: (1) requirement of reversal of credits for ICMS on the provision of proper transportation services during the period the system of freight reimbursement by DNC (currently National Oil, Natural Gas and Biofuel Agency—ANP) was in effect and, although the freight reimbursements have always been made by DNC without the ICMS amount, previous court decisions have been unfavorable to the Company’s arguments; (2) requirement of ICMS/Tax Substitution on interstate sales to end consumers under ICMS Agreement No. 105/92, subsequently amended by Agreement No. 112/93, in which the STF (Federal Supreme Court) resolved the matter, defining that the ICMS on fuel belongs to the State that consumes the fuel, even if the fuel is sold to the end consumer; (3) requirement of reversal of credits for ICMS, in Minas Gerais State, on interstate shipments made pursuant to article 33 of ICMS Agreement No. 66/88, which allowed the maintenance of the credit and which was suspended by an injunction granted by the STF; and (4) assessments due to undue deduction of discounts from the ICMS tax basis, in Minas Gerais State, owed on a tax substitution basis.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

(b) Possible losses

Lawsuits for which management assessed the probability of loss as “possible”, based on the opinion of its internal and external legal counsel, are not accrued in the financial statements and are composed of:

	2006	2005
Tax lawsuits	253,629	185,638
Civil lawsuits	69,687	57,931
Labor lawsuits	15,083	22,688

Total	338,399	266,257

•	Tax lawsuits

a)	Tax lawsuits of the Company included in this classification refer mainly to: (1) requirement of reversal of credits for ICMS on operations with anhydrous alcohol in São Paulo State; (2) requirement of reversal of credits for ICMS accumulated credit, supposedly transferred to third parties at amounts higher than that allowed by São Paulo State legislation; (3) requirement of IRRF (withholding income tax) on payment of interest on capital made to pension plan entities; (4) requirement of ICMS by Mato Grosso State, on the acquisition of fuel ethanol by the Company’s branch in São Paulo State, intended to be sold in Rio Grande do Sul State, due to non-compliance with accessory obligations provided for in ICMS Agreement No. 54/02; (5) requirement of INSS (social security contribution) supposedly due by third parties and service providers engaged who did not present clear evidence of payment of their obligations, causing the Company to be jointly liable for this tax; and (6) non-approval of the offset of IPI credits recorded on the receiving of inputs subject to taxation whose subsequent shipments were tax immune.

2)	Tax lawsuits of the subsidiaries of the Company included in this classification refer mainly to: (1) requirement of reversal of credits for ICMS, except in Minas Gerais State, on interstate shipments, made pursuant to article 33 of ICMS Agreement No. 66/88, which allowed the maintenance of the credit and was suspended by an injunction granted by the STF; (2) requirement of ICMS and reversals of credits due to the acquisition of base oils, whose interstate shipments were not subject to taxation based on a non-levy constitutional standard; (3) requirement of reversal of credits for ICMS on the provision of transportation services related to interstate operations not subject to taxation due to a non-levy constitutional standard; (4) requirement of reversal of credits for ICMS arising from excess taxation on the acquisition of products in oil refinery under the tax substitution regime, recorded due to the non-occurrence of one of the sale phases provided for as deemed taxable event, in direct sales to end consumers; and (5) requirement of ICMS on sales to fishing industry customers from Pará State, who are tax-exempt, due to a possible lack of authorization by SEFAZ/PA (Finance Department of Pará State). The lawsuits under analysis are at various administrative and judicial levels, including the taking of evidence and consolidation of previous court decisions from higher courts.

•	Civil lawsuits

1)	Civil lawsuits of the Company and its subsidiaries are mostly related to indemnity claims arising from lease and supply agreements, commercial and service agreements entered into by the Company.

•	Labor lawsuits

1)	Labor lawsuits of the Company and its subsidiaries refer to lawsuits filed by former employees and outsourced professionals claiming specific payroll benefits, lawsuits filed by former employees, outsourced professionals and employees of gas stations that are customers of the Company, related to payroll charges, such as overtime, hazardous duty premium, etc., which are in progress at the stage of providing evidence, without a decision having been reached.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

(c) Contingent assets

The Company and its subsidiaries filed judicial and/or administrative proceedings with Federal and State tax authorities to recover taxes unduly paid or overpaid. These proceedings, when concluded, may represent income that, due to its contingent nature, is not recorded in the financial statements.

Due to the progress of lawsuits and based on their legal counsel’s opinion, the companies’ management assessed the likelihood of a favorable outcome in the aforementioned lawsuits as probable or possible, depending on the specific circumstances. As of December 31, 2006 said lawsuits may be summarized as follows:

Federal level
Corporate income tax—rate increase	7,087
FGTS (severance pay fund)—refund of tax	263
National Telecommunication Fund	2,077
PIS/COFINS (taxes on revenue)—increase in tax basis	34,747

44,174

State level
State income surtax (AIRE)	13,483

17    Employee and management profit sharing

Profit sharing is calculated based on net income for the year, after deducting accumulated deficit, if any, and provision for income and social contribution taxes, and is distributed as follows:

(a) Employee profit sharing

Calculated based on 3% of net income from operations, which will be computed excluding income from investments in companies (recorded in the stand-alone individual statements of income of the Company as equity in subsidiaries and affiliates), amortization of goodwill or negative goodwill, sale or write-off of investments in companies and, finally, interest paid or received by the Company as interest on capital.

(b) Management profit sharing

At the discretion of the Board of Directors, management profit sharing will be calculated based on up to 10% of income after deducting employee profit sharing and cannot exceed the annual global compensation established at the Shareholders’ Meeting.

18    Provision for pension and other post-employment benefits

(a) Pension benefits provided by Fundação Francisco Martin Bastos

The Company, together with other Petróleo Ipiranga companies, sponsors Fundação Francisco Martins Bastos (FFMB), a closed pension entity that manages and operates pension plans for the employees of Petróleo Ipiranga companies.

FFMB Benefit Plan was created in 1993. Initially, only the “basic benefit” was established (a defined benefit plan) and in July 1998 the “supplementary benefit” (structured as a defined contribution plan in the phase of capitalization of estimated benefits) was implemented, whose contribution is computed as a percentage over variable compensation. The pension plan is funded by the sponsors and participants.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

On August 31, 2005, the SPC (Secretariat for Pension Plan), through Official Letter No. 1003/SPC/DETEC/CGAT, approved the new Ruling of FFMB Benefit Plan. New regulations were introduced related to portability, deferred proportional benefit, self-sponsorship and redemption provided for in CGPC (Supplemental Pension Management Council) Resolution No. 6, of October 30, 2003, as well as changes in the calculation of benefits, new GAM-83 life expectancy table and change in the actuarial method from unit credit to projected unit credit became effective as actuarial adjustments.

The main changes in the calculations of benefits, approved in the new regulation, refer to the adjustment of the employee salary, gradual elimination of bonus for length of service credited for the purpose of calculating benefits and the increase in the percentage of reduction of the early retirement basic benefit.

These changes reduced the plan’s total cost for the sponsors by 36%, as defined by the actuary based on the percentage of the participants’ payroll for 2006.

In 2006, SPC, by means of CGPC Resolution No. 18, of March 28, 2006, established new technical/actuarial parameters for private pension plan entities. Therefore, the minimum life expectancy table that was adopted is AT-1983, increasing the life expectancy of active participants by approximately 2 years.

In the year ended December 31, 2006, the Company made contributions to the FFMB Benefit Plan in the amounts of R$ 672 for the “basic benefit plan” and R$ 247 for the “supplementary benefit” plan (R$ 1,126 and R$ 295, respectively, in 2005). The amounts related to supplementary benefits and pension plan were calculated on an annual basis by independent actuaries and are recognized in the financial statements according to CVM Resolution No. 371/00.

(b) Other post-employment benefits

According to CVM Resolution No. 371/00, the Company, in addition to the pension plan, recognizes a provision for other post-employment benefits related to bonus for length of service, FGTS (severance pay fund), health-care plan and life insurance for eligible retirees. Other post-employment benefits are unfunded and are provided directly by the Company and each of its subsidiaries of the Petróleo Ipiranga Group.

The reconciliation of pension and other post-employment benefit liabilities as of December 31 is as follows:

	2006	2005	2004
Present value of funded obligations	(395,979)	(349,200)	(362,177)
Present value of unfunded obligations	(95,322)	(88,554)	(77,282)
Fair value of plan assets	408,468	340,653	295,905
Unrecognized actuarial gains (losses)	(1,816)	3,717	4,256

Net post-employment benefit liabilities	(84,649)	(93,384)	(139,298)
(—) Current	(7,234)	(3,378)	(13,736)

Long term	(77,415)	(90,006)	(125,562)

The portion of actuarial gains or losses to be recognized as income or expense is the amount of unrecognized gains and losses that exceed, in each year, the higher of the following amounts:

(i)	10% of the present value of the total actuarial obligation of the defined benefit; and

(ii)	10% of the fair value of plan assets.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

The portion that exceeds such limits will be annually amortized dividing its amount by the remaining average length service estimated for the plan’s participants.

The amounts recognized in the statements of income are as follows:

	2006	2005	2004
Cost of current service	(10,156)	(9,613)	(9,380)
Cost of interest	(48,115)	(47,195)	(45,001)
Expected return on assets	52,725	43,196	32,072
Amortization of actuarial gain (losses)	(727)	(335)	(504)
Employees’ contributions	3,271	4,007	4,544

Total expenses in the year	(3,002)	(9,940)	(18,269)

Changes in net pension and other post-employment benefit liabilities may be shown as follows:

	2006	2005	2004
Net liability at beginning of year	(93,384)	(139,298)	(138,260)
Expenses in the year	(3,002)	(9,940)	(18,269)
Company’s contributions in the year	6,799	9,766	14,714
Benefits paid in the year	1,064	5,201	2,517
Adjustment to the present value of obligations/other adjustments	3,874	40,887	—
Net liability at end of year	(84,649)	(93,384)	(139,298)

The main actuarial assumptions applied are as follows:

•	Discount rate of actuarial obligation at present value—10.8% per year

•	Expected long-term rate of return on assets—13.2% per year

•	Projected average salary growth rate—6.6% per year

•	Inflation rate (long term)—4.5% per year

•	Medical services growth rate—7.6% per year

Biometric assumptions used:

•	Mortality table—AT 1983 basic rated down by 10%(*)

•	Turnover table—adjusted Towers Perrin

•	Disabled mortality table—RRB 1983

•	Disability table—amended RRB 1944 rated

(*)	For life insurance benefit, the CSO-80 mortality table was used

19    Shareholders’ equity

(a) Capital

The Extraordinary Shareholders’ Meeting held on April 27, 2006 resolved to increase the Company’s capital from R$ 305,000 to R$ 555,000, by capitalizing profit reserves, with the issuance of 16,000,000 new shares, of which 5,353,184 are common shares and 10,646,816 are preferred shares, distributed for free to shareholders at a ratio of one new share for each share of the same type they held on the date of this meeting. As a result, capital is

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

represented by 32,000,000 shares without par value, of which 10,706,368 are common shares and 21,293,632 are preferred shares. On April 29, 2005, according to the Extraordinary Shareholders’ Meeting, a capital increase of R$ 40,000 was approved, also through the capitalization of reserves, without the issuance of new shares.

Preferred shares have no voting rights and are entitled to dividends 10% higher than those paid on common shares and have priority in the distribution of dividends and in the reimbursement of capital in the event of liquidation of the Company.

(b) Reserves

The Extraordinary Shareholders’ Meeting held on April 27, 2006 approved amendment to article 34 of the bylaws so that the Company has only one profit reserve, named “Reserve for Working Capital and Conservation and Improvement of Installations”. With this amendment, the Company’s bylaws establish that the balance of the retained earnings account shall be allocated to the “Reserve for Working Capital and Conservation and Improvement of Installations”, after distribution of dividends, up to the limit of the capital. The increase in the Company’s capital of R$ 250,000, approved at said Extraordinary Shareholders’ Meeting, was made by capitalizing the following Profit Reserves: total balance of the Reserve for Dividends, in the amount of R$ 225,350, and part of the balance of the Reserve for Conservation and Improvement of Installations, in the amount of R$ 24,650.

(c) Distribution of dividends

Shareholders are annually entitled to receive mandatory minimum dividends, corresponding to 30% of net income, after allocation of 5% to the legal reserve. Preferred shareholders are entitled to receive dividends or interest on capital 10% higher than those paid on common shares.

(d) Interest on capital and dividends

Interest on capital, in the amount of R$ 55,761 (2005—R$ 59,383 / 2004—R$ 51,712), was calculated according to the limits established by Law No. 9,249/95 and generated tax benefits of R$ 18,959 (2005—R$ 20,190 / 2004—R$ 17,582 ).

In addition, dividends in the amount of R$ 9,447 were paid on December 27, 2006.

Interest on capital and dividends are calculated as follows:

	2006	2005	2004
Net income of Distribuidora de Produtos de Petróleo Ipiranga S.A. (stand-alone individual financial statements)	160,875	169,788	138,041
Legal reserve (5%)	(8,044)	(8,489)	(6,901)

Calculation basis for dividends	152,831	161,299	131,140

Total interest on capital	55,761	59,383	51,712

Total interest on capital, net of withholding income tax (IRRF)	47,397	50,475	43,955
Dividends	9,447	11,160	4,268

Total distributed (dividends and interest on capital, (net of IRRF)	56,844	61,635	48,223

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

20    Collaterals and guarantees

The Company provides collaterals and guarantees for some loan operations conducted directly or indirectly by certain subsidiaries, affiliates and other related parties.

As of December 31, 2006 and 2005 amounts referring to these operations are as follows:

Guarantor	Borrower	2006	2005	Maturity
DPPI	CBPI (2)	3,931	3,054	2009
DPPI	IQ (3)	1,547	533	2010
DPPI	IQAG (3)	619	648	2010
DPPI	IPQ (3)	17,688	72,299	2007
CBPI	EMCA (2)	—	9,872	2006
CBPI	EMCA (2)	11,763	—	2007
CBPI	IASA (2)	—	20,036	2006
CBPI	IASA (2)	19,719	65	2007
CBPI	IPQ (3)	40,500	75,350	2008
CBPI	RPI (1)	120,000	—	2007
CBPI	Tropical (2)	—	409	2006
CBPI	Tropical (2)	1,618	3,186	2007
CBPI	Tropical (2)	2,041	—	2008
CBPI	Tropical (2)	7,874	1,543	2010

		227,300	186,995

IQAG—Ipiranga Química Armazéns Gerais Ltda.

EMCA—Empresa Carioca de Produtos Químicos S.A.

IASA—Ipiranga Asfaltos S.A.

RPI—Refinaria de Petróleo Ipiranga S.A.

Tropical—Tropical Transportes Ipiranga Ltda.

(1)	A company controlled by members of the same families that control the Company
(2)	Entity consolidated by the Company
(3)	Entity equity accounted by the Company following the equity method

21    Financial instruments

In accordance with CVM Instruction No. 235/95, the Company and its subsidiaries estimated the fair value of their financial instruments, using available market information and appropriate estimation methodologies. However, both the interpretation of market data and the selection of estimation methodologies require reasonable judgment and estimates to determine the most adequate realizable value. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be obtained in active market trading. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

The Company and its subsidiaries conduct transactions involving financial instruments, all of which are recorded in balance sheet accounts, and are intended to meet their needs and reduce the exposure to credit, market, and currency risks. Management of these risks is performed by establishing strategies and control systems and setting position limits.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

The main risks affecting the Company’s business are as follows:

(a) Currency risk

This risk arises from the possibility of the Company incurring material losses because of exchange rate fluctuations, which may affect the balances of foreign currency-denominated loans and financing.

The exposure to fluctuations in exchange rates is as follows:

Amounts in US$ thousand	2006	2005
Loans and financing	76,173	224,130
Swap transactions	(10,759)	(80,876)

Net exposure	65,414	143,254

Amounts in ¥ thousand
Loans and financing	—	3,464,393
Swap transactions	—	(3,464,393)

Net exposure	—	—

Rates as of December 31, 2006 = R$ 2.1380/US$

(b) Credit risk

This is the risk of the Company incurring losses due to customers’ failure to pay accounts and financing. The Company reduces this risk by means of a credit policy and by obtaining collaterals for supply agreements signed with its customers for significant balances.

(c) Interest rate risk

This risk arises from the possibility of the Company incurring losses due to interest rate fluctuations that increase interest expenses on loans and financing.

The Company continuously monitors the market interest rates in order to evaluate the need for hedging against the volatility of these rates.

(d) Financial income (expenses)

	2006	2005	2004
Financial income
Interest and monetary variation	90,290	108,937	105,191
Exchange variation	203	34,323	32,590
Other income	1,675	634	1,104

	92,168	143,894	138,885

Financial expenses
Interest and monetary variation	(88,852)	(61,770)	(60,582)
Exchange variation	47,566	(3,261)	(2,089)
Losses on swap transactions	(32,786)	(29,294)	(42,588)
Other expenses	(25,798)	(8,821)	(18,348)

	(99,870)	(103,146)	(123,607)

Financial income (expenses), net	(7,702)	40,748	15,278

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

22    Nonoperating income (expenses)

	2006	2005	2004
Nonoperating income
Gain on sale of warrants issued by related parties (Note 7.c)	—	28,989	—
Gain on change in equity interest (Note 4)	85,494	—	—
Gain on sale of property and equipment	13,654	9,474	14,191
Other	6,085	2,557	—

	105,233	41,020	14,191

Nonoperating expenses
Provision for impairment on investment (Note 12)	(64,541)	—	(190)
Loss on sale and write-off of property and equipment	(8,765)	(11,226)	(14,860)
Provision for loss on property, plant and equipment	—	—	(10,221)
Other	(1,788)	(3,171)	—

	(75,094)	(14,397)	(25,271)

	30,139	26,623	(11,080)

23    Insurance

The Petróleo Ipiranga companies have an insurance and risk management program that allows coverage and protection for all their insurable assets, including insurance coverage for risks of disruption of production, by means of an operational risk policy traded in the domestic and foreign insurance markets through the Brazilian Reinsurance Institute (IRB).

The insurance coverages and limits are based on a detailed study of risks and losses performed by local insurance brokers, and the insurance contracted is considered sufficient to cover possible losses, considering the nature of the companies’ activities.

The main insurance coverages are for operational risks, loss of profits, industrial and office multiperils, named risk-pools and civil liability.

24    Subsequent events

Acquisition of Ipiranga

On April 18, 2007, Ultrapar Participações S.A. for itself, and also as a commission agent of Braskem S.A. and Petróleo Brasileiro S.A.—Petrobras, acquired for R$ 2,113,107, from the controlling shareholders of the Petróleo Ipiranga companies, 66.2% common shares and 13.9% preferred shares issued by RPI, 69.2% common shares and 13.5% preferred shares issued by the Company, and 3.8% common shares and 0.4% preferred shares issued by CBPI. Of the total amount, Braskem and Petrobras paid R$ 1,394,675 under the terms of the commission among the parties.

Under the terms of the agreement among Ultrapar, Braskem and Petrobras, once all steps of the transaction mentioned below are finalized, Ultrapar will hold the distribution of fuel and lubricants in the Southern and Southeastern regions (“South Distribution Assets”); Petrobras will hold the distribution of fuel and lubricants in the Northern, Northeastern and Central-Western Regions (“North Distribution Assets”); and Braskem and Petrobras will hold 60% and 40%, respectively, the petrochemical assets, represented by Ipiranga Química S.A. (“IQ”), its subsidiary Ipiranga Petroquímica SA (IPQ) and by the interest of the latter in COPESUL—Companhia Petroquímica do Sul (COPESUL) (“Petrochemical Assets”). Assets related to oil refining held by RPI will be equally shared by Petrobras, Ultrapar and Braskem.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

In the same agreement the parties established that Ultrapar is responsible for conducting a corporate restructuring in the companies acquired to separate the assets assigned to each acquiring company. The stages are as follows:

a)	Public Tag Along Offering to acquire common shares issued by RPI, DPPI, CBPI and IPQ held by other shareholders;

b)	Merger into Ultrapar of the preferred and any remaining common shares issued by RPI, DPPI and CBPI;

c)	Segregation of assets by means of: (i) capital reduction of RPI and CBPI to transfer the Petrochemical Assets directly to Ultrapar, for subsequent transfer to Braskem and Petrobras, under the terms of the commission, and (ii) spin-off of CBPI to transfer the North Distribution Assets to a company controlled by Petrobras.

On April 17, 2007, CADE (Economic Defense Council) issued an Injunction to maintain conditions that would allow to revert of the asset acquisition by Braskem and Petrobras, as described in the Significant Event Notice published on April 18, 2007. The provisions related to Petrochemical Assets were reviewed on April 25, 2007 in the decision approved by CADE, with signature by Braskem of agreement for protection of reversibility of operation (APRO).

With said changes, CADE acknowledges the maintenance of the minority interest of Petrobras in COPESUL after the acquisition. In relation to fuel distribution, CADE granted 10 days so that Petrobras and Ultrapar present an alternative corporate governance model that preserves competition within the industry.

25	SUMMARY AND RECONCILIATION OF THE DIFFERENCES BETWEEN ACCOUNTING PRACTICES ADOPTED IN BRAZIL AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

I -    Narrative description of GAAP differences

The consolidated financial statements of the Company are prepared in accordance with Brazilian GAAP. Accounting policies, which differ significantly from U.S. GAAP, are summarized below.

(a) Inflation accounting

Under Brazilian GAAP, the Company accounts for the effects of inflation in its financial statements prepared in accordance with Brazilian GAAP through December 31, 1995. Through December 31, 1995, the Company used for this remeasurement the Fiscal Reference Unit (UFIR), the index established by the tax authorities for preparation of financial statements under Brazilian corporate law as well as the index selected by the CVM.

The reconciliation presents the effect of adjusting property, plant and equipment for U.S. GAAP purposes through December 31, 1997. Under U.S. GAAP, management of the Company considers that Brazil was considered to be a highly inflationary economy until December 31, 1997 and, as such, property, plant and equipment should be adjusted for inflation through such date.

In determining amounts under U.S. GAAP, the effects of inflation for the years ended December 31, 1996 and 1997 were determined using the “Índice Geral de Preços—Disponibilidade Interna—IGP-DI” index, which is a widely-accepted and respected index published monthly by the Fundação Getúlio Vargas.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

Because the Company’s management believes that the IGP-DI is an appropriate and consistent measure of the general price inflation in Brazil and because of its availability, for U.S. GAAP purposes the Company adopted the IGP-DI for restatement of its financial statements also for periods through December 31, 1995, replacing the Government mandated index. As a result, property, plant and equipment have been monetarily adjusted for inflation using the IGP-DI since its acquisition through December 31, 1997.

(b) Capitalization of interest in relation to construction in progress

Under Brazilian GAAP, prior to 1996 the Company was not required to capitalize the interest cost of borrowed funds as part of the cost of the related asset. Under U.S. GAAP, capitalization of borrowed funds during construction of major facilities is recognized as part of the cost of the related assets.

Under U.S. GAAP, interest on construction-period financing denominated in foreign currencies is capitalized using contractual interest rates excluding foreign exchange gains or losses.

(c) Pension and other post-employment benefits

(c.1) Pension benefits

Pension benefit obligations for Brazilian GAAP should be accounted for following CVM Instruction No. 371/00, which requires the mandatory application of Brazilian Accounting Standard IBRACON NPC 26. Under IBRACON NPC 26 the Company has accounted for the plan administered by FFMB (and to which several Petróleo Ipiranga companies contribute) by recognizing a percentage attributed to the Company of the funded status and of the cost of the plan.

Under U.S. GAAP, considering that the financial information of the Company does not consolidate all the sponsors of the FFMB Benefit Plan and such financial information does not represent the financial statements of the parent company of the Petróleo Ipiranga companies, the Company has accounted for its participation in the pension plan administered by FFMB as if it were a multi-employer plan.

As a result, the reconciliation presents: (a) the reversal of the pension plan asset/liability recognized for Brazilian GAAP as of each reporting date and the reversal of the related pension cost, and (b) the recognition as expense of the contribution due to the plan over the corresponding period.

(c.2) Other post-retirement benefits

As explained in Note 18, the accompanying financial statements account for other post-retirement benefits following IBRACON NPC 26. Other post-retirement benefits are unfunded and are the sole responsibility of each Petróleo Ipiranga company. Under IBRACON NPC 26 actuarial gains and losses are deferred and recognized in income over the estimated remaining service period of the employees to the extent that those actuarial gains and losses exceed 10% of the higher of the plan assets and the projected benefit obligation.

Under U.S. GAAP such benefits are accounted for following SFAS No. 106, “Employers’ Accounting for Post-retirement Benefits Other Than Pensions”, and, as from December 31, 2006, following SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Post-retirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R)”. Under SFAS No.158, the funded status of the other post-retirement benefits must be recognized as a liability with an offsetting amount in accumulated other comprehensive income. As required by SFAS No. 158, provisions of SFAS No.158 were applied on a prospective basis as from December 31, 2006.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

Although projected benefit obligations are the same under Brazilian GAAP and U.S. GAAP, differences arise in the amounts recorded in the financial statements as a result of: (i) that the date of initial measurement of funded status is different for Brazilian GAAP and U.S. GAAP and that under Brazilian GAAP there is no requirement to recognize an additional minimum liability, and (ii) the recognition as from December 31, 2006 as a liability for U.S. GAAP purposes of the funded status against accumulated other comprehensive income.

(d) Tax incentives

Under Brazilian GAAP, tax incentives are accounted for directly as an increase in a capital reserve account in shareholders’ equity. The Company records the taxes as expense in the consolidated statement of income for the amounts that would be due absent the benefit, and recognizes a reduction in the tax payable against the capital reserve.

For U.S. GAAP reconciliation purposes the amount of those incentives is recognized as reduction of the tax expense directly in the statement of income.

(e) Accounting for derivative financial instruments

As mentioned in Note 21, the Company has entered into swap transactions. Under Brazilian GAAP swaps are valued at their accrued amount determined as the difference between the amount receivable and the amount payable under the swap. The amounts receivable and payable are computed as their respective notional amount plus accrued charges based on their contractual terms.

Under U.S. GAAP, SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, establishes accounting and reporting standards requiring that all derivative instruments be recorded in the balance sheet as either an asset or a liability measured at its fair value. Changes in the derivative’s fair value are recognized in earnings unless specific hedge accounting criteria are met. The Company has not accounted for any derivative instrument following hedge accounting.

The reconciliation presents the differences resulting from valuing the swaps at its fair value under U.S. GAAP as opposed to valuing them at the accrued amount used under Brazilian GAAP. As of December 31, 2006 no significant difference was identified between the accrued amount and the fair value.

(f) Fair value of guarantees under FIN 45

Under Brazilian GAAP, the Company is not required to record any liability related to guarantees given to third parties unless contingent obligations to make future payments under the guarantees are considered probable.

The Company has not recorded any liability related to these guarantees under Brazilian GAAP as of any of the dates presented.

Under U.S. GAAP, the Company recognizes, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing guarantees in accordance with FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. In the event that, at inception of the guarantee, the Company is required to recognize a liability under SFAS No. 5, “Accounting for Contingencies”, the liability initially recognized would be the greater of: (a) the amount of fair value of the value of the obligation undertaken in issuing guarantee, or (b) the contingent liability amount required to be recognized at inception of the guarantee by applying SFAS No. 5.

Guarantees granted include those disclosed in Note 20 as well as guarantees provided to financial institutions that finance sales to selected customers under the vendor program. Under the vendor program the Company is the secondary obligor to the financial institutions.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

The reconciliation presents the effect of recognizing a liability for the fair value of these guarantees and the related effect in the statement of income.

(g) Accounting for asset retirement obligation

Under Brazilian GAAP, the Company’s practice is to expense amounts relating to retirement of certain assets as incurred.

Under U.S. GAAP, the Company adopts SFAS No. 143, “Accounting for Asset Retirement Obligations”. Asset retirement obligations correspond to the legally required obligation to remove fuel tanks upon retirement. Under SFAS No. 143, the fair value of asset retirement obligations are recorded as liabilities on a discounted basis when they are incurred, which is typically at the time the related assets are installed. Amounts recorded for the related assets will be increased by the amount of these obligations and depreciated over the related useful lives of such assets. Over time, the amounts recognized as liabilities will be accreted for the change in their present value until the related assets are retired or sold.

(h) Gain on change in equity interest in Maxfácil

In December 2006, the business recognized a capital gain, in the amount of R$ 85,494, regarding to the gain on change in equity interest in Maxfácil as described in Note 2.

The gain has been determined as a result of Maxfácil having issued new shares to UNIBANCO at a price higher than the carrying amount per share of the investment recorded by the Company in Maxfácil.

Under U.S. GAAP, considering that Maxfácil is a newly formed entity, the Company believes it does not meet the criteria for gain recognition established in SAB Topic 5-H.

The reconciliation presents the effect of reverting for U.S. GAAP the capital gain recognized under Brazilian GAAP.

(i) Provision for dividends and interest on capital

Under Brazilian GAAP, at each balance sheet date the Board of Directors is required to propose a dividend distribution which, if not yet paid during the year, is accrued as a liability in the financial statements.

Under U.S. GAAP, since proposed dividends in excess of the mandatory minimum dividend required to be paid by the bylaws may be ratified or modified at the annual Shareholders’ Meeting, such proposed dividends in excess of the mandatory minimum dividends are not considered declared at the balance sheet date and therefore are not accrued. However, dividends accrued or interest on own capital already paid is considered declared for U.S. GAAP purposes. Dividends declared as of December 31, 2004 exceeded mandatory minimum dividends and for that reason the provision for dividends recorded under Brazilian GAAP in excess of mandatory minimum dividends is being reverted in the reconciliation to U.S. GAAP.

At December 31, 2006 and 2005 all dividends declared for the year were paid before year-end.

(j) U.S. GAAP adjustments on net equity and net income of affiliates

The investments in Termogaúcha—Usina Termelétrica S.A., IQ, TSB and IQAG are accounted for under the equity method under Brazilian GAAP.

Such investment would also be accounted for following the equity method under U.S. GAAP.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

Differences between net equity and net income of the affiliates correspond mainly to: accounting for deferred charges, accounting for business combination and goodwill, accounting for pension benefits, revaluation of property, plant and equipment, capitalization of interest on property, plant and equipment, recognition of tax incentives, accounting for derivative financial instruments, accounting for dividends and interest on capital, and accounting for the provision for programmed maintenance.

The net effects of those adjustments are presented in the reconciliation to U.S. GAAP.

(k) Accounting for convertible debentures issued by Ipiranga Química S.A. and warrants purchased by the Company

k.1) Accounting for convertible debentures issued by IQ

Under Brazilian GAAP, convertible debentures issued by IQ described in Note 7 are accounted for as a single instrument at its cost plus accrued interest following the contractual terms.

Under U.S. GAAP the Company has concluded that the non-detachable conversion option included in the convertible debentures issued by IPQ does not meet the definition of a derivative under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted”. The Company accounted for the convertible debentures in accordance with FAS 115 “Accounting for Certain Investments in Debt and Equity Securities” and classified the instrument as a trading security. At the date of issuance, the total amount of the proceeds equals the fair value of the instrument so there is no GAAP difference at initial recording.

However, the convertible debenture was marked to market at every reporting period with charges to the statements of income for US GAAP purposes, creating a difference in valuation of the convertible instrument for US GAAP of R$ 29 million at the date of the modification of the terms.

k.2) Accounting for the modification of terms of the debentures, issuance of warrants and sale of warrants by the Company

In October 2005, a modification was introduced in the terms of the debentures such that they were modified from convertible to non-convertible; no other term of the debentures has been modified. At the same moment, IQ issued to the holders of the debentures, detachable warrants which allow the holders of the warrants to acquire shares of IQ in the exact same terms as the previously existing non-detachable conversion option included in the debentures.

Under Brazilian GAAP, warrants are not separately recorded. The modification of the terms of the debentures and the issuance of warrants in October 2005 did not have any impact in the accounting for the debentures (which were originally convertible and in October 2005 were modified to non-convertible) under Brazilian GAAP which continued to be accounted for at its cost plus accrued interest and warrants issued by IQ are not accounted for.

For U.S. GAAP purposes, the Company has also classified the new debt instrument received as a trading security under FAS 115. In addition, the Company has concluded that the fair value of the warrant and non-convertible debenture received approximates the fair value of the convertible debenture prior to modification. Therefore, upon modification the Company recorded the warrant and debt at their fair values with no gain or loss recognized.

Contemporaneously with the modification of the terms of the debenture and the issuance of warrants, the Company sold the warrants received to RPI for R$ 29 million. This amount approximates the fair value of the

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

warrants at the date of modification of the convertible debentures and issuance of warrants, so no gain or loss was recorded by the Company upon sale under U.S. GAAP. Under Brazilian GAAP no value was recognized for the warrant received and therefore, a gain for the sales price of R$ 29 million was recognized.

After the modification, the Company continued to mark to market the non-convertible debt instruments with charges to the statements of income.

The U.S. GAAP reconciliation reflects the difference in the mark to market of the convertible debt instrument through the date of modification, and of the non-convertible debt instrument and warrant after the modification, compared to the amortized cost value recorded for Brazilian GAAP purposes. The subsidiary CBPI also recognizes changes in fair value of the warrant after modification since it continues to hold the warrant received following the modification.

(l) Accounting for refunds

The Company and its subsidiary CBPI offer to certain of its customers refunds in cash if they meet a specified cumulative volume of sales over a specified period. Under Brazilian GAAP, the refund is recognized as an expense when the cumulative volume of sales has been met. Such refunds are offered to a reduced group of customers and have begun to be offered recently.

Under U.S. GAAP, EITF 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”, a Company should recognize a liability based on a systematic and rational allocation of the cost of honoring the commitment in each of the underlying transactions that result in progress toward earning the refund. Considering the reduced customers to which the refund is offered and the reduced historical experience, the Company believes that it cannot reasonably estimate the ultimate amount that will be earned by customers. As a result, under U.S. GAAP a liability is recognized for the maximum potential amount of the refund.

(m) Goodwill and business combinations

Under Brazilian GAAP assets and liabilities of entities acquired are reflected at book value. Goodwill is determined as the excess of purchase price paid over the book value of net assets acquired. Goodwill is amortized on a straight-line basis over the periods estimated to be benefited limited to 10 years.

In July 1998, the subsidiary CBPI made a capital contribution to IQ. Under Brazilian GAAP, such transaction generated a goodwill at the date of the transaction in the amount of R$ 49,393 and resulted in obtaining an interest in IQ of 41.47%.

Goodwill under Brazilian GAAP was totally amortized as of December 31, 2006 and 2005.

Under U.S. GAAP, business combinations are accounted for following the purchase method. Under the purchase method assets and liabilities of the business acquired are recorded, to the extent of the percentage acquired, using fair values. Goodwill is determined as the difference between purchase price consideration and the fair value of assets acquired and liabilities assumed. If there is an excess of the fair value of net assets acquired over the purchase price such amount is used to reduce the carrying value of long-term assets. As from January 1, 2002 goodwill is not amortized but is tested, at least annually, for impairment.

The reconciliation of net equity between Brazilian GAAP and U.S. GAAP presents: (i) the reversal of the balance of goodwill recorded under Brazilian GAAP at each balance sheet date, (ii) the recognition for U.S. GAAP purposes of the difference resulting from adjusting assets and liabilities of the entity acquired at fair value, most significantly property, plant and equipment and investment in equity investees, (iii) the recognition of resulting goodwill under U.S. GAAP, and (iv) the related deferred taxes.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

The reconciliation of net income between Brazilian GAAP and U.S. GAAP presents: (i) the reversal of goodwill amortization recorded under Brazilian GAAP, (ii) the recognition in income of adjustments of assets and liability at fair value, mostly depreciation of property, plant and equipment and equity in investees, and (iii) the related deferred tax effects.

II -	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in net income

	Note 25.I.	2006	2005
Net income as reported under Brazilian GAAP		160,875	169,788

Inflation accounting: Depreciation of property, plant and equipment	a)	(23,505)	(26,576)
Deferred tax effects		7,992	9,036
Minority interests		11,092	12,377

		(4,421)	(5,163)

Pension and other Post-employment benefits:	c)
Reversal of pension and other post-retirement expense recognized under Brazilian GAAP and recognition of contributions to FMBB pension plan as expenses under U.S. GAAP		(8,735)	(45,914)
Contributions due and unpaid to FMBB pension plan		—	—
Recognition of net periodic pension cost for other post-retirement benefits under US GAAP		(12,046)	(7,222)
Deferred tax effects		7,065	18,065
Minority interests		9,284	24,268

		(4,432)	(10,803)

Accounting for asset retirement obligation	g)	731	(1,116)
Deferred tax effects		(249)	380
Minority interests		(119)	(620)

		363	(1,356)

Capitalization of interest costs during construction—Property, plant and equipment	b)	1,702	1,475
Deferred tax effects		(579)	(501)
Minority interests		(758)	(453)

		365	521

Fair value of guarantees under FIN 45	f)	226	5,392
Deferred tax effects		(77)	(1,834)

Minority interests		251	(1,563)

		400	1,995

Accounting for derivative financial instruments	e)	748	(6,604)
Deferred tax effects		(254)	2,245
Minority interests		(390)	3,443

		104	(916)

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

	Note 25.I.		2006	2005
Gain on change in equity interest in Maxfácil	h)		(85,494)	—
Minority interests			45,922	—

			(39,572)	—

Tax incentives	d)		—	650
Minority interests			—	(474)

			—	176

Accounting for refunds	l)		2,346	1,650
Deferred tax effects			(798)	(561)
Minority interests			(1,223)	(860)

			325	229

Goodwill and business combination	m)
Reversal of amortization of goodwill under Brazilian GAAP			—	4,026
Fair value allocated to assets of IPQ—Depreciation			(498)	(497)
Deferred tax effects			169	169
Fair value allocated to investment of IPQ in COPESUL—Equity in income			5,163	5,164
Deferred tax over tax deductible goodwill			—	(1,369)
Minority interests			(3,819)	(5,918)

			1,015	1,575

Accounting for convertible debentures issued by IQ and warrants received by the Company	k	)
Change in fair value of convertible debentures from January 1, 2005 to date of modification (October 2005)			—	(153,770)
Difference between fair value of convertible debt and non-convertible debt and warrants as of date of modification			—	—
Derecognition of warrant sold to RPI			—	(28,999)
Change in fair value of warrant from modification date to December 31, 2005			—	24,354
Change in fair value of warrant from modification date to December 31, 2006			720	—

			720	(158,415)
Deferred tax effects			(245)	53,861
Minority interests			(375)	21,057

			100	(83,497)

U.S. GAAP adjustments on net equity and net income of affiliates	j)		(28,623)	137,621
Minority interests			22,609	(108,706)

			(6,014)	28,915

Net income under U.S. GAAP			109,108	101,464

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

III -	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in shareholders’ equity

	Note 25.I.		2006	2005
Shareholders’ equity as reported under Brazilian GAAP			804,029	708,362

Inflation accounting: Property, plant and equipment	a)		42,816	66,321
Deferred tax effects			(14,557)	(22,549)
Minority interests			(7,339)	(18,431)

			20,920	25,341

Pension and other post-employment benefits:	c)
Reversal of pension and other post-retirement liabilities recognized under Brazilian GAAP			84,649	93,384
Recognition of other post-retirement liabilities under US GAAP			(82,828)	(70,782)
Deferred tax effects			(620)	(7,685)
Minority interests			3,636	(5,648)
Effects on other comprehensive income due to additional minimum liability			—	(1,020)
Deferred tax effects			—	347
Minority interests			—	299
Effect of adoption of SFAS 158 on the ending balance of accumulated other comprehensive income			(4,519)	—
Deferred tax effects			1,537	—
Minority interests			1,102	—

			2,957	8,895

Accounting for asset retirement obligation	g)		(100,779)	(101,510)
Deferred tax effects			34,264	34,513
Minority interests			41,508	41,628

			(25,007)	(25,369)

Capitalization of interest costs during construction	b)		11,465	9,763
Deferred tax effects			(3,898)	(3,320)
Minority interests			(4,652)	(3,893)

			2,915	2,550

Fair value of guarantees under FIN 45	f)		(1,615)	(1,841)
Deferred tax effects			549	626
Minority interests			723	472

			(343)	(743)

Accounting for derivative financial instruments	e)		—	(748)
Deferred tax effects			—	254
Minority interests			—	390

			—	(104)

Accounting for refunds	l	)	(7,298)	(9,644)
Deferred tax effects			2,481	3,279
Minority interests			3,805	5,028

			(1,012)	(1,337)

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

	Note 25.I.		2006	2005
Goodwill and business combination
Reversal of goodwill under Brazilian GAAP			—	—
Fair value alocated to assets of IPQ net of depreciation	m	)	1,340	1,838
Deferred tax effects			(456)	(625)
Fair value alocated to investment of IPQ in COPESUL			(10,330)	(15,493)
Recognition of goodwill under U.S. GAAP			90,331	90,331
Amortization of goodwill up to 2001			(24,127)	(24,127)
Deferred tax over tax deductible goodwill			(12,302)	(12,302)
Minority interests			(35,116)	(31,297)

			9,340	8,325

Accounting for convertible debentures issued by IQ and warrants received by the Company	k	)
Fair value of the difference between cost and fair value of convertible debenture as of December 31, 2004			203,860	203,860
Change in fair value of convertible debentures from January 1, 2005 to date of modification (October 2005)			(153,770)	(153,770)
Difference between fair value of convertible debt and non-convertible debt and warrants as of date of modification			—	—
Derecognition of warrant sold to RPI			(28,999)	(28,999)
Change in fair value of warrant held by CBPI from modification date to December 31, 2005			24,354	24,354
Change in fair value of warrant held by CBPI from modification date to December 31, 2006			720	—

			46,165	45,445
Deferred tax effects			(15,696)	(15,451)
Minority interests			(24,067)	(23,692)

			6,402	6,302

U.S. GAAP adjustments on net equity and net income of affiliates	j	)	137,272	165,895
Minority interests			(108,431)	(131,040)

			28,841	34,855

Shareholders’ equity under U.S. GAAP			849,042	767,077

IV -	Statement of changes in shareholders’ equity in accordance with U.S. GAAP

	2006	2005
Shareholders’ equity under U.S. GAAP as of beginning of the year	767,077	746,820

Net income	109,108	101,464
Gain on change in equity interest in Maxfácil (Note 25.I.h)	39,572	—
Dividends and interest on capital	(65,208)	(70,543)
Dividends proposed in 2004 and declared in 2005		(10,164)
Effects on other comprehensive income due to additional minimum liability	—	(374)
Effect of adoption of SFAS 158 on accumulated other comprehensive income	(1,507)	—
Other	—	(126)

Shareholders’ equity under U.S. GAAP as of the end of the year	849,042	767,077

Comprehensive income (under SFAS 130):
Net income	109,108	101,464
Effects on other comprehensive income due to additional minimum liability	—	(374)
Total comprehensive income	109,108	101,090

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

V -	Additional disclosures

(a) Earnings per share

Under Brazilian GAAP, net income per share is calculated by dividing net income by the number of shares outstanding at the balance sheet date. In these consolidated financial statements, information is disclosed per lot of one thousand shares, because this is the minimum number of shares that can be traded on the Brazilian stock exchanges.

Under U.S. GAAP earnings per share are retroactively restated to reflect in all periods presented the effect of stock dividends. As disclosed in Note 19 in April 2006 the Company approved a stock dividend and earnings per share have been retroactively restated to reflect the effect of such stock dividend.

Since the preferred and common shareholders have different dividend rights (see Note 19), basic earnings per share have been calculated using the “two-class” method for U.S. GAAP purposes. The following table provides a reconciliation of the numerators and denominators used in computing earnings per share as required by SFAS No. 128:

	For the year ended December 31, 2006
	Common	Preferred	Total
Undistributed net income	13,771	30,129	43,900
Distributed net income (dividends and interest on capital)	20,456	44,752	65,208

Numerator	34,227	74,881	109,108

Weighted average shares outstanding (per thousand shares)—basic and diluted (retroactively restated)	10,706	21,294	32,000
Basic and diluted earnings per share	3.1969	3.5166

	For the year ended December 31, 2005
	Common	Preferred	Total
Undistributed net income	9,700	21,221	30,921
Distributed net income (dividends and interest on capital)	22,129	48,414	70,543

Numerator	31,829	69,635	101,464

Weighted average shares outstanding (per thousand shares)—basic and diluted (retroactively restated)	10,706	21,294	32,000
Basic and diluted earnings per share	2.9729	3.2702

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

(b) Statement of cash flows

Brazilian GAAP does not require the presentation of a statement of cash flows as required by U.S. GAAP. Changes in working capital are presented in the statement of changes in financial position. U.S. GAAP requires the presentation of a statement of cash flows describing the Company’s cash flows from operating, financing and investing activities. Statements of cash flows derived from the information based on Brazilian GAAP are as follows:

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais—R$, unless otherwise stated)

	2006	2005	2004
Cash flows from operating activities
Net income	160,875	169,788	138,041
Minority interest	257,120	258,815	252,550
Adjustment to reconcile net income to cash provided by operating activities:
Equity in affiliates	(87,056)	(76,463)	(74,715)
Change in investments	2,164	4,026	20,491
Depreciation and amortization	110,213	100,978	96,339
Net loss (gain) on permanent assets written off or sold	(4,889)	1,752	669
Reversal of provision for losses on permanent assets	—	—	(73,578)
Provision for losses on investment in Termogaúcha	64,541	—	—
Provision for loss on tax incentives	280	337	—
Deferred income and social contribution taxes	(43,145)	(20,349)	(18,692)
Provision (reversal of provision) for contingencies	(726)	41,809	(5,943)
Provision (reversal of provision) for pension and other post-employment benefits	(8,735)	(45,914)	1,038
Allowance for doubtful accounts	3,560	9,545	7,005
Exchange/montery variation and interest—on assets	(59,912)	(67,058)	(56,148)
Exchange/montery variation and interest—on liabilities	42,761	(26,015)	61,326
(Increase) decrease in accounts receivable	(62,401)	(134,848)	(169,564)
(Increase) decrease in accounts receivable from related parties	1,726	2,834	46,032
(Increase) decrease on inventories	(57,212)	(32,762)	(114,474)
Increase (decrease) on suppliers	(58,382)	17,574	109,179
Accrued interest	(1,586)	4,173	(8,956)
Increase (decrease) on accounts payables to related parties	(2,489)	(34,094)	(14,571)
(Increase) decrease on other assets	(218)	33,177	11,004
Increase (decrease) on other liabilities	(28,975)	(45,154)	102,405
(Increase) decrease on escrow deposits	2,397	(5,202)	(19,551)

Cash flow from operating activities	229,911	156,949	289,887

Cash flow from investing activities
Additions to investment	(3,848)	(8,737)	(19,710)
Additions of minority investment	(4)	(15)	—
Additions to property, plant and equipment	(176,878)	(158,443)	(149,000)
Additions to deferred charges	(1,736)	(611)	(567)
Repayment of debentures from related parties	240,757	—	—
Loans to customers	(210,744)	(199,578)	(183,103)
Loans repaid from customers	202,201	144,036	160,265
Sales of permanent assets	42,384	20,084	49,184
Investment in restricted temporary investments	(80,822)	—	—

Cash flow from investing activities	11,310	(203,264)	(142,931)

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

	2006	2005	2004
Cash flow from financing activities
New loans and financing obtained	1,262,231	653,760	218,126
Amortization of loans and financing	(1,279,535)	(508,765)	(417,624)
Dividends and interest on capital paid to minorities of consolidated subsidiaries	(95,336)	(106,309)	(88,873)
Dividends and interest on capital paid	(65,208)	(70,543)	(55,980)
Others		524	—

Cash flow from financing activities	(177,848)	(31,333)	(344,351)

Net increase (decrease) in cash and cash equivalents	63,373	(77,648)	(197,395)

Current cash and cash equivalents:
At the beginning of the year	52,945	130,593	327,988
At the end of the year	116,318	52,945	130,593

Increase (decrease) in cash and cash equivalents	63,373	(77,648)	(197,395)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest, net of amounts capitalized	68,189	48,312	43,300
Income taxes	49,381	83,944	75,996

Companhia Brasileira

de Petróleo Ipiranga

and Subsidiaries

Financial Statements for the Years Ended

December 31, 2006, 2005 and 2004

Report of Independent Auditors

To the Board of Directors

and Shareholders of

Companhia Brasileira de Petróleo Ipiranga

We have audited the accompanying consolidated balance sheets of Companhia Brasileira de Petróleo Ipiranga and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, of changes in financial position and of changes in shareholders’ equity for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Companhia Brasileira de Petróleo Ipiranga and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their changes in financial position for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting practices adopted in Brazil.

Our audits were performed for the purpose of issuing an opinion on the financial statements referred to in the first paragraph, prepared in conformity with accounting practices adopted in Brazil. The consolidated statement of cash flows, which provides supplemental information about the Company and its subsidiaries, is not a required component of the financial statements. We also applied the audit procedures described above to the statement of cash flows for the years ended December 31, 2006, 2005 and 2004 and, in our opinion, it is fairly stated in all material respects in relation to the financial statements taken as a whole.

Accounting practices adopted in Brazil vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the consolidated financial statements.

PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro, Brazil

September 28, 2007

COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA AND SUBSIDIARIES

BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005

(In thousands of Brazilian reais - R$)

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	89,902	20,623
Trade accounts receivable	1,101,168	1,033,354
(-) Allowance for doubtful accounts	(50,639)	(48,747)
Related companies receivables	5,825	4,430
Debentures from related companies	9,905	—
Recoverable taxes	54,967	40,440
Deferred income and social contribution taxes	50,838	29,137
Inventories	425,578	384,765
Other current assets	12,257	12,264
Prepaid expenses	6,541	5,561

	1,706,342	1,481,827

NONCURRENT ASSETS
Long-term assets:
Restricted Temporary investments	57,829	—
Trade accounts receivable	159,631	139,362
Recoverable taxes	2,985	3,437
Deferred income and social contribution taxes	36,151	42,123
Debentures from related companies	32,642	128,868
Other long-term assets	12,470	10,401
Escrow deposits	32,822	34,720
Prepaid expenses	11,125	11,074
Investments:
Investments in affiliates	250,348	250,545
Other investments	791	1,071
Property, plant and equipment, net	718,613	671,642
Deferred charges, net	554	1,234

	1,315,961	1,294,477

TOTAL ASSETS	3,022,303	2,776,304

The accompanying notes are an integral part of these financial statements.

COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA AND SUBSIDIARIES

BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005—(Continued)

(In thousands of Brazilian reais - R$)

	2006	2005
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Loans and financing	103,877	228,317
Trade accounts payable	473,348	508,073
Taxes payable	50,561	68,612
Provision for contingencies	32,354	33,753
Provision for pension and post-employment benefits	4,822	1,701
Related companies payables	1,107	1,110
Payroll and related charges payable	57,450	57,190
Profit sharing	11,257	10,651
Debentures	11,355	—
Other current liabilities	42,539	51,236

	788,670	960,643

NONCURRENT LIABILITIES
Related companies payables	1,052	—
Loans and financing	212,601	341,770
Provision for contingencies	59,017	57,021
Provision for pension and post-employment benefits	48,649	59,755
Deferred income taxes and social contribution	628	716
Other long-term liabilities	6,517	6,054
Debentures	350,000	—

	678,464	465,316

MINORITY INTEREST	4	3

SHAREHOLDERS’ EQUITY
Capital	1,025,000	580,000
Capital reserve	600	600
Profit reserves	529,565	769,742

	1,555,165	1,350,342

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	3,022,303	2,776,304

The accompanying notes are an integral part of these financial statements.

COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA AND SUBSIDIARIES

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais - R$)

	2006	2005	2004
GROSS SALES AND SERVICES	22,783,003	20,104,465	16,769,080
Taxes, discounts and returns	(557,882)	(627,964)	(520,733)

NET SALES AND SERVICES	22,225,121	19,476,501	16,248,347
Cost of sales and services	(21,143,026)	(18,450,054)	(15,336,536)

GROSS PROFIT	1,082,095	1,026,447	911,811

OPERATING (EXPENSES) INCOME
Selling expenses	(365,646)	(312,694)	(285,090)
General and administrative expenses	(426,290)	(446,158)	(374,369)
Other operating income	19,531	49,683	5,582
Reversal of provision for loss on investments	—	—	73,578
Goodwill amortization	(2,164)	(4,026)	(20,491)

	(774,569)	(713,195)	(600,790)

OPERATING INCOME BEFORE FINANCIAL ITEMS	307,526	313,252	311,021
Financial income (expenses), net	(25,067)	22,220	6,337
Nonoperating income (expenses), net	3,730	(2,869)	(12,429)

	(21,337)	19,351	(6,092)

INCOME BEFORE INCOME AND SOCIAL CONTRIBUTION TAXES, EQUITY IN AFFILIATES AND PROFIT SHARING	286,189	332,603	304,929

INCOME AND SOCIAL CONTRIBUTION TAXES
Current	(70,291)	(88,219)	(66,069)
Deferred	35,251	19,015	14,902

	(35,040)	(69,204)	(51,167)

INCOME BEFORE EQUITY IN AFFILIATES AND PROFIT SHARING	251,149	263,399	253,762
Equity in affiliates	87,056	76,463	74,715
Profit sharing	(14,656)	(14,385)	(10,586)

NET INCOME	323,549	325,477	317,891

The accompanying notes are an integral part of these financial statements.

COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA AND SUBSIDIARIES

STATEMENTS OF CHANGES IN FINANCIAL POSITION

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais - R$)

	2006	2005	2004
SOURCES OF FUNDS
From operations:
Net income	323,549	325,477	317,891
Items not affecting working capital:
Depreciation and amortization	91,915	84,392	80,714
Net book value of permanent assets written-off or sold	36,038	19,346	48,155
Equity in subsidiaries	(87,056)	(76,463)	(74,715)
Monetary and exchange variations on long-term assets	(18,438)	(22,144)	(19,650)
Monetary and exchange variations on long-term liabilities	(26,616)	(41,743)	(30,418)
Amortization of goodwill	2,164	4,026	20,491
Reversal of provision for loss on investments		—	(73,578)
Provision for impairment on investments (Note 12(i))	64,541
Provision for loss on tax incentive investments	280	337	192

	386,377	293,228	269,082

From third parties:
Long-term loans	423,945	21,090	7,843
Repayment of debentures from related companies	101,062	—
Transfer of debentures from long-term to current assets	9,905	—	—

	534,912	21,090	7,843

Total of sources	921,289	314,318	276,925

USES OF FUNDS
Investments	3,848	8,087	19,710
Property and equipment	148,112	130,463	131,880
Deferred charges	1,736	611	567
Investment in restricted temporary investments	54,958
Dividends and interest on capital paid	118,727	132,382	110,677
Increase in long-term assets	13,329	28,682	33,793
Decrease in long-term liabilities	7,595	8,591	20,847
Transfer of loans from long-term to current liabilities	176,496	9,281	8,844
Amortization of long-term loans	—	—	53,692

Total of uses	524,801	318,097	380,010

INCREASE (DECREASE) IN WORKING CAPITAL	396,488	(3,779)	(103,085)

REPRESENTED BY
Current assets:
At end of year	1,706,342	1,481,827	1,383,175
At beginning of year	1,481,827	1,383,175	1,343,697

INCREASE	224,515	98,652	39,478

Current liabilities:
At end of year	788,670	960,643	858,212
At beginning of year	960,643	858,212	715,649

INCREASE (DECREASE)	(171,973)	102,431	142,563

INCREASE (DECREASE) IN WORKING CAPITAL	396,488	(3,779)	(103,085)

The accompanying notes are an integral part of these financial statements.

COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA AND SUBSIDIARIES

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais - R$)

	Capital	Capital reserve investment incentives	Premium on issuance of shares	Legal reserve	Profit reserve	Retained earnings	Total shareholders’ equity
BALANCES AS OF DECEMBER 31, 2003	450,000	20,360	108,806	58,548	311,720	—	949,434

Capitalization of reserves	—	—	—	—	—	—	—
Net income	—	—	—	—	—	317,891	317,891
Distribution of net income to:
Legal reserve	—	—	—	15,894	—	(15,894)	—
Statutory reserves	—	—	—	—	191,320	(191,320)	—
Dividends	—	—	—	—	—	(17,516)	(17,516)
Interest on capital	—	—	—	—	—	(93,161)	(93,161)

BALANCES AS OF DECEMBER 31, 2004	450,000	20,360	108,806	74,442	503,040	—	1,156,648

Capitalization of reserves	130,000	(20,360)	(108,806)	—	(834)	—	—
Fiscal incentives	—	600	—	—	—	—	600
Net income	—	—	—	—	—	325,477	325,477
Distribution of net income to:
Legal reserve	—	—	—	16,275	—	(16,275)	—
Statutory reserves	—	—	—	—	176,820	(176,820)	—
Interest on capital	—	—	—	—	—	(112,771)	(112,771)
Dividends	—	—	—	—	—	(19,611)	(19,611)
Other	—	—	—	—	—	—	—

BALANCES AS OF DECEMBER 31, 2005	580,000	600	—	90,716	679,026	—	1,350,342

Capitalization of reserves	445,000	—	—	—	(445,000)	—	—
Net income	—	—	—	—	—	323,549	323,549
Distribution of net income to:	—	—	—	—			—
Legal reserve	—	—	—	16,176	—	(16,176)	—
Statutory reserves	—	—	—	—	188,646	(188,646)	—
Interest on capital	—	—	—	—	—	(106,296)	(106,296)
Dividends	—	—	—	—	—	(12,431)	(12,431)

BALANCES AS OF DECEMBER 31, 2006	1,025,000	600	—	106,893	422,672	—	1,555,165

The accompanying notes are an integral part of these financial statements.

COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED

DECEMBER 31, 2006, 2005 AND 2004

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

1     Operations

Companhia Brasileira de Petróleo Ipiranga (the “Company”) and subsidiaries is a public company whose shares are traded on the São Paulo Stock Exchange (BOVESPA) and is controlled by members of the Bastos, Mello, Ormazabal, Tellechea and Gouvêa Vieira families.

The Company and its subsidiaries and affiliated companies are primarily engaged in the distribution of oil derivatives and related products, transportation, convenience stores and petrochemical industry and also hold non-controlling interests in companies engaged in the chemical and petrochemical business.

2    Presentation of consolidated financial statements

These financial statements were prepared in accordance with accounting practices adopted in Brazil (Brazilian GAAP), based on the corporate law and on the standards established by the Brazilian Securities Commission (CVM).

In order to improve the information provided to the market, the Company is including the statements of cash flows (parent company and consolidated) as an additional information in accordance with the determinations of the NPC 20 of IBRACON – Brazilian Institute of Independent Auditors.

The financial statements presented herein are different from the ones prepared by the Company for statutory purposes because they do not include the holding company’s stand-alone financial statements, have been adjusted with respect to the financial statements for statutory purposes to include in Note 25 a reconciliation of net equity and net income between the amounts under Brazilian GAAP Brazil and accounting principles generally accepted in the United States of America (U.S. GAAP) and have also been adjusted to present certain additional disclosures to facilitate its understanding by readers not familiar with accounting practices adopted in Brazil.

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include, but are not limited to, estimates relating to the useful lives of property, plant and equipment, accounting for contingencies and provisions for income taxes, among others. Actual results could differ in relation to these estimates.

3    Summary of significant accounting practices

The accounting practices adopted in Brazil (“Brazilian GAAP”) to record transactions and prepare the consolidated financial statements comply with those prescribed by Brazilian corporate law and specific standards established by the Brazilian Securities Commission (CVM), which differ in certain respects from U.S. GAAP. See Note 25 for further discussions of these differences and a reconciliation of shareholders’ equity and consolidated net income between Brazilian GAAP and U.S. GAAP.

The following is a summary of significant accounting policies followed in the preparation of the accompanying consolidated financial statements:

(a) Cash and cash equivalents

Cash and cash equivalents comprise highly-liquid temporary cash investments (with maturities of 3 months or less when acquired and readily convertible to cash).

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

Financial investments are stated at cost plus contracted remuneration, proportionally recognized up to the date of the financial statement date. Carrying amounts approximates fair value as of all dates presented.

(b) Allowance for doubtful accounts

The Company has individual customer credit information, which is used to assess customer ability to pay. The allowance is recorded in an amount considered sufficient by management to cover probable losses on realization of accounts receivable.

(c) Inventories

Stated at the lower of average acquisition or production cost or net realizable value.

(d) Investments in affiliates and goodwill

Accounted following the equity method with a corresponding entry to operating income.

Goodwill on the acquisition of subsidiaries is amortized over 10 years, the estimated period of realization.

(e) Property, plant and equipment

Stated at acquisition or construction cost, monetarily adjusted through December 31, 1995. Depreciation is calculated following the straight-line method based on the estimated economic useful lives of the assets. Leasehold improvements are depreciated over the term of the agreement or the economic useful lives of the assets, whichever is shorter.

(f) Loans and financing

Stated at the amount of principal, plus financial charges incurred on a pro rata basis through the balance sheet date. Foreign currency-denominated loans were converted into Brazilian reais at the exchange rates prevailing at the balance sheet date.

(g) Income and social contribution taxes

Tax expense is calculated based on the income tax rate of 15% plus a 10% surtax and social contribution tax rate of 9%.

(h) Deferred income and social contribution taxes

Calculated on temporary differences and on tax loss carryforwards using the income tax and social contribution tax rates effective for the period in which the tax effects are expected to be realized.

Deferred income and social contribution tax assets are only recognized up to the amount that is likely to be realized within the next 10 years as established by CVM Instruction No. 371/02.

(i) Provision for contingencies

Recorded for contingent risks whose likelihood of loss is probable, based on the opinion of management and inside and outside legal counsel. The provision is recorded based on the estimated losses upon the final resolution of lawsuits.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

(j) Interest on capital

Interest on capital can be paid by Brazilian companies in lieu of, or in addition to, mandatory dividend stipulated by the respective company’s bylaws. Interest on capital is calculated within the limits established by Law No. 9,249/95 for a maximum amount computed as the TJLP (long term interest rate) applied on the respective shareholders’ equity.

Interest on capital received from affiliates is recorded as a receivable. Interest on capital payable, since it represents in essence dividends, is recorded as a reduction in “Retained earnings”.

(k) Pension and other post-employment benefits

Pension and other post-employment benefits liabilities to employees, retirees and pensioners (net of the assets of the plans) are recorded based on the actuarial calculation prepared by an independent actuary, using the Projected Unit Credit Method.

(l) Other assets and liabilities

Other assets and liabilities, classified as current and long term, are stated at realizable or estimated settlement amounts. These assets and liabilities are stated at cost or realizable value and known or estimated amounts, respectively, including, when applicable, interest and monetary and exchange variations.

(m) Results of operations

Revenue from sale of products is recognized when significant risks and benefits related to the product ownership pass to customer. Other income, expenses and costs are recognized when incurred and/or realized. The result includes interest and monetary and exchange variations, at contractual indexes or official rates, applicable to current and long-term assets and liabilities and, when applicable, the effects of adjustments of assets to its net realizable value.

Sales incentives are generally recognized as expenses and include, but are not limited to, discounts and rebates. Volume-based incentives payable in cash include amounts paid in advance with the commitment of the customer to reach specified minimum volumes over a certain period of time and incentives payable only after the minimum volumes have been met in a defined period of time. Volume-based incentives paid in advance are recognized as asset and subsequently recorded as cost of revenues in the statement of revenues and direct expenses over the period of the commitment of minimum sales. Volume-based incentives payable only after meeting the minimum volume are recognized as expense at the moment when the target volume has been achieved.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

4    Consolidation criteria

The consolidated financial statements have been prepared in accordance with the consolidation principles established by Brazilian GAAP and include the accounts of the Company and the following subsidiaries:

Consolidated subsidiaries	Location	Shareholding – %
am/pm Comestíveis Ltda.	Brazil	99.99999
Empresa Carioca de Produtos Químicos S.A.	Brazil	99.99800
Ipiranga Asfaltos S.A.	Brazil	99.99175
Ipiranga Comercial Importadora e Exportadora Ltda.	Brazil	99.00000

Ipiranga Trading Ltda.	British Virgin Islands	100.00000
Tropical Transportes Ipiranga Ltda.	Brazil	99.99685
Ipiranga Imobiliária Ltda.	Brazil	99.99998
Ipiranga Logística Ltda.	Brazil	99.00000
Maxfácil Participações S.A. (*)	Brazil	34.00000

(*)	Shared control with Distribuidora de Petróleo Ipiranga S.A. (“DPPI”) which holds a 16.0% interest and with União de Bancos Brasileiros S.A. – UNIBANCO which holds 50.0%. Change in Ipiranga Participações Societárias S.A.’s corporate name. Maxfácil was incorporated by the Company and DPPI. Subsequently, UNIBANCO contributed in cash the amount of R$ 171 million for a 50.0% interest resulting in the recognition by the Company of a gain in change of interest of R$ 58,136. Maxfácil is a joint-venture which business purpose is to offer financial services to the customers and distributors of Ipiranga products for a period of 10 years.

The following practices were adopted in the preparation of the consolidated financial statements:

(a)	Intercompany balances and transactions and unrealized profits have been eliminated; and

(b)	Minority interest in fully-consolidated subsidiaries is presented in a separated caption.

5    Cash and cash equivalents

	2006	2005
Cash and banks	9,639	13,749
Certificates of Deposit (CDBs)	69,924	1,873
Debt securities	7,491	5,001
Sale and repurchase agreements (*)	60,677	—

	147,731	20,623
(-) Current	89,902	20,623

Long term	57,829	—

(*)	Sale and repurchase agreements of debentures carrying interest at 100% of the CDI.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

6    Trade accounts receivable

	2006	2005
Domestic market:
Trade notes receivable	964,352	895,941
Customer financing	292,905	273,405

	1,257,257	1,169,346
Foreign market- Receivables	3,542	3,370

	1,260,799	1,172,716
(-) Current	1,101,168	1,033,354

Long term	159,631	139,362

Long-term portion is mainly represented by customer financing. Under customer financing, cash loans are provided to gas stations using the Ipiranga brand. Such loans are generally used by the gas stations to finance renovation and modernization of fuel stations, as well as for working capital including acquisition of products and investing in marketing. Customer financing are generally for periods up to 10 years and carry interest of 1% per month.

7    Related-party transactions

Intercompany transactions are conducted under price and period conditions similar to those adopted for transactions with unrelated parties and are as follows:

Companies	Trade accounts receivable (current)	Debentures and receivable from the sale of warrants from related parties (current)		Debentures and receivable from the sale of warrants from related parties (long term)		Trade accounts payable	Sales	Purchases	Financial income
Distribuidora de Produtos de Petróleo Ipiranga S.A.	3,327	—		—		1,456	68,136	12,138	—
Ipiranga Química S.A.	2,100	9,905	(a)	32,642	(a)	433	19,837	5,262	14,741
Ipiranga Petroquímica S.A.	328	—		—		—	584	3,770	—
Refinaria de Petróleo Ipiranga S.A.	11	—		—		—	121	1,274	15
Others	59	—		—		270	—	154	—

Total as of December 31, 2006	5,825	9,905		32,642		2,159	88,678	22,598	14,756

Distribuidora de Produtos de Petróleo Ipiranga S.A.	3,468	—		—		369	47,077	3,723	—
Ipiranga Química S.A.	838	—		128.868		458	7,952	4,533	21,684
Ipiranga Petroquímica S.A.	81	—		—		110	261	6,500	—
Refinaria de Petróleo Ipiranga S.A.	4	—		—		2	123	838	—
Others	39	—		—		171	—	—	—

Total as of December 31, 2005	4,430	—		128,868		1,110	55,413	15,594	21,684

Distribuidora de Produtos de Petróleo Ipiranga S.A.							40,020	41,115	—
Ipiranga Química S.A.							3,297	3,951	16,041
Ipiranga Petroquímica S.A.							126	5,861	(414)
Refinaria de Petróleo Ipiranga S.A.							1,535	15,724	—

Total as of December 31, 2004							44,978	66,651	15,627

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

(a) Debentures issued by Ipiranga Química in 2003

The Extraordinary Shareholders’ Meeting of Ipiranga Química S.A. held on May 26, 2003 approved the issuance of two series of private convertible debentures, consisting of 11,000 Series A debentures, with face value of R$ 10 each, amounting to R$ 110,000, and 80,000 Series B debentures, with face value of R$ 1 each, amounting to R$ 80,000. Both series of debentures mature on June 1, 2008.

On June 12, 2003, DPPI fully subscribed the Series A and the Company fully subscribed the Series B.

The subscribed debentures pay interest based on the CDI interest rate, plus spread subject to renegotiation every 6 months (for Series A) and every 5 months (for Series B) as established by the indenture dated June 1, 2003.

The spread for Series A debentures, for the most part of 2005, was 1.5% per year, and changed to 1.0% per year on December 1, 2005, remaining the same for 2006. The spread for Series B debentures was 1.0% per year in 2005 remaining the same for 2006.

Debentures are convertible into common shares of Ipiranga Química S.A. at any time after its issuance and until its maturity or redemption at the option of the holder.

The conversion price is a fixed amount established in the Indenture of the debentures. However, the quantity of common shares to be received upon conversion will be higher than the amount determined as face value of the debentures divided by the conversion price if they are converted before June 1, 2007. The quantity of additional shares to be received will be 25% if converted up to June 1, 2004, 18.2177% if converted before June 1, 2005, 11.8034% if converted before June 1, 2006 and 5.7371% if converted before June 1, 2007.

(b) Early partial redemption of the debentures in 2006

The shareholders’ meetings of Ipiranga Petroquímica S.A. (“IPQ”, a subsidiary of IQ) held on April 28, 2006 approved the payment of supplementary dividends and a capital reduction, scheduled for June 13, 2006 and July 31, 2006, respectively. Considering that IQ, due to its interest in IPQ, received funds on said dates, the Board of Directors of IQ, at a meeting held on May 2, 2006, resolved that IQ would partially early redeem its debentures, which were issued on June 1, 2003 due to the financial cost of this debt.

As a result, in 2006, IQ partially amortized 71.6% of the Series B debentures, subscribed by CBPI, in the amount of R$ 101,062 thousand (there was no amortization in 2005).

(c) Modification of terms of the debentures and sale of warrants by the Company

Pursuant to a Memorandum of Understanding signed on October 3, 2005, the Company, DPPI and Refinaria de Petróleo Ipiranga S.A. (the controlling shareholder of IQ) agreed to hold an Extraordinary Shareholders’ Meeting of IQ to approve a change in the type of debentures, issued by IQ on June 1, 2003.

The changes approved on the meeting held on October 6, 2005 were: (i) to change the debentures from convertible to nonconvertible without making any other change in the terms or conditions of the debentures, and (ii) the issuance of warrants to the holders of the debentures, without any charge, replacing the conversion right established for the debentures; the terms of the warrants allow their holder to purchase common shares of IQ in exactly the same terms than the conversion features originally included in the debentures.

Subsequently, on December 1, 2005, a Sale Agreement was signed whereby DPPI sold for R$ 29 million to Refinaria de Petróleo Ipiranga S.A. the warrants it has obtained. The amount for the sale of the warrants is payable on October 3, 2007, and carries interest at the CDI interest rate.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

8    Inventories

	2006	2005
Fuel	299,215	321,614
Lubricants and greases	35,279	26,511
Raw materials, packaging and storeroom	27,155	23,040
Advances to suppliers	63,929	13,600

	425,578	384,765

9    Recoverable taxes

	2006	2005
Income tax	10,426	14,658
Social contribution tax	3,939	5,459
ICMS (State VAT)	36,262	18,711
IPI (Federal VAT)	5,931	4,134
Other	1,394	915

	57,952	43,877

(-) Current	54,967	40,440

Long term	2,985	3,437

10    Income and social contribution taxes

(a) Deferred

Deferred tax assets are recognized based on the Company’s history of profitability, supported by budgets, approved by management, which estimate future income for the realization of this asset over a period not exceeding 10 years.

Deferred tax assets and liabilities are as follows:

	2006	2005
Assets
Provision for pension and other post-employment benefits	53,471	61,462
Provision for contingencies	91,371	90,774
Provision for variable compensation	30,465	36,785
Provision for loss on investment in Termogaúcha – Usina Termelétrica S.A. (Note 12)	64,541	—
Provision for loss on property and equipment	—	10,318
Other provisions	16,003	10,248

Tax basis	255,851	209,587
Statutory rate	34%	34%

Deferred income and social contribution taxes	86,989	71,260

(-) Current	50,838	29,137

Long term	36,151	42,123

Long-term liabilities
Property, plant and equipment – accelerated depreciation	2,513	2,866
Statutory rate	25%	25%

Deferred income tax	628	716

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

(b) Estimated realization of deferred tax assets

The realization of tax credits and debts is based on future taxable income projections limited to the 10 years after each balance sheet date, as follows:

	2006	2005
2006	—	29,137
2007	50,838	20,934
2008	20,525	2,398
2009	2,038	2,219
2010	1,586	2,305
2011 to 2013	5,422	7,958
2014 to 2016	6,580	6,309

	86,989	71,260

(c) Reconciliation of effective income tax and social contribution tax rate

	2006	2005	2004
Reconciliation of current income and social contribution taxes
Income before income taxes, profit sharing and minority interest	286,189	332,603	304,929
Additions and deductions:
Goodwill amortization	2,164	4,026	20,491
Gain on change in equity interest	(58,136)	—	—
Profit sharing	(14,656)	(14,385)	(10,586)
Interest on capital	(106,296)	(112,771)	(93,161)
Provision for variable compensation	30,465	36,785	23,371
Provision for loss on investments	64,541	—	(73.578)
Provision for contingencies	5,050	45,635	5,262
Reversion for post-employment benefits	(7,579)	(38,624)	701
Marketing	6,427	7,606
Other additions and deductions		21	18,322

Tax basis	208,169	260,896	195,751
Statutory rate	34%	34%	34%

Current income and social contribution taxes	(70,777)	(88,705)	(66,555)

Additional in IRPJ (corporate income tax) rate	486	486	486

Current income and social contribution taxes	(70,291)	(88,219)	(66,069)

Reconciliation of deferred income and social contribution taxes
Provision for variable compensation	30,465	36,785	23,371
Recognition (reversal) of reserve for contingencies	5,050	45,635	5,262
Recognition (reversal) of provision for post-employment benefits	(7,579)	(38,624)	701
Provision for loss on investments	64,541	—	—
Other temporarily non-deductible provisions	11,203	12,131	14,496

Tax basis	103,680	55,927	43,830
Statutory rate	34%	34%	34%

Deferred income and social contribution taxes	35,251	19,015	14,902

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

11    Prepaid expenses

	2006	2005
Lease contracts	13,058	12,918
Marketing	1,339	—
Prepaid insurance	530	461
Other prepaid expenses	2,739	3,256

	17,666	16,635

(-) Current	6,541	5,561

Long term	11,125	11,074

Long-term portion refers substantially to prepaid lease contracts.

12    Investments in affiliates

•

Ipiranga Química S.A. (IQ): distributor of chemical products and parent company of IPQ – Ipiranga Petroquímica S.A. (IPQ) In the Extraordinary General Meeting held on November 16, 2006 Ipiranga Comercial Química S.A. (ICQ) had its corporate name changed to Ipiranga Química S.A.

•

Transportadora Sulbrasileira de Gás S.A. (“TSB”): Entity responsible for the construction and operation of a gas pipeline between the cities of Uruguaiana and Porto Alegre, in the Rio Grande do Sul State.

•

Termogaúcha – Usina Termelétrica S.A. (in liquidation) – Entity created for the purpose of installing and operating a thermoelectric power plant in the South Petrochemical Complex, in the city of Triunfo, Rio Grande do Sul State.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

	IQ (ii)	Termogaúcha (i)	TSB (iii)	2006	2005
Information on investment for the purpose of calculating the equity results
Total of shares/quotas-Ordinary stock	180,853,642	892,060	16,100
Percentage interest:
Capital	41.47311	26.23113	20.00000
Elector capital	41.47311	26.23113	20.00000
Capital	294,533	328,300	80,500
Shareholders’ equity of the investee	599,127	340,077	29,336
Net income (loss) of the investee	220,861	—	(1,375)

Changes in investments during the years presented
Beginning balance	156,878	85,359	8,306	250,545	170,019
Capital increase	—	3,850	—	3,850	8,089
Provision for impairment	—	(64,541)	—	(64,541)	—
Distribution of cash to shareholders	—	(24,396)	—	(24,396)	—
Goodwill amortization	—	—	(2,164)	(2,164)	(4,026)
Equity in affiliates	87,331	—	(275)	87,056	76,463

Ending balances	244,209	272	5,867	250,348	250,545

(i)	Impairment on investment in Termogaúcha and liquidation

At the Extraordinary Shareholders’ Meeting held on September 12, 2006, the shareholders of Termogaúcha approved its liquidation, considering the conditions of natural gas supply and higher costs of maintenance, preservation and storage of the already acquired generating equipment. The Company recorded a provision for impairment in the equity investee of R$ 64,541. On the same date, the Annual and Extraordinary Shareholders’ Meeting approved a capital increase in Termogaúcha and the subsidiary CBPI paid R$ 3,850, corresponding to several advances for future capital increase, which were previously recorded in long-term assets.

On December 14, 2006, a new Extraordinary Shareholders’ Meeting of Termogaúcha approved the distribution of cash (resulting from the liquidation process) to the shareholders, under article 215 of the Brazilian corporate law. CBPI received R$ 24,396.

(ii)	At the Extraordinary Shareholders’ Meeting held on November 16, 2006, the name of Ipiranga Comercial Química S.A. changed to Ipiranga Química S.A.
(iii)	During 2006 the Company recognized a full impairment on the goodwill of TSB for R$ 2,164.

13    Property, plant and equipment

	Annual depreciation rates – %	2006			2005
		Cost	Accumulated depreciation	Net	Net
Land	—	124,973	—	124,973	127,193
Buildings and constructions	4	206,672	(106,908)	99,765	97,353
Distribution equipment and installations	11.19	948,650	(572,131)	376,520	340,366
Furniture and fixtures and vehicles	12.95	77,367	(50,073)	27,294	21,517
Leasehold improvements (1)	6.2	61,062	(34,668)	26,394	22,363
Construction in progress	—	50,908	—	50,908	40,463
Advances to suppliers	—	9,024	—	9,024	20,552
Other	—	8,385	(4,649)	3,735	1,835

		1,487,041	(768,429)	718,613	671,642

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

(1)	Leasehold improvements are depreciated over the term of the agreement or the useful life of the asset, whichever is shorter.

14    Loans and financing

Characteristics	2006		2005		Interest rate based on	Additional charges	Guarantees
	Current	Long term	Current	Long term
Local currency

BNDES	8,762	20,267	4,971	23,873	TJLP	From TJLP + 4.4% p.a. up to TJLP + 5.1% p.a. / 80% TJLP + 20% of currencies portfolio + 4.5% p.a.	Assets/DPPI guarantees

Debentures (b)	11,355	350,000	—	—	CDI	103.8% of the CDI	No guarantees

Financial Institutions	—	60,371	—	—	CDI	100.0% of the CDI	Debentures acquired by the subsidiary

Debtor balance	46,000	—	12,868	—	—	No charges	No guarantees

Subsidiaries	32,661	8,552	38,357	4,910	TJLP	From TJLP + 1.7% p.a. up to TJLP +4.5% p.a. 106.4% up to 106.5 % of the CDI	Assets/CBPI and Repisa guarantees

	98,778	439,190	56,196	28,783

Foreign currency

Compror	—	—	154,940	—		Exchange variations US$ + 1.0% p.a. up to + 1.3% p.a. Exchange variations Ienes + 1.4% p.a.	Promissory note

Notes (a)	4,935	119,942	7,730	312,987		Exchange variations US$ + 9.875% p.a.	No guarantees

Subsidiaries	11,519	3,469	9,451	—		From v.c. + 6.0% p.a. up to + v.c. + 8.2% p.a.	CBPI guarantees

	16,454	123,411	172,121	312,987

Total consolidated	115,232	562,601	228,317	341,770

BNDES – National Bank for Economic and Social Development

TJLP – Long-term interest rate

CDI – Interbank Deposit Rate

REPISA – Refinavria de Petróleo Ipiranga S.A.

(a)	On August 1, 2003, the Company issued US$ 135 million in notes in the international market. On August 1, 2005, when interest increased from 7.875% per year to 9.875% per year some of the holders decided to early redeem its notes in the amount of US$ 1,285 or R$ 3,072. In 2006, there was a partial redemption in the amount of US$ 79,574 or R$ 164,811, which represents the acceptance of the repurchase offer made by the Company to the bondholders.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

(b)	On April 18, 2006, the Company registered with the Brazilian Securities Commission (CVM) a public offering of 35,000 debentures, of a single series, nonconvertible, with face value of R$ 10 each, and issued on April 1, 2006, in the amount of R$ 350,000. The debentures mature on April 1, 2011 with principal repaid in three annual instalments. They pay interest, from the issuance date, on their unit face value, of 103.80% of the daily average rate of interbank deposits (“Taxa DI over extra grupo”), disclosed by the Clearinghouse for the Custody and Financial Settlement of Securities (“CETIP”). Interest is payable every 6 months from the issuance date of the debentures.

The long-term portion matures as follows:

	2006	2005
2007	—	10,706
2008	193,710	323,047
2009	126,187	6,774
2010	124,716	1,243
2011	117,988	—

	562,601	341,770

15    Taxes payable

	2006	2005
Income tax	9,286	10,041
Social contribution tax	3,214	3,326
PIS (tax on revenue)	1,628	1,900
COFINS (tax on revenue)	7,532	8,703
ICMS (State VAT)	28,167	43,559
Other	734	1,083

	50,561	68,612

16    Contingencies

(a) Probable losses

A provision was recognized to cover probable losses estimated by management, supported by external and internal legal counsel, arising from the following lawsuits:

	2006	2005
Tax lawsuits	75,828	72,066
Civil lawsuits	5,659	8,000
Labor lawsuits	9,884	10,708

Total	91,371	90,774
(-) Current	32,354	33,753

Long term	59,017	57,021

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

•	Civil lawsuits

As of December 31, 2006 and 2005, civil lawsuits of the Company’s subsidiaries are mostly related to clauses of lease and supply agreements entered into with customers and indemnity claims arising from these agreements and civil liability.

•	Labor lawsuits

Labor lawsuits of the Company and its subsidiaries refer mainly to lawsuits filed by former employees and outsourced professionals claiming payroll charges, such as overtime, hazardous duty premium, etc.

•	Tax lawsuits

Tax lawsuits referred mainly to: (1) requirement of reversal of credits for ICMS on the provision of proper transportation services during the period the system of freight reimbursement by DNC (currently National Oil, Natural Gas and Biofuel Agency – ANP) was in effect and, although the freight reimbursements have always been made by DNC without the ICMS amount, previous court decisions have been unfavorable to the Company’s arguments; (2) requirement of ICMS/Tax Substitution on interstate sales to end consumers under ICMS Agreement No. 105/92, subsequently amended by Agreement No. 112/93, in which the STF (Federal Supreme Court) resolved the matter, defining that the ICMS on fuel belongs to the State that consumes the fuel, even if the fuel is sold to the end consumer; (3) requirement of reversal of credits for ICMS, in Minas Gerais State, on interstate shipments made pursuant to article 33 of ICMS Agreement No. 66/88, which allowed the maintenance of the credit and which was suspended by an injunction granted by the STF; and (4) assessments due to undue deduction of discounts from the ICMS tax basis, in Minas Gerais State, owed on a tax substitution basis.

(b) Possible losses

Lawsuits for which management assessed the probability of loss as “possible”, based on the opinion of its internal and external legal counsel, are not accrued in the financial statements and are composed of:

	2006	2005
Tax lawsuits	225,806	178,226
Civil lawsuits	69,143	57,387
Labor lawsuits	14,400	21,975

Total	309,349	257,588

•	Tax lawsuits

Tax lawsuits of the Company included in this classification were principally related with: (1) requirements for the reversal of ICMS credits, except in the Minas Gerais State, upon interstate outflows, as defined in the article 33 of ICMS Agreement 66/88, which allowed the maintenance of credit and which was suspended by an injunction conceded by the STF; (2) assessment for ICMS and reversals of credits of the tax due on the purchases of basic oils, interstate shipments which were not taxed, based on a constitutional rule of non-incidence; (3) demands to reverse ICMS credits related with the provision of transport services related to interstate operations which were not taxed, based on a constitutional rule of non-incidence; (4) demands to reverse ICMS credits derived from excess taxation generated on the purchase of products in the Petroleum Refinery under the tax substitution system, appropriated on the basis of the non-occurrence of one of the commercialization stages defined as the presumed originator, in direct sales to clients which were the final consumers; and (5) demands for ICMS payment on the sales to Pará’s clients in the fishing sector that benefit from tax exemption due to a presumed lack of authorization of SEFAZ/PA. These suits are at different stages, in the administrative and judicial sphere, such as production of proof and of jurisprudence consolidation in the higher courts.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

•	Civil lawsuits

Civil lawsuits of the Company and its subsidiaries are mostly related to clauses of lease and supply agreements entered into with customers and indemnity claims arising from these agreements and civil liability.

•	Labor lawsuits

Labor lawsuits of the Company and its subsidiaries refer to lawsuits filed by former employees and outsourced professionals claiming specific payroll benefits, lawsuits filed by former employees, outsourced professionals and employees of gas stations that are customers of the Company, related to payroll charges, such as overtime, hazardous duty premium, etc., which are in progress at the stage of providing evidence, without a decision having been reached.

(c) Contingent assets

The Company and its subsidiaries filed judicial and/or administrative proceedings with Federal and State tax authorities to recover taxes unduly paid or overpaid. These proceedings, when concluded, may represent income that, due to its contingent nature, is not recorded in the financial statements as of December 31, 2006.

Due to the progress of lawsuits and based on their legal counsel’s opinion, the companies’ management assessed the likelihood of a favorable outcome in the aforementioned lawsuits as probable or possible, depending on the specific circumstances. As of December 31, 2006 said lawsuits may be summarized as follows:

Federal level
Corporate income tax – rate increase	7,087
FGTS (severance pay fund) – refund of tax	263
National Telecommunication Fund	2,077
PIS/COFINS (taxes on revenue) – increase in tax basis	26,828

36,255

State level
State income surtax (AIRE)	12,390

17    Employee and management profit sharing

Profit sharing is calculated based on net income for the year, after deducting accumulated deficit, if any, and provision for income and social contribution taxes, and is distributed as follows:

(a) Employee profit sharing

Calculated based on 3% of net income from operations, which will be computed excluding income from investments in companies (recorded in the stand-alone individual statements of income of the Company as equity in subsidiaries and affiliates), amortization of goodwill or negative goodwill, sale or write-off of investments in companies and, finally, interest paid or received by the Company as interest on capital.

(b) Management profit sharing

At the discretion of the Board of Directors, management profit sharing will be calculated based on up to 10% of income after deducting employee profit sharing and cannot exceed the annual global compensation established at the Shareholders’ Meeting.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

18    Provision for pension and other post-employment benefits

(a) Pension benefits provided by Fundação Francisco Martin Bastos

The Company, together with other Petróleo Ipiranga companies, sponsors Fundação Francisco Martins Bastos (FFMB), a closed pension entity that manages and operates pension plans for the employees of Petróleo Ipiranga companies.

FFMB Benefit Plan was created in 1993. Initially, only the “basic benefit” was established (a defined benefit plan) and in July 1998 the “supplementary benefit” (structured as a defined contribution plan in the phase of capitalization of estimated benefits) was implemented, whose contribution is computed as a percentage over variable compensation. The pension plan is funded by the sponsors and participants.

On August 31, 2005, the SPC (Secretariat for Pension Plan), through Official Letter No. 1003/SPC/DETEC/CGAT, approved the new Ruling of FFMB Benefit Plan. New regulations were introduced related to portability, deferred proportional benefit, self-sponsorship and redemption provided for in CGPC (Supplemental Pension Management Council) Resolution No. 6 of October 30, 2003, as well as changes in the calculation of benefits, new GAM-83 life expectancy table and change in the actuarial method from unit credit to projected unit credit became effective as actuarial adjustments.

The main changes in the calculations of benefits, approved in the new regulation, refer to the adjustment of the employee salary, gradual elimination of bonus for length of service credited for the purpose of calculating benefits and the increase in the percentage of reduction of the early retirement basic benefit.

These changes reduced the plan’s total cost for the sponsors by 36%, as defined by the actuary based on the percentage of the participants’ payroll for 2006.

In 2006, SPC, by means of CGPC Resolution No. 18, of March 28, 2006, established new technical/actuarial parameters for private pension plan entities. Therefore, the minimum life expectancy table that was adopted is AT-1983, increasing the life expectancy of active participants by approximately 2 years.

(b) Other post-employment benefits

According to CVM Resolution No. 371/00, the Company, in addition to the pension plan, recognizes a provision for other post-employment benefits related to bonus for length of service, FGTS (severance pay fund), health-care plan and life insurance for eligible retirees. Other post-employment benefits are unfunded and are provided directly by the Company and each of its subsidiaries of the Petróleo Ipiranga Group.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

The reconciliation of pension and other post-employment benefit liabilities as of December 31 is as follows:

	2006	2005	2004
Present value of funded obligations	(351,258)	(308,875)	(311,194)
Present value of unfunded obligations	(68,049)	(63,843)	(56,539)
Fair value of plan assets	362,335	301,316	254,243
Unrecognized actuarial gains (losses)	3,501	9,946	11,727

Net post-employment benefit liabilities	(53,471)	(61,456)	(101,763)

(-) Current	4,822	1,701	11,097

Long term	(48,649)	(59,755)	(90,666)

The portion of actuarial gains or losses to be recognized as income or expense is the amount of unrecognized gains and losses that exceed, in each year, the higher of the following amounts:

(i)	10% of the present value of the total actuarial obligation of the defined benefit; and
(ii)	10% of the fair value of plan assets.

The portion that exceeds such limits will be annually amortized dividing its amount by the remaining average length service estimated for the plan’s participants.

The amounts recognized in the statements of income are as follows:

	2006	2005	2004
Cost of current service	8,967	8,501	8,189
Cost of interest	40,878	40,332	37,927
Expected return on assets	(46,595)	(38,266)	(27,995)
Amortization of actuarial gain (losses)	963	753	867
Employees’ contributions	(2,890)	(3,552)	(3,966)

Total expenses in the year	1,323	7,768	15,022

Changes in net pension and other post-employment benefit liabilities may be shown as follows:

	2006	2005	2004
Net liability at beginning of year	(61,456)	(101,763)	(101,329)
Expenses in the year	(1,323)	(7,768)	(15,022)
Company’s contributions in the year	5,938	8,513	12,858
Benefits paid in the year	224	3,479	1,730
Adjustment to the present value of obligations/other adjustments	3,146	36,083	—

Net liability at end of year	(53,471)	(61,456)	(101,763)

The main actuarial assumptions applied are as follows:

•	Discount rate of actuarial obligation at present value - 10.8% per year

•	Expected long-term rate of return on assets - 13.2% per year

•	Projected average salary growth rate - 6.6% per year

•	Inflation rate (long term) - 4.5% per year

•	Medical services growth rate - 7.6% per year

Companhia Brasileira de Petróleo Ipiranga S.A. and Subsidiaries

Biometric assumptions used:

•	Mortality table - AT 1983 basic rated down by 10% (*)

•	Turnover table - adjusted Towers Perrin

•	Disabled mortality table - RRB 1983

•	Disability table - amended RRB 1944 rated

(*)	For life insurance benefit, the CSO-80 mortality table was used

19    Shareholders’ equity

(a) Capital

At December 31, 2006, the capital is comprised of 105,952,000 (2005 - 52,976,000) shares without a par value, of which 35,409,306 (2005 - 17,704,653) are common and 70,542,694 (2005 - 35,271,347) are preferred shares.

Preferred shares have no voting rights and have priority in the distribution of dividends and in the reimbursement of capital in the event of liquidation of the Company.

(b) Reserves

The Extraordinary Shareholders’ Meeting held on April 28, 2006 approved amendment to article 34 of the bylaws so that the Company has only one profit reserve, named “Reserve for Working Capital and Conservation and Improvement of Installations”. With this amendment, the Company’s bylaws establish that the balance of the retained earnings account shall be allocated to the “Reserve for Working Capital and Conservation and Improvement of Installations”, after distribution of dividends, up to the limit of the capital.

(c) Distribution of dividends

Shareholders are annually entitled to receive mandatory minimum dividends, corresponding to 30% of net income, after allocation of 5% to the legal reserve. Preferred shareholders are entitled to receive dividends or interest on capital 10% higher than those paid on common shares.

(d) Interest on capital and dividends

Interest on capital, in the amount of R$ 106,296 (2005 - R$ 112,771 and 2004 - R$ 93,161), was calculated according to the limits established by Law No. 9,249/95.

In addition, dividends in the amount of R$ 12,431 were paid on December 27, 2006.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

Interest on capital and dividends are calculated as follows:

	2006	2005	2004
Net income of the Parent Company	323,549	325,477	317,891
Legal reserve (5%)	(16,177)	(16,274)	(15,895)

Calculation basis for dividends	307,372	309,203	301,996

Total interest on capital	106,296	112,771	93,161

Total interest on capital, net of withholding income tax (IRRF)	90,352	95,855	79,187
Dividends	12,431	19,611	17,516

Total distributed dividends and interest on capital (net of IRRF)	102,783	115,466	96,703

20    Collaterals and guarantees

The Company provides collaterals and guarantees for some loan operations conducted directly or indirectly by certain subsidiaries, affiliates and other related parties.

As of December 31, 2006 and 2005 amounts referring to these operations are as follows:

	Parent Company and consolidated
Guaranteed company	2006	2005	Maturity
	—	9,872	2006
	11,763	—	2007

EMCA (2)	11,763	9,872

	—	20,036	2006
	19,719	65	2007

IASA (2)	19,719	20,101

IPQ (3)	40,500	75,350	2008

REFINARIA (1)	120,000	—	2007

	—	409	2006
	1,618	3,186	2007
	2,041	—	2008
	7,874	1,543	2010

TROPICAL (2)	11,533	5,138

	203,515	110,461

IASA	- Ipiranga Asfaltos S.A.
IPQ	- Ipiranga Petroquímica S.A.
EMCA	- Empresa Carioca de Produtos Químicos S.A.
TROPICAL	- Tropical Transportes Ipiranga Ltda.
REFINARIA	- Refinaria de Petróleo Ipiranga S.A.

(1)	A company controlled by members of the same families that control the Company
(2)	Entity consolidated by the Company
(3)	Entity equity accounted by the Company following the equity method

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

21    Financial instruments

In accordance with CVM Instruction No. 235/95, the Company and its subsidiaries estimated the fair value of their financial instruments, using available market information and appropriate estimation methodologies. However, both the interpretation of market data and the selection of estimation methodologies require reasonable judgment and estimates to determine the most adequate realizable value. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be obtained in active market trading. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

The Company and its subsidiaries conduct transactions involving financial instruments, all of which are recorded in balance sheet accounts, and are intended to meet their needs and reduce the exposure to credit, market, and currency risks. Management of these risks is performed by establishing strategies and control systems and setting position limits.

The main risks affecting the Company’s business are as follows:

(a) Currency risk

This risk arises from the possibility of the Company incurring material losses because of exchange rate fluctuations, which may affect the balances of foreign currency-denominated loans and financing.

The exposure to fluctuations in exchange rates is as follows.

	2006	2005
Amounts in US$ thousand
Loans and financing	65,419	180,029
Swap transactions	—	(36,775)

Net exposure	65,419	143,254

Amounts in ¥ thousand
Loans and financing	—	3,464,393
Swap transactions	—	(3,464,393)

Net exposure	—	—

Rates as of December 31, 2005 = R$ 2.3407/US$ and R$ 0.01983/¥.

Rates as of December 31, 2006 = R$ 2.1380/US$

(b) Credit risk

This is the risk of the Company incurring losses due to customers’ failure to pay accounts and financing. The Company reduces this risk by means of a credit policy and by obtaining collaterals for supply agreements signed with its customers for significant balances.

(c) Interest rate risk

This risk arises from the possibility of the Company incurring losses due to interest rate fluctuations that increase interest expenses on loans and financing.

The Company continuously monitors the market interest rates in order to evaluate the need for hedging against the volatility of these rates.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

(d) Financial income (expenses)

	2006	2005	2004
Financial income
Interest and monetary variation	56,543	64,215	74,124
Exchange variation	98	3,179	32,560
Other income	501	406	444

	57,142	67,800	107,128

Financial expenses
Interest and monetary variation	(72,297)	(36,483)	(43,823)
Exchange variation	47,851	28,368	(1,676)
Losses on swap transactions	(32,786)	(29,294)	(42,588)
Taxes (*)	(4,570)	(5,692)	(10,041)
Early retrieval of premium Notes	(14,222)	—	—
Other expenses	(6,185)	(2,479)	(2,663)

	(82,209)	(45,580)	(100,791)

Financial income (expenses), net	(25,067)	22,220	6,337

(*)	This refers to IOF and IR on foreign payments.

22     Nonoperating income (expenses)

	2006	2005	2004
Nonoperating income
Gain on change in equity interest (Note 4)	58,136	—	—
Gain on sale of property and equipment	12,941	7,938	11,836
Other	6,085	2,557	—

	77,162	10,495	11,836

Nonoperating expenses
Provision for impairment on investment (Note 12)	(64,541)	—	(190)
Loss on sale and write-off of property and equipment	(17,421)	(9,985)	(13,854)
Reversion (provision) for losses in property, plant and equipment—exploration right	10,318	(208)
Provision for loss on property, plant and equipment	—	—	(10,221)
Other	(1,788)	(3,171)

	(73,432)	(13,364)	(24,265)

	3,730	(2,869)	(12,429)

23     Insurance

The Petróleo Ipiranga companies have an insurance and risk management program that allows coverage and protection for all their insurable assets, including insurance coverage for risks of disruption of production, by means of an operational risk policy traded in the domestic and foreign insurance markets through the Brazilian Reinsurance Institute (IRB).

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

The insurance coverages and limits are based on a detailed study of risks and losses performed by local insurance brokers, and the insurance contracted is considered sufficient to cover possible losses, considering the nature of the companies’ activities.

The main insurance coverages are for operational risks, loss of profits, industrial and office multiperils, named risk-pools and civil liability.

24     Subsequent events

Acquisition of Ipiranga

On April 18, 2007, Ultrapar Participações S.A. for itself, and also as a commission agent of Braskem S.A. and Petróleo Brasileiro S.A. - Petrobras, acquired for R$ 2,113,107, from the controlling shareholders of Petróleo Ipiranga Group, 66.2% common shares and 13.9% preferred shares issued by Refinaria de Petróleo Ipiranga S.A. (“RPI”), 69.2% common shares and 13.5% preferred shares issued by Distribuidora de Produtos de Petróleo Ipiranga S.A. (“DPPI”), and 3.8% common shares and 0.4% preferred shares issued by Companhia Brasileira de Petróleo Ipiranga (“CBPI”). Of the total amount, Braskem and Petrobras paid R$ 1,394,675 under the terms of the commission among the parties.

Under the terms of the agreement among Ultrapar, Braskem and Petrobras, once all steps of the transaction mentioned below are finalized, Ultrapar will hold the distribution of fuel and lubricants in the Southern and Southeastern Regions (“South Distribution Assets”); Petrobras will hold the distribution of fuel and lubricants in the Northern, Northeastern and Central-Western regions (“North Distribution Assets”); and Brasken and Petrobras will hold 60% and 40%, respectively, of the petrochemical assets, represented by Ipiranga Química S.A. (“IQ”), its subsidiary Ipiranga Petroquímica SA (“IPQ”) and by the interest of the latter in Copesul—Companhia Petroquímica do Sul (“COPESUL”) (“Petrochemical Assets”). Assets related to oil refining held by RPI will be equally shared by Petrobras, Ultrapar and Braskem.

In the same agreement the parties established that Ultrapar is responsible for conducting a corporate restructuring in the companies acquired to separate the assets assigned to each acquiring company. The stages are as follows:

a)	Public Tag Along Offering to acquire common shares issued by RPI, DPPI, CBPI and IPQ held by other shareholders;

b)	Merger into Ultrapar of the preferred and any remaining common shares issued by RPI, DPPI and CBPI;

c)	Segregation of assets by means of: (i) capital reduction of RPI and CBPI to transfer the Petrochemical Assets directly to Ultrapar, for subsequent transfer to Braskem and Petrobras, under the terms of the commission, and (ii) spin-off of CBPI to transfer the North Distribution Assets to a company controlled by Petrobras.

On April 17, 2007, CADE (Economic Defense Council) issued an Injunction to maintain conditions that would allow to revert the asset acquisition by Braskem and Petrobras, as described in the Significant Event Notice published on April 18, 2007. The provisions related to Petrochemical Assets were reviewed on April 25, 2007 in the decision approved by CADE, with signature by Braskem of agreement for protection of reversibility of operation (APRO).

With said changes, CADE acknowledges the maintenance of the minority interest of Petrobras in COPESUL after the acquisition. In relation to fuel distribution, CADE granted 10 days so that Petrobras and Ultrapar present an alternative corporate governance model that preserves competition within the industry.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

25	SUMMARY AND RECONCILIATION OF THE DIFFERENCES BETWEEN ACCOUNTING PRACTICES ADOPTED IN BRAZIL AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

I - Narrative description of GAAP differences

The consolidated financial statements of the Company are prepared in accordance with Brazilian GAAP. Accounting policies, which differ significantly from U.S. GAAP, are summarized below.

(a) Inflation accounting

Under Brazilian GAAP, the Company accounts for the effects of inflation in its financial statements prepared in accordance with Brazilian GAAP through December 31, 1995. Through December 31, 1995, the Company used for this remeasurement the Fiscal Reference Unit (UFIR), the index established by the tax authorities for preparation of financial statements under Brazilian corporate law as well as the index selected by the CVM.

The reconciliation presents the effect of adjusting property, plant and equipment for U.S. GAAP purposes through December 31, 1997. Under U.S. GAAP, management of the Company considers that Brazil was considered to be a highly inflationary economy until December 31, 1997 and, as such, property, plant and equipment should be adjusted for inflation through such date.

In determining amounts under U.S. GAAP, the effects of inflation for the years ended December 31, 1996 and 1997 were determined using the “Índice Geral de Preços - Disponibilidade Interna - IGP-DI” index, which is a widely-accepted and respected index published monthly by the Fundação Getúlio Vargas.

Because the Company’s management believes that the IGP-DI is an appropriate and consistent measure of the general price inflation in Brazil and because of its availability, for U.S. GAAP purposes the Company adopted the IGP-DI for restatement of its financial statements also for periods through December 31, 1995, replacing the Government mandated index. As a result, property, plant and equipment has been monetarily adjusted for inflation using the IGP-DI since its acquisition through December 31, 1997.

(b) Capitalization of interest during construction in progress

Under Brazilian GAAP, prior to 1996 the Company was not required to capitalize the interest cost of borrowed funds as part of the cost of the related asset. Under U.S. GAAP, capitalization of borrowed funds during construction of major facilities is recognized as part of the cost of the related assets.

Under U.S. GAAP, interest on construction-period financing denominated in foreign currencies is capitalized using contractual interest rates excluding foreign exchange gains or losses.

(c) Pension and other post-employment benefits

(c.1) Pension benefits

Pension benefit obligations for Brazilian GAAP should be accounted for following CVM Instruction No. 371/00, which requires the mandatory application of Brazilian Accounting Standard IBRACON NPC 26. Under IBRACON NPC 26 the Company has accounted for the plan administered by FFMB (and to which several Petróleo Ipiranga companies contribute) by recognizing a percentage attributed to the Company of the funded status and of the cost of the plan.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

Under U.S. GAAP, considering that the financial information of the Company does not consolidate all the sponsors of the FFMB and such financial information does not represent the financial statements of the parent company of the Petróleo Ipiranga companies, the Company has accounted for its participation in the pension plan administered by FFMB as if it were a multi-employer plan.

As a result, the reconciliation presents: (a) the reversal of the pension plan asset/liability recognized for Brazilian GAAP as of each reporting date and the reversal of the related pension cost, and (b) the recognition as expense of the contribution due to the plan over the corresponding period.

(c.2) Other post-retirement benefits

As explained in Note 18, the accompanying financial statements account for other post-retirement benefits following IBRACON NPC 26. Other post-retirement benefits are unfunded and are the sole responsibility of each Petroleo Ipiranga company. Under IBRACON NPC 26 actuarial gains and losses are deferred and recognized in income over the estimated remaining service period of the employees to the extent that those actuarial gains and losses exceed 10% of the higher of the plan assets and the projected benefit obligation.

Under U.S. GAAP such benefits are accounted for following SFAS No. 106, “Employers’ Accounting for Post-retirement Benefits Other Than Pensions” and, as from December 31, 2006, following SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Post-retirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R)”. Under SFAS No. 158 the funded status of the other postretirement benefits must be recognized as a liability with an offsetting amount in accumulated other comprehensive income. As required by SFAS No. 158, provisions of SFAS No. 158 were applied on a prospective basis as from December 31, 2006.

Although projected benefit obligations are the same under Brazilian GAAP and U.S. GAAP, differences arise in the amounts recorded in the financial statements as result of: (i) that the date of initial measurement of funded status is different for Brazilian GAAP and U.S. GAAP and that under Brazilian GAAP there is no requirement to recognize an additional minimum liability, and (ii) the recognition, as from December 31, 2006, as a liability for U.S. GAAP purposes, of the funded status against accumulated other comprehensive income.

(d) Tax incentives

Under Brazilian GAAP, tax incentives are accounted for directly as an increase in a capital reserve account in shareholders’ equity. The Company records the taxes as expense in the consolidated statement of income for the amounts that would be due absent the benefit, and recognizes a reduction in the tax payable against the capital reserve.

For U.S. GAAP reconciliation purposes the amount of those incentives is recognized as reduction of the tax expense directly in the statement of income.

(e) Accounting for derivative financial instruments

As mentioned in Note 21, the Company has entered into swap transactions. Under Brazilian GAAP swaps are valued at its accrued amount determined as the difference as the amount receivable and the amount payable under the swap. The amounts receivable and payable are computed as their respective notional amount plus accrued charges based on their contractual terms.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

Under U.S. GAAP, SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” established accounting and reporting standards requiring that all derivative instruments be recorded in the balance sheet as either an asset or a liability measured at its fair value. Changes in the derivative’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. The Company has not accounted for any derivative instrument following hedge accounting.

The reconciliation presents the differences resulting from valuing the swaps at fair value under U.S. GAAP as opposed to valuing them at the accrued amount used under Brazilian GAAP. As of December 31, 2006 no significant difference was identified between the accrued amount and the fair value.

(f) Fair value of guarantees under FIN 45

Under Brazilian GAAP, the Company is not required to record any liability related to guarantees given to third parties unless contingent obligations to make future payments under the guarantees are considered probable.

The Company has not recorded any liability related to these guarantees under Brazilian GAAP as of any of the dates presented.

Under U.S. GAAP, the Company recognizes, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing guarantees in accordance with FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. In the event that, at inception of the guarantee, the Company is required to recognize a liability under SFAS No. 5, “Accounting for Contingencies”, the liability initially recognized would be the greater of: (a) the amount of fair value of the value of the obligation undertaken in issuing guarantee, or (b) the contingent liability amount required to be recognized at inception of the guarantee by applying SFAS No. 5.

Guarantees granted include those disclosed in Note 20 as well as guarantees provided to financial institutions that finance sales to selected customers under the vendor program. Under the vendor program the Company is the secondary obligor to the financial institutions

The reconciliation presents the effect of recognizing a liability for the fair value of these guarantees and the related effect in the statement of income.

(g) Accounting for asset retirement obligation

Under Brazilian GAAP, the Company’s practice is to expense amounts relating to retirement of certain assets as incurred.

Under U.S. GAAP, the Company adopts SFAS No. 143, “Accounting for Asset Retirement Obligations”. Asset retirement obligations correspond to the legally required obligation to remove fuel tanks upon retirement. Under SFAS No. 143, the fair value of asset retirement obligations are recorded as liabilities on a discounted basis when they are incurred, which is typically at the time the related assets are installed. Amounts recorded for the related assets will be increased by the amount of these obligations and depreciated over the related useful lives of such assets. Over time, the amounts recognized as liabilities will be accreted for the change in their present value until the related assets are retired or sold.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

(h) Gain on change in equity interest in Maxfácil

In December 2006, the business recognized a capital gain, in the amount of R$ 58,136, regarding the gain on change in equity interest in Maxfácil as described in Note 4.

The gain has been determined as a result of Maxfácil having issued new shares to UNIBANCO at a price higher than the carrying amount per share of the investment recorded by the Company in Maxfácil.

Under U.S. GAAP, considering that Maxfácil is a newly formed entity, the Company believes it does not meet the criteria for gain recognition established in SAB Topic 5-H.

The reconciliation presents the effect of reverting for U.S. GAAP the capital gain recognized under Brazilian GAAP.

(i) U.S. GAAP adjustments on net equity and net income of affiliates

The investments in Termogaúcha - Usina Termelétrica S.A., Ipiranga Química S.A. (“IQ”), and Transportadora Sulbrasileira de Gás S.A. (“TSB”) are accounted under the equity method under Brazilian GAAP.

Such investment would also be accounted for following the equity method under U.S. GAAP.

Differences between net equity and net income of the affiliates correspond mainly to: accounting for deferred charges, accounting for business combination and goodwill, accounting for pension and other post-employment benefits, revaluation of property, plant and equipment, capitalization of interest on property, plant and equipment, recognition of tax incentives, accounting for derivative financial instruments, accounting for dividends and interest on capital, and accounting for the provision for programmed maintenance.

The net effects of those adjustments are presented in the reconciliation to U.S. GAAP.

(j) Accounting for convertible debentures issued by Ipiranga Química S.A. and related warrants

j.1) Accounting for convertible debentures issued by IQ

Under Brazilian GAAP, convertible debentures issued by IQ described in Note 7 are accounted for as a single instrument at its cost plus accrued interest following the contractual terms.

Under U.S. GAAP the Company has concluded that the non-detachable conversion option included in the convertible debentures issued by IQ does not meet the definition of a derivative under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted”. The company accounted for the convertible debentures in accordance with FAS 115 “Accounting for Certain Investments in Debt and Equity Securities” and classified the instrument as a trading security. At the date of issuance, the total amount of the proceeds equals the fair value of the instrument so there is no GAAP difference at initial recording.

However, the convertible debenture was marked to market at every reporting period with charges to the statements of income for US GAAP purposes, creating a difference in valuation of the convertible instrument for US GAAP of R$ 21 million at the date of the modification of the terms.

j.2) Accounting for the modification of terms of the debentures and issuance of warrants

In October 2005, a modification was introduced in the terms of the debentures such that they were modified from convertible to non-convertible; no other terms of the debentures have been modified. At the same moment,

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

IQ issued to the holders of the debentures, detachable warrants which allow the holders of the warrants to acquire shares of IQ in the exact same terms as the previously existing non-detachable conversion option included in the debentures.

Under Brazilian GAAP, warrants are not separately recorded. The modification of the terms of the debentures and the issuance of warrants in October 2005 did not have any impact in the accounting for the debentures (which were originally convertible and in October 2005 were modified to non-convertible) under Brazilian GAAP which continued to be accounted for at its cost plus accrued interest and warrants issued by IQ are not accounted for.

For U.S. GAAP purposes, the Company has also classified the new debt instrument received as a trading security under FAS 115. In addition, the Company has concluded that the fair value of the warrant and non-convertible debenture received approximates the fair value of the convertible debenture prior to modification. Therefore, upon modification the Company recorded the warrant and debt at their fair values with no gain or loss recognized.

After the modification, the Company continued to mark to market the non-convertible debt instrument and warrant with charges to the statement of income.

The US GAAP reconciliation reflects the difference in the mark to market of the convertible debt instrument through the date of modification, and of the non-convertible debt instrument and warrant after the modification, compared to the amortized cost value recorded for Brazilian GAAP purposes.

(k) Accounting for refunds

The Company and its subsidiary CBPI offer to certain of their customers refunds in cash if they meet a specified cumulative volume of sales over a specified period of time. Under Brazilian GAAP, the refund is recognized as an expense when the cumulative volume of sales has been met. Such refunds are offered to a reduced group of customers and have begun to be offered recently.

Under U.S. GAAP, EITF 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)” , a Company should recognize a liability based on a systematic and rational allocation of the cost of honoring the commitment in each of the underlying transactions that result in progress toward earning the refund. Considering the reduced customers to which the refund is offered and the reduced historical experience, the Company believes that it cannot reasonably estimate the ultimate amount that will be earned by customers. As a result, under U.S. GAAP a liability is recognized for the maximum potential amount of the refund.

(l) Goodwill and business combinations

Under Brazilian GAAP assets and liabilities of entities acquired are reflected at book values. Goodwill is determined as the excess of purchase price paid over the book value of net assets acquired. Goodwill is amortized on a straight-line basis over the periods estimated to be benefited limited to 10 years.

In July 1998, the Company made a capital contribution to IQ. Under Brazilian GAAP, such transaction generated goodwill at the date of the transaction in the amount of R$ 49,393 and resulted in obtaining an interest in IQ of 41.47%.

Goodwill under Brazilian GAAP was totally amortized as of December 31, 2006 and 2005.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

Under U.S. GAAP, business combinations are accounted for following the purchase method. Under the purchase method assets and liabilities of the business acquired are recorded, to the extent of the percentage acquired, using fair values. Goodwill is determined as the difference between purchase price consideration and the fair value of assets acquired and liabilities assumed. If there is an excess of the fair value of net assets acquired over the purchase price such amount is used to reduce the carrying value of long-term assets. As from January 1, 2002 goodwill is not amortized but is tested, at least annually, for impairment.

The reconciliation of net equity between Brazilian GAAP and U.S. GAAP presents: (i) the reversal of the balance of goodwill recorded under Brazilian GAAP at each balance sheet date, (ii) the recognition for U.S. GAAP purposes of the difference resulting from adjusting assets and liabilities of the entity acquired at fair value, most significantly property, plant and equipment and investment in equity investees, (iii) the recognition of resulting goodwill under U.S. GAAP, and (iv) the related deferred taxes.

The reconciliation of net income between Brazilian GAAP and U.S. GAAP presents: (i) the reversal of goodwill amortization recorded under Brazilian GAAP, (ii) the recognition in income of adjustments of assets and liability at fair value, mostly depreciation of property, plant and equipment and equity in investees, and (iii) the related deferred tax effects.

m) Provision for dividends and interest on capital

Under Brazilian GAAP, at each balance sheet date the Board of Directors is required to propose a dividend distribution which, if not yet paid during the year, is accrued as a liability in the financial statements.

Under US GAAP, since proposed dividends in excess of the mandatory minimum dividend required to be paid by by-laws may be ratified or modified at the annual Shareholders’ Meeting, such proposed dividends in excess of the mandatory minimum dividends are not considered declared at the balance sheet date and therefore are not accrued. However, dividends accrued or interest on own capital already paid is considered declared for US GAAP purposes. Dividends declared as of December 31, 2004 exceeded mandatory minimum dividends and for that reason the provision for dividends recorded under Brazilian GAAP in excess of mandatory minimum dividends is being reverted in the reconciliation to US GAAP.

At December 31, 2006 and 2005 all dividends declared for the year were paid before year-end.

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

II-	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in net income

	Note 25.I.		2006	2005
Net income as reported under Brazilian GAAP			323,549	325,477
Inflation accounting: property, plant and equipment—incremental depreciation	(a	)	(21,276)	(23,741)
Deferred tax effects			7,234	8,072

			(14,042)	(15,669)

Pension and other post-employment benefits:	(c	)
Reversal of pension and other post-retirement expense recognized under Brazilian GAAP and recognition of contributions to FMBB Pension Plan as expense under U.S. GAAP			(7,985)	(40,307)
Contributions due and unpaid to FMBB pension plan			—	—
Recognition of net periodic pension cost for other post-retirement benefits under US GAAP			(9,823)	(6,241)
Deferred tax effects			6,055	15,825

			(11,753)	(30,723)

Accounting for asset retirement obligation	(g	)	229	1,189
Deferred tax effects			(78)	(404)

			151	785

Capitalization of interest costs during construction	(b	)	1,455	869
Deferred tax effects			(495)	(295)

			960	574

Fair value of guarantees under FIN 45	(f	)	(482)	2,999
Deferred tax effects			164	(1,020)

			(318)	1,979

Accounting for derivative financial instruments	(e	)	748	(6,604)
Deferred tax effects			(254)	2,245

			494	(4,359)

Gain on change in equity interest in Maxfácil	(h	)	(58,136)	—

Tax incentives	(d	)	—	600

Accounting for refunds	(k	)	2,346	1,650
Deferred tax effects			(798)	(561)

			1,548	1,089

Goodwill and business combinations:	(l	)
Reversal of amortization of goodwill under Brazilian GAAP			—	4,026
Fair value allocated to assets of IPQ—Amortization			(498)	(497)
Deferred tax effects			169	169
Fair value allocated to investments of IPQ in Copesul—Equity in income			5,163	5,164
Deferred tax over tax deductible goodwill			—	(1,369)

			4,834	7,493

Accounting for convertible debentures issued by IQ and warrants received by the Company	(j	)
Change in fair value of convertible debentures from January 1, 2005 to date of modification (October 2005)			—	(64,745)
Change in fair value of warrant and debenture after date of modification			720	24,354
Deferred tax effects			(245)	13,733

			475	(26,659)

U.S. GAAP adjustments on net equity and net income of affiliates	(i	)	(28,623)	137,621

Net income under U.S. GAAP			219,139	398,208

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

III -	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in shareholders’ equity

	Note 25.I.		2006	2005
Shareholders’ equity as reported under accounting practices adopted in Brazil			1,555,165	1,350,342
Inflation accounting: Property, plant and equipment—incremental depreciation	(a	)	14,078	35,354
Deferred tax effects			(4,786)	(12,020)

			9,292	23,334

Pension and other post-employment benefits:	(c	)
Reversal of pension and other post-retirement liabilities recognized under Brazilian GAAP			53,471	61,456
Recognition of other post-retirement liabilities under US GAAP			(60,445)	(50,622)
Deferred tax effects			2,371	(3,684)
Effects on other comprehensive income due to additional minimum liability			—	(575)
Deferred tax effects			—	196
Effect of adoption of SFAS 158 on the ending balance of accumulated other comprehensive income			(2,114)	—
Deferred tax effects			719	—

			(5,998)	6,771

Accounting for asset retirement obligation	(g	)	(79,619)	(79,848)
Deferred tax effects			27,070	27,148

			(52,549)	(52,700)

Capitalization of interest costs during construction	(b	)	8,922	7,467
Deferred tax effects			(3,033)	(2,539)

			5,889	4,928

Fair value of guarantees under FIN 45	(f	)	(1,386)	(904)
Deferred tax effects			471	307

			(915)	(597)

Accounting for derivative financial instruments	(e	)	—	(748)
Deferred tax effects			—	254

			—	(494)

Accounting for refunds	(k	)	(7,298)	(9,644)
Deferred tax effects			2,481	3,279

			(4,817)	(6,365)

Goodwill and business combinations:	(l	)
Reversal of goodwill under Brazilian GAAP			—	—
Fair value allocated to assets of IPQ, net of amortization			1,340	1.838
Deferred tax effects			(456)	(625)
Fair value allocated to investments of IPQ in Copesul			(10,330)	(15,493)
Recognition of goodwill under U.S. GAAP			90,331	90,331
Amortization of goodwill under U.S. GAAP up to 2001			(24,127)	(24,127)
Deferred tax over tax deductible goodwill			(12,302)	(12,302)

			44,456	39,622

Accounting for convertible debentures issued by IQ and warrants received by the Company	(j	)
Fair value of the difference between cost and fair value of convertible debenture as of December 31, 2004			85,836	85,836
Change in fair value convertible debenture from January 1, 2005 to date of modification (October 2005)			(64,745)	(64,745)
Change in fair value of warrant and debenture after date of modification			25,073	24,354
Deferred tax effects			(15,696)	(15,451)

			30,468	29,993

U.S. GAAP adjustments on net equity and net income of affiliates	(i	)	137,271	165,895

Shareholders’ equity under U.S. GAAP			1,718,262	1,560,729

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

IV -	Statement of changes in shareholders’ equity in accordance with U.S. GAAP

	2006	2005
Shareholders’ equity under U.S. GAAP as of beginning of the year	1,560,729	1,301,388
Net income	219,139	398,208
Gain on change in equity interest in Maxfácil	58,136	—
Dividends and interest on own capital	(118,727)	(132,382)
Dividends proposed in 2004 in excess of mandatory minimum and declared in 2005 (Note 25.I.m)	—	(6,105)
Effects on other comprehensive income due to additional minimum liability	—	(380)
Effect of adoption of SFAS 158 on accumulated other comprehensive income	(1,015)	—

Shareholders’ equity under U.S. GAAP as of the end of the year	1,718,262	1,560,729

Comprehensive income (under SFAS 130):
Net income	219,139	398,208
Effects on other comprehensive income due to additional minimum liability	—	(380)

Total comprehensive income	219,139	397,828

V -	Additional disclosures required by U.S. GAAP

(a) Earnings per share

Under Brazilian GAAP, net income per share is calculated on the number of shares outstanding at the balance sheet date. In these consolidated financial statements, information is disclosed per lot of one thousand shares, because this is the minimum number of shares that can be traded on the Brazilian stock exchanges.

Under U.S. GAAP earnings per share is retroactively restated to reflect in all periods presented the effect of stock dividends. During 2006 a stock split has been approved for one new share per existing share. Earnings per share has been retroactively restated to reflect the effect of such stock dividend.

Since the preferred and common shareholders have different dividends and voting rights (see Note 19), basic earnings per share have been calculated using the “two-class” method for U.S. GAAP purposes. The following table provides a reconciliation of the numerators and denominators used in computing earnings per share as required by SFAS No. 128:

	December 31, 2006
	Common	Preferred	Total
Undistributed net income	31,463	68,949	100,412
Distributed net income (dividends and interest on capital)	37,202	81,525	118,727

Numerator	68,665	150,474	219,139

Weighted average shares outstanding (per thousand shares)—basic and diluted (retroactively restated)	35,409	70,543	105,952
Basic and diluted earnings per share	1.9392	2.1331

	December 31, 2005
	Common	Preferred	Total
Undistributed net income	83,294	182,532	265,826
Distributed net income (dividends and interest on capital)	41,480	90,902	132,382

Numerator	124,774	273,434	398,208

Weighted average shares outstanding (per thousand shares)—basic and diluted (retroactively restated)	35,409	70,543	105,952
Basic and diluted earnings per share	3.5238	3.8761

Companhia Brasileira de Petróleo Ipiranga and Subsidiaries

(b) Statement of cash flows

COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais - R$)

	2006	2005	2004
Cash flows from operating activities
Net income	323,549	325,477	317,891
Adjustment to reconcile net income to cash provided by operating activities:
Equity in affiliates	(87,056)	(76,463)	(74,715)
Amortization of goodwill	2,164	4,026	20,491
Depreciation and amortization	91,915	84,392	80,714
Net loss on permanent assets written off or sold	4,480	2,047	2,018
Deferred income and social contribution taxes	(35,251)	(19,015)	(14,902)
Provision (reversal of provision) for contingencies	597	40,867	(6,941)
Provision (reversal of provision) for post-employment benefits	(7,985)	(40,307)	434
Allowance for doubtful accounts	1,892	7,047	5,410
Reversal of provision for loss on investments	—	—	(73,578)
Provision for loss on investments (note 12(i))	64,541	—	—
Provision for loss on tax incentive investments	280	337	192
Exchange/montery variation and interest – on assets	(30,246)	(33,054)	(30,234)
Exchange/montery variation and interest – on liabilities	27,021	(46,233)	45,365
Escrow deposits	1,898	(2,349)	(18,823)
(Increase) decrease in accounts receivable	(68,582)	(144,940)	(146,873)
(Increase) decrease in accounts receivable from related companies	(1,395)	1,939	45,308
(Increase) decrease on inventories	(40,813)	(46,543)	(95,844)
Increase (decrease) on suppliers	(34,725)	17,076	101,250
Accrued interest	5,972	1,545	(15,042)
Increase (decrease) on accounts payable to related companies	1,049	266	(8,256)
(Increase) decrease on other assets	2,266	17,797	9,565
Increase (decrease) on other liabilities	(25,419)	5,487	50,528

Cash flows from operating activities	196,152	99,399	193,958

Cash flows from investing activities
Additions to investment	(3,848)	(8,087)	(19,710)
Sales of permanent assets	31,518	17,299	46,137
Addition to property and equipment	(148,112)	(130,463)	(131,880)
Additions to deferred charges	(1,736)	(611)	(567)
Repayment of debentures from related companies	101,062	—	—
Loans to customers	(183,701)	(169,889)	(165,980)
Loans repaid from customers	176,875	157,906	137,110
Investments in restricted temporary investments	(54,958)	—	—

Cash flows from investing activities	(82,900)	(133,845)	(134,890)

Cash flows from financing activities
New loans and financing obtained	1,207,632	534,410	185,817
Amortization of loans and financing	(1,132,878)	(407,719)	(358,035)
Dividends and interest on capital paid	(118,727)	(173,867)	(69,193)

Cash flows from financing activities	(43,973)	(47,176)	(241,411)

Net increase (decrease) in cash and cash equivalents	69,279	(81,622)	(182,343)

Current cash and cash equivalents:
At the beginning of the year	20,623	102,245	284,588
At the end of the year	89,902	20,623	102,245

Net increase (decrease) in cash and cash equivalents	69,279	(81,622)	(182,343)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest, net of amounts capitalized	39,996	30,765	34,628
Income taxes	30,085	68,086	58,196
Non-cash investing and financing activities	—	—	—

Oil Refining Business

of Refinaria de Petróleo

Ipiranga S.A.

Carve Out Financial Statements for the Years

Ended December 31, 2006, 2005 and 2004

Report of Independent Auditors

To the Board of Directors

    and Shareholders of

Refinaria de Petróleo Ipiranga S.A.

We have audited the accompanying carve-out balance sheets of the Oil Refining Business of Refinaria de Petróleo Ipiranga S.A. as of December 31, 2006 and 2005, and the related carve-out statements of operations, of changes in financial position and of changes in net assets for the years ended December 31, 2006, 2005 and 2004. These carve-out financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these carve-out financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Oil Refining Business of Refinaria de Petróleo Ipiranga S.A. at December 31, 2006 and 2005, and the results of its operations and its changes in financial position for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting practices adopted in Brazil.

Our audits were performed for the purpose of issuing an opinion on the carve-out financial statements referred to in the first paragraph, prepared in conformity with accounting practices adopted in Brazil. The carve-out statement of cash flows, which provides supplemental information about the Oil Refining Business of Refinaria de Petróleo Ipiranga S.A., is not a required component of the financial statements. We also applied the audit procedures described above to the carve-out statement of cash flows for the years ended December 31, 2006, 2005 and 2004 and, in our opinion, it is fairly stated in all material respects in relation to the financial statements taken as a whole.

Accounting practices adopted in Brazil vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 17 to the carve-out financial statements.

PricewaterhouseCoopers Auditores Independentes

Porto Alegre, Brazil

September 28, 2007

OIL REFINING BUSINESS OF REFINARIA DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005

(In thousands of Brazilian reais - R$)

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	5,697	12,605
Trade accounts receivable	2,092	2,266
Receivables from related parties	6,764	1,354
Recoverable taxes	18,418	9,663
Inventories	116,033	66,731
Other current assets	303	606
Prepaid expenses	300	358

	149,607	93,583

NONCURRENT ASSETS
Long-term assets:
Other long-term assets	134	134
Judicial deposits	297	234
Permanent assets:
Other investments	392	392
Property, plant and equipment, net	37,272	40,647

	38,095	41,407

TOTAL	187,702	134,990

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Trade accounts payable	89,410	57,832
Taxes payable	11,949	3,224
Payables to other businesses	19,237	19,787
Provision for contingencies	523	—
Pension and other post-employment benefits	3,857	3,346
Payables to related parties	814	1,750
Payable for purchase of warrants	33,818	—
Payroll and related charges payable	1,270	1,639
Other current liabilities	1,507	729

	162,385	88,307

NONCURRENT LIABILITIES
Provision for contingencies	848	318
Pension and other post-employment benefits	35,892	36,401
Payable for purchase of warrants	—	29,396
Taxes payable	25,306	8,128

	62,046	74,243

NET ASSETS	(36,729)	(27,560)

TOTAL	187,702	134,990

The accompanying notes are an integral part of these financial statements.

OIL REFINING BUSINESS OF REFINARIA DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT STATEMENTS OF OPERATIONS FOR THE YEARS ENDED

DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais - R$)

	2006	2005	2004
GROSS SALES AND SERVICES	710,598	518,978	875,910
Taxes, discounts and returns	(278,463)	(227,169)	(368,046)

NET SALES AND SERVICES	432,135	291,809	507,864
Cost of sales and services	(405,585)	(281,462)	(535,276)

GROSS PROFIT	26,550	10,347	(27,412)

OPERATING (EXPENSES) INCOME
Selling	(3,281)	(981)	(961)
General and administrative	(25,956)	(24,927)	(17,490)
Other operating income, net	489	3,482	—

	(28,748)	(22,426)	(18,451)
OPERATING INCOME BEFORE FINANCIAL ITEMS	(2,198)	(12,079)	(45,863)
Financial income (expenses), net	(3,423)	(233)	6,356
Nonoperating expenses, net	4	(484)	(5)

	(3,419)	(717)	6,351
LOSS BEFORE INCOME AND SOCIAL CONTRIBUTION TAXES AND PROFIT SHARING	(5,617)	(12,796)	(39,512)

INCOME AND SOCIAL CONTRIBUTION TAXES
Current	(3,482)	—	—
Deferred	—	(14,192)	466

	(3,482)	(14,192)	466
Profit sharing	(70)	—	—

NET LOSS	(9,169)	(26,988)	(39,046)

The accompanying notes are an integral part of these financial statements.

OIL REFINING BUSINESS OF REFINARIA DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT STATEMENTS OF CHANGES IN FINANCIAL POSITION

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais - R$)

	2006	2005	2004
SOURCES OF FUNDS
From operations:
Net loss	(9,169)	(26,988)	(39,046)
Depreciation and amortization	3,618	3,585	2,873
Permanent assets written off or sold	8	1,303	5
Funds used in operations	5,522	11,312	36,028
Provision for post-employment benefits	(509)	(1,672)	213
Cash received from other businesses of the Company	19,237	19,787	16,321
Reversal of deferred income and social contribution taxes	—	12,945	—
Accrual for contingencies	530	—	—
Other	—	(485)	(73)

	19,237	19,787	16,321
From third parties:
Increase in noncurrent liabilities	—	37,748	94

	—	37,748	94

Total of sources	19,237	57,535	16,415

USES OF FUNDS
Investments	—	28,989	—
Property, plant and equipment	251	467	6,311
Increase in noncurrent assets	63	97	145
Dividends and interest on capital	19,237	19,787	16,321
Funds used in operations	5,522	11,312	36,028
Decrease in long-term liabilities	12,218	—	—

Total of uses	37,291	60,652	58,805

DECREASE IN WORKING CAPITAL	(18,054)	(3,117)	(42,390)

REPRESENTED BY
Current assets:
At end of year	149,607	93,583	97,986
At beginning of year	93,583	97,986	138,517

INCREASE (DECREASE)	56,024	(4,403)	(40,531)

Current liabilities:
At end of year	162,385	88,307	89,593
At beginning of year	88,307	89,593	87,734

INCREASE (DECREASE)	74,078	(1,286)	1,859

DECREASE IN WORKING CAPITAL	(18,054)	(3,117)	(42,390)

The accompanying notes are an integral part of these financial statements.

OIL REFINING BUSINESS OF REFINARIA DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais - R$)

Total Net Assets
BALANCE AS OF DECEMBER 31, 2003	38,474
Net loss	(39,046)

BALANCE AS OF DECEMBER 31, 2004	(572)
Net loss	(26,988)

BALANCE AS OF DECEMBER 31, 2005	(27,560)
Net loss	(9,169)

BALANCE AS OF DECEMBER 31, 2006	(36,729)

The accompanying notes are an integral part of these financial statements.

OIL REFINING BUSINESS OF REFINARIA DE PETRÓLEO IPIRANGA S.A.

NOTES TO THE CARVE-OUT FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(Amounts in thousands of Brazilian reais - R$, unless otherwise stated)

1    Basis of presentation and operations

(a) Description of the business acquired by Ultrapar Participações S.A. and presentation of financial information

As further described in Note 18, on March 18, 2007, Ultrapar Participações S.A. (“Ultrapar”) entered into, and Petróleo Brasileiro S.A. – Petrobras (“Petrobras”) and Braskem S.A. (“Braskem”) acknowledged, a Stock Purchase Agreement, (“SPA”), with the Key Shareholders of the principal companies of the Ipiranga Group which comprised Refinaria de Petróleo Ipiranga (“RPI” or the “Company”), Distribuidora de Produtos de Petróleo Ipiranga (“DPPI”) and Companhia Brasileira de Petróleo Ipiranga (“CBPI”). As discussed further below, in connection with the Acquisition, Ultrapar is acting on its own behalf and on behalf of Petrobras and Braskem pursuant to the agreements of the transaction.

After completion of additional steps of the transaction (which include, among others, public offers to acquire shares held by minority shareholders of the companies acquired and exchange offers to other minority shareholders of RPI, DPPI and CPBI into Ultrapar) the businesses of Ipiranga Group will be divided among Petrobras, Ultrapar and Braskem. Ultrapar will retain the fuel and lubricant distribution businesses located in the South and Southeast regions of Brazil (the “South and Southeast Distribution Business”).

The activities of the Company included the oil refining business and also to be the controlling shareholder of Ipiranga Química S.A. (“IQ”), the holding company for the petrochemical activities conducted by the Petroleo Ipiranga companies.

These carve-out financial statements of the oil refining business of the Company have been prepared with the purpose of presenting the business carried out by the Company in which, based on the terms of the transaction, it is expected that Ultrapar will have an equity interest. These carve-out financial statements are not intended to be a complete presentation of the consolidated financial position and results of operations of the company.

The investment in IQ is consolidated in the consolidated financial statements of the Company for statutory and regulatory purposes and in this carve-out financial statements the Company does not present the investment in IQ.

(b) Description of the business acquired by Ultrapar Participações S.A. and presentation of financial information

Refinaria de Petróleo Ipiranga S.A. (the “Company”) is a public company whose shares are traded on the São Paulo Stock Exchange (BOVESPA), and is controlled by the Bastos, Mello, Ormazabal, Tellechea and Gouvêa Vieira families.

The Company is primarily engaged in oil refining and sale of its by-products.

The Company’s economic performance in oil refining in 2006 continued to reflect difficulties caused by the incompatibility between oil prices in the international market and by-products prices in Brazil, in the prior year. In order to minimize operating losses and as happened in most part of 2005, the Company’s management interrupted the production from June to October of 2006.

As part of the actions to ensure continuity of its operations, the Company’s management intensified contacts and negotiations with the regulatory agencies of the industry, the Federal Government and the Government of

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

Rio Grande do Sul State. In July 2006, the Company and the State Government started to study the possibility of producing petrochemical naphtha in order to have an alternative that allowed the operational continuity of the Company and an increase in tax collection for Rio Grande do Sul State.

On November 1, 2006, Decree No. 44,714 was published in the Official Gazette of Rio Grande do Sul State, permitting to use, as deemed tax credit, up to 8.5% of the ICMS (State VAT) levied on petrochemical naphtha produced in facilities located in the South region of Rio Grande do Sul State and sold in the same State, according to the Agreement signed on November 27, 2006.

As a result, operations were resumed according to the agreement signed with Rio Grande do Sul State Government and Refinaria Ipiranga’s management believes that, from now on, there may be a better condition to continue operations by means of an alternative structured with Government and/or more consistent domestic price policies, including market conditions.

The Oil Refining Business of the Company has presented operating losses during the periods presented and has generated limited cash flows from operations. As part of the acquisition of the Petroleo Ipiranga companies described in Note 18 it is expected that after all steps are finalized, each of Ultrapar, Petrobras and Braskem will hold 33.33% of the Oil Refining Business of the Company. As part of the terms of the acquisition Ultrapar, Petrobras and Braskem have agreed to use their best efforts to maintain the economic equilibrium of the Oil Refining Business. Also, Petrobras has commited to sell raw material to the Company and both Ultrapar and Braskem have commited to purchase final products which are necessary to its respective operations.

2     Summary of significant accounting practices

The accounting practices adopted in Brazil (Brazilian GAAP) to record transactions and prepare the consolidated financial statements comply with those prescribed by Brazilian corporate law and specific standards established by the Brazilian Securities Commission (CVM), which differ in certain respects from generally accepted accounting principles in the United States of America (U.S. GAAP). See Note 17 for further discussions of these differences and a reconciliation of stockholders’ equity and consolidated net income under both sets of principles.

The following is a summary of significant accounting policies followed in the preparation of the financial statements:

(a) Cash and cash equivalents

Cash and cash equivalents comprise highly-liquid temporary cash investments (with maturities of 3 months or less when acquired and readily convertible to cash).

(b) Short-term investments

Related to temporary cash investments stated at cost, plus income earned through the balance sheet date, not in excess of the fair value.

(c) Allowance for doubtful accounts

The Company’s management has individual customer credit information, enabling it to measure customers ability to pay. Thus, when applicable, the allowance is recognized in an amount considered sufficient to cover probable losses on realization of receivables.

(d) Inventories

Stated at the lower of average acquisition or production cost or market or net realizable value.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

(e) Property, plant and equipment

Stated at acquisition or construction cost, monetarily restated through December 1995. Depreciation is calculated under the straight-line method based on the estimated economic useful lives of the assets.

(f) Income and social contribution taxes

Tax charges are calculated based on the income tax rate of 15% plus a 10% surtax and social contribution tax rate of 9%.

(g) Accrual for contingencies

Recorded for contingent risks whose likelihood of loss is probable, based on the opinion of management and inside and outside legal counsel. The accrual is recorded based on the estimated costs upon the final resolution of lawsuits.

(h) Post-employment benefit obligations

Post-employment benefits paid or payable to employees, retirees and pensioners (net of assets guaranteeing the benefit plans) are recorded based on the actuarial calculation prepared by an independent actuary, using the Projected Unit Credit Method.

(i) Payable to other business

Cash dividends and related tax benefits generated from interest on capital paid originated in a controlled company engaged in a different type of business.

(j) Other assets and liabilities

Other assets and liabilities, classified as current and long-term, are stated at realizable or settlement amounts. These assets and liabilities are stated at cost or realizable value and known or estimated amounts, respectively, including, when applicable, interest and monetary and exchange variations.

(k) Results of operations

Revenue from sale of products is recognized when significant risks and benefits related to the product ownership pass to customer. Revenue from sale of services is recognized when services are provided. Other income, expenses and costs are recognized when incurred and/or realized. The result includes interest and monetary and exchange variations, at official indexes and rates, applicable to current and long-term assets and liabilities and, when applicable, the effects of adjustments of assets to market or realizable value.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

3    Related-party transactions

Intercompany transactions are conducted under price and period conditions similar to those adopted for transactions with unrelated parties and are as follows:

Companies	Trade accounts receivable (current)	Payable for warrants purchased(*)	Trade accounts payable (current)	Sales	Purchases	Financial income (expenses)
Ipiranga Química S.A.	2,968	—	—	17,242	—	—
Ipiranga Petroquímica S.A.	—	—	—	53	—	—
COPESUL – Companhia Petroquímica do Sul	680	—	660	56,545	—	—
Isatec – Pesquisa, Desenvolv. e Análises Químicas Ltda.	14	—	—	211	—	—
Distribuidora de Produtos de Petróleo Ipiranga S.A.	3,102	33,818	142	487,381	—	(3,596)
Companhia Brasileira de Petróleo Ipiranga	—	—	—	270	—	—
Ipiranga Asfaltos S.A.	—	—	—	577	—	—
Tropical Transportes Ipiranga Ltda.	—	—	12	1	—	—

Total as of December 31, 2006	6,764	33,818	814	562,280	—	(3,596)

Total as of December 31, 2005	1,354	29,396	1,750	408,916	81,289	134

Total as of December 31, 2004	13,896	—	482	663,164	126,037	669

(*)	As of December 31, 2005, the amount was recorded as noncurrent – long-term liabilities. and was reclassified to current liabilities as of December 31, 2006 considering its maturity date.

(a) Warrants issued by Ipiranga Química S.A. purchased by the Company

(a.i) Debentures issued by Ipiranga Química S.A. in 2003

The Extraordinary Shareholders’ Meeting of Ipiranga Química S.A., a subsidiary of the Company, held on May 26, 2003 approved the issuance of two series of private convertible debentures, consisting of 11,000 Series A debentures, with face value of R$ 10 each, amounting to R$ 110,000, and 80,000 Series B debentures, with face value of R$ 1 each, amounting to R$ 80,000. Both series of debentures mature on June 1, 2008. On June 12, 2003, Distribuidora de Produtos de Petróleo Ipiranga fully subscribed the Series A and Cia Brasileira de Petróleo Ipiranga fully subscribed the Series B. The subscribed debentures pay interest based on the CDI interest rate, plus spread subject to renegotiation every 6 months (for Series A) and every 5 months (for Series B) as established by the indenture dated June 1, 2003. The spread for Series A debentures, for the most part of 2005, was 1.5% per year, and changed to 1.0% per year on December 1, 2005 remaining the same in 2006. The spread for Series B debentures was 1.0% per year in 2005.

Debentures were convertible into common shares of Ipiranga Química S.A. at any time after its issuance and until its maturity or redemption at the option of the holder. The conversion price is a fixed amount established in the Indenture of the debentures.

However, the quantity of common shares to be received upon conversion will be higher than the amount determined as face value of the debentures divided by the conversion price if they are converted before June 1, 2007. The quantity of additional shares to be received will be 25% if converted up to June 1, 2004, 18.2177% if converted before June 1, 2005, 11.8034% if converted before June 1, 2006 and 5.7371% if converted before June 1, 2007.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

(a.2) Modification of terms of the debentures and purchase of warrants by the Company

Pursuant to a Memorandum of Understanding signed on October 3, 2005, Distribuidora de Produtos de Petróleo Ipiranga S.A., Cia Brasileira de Petróleo Ipiranga and the Company agreed to hold an Extraordinary Shareholders’ Meeting of Ipiranga Química S.A. to approve a change in the type of debentures, issued by Ipiranga Química S.A. on June 1, 2003 and to the sale of warrants by the Company.

The changes approved on the meeting held on October 6, 2005 were: (i) to change the debentures from convertible to nonconvertible without making any other change in the terms or conditions of the debentures, and (ii) the issuance of warrants to the holders of the debentures, without any charge, replacing the conversion right established for the debentures; the terms of the warrants allow its holder to purchase common shares of Ipiranga Química in exactly the same terms than the conversion features originally included in the debentures.

Subsequently on December 1, 2005, a Sale Agreement was signed whereby Distribuidora de Produtos de Petróleo Ipiranga S.A. sold for R$ 29.0 million the warrants it has obtained to the Company. The amount for the purchase of the warrants is payable on October 3, 2007, and carries interest at the CDI interest rate. Upon acquisition of the warrants, the Company recognized the cost of R$ 29.0 million as an asset within Permanent Assets and the corresponding payable to Distribuidora de Produtos de Petróleo Ipiranga S.A. The warrant is recorded at cost by the Company.

4    Inventories

	2006	2005
Finished products	32,482	11,785
Work in process	8,076	3,382
Raw materials	72,331	48,337
Indirect materials, packaging and storeroom supplies	3,144	3,227

	116,033	66,731

5    Recoverable taxes

	2006	2005
Income and social contribution taxes	4,490	6,091
IRRF (withholding income tax)	1,628	—
PIS/COFINS (taxes on revenue)	12,151	3,572
Other	149	—

	18,418	9,663

6    Income and social contribution taxes

(a) Deferred

In view of the uncertainty concerning the projection of future taxable income, as mentioned in Note 1, the Company’s management maintained the decision of not recording deferred income and social contribution tax credits in 2006 for the refining business, and reversed the amounts recorded until December 31, 2004 in assets, in the amount of R$ 14,192.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

(b) Reconciliation of effective income tax and social contribution tax rate

	2006	2005	2004
Income before taxes and profit sharing	(5,617)	(12,796)	(39,512)
Additions and deductions:
Non-deductible provisions	18,745	5,329	—
Other	(123)	53	(2,967)
Use of tax loss carryforwards	(2,764)	—	—

Tax basis	10,241	(7,414)	(42,479)
Statutory rate	34%	34%	34%

Current income and social contribution taxes	(3,482)	—	—

Recognition (reversal) of provision for post-employment benefits	—	—	978
Other	—	—	393

Tax basis	—	—	1,371
Statutory rate	—	—	34%

Deferred income and social contribution taxes, gross	—	—	466
(-) Reversal of expected realization	—	(14,192)

Deferred income and social contribution taxes, net	—	(14,192)	466

7    Property, plant and equipment

	Annual depreciation rates %	2006	2005
Land	—	11,456	11,456
Buildings and improvements	4	2,523	2,838
Operating machine, equipment and installations	10	19,362	22,463
Furniture and fixtures	10	252	281
Computers and peripherals	20	128	167
Vehicles	20	60	98
Construction in progress	—	3,451	3,292
Other	10	40	52

		37,272	40,647

The balance of the account “Land” includes the amount of R$ 6,186 related to revaluation performed in 1983.

8    Taxes payable

	2006	2005
PIS/COFINS	25,306	8,128
ICMS	8,178	2,629
CIDE (economic intervention contribution)	3,764	588
Other	7	7

Total	37,255	11,352
(-) Current	11,949	3,224

Long-term	25,306	8,128

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

The amount recorded in long-term liabilities refers to the provision for CIDE using PIS and COFINS credits, in accordance with article 8 of Law No. 10,336/01.

9    Contingencies

(a) Probable losses

A reserve was recognized to cover probable losses estimated by management, supported by the legal counsel, arising from the following lawsuits:

	2006	2005
Tax lawsuits	481	318
Labor lawsuits	890	—

Total	1,371	318
(-) Current	523	—

Long-term	848	318

•	Tax lawsuits

The tax lawsuit of the Company included in this classification refer mainly to: (1) collection by the INSS (National Institute of Social Security) of additional contribution on the SAT (Occupational Accident Insurance); and (2) infraction notice issued by the INSS for presentation of the GFIP (FGTS (severance pay) fund Payment and Social Security Information Form) with incomplete data about taxable events contained in the payroll.

•	Labor lawsuits

Lawsuits filed by former employees and outsourced professionals of the Company refer basically to salary equalization and overtime.

(b) Possible losses

Lawsuits assessed as possible loss by the Company’s management, based on the opinion of its legal counsel, are not accrued in the financial statements and are composed of:

	2006	2005
Tax lawsuits	393	198
Labor lawsuits	202	1,401

Total	595	1,599

•	Tax lawsuits

The tax lawsuit of the Company included in this classification refer mainly to: (1) collection action due to the lack of payment of fees of the securities market; (2) notice to pay amounts arising from disallowance of deductions of salary premium for education considered incorrect, based on a supposedly lack of information to the FNDE (National Fund for the Development of Education); and (3) voluntary reporting through which PIS and COFINS (taxes on revenue) due were paid, with interest, without fine.

•	Labor lawsuits

Lawsuits filed by former employees and outsourced professionals of the Company and its subsidiaries Ipiranga Petroquímica S.A. and Ipiranga Química S.A. refer to payroll charges and overtime.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

(c) Contingent assets

The Company filed judicial and/or administrative proceedings with Federal and State tax authorities to recover taxes unduly paid or overpaid. These proceedings, when concluded, may represent income that, due to the contingent nature, are not recorded in the financial statements as of December 31, 2006, 2005 and 2004.

Due to the progress of lawsuits and based on their legal counsel’s opinion, the Company management assessed the likelihood of a favorable outcome in the aforementioned lawsuits might be as probable or possible, depending on the specific circumstances. As of December 31, 2006 said lawsuits may be summarized as follows:

	2006	2005
Federal level
PIS/COFINS (taxes on revenue) increase in tax basis	3,019	2,799
State level
State income surfax (AIRE)	2,810	2,697

10    Employee and management profit sharing

Profit sharing is calculated based on income for the year, after deducting accumulated deficit, if any, and provision for income and social contribution taxes, and is distributed as follows:

(a) Employee profit sharing

Calculated based on 3% of net income, which will be computed excluding income from investments in companies, recorded in the statements of income as equity in subsidiaries and affiliates, amortization of goodwill or negative goodwill and sale or write-off of investments in companies and, additionally, interest paid or received by the Company as interest on capital.

(b) Management profit sharing

Calculated, at year end, at 10% of income after deducting employee profit sharing and cannot exceed the annual global compensation established at the Shareholders’ Meeting.

11    Employee and management profit sharing

Profit sharing is calculated based on net income for the year, after deducting accumulated deficit, if any, and provision for income and social contribution taxes, and is distributed as follows:

(a) Employee profit sharing

Calculated based on 3% of net income, which will be computed excluding income from investments in companies (recorded in the individual statement of income of the Company as equity in subsidiaries and affiliates), amortization of goodwill or negative goodwill and sale or write-off of investments in companies and, finally interest paid or received by the Company as interest on capital.

(b) Management profit sharing

Calculated, at year end, as 10% of income after deducting employee profit sharing and cannot exceed the annual global compensation established at the Shareholders’ Meeting.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

12     Provision for post-employment benefits

(a) Pension benefits provided by Fundação Fransisco Martin Bastos

The Company, together with other Petróleo Ipiranga companies, sponsors Fundação Francisco Martins Bastos (FFMB), a closed pension entity that manages and operates pension plans for the employees of Petróleo Ipiranga companies.

FFMB benefit plan was created in 1993. Initially, only the basic benefit was established (a defined benefit plan) and in July 1998 the supplementary benefit (structured as a defined contribution plan in the phase of capitalization of estimated benefits) was implemented, whose contribution percentage is applicable to possible variable compensations. The pension plan is funded by the sponsors and participants.

On August 31, 2005, the SPC (Secretariat for Pension Plan), through Official Letter no. 1003/SPC/DETEC/CGAT, approved the new Ruling of FFMB Benefit Plan. New regulations related to portability, deferred proportional benefit, self-sponsorship and redemption provided for in CGPC (Supplemental Pension Management Council) Resolution No. 6, of October 30, 2003, were introduced, and changes in the calculation of benefits, new GAM-83 life expectancy table and change in the actuarial method from unit credit to projected unit credit became effective as actuarial adjustments.

The main changes in the calculations of benefits, approved in the new regulation, refer to the adjustment of the employee salary, gradual elimination of bonus for length of service credited for the purpose of calculating benefits and the increase in the percentage of reduction of the early retirement basic benefit.

These changes reduced the plan’s total cost for the Petróleo Ipiranga companies (joint sponsors) by 36%, as defined by the actuary based on the percentage of the participants payroll for 2006.

In 2006, SPC, by means of CGPC Resolution No. 18, of March 28, 2006, established new technical/actuarial parameters for private pension plan entities. Therefore, the minimum life expectancy table that was adopted is AT-1983, increasing the life expectancy of active participants’ by approximately 2 years.

(b) Other post-employment benefits

According to CVM Resolution No. 371/2000, the Company, in addition to the pension plan, recognizes a provision for other post-employment benefits related to bonus for length of service, FGTS (severance pay fund), health care plan and life insurance for eligible retirees. Other post-employment benefits are unfunded and are provided directly by the Company and each of its subsidiaries of the Petroleo Ipiranga group.

(c) Information about pension and other post-employment benefits

The reconciliation of pension and other post-employment benefit liabilities as of December 31 is as follows:

	2006	2005
Present value of funded obligations	(23,362)	(20,971)
Present value of unfunded obligations	(36,688)	(33,621)
Fair value of plan assets	24,099	20,457
Unrecognized actuarial (gains) losses	(3,798)	(5,612)

Net post-employment benefit liabilities	(39,749)	(39,747)

Current	(3,857)	(3,346)
Long-term	(35,892)	(36,401)

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

The portion of actuarial gains or losses to be recognized as income or expense is the amount of unrecognized gains and losses that exceed, in each year, the higher of the following limits:

(i)	10% of the present value of the total actuarial obligation of the defined benefit; and

(ii)	10% of the fair value of plan assets.

The portion that exceeds the limits will be annually amortized dividing its amount by the remaining average length service estimated for the plan’s participants.

The amounts recognized in the statements of income are as follows:

	2006	2005	2004
Cost of current service	(724)	(719)	(810)
Cost of interest	(6,005)	(5,881)	(6,182)
Expected return on assets	3,182	2,729	2,455
Amortization of actuarial (gain) losses	4	175	62
Employees contributions	197	257	348
Adjustment of actuarial liability	—	—	—

Total expenses	(3,346)	(3,439)	(4,127)

Changes in net post-employment benefit liabilities may be shown as follows:

	2006	2005	2004
Net liabilitiy at beginning of year	(39,747)	(41,741)	(40,763)
Expenses	(3,346)	(3,439)	(4,127)
Company contributions	368	623	1,005
Benefits paid	1,660	2,533	2,144
Reduction effect	—	2,506	—
Adjustment to present value of obligations	1,316	(229)	—

Net liabilitiy at end of year	(39,749)	(39,747)	(41,741)

The main actuarial assumptions applied are as follows:

•	Discount rate of actuarial obligation at present value – 10.8% per year

•	Expected long-term rate of return on assets – 13.2% per year

•	Projected average salary growth rate – 6.6% per year

•	Inflation rate (long-term) – 4.5% per year

•	Medical services growth rate – 7.6% per year

Biometric assumptions used:

•	Mortality table – AT 1983 basic rated down by 10% (*)

•	Turnover table – adjusted Towers Perrin

•	Disabled mortality table – RRB 1983

•	Disability table – amended RRB 1944 rated

(*)	For life insurance benefit, the CSO-80 mortality table was used.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

13    Collaterals and guarantees

The Company provides collaterals and guarantees for some loan operations conducted directly or indirectly by affiliates and subsidiaries.

As of December 31, 2006 and 2005 amounts referring to the operations guaranteed by Refinaria de Petróleo Ipiranga S.A. are as follows:

Guarantor	Borrower	2006	2005	Maturity
The Company	DPPI	646	1,344	2010
The Company	EMCA	1,326	1,654	2009
		—	50,344	2006
		44,555	—	2007
		112	188	2008

The Company	IASA	44,667	50,532
		—	33,423	2006
		24,014	—	2007
		5,392	8,836	2008
		228	325	2009

The Company	IQ	29,634	42,584
The Company	IPQ	14,633	23,671	2007

		90,906	119,785

DPPI – Distribuidora de Produtos de Petróleo Ipiranga S.A.

EMCA – Empresa Carioca de Produtos Químicos S.A.

IASA – Ipiranga Asfaltos S.A.

IQ – Ipiranga Química S.A.

IPQ – Ipiranga Petroquímica S.A.

14    Financial instruments

In accordance with CVM Instruction No. 235/95, the Company estimated the fair value of their financial instruments, using available market information and appropriate estimation methodologies. However, both the interpretation of market data and the selection of estimation methodologies require reasonable judgment and estimates to determine the most adequate realizable value. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be obtained in active market trading. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

The Company conducts transactions involving financial instruments, all of which are recorded in balance sheet accounts, and are intended to meet their needs and reduce the exposure to credit, market, and currency risks. Management of these risks is performed by establishing strategies and control systems and setting position limits.

The Company’s assets and liabilities were evaluated in relation to the fair values at the balance sheet dates. The result of this valuation did not indicate any adjustments that should be made to the amounts presented in the financial statements.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

The main risks affecting the Company’s business are as follows:

(a) Credit risk

This is the risk of the Company incurring losses due to customers’ failure to pay accounts. The Company reduces this risk by means of a credit policy and by obtaining collaterals for supply agreements signed with its customers for significant balances.

(b) Price risk

The oil refining activity is subject to this risk when variations in the price of petroleum in the market are not transferred to petroleum products. To reduce this risk, the Company has been seeking alternatives with the Federal Government and Petrobras.

(c) Financial income (expenses)

	2006	2005	2004
Financial income
Interest	744	549	667
Monetary variation	2,506	155	2,982
Exchange variation	—	1,235	72
Investment fund derivatives	—	—	—
PASEP (tax on revenue) adjustment	—	—	—
Other income	936	1,463	3,128

	4,186	3,402	6,849

Financial expenses
Interest and charges due	(15)	(2,315)	(52)
Monetary variation	(4,694)	(406)	65
Exchange variation	(2,417)	(849)	(465)
Other financial expenses	(483)	(65)	(41)

	(7,609)	(3,635)	(493)

Financial income (expenses), net	(3,423)	(233)	6,356

15    Insurance

The Company has an insurance and risk management program that allows coverage and protection for all their insurable assets, including insurance coverage for risks of disruption of production, by means of an operational risk policy with the domestic and foreign insurance companies through the Brazilian Reinsurance Institute (IRB).

The insurance coverages and limits are based on a detailed study of risks and losses performed by local insurance brokers, and the insurance contracted is considered sufficient to cover possible losses, considering the nature of the companies’ activities.

The main insurance coverages are for operational risks, loss of profits, industrial and office multiperils, named risk-pools and civil liability.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

16    Subsequent events

Acquisition of Ipiranga

On April 18, 2007, Ultrapar Participações S.A. for itself, and also as a commission agent of Braskem S.A. and Petróleo Brasileiro S.A. – Petrobras, acquired for R$ 2,113,107, from the controlling shareholders of the Petróleo Ipiranga companies, 66.2% common shares and 13.9% preferred shares issued by the Company, 69.2% common shares and 13.5% preferred shares issued by Distribuidora de Produtos de Petróleo Ipiranga S.A. (DPPI), and 3.8% common shares and 0.4% preferred shares issued by Companhia Brasileira de Petróleo Ipiranga (CBPI). Of the total amount, Braskem and Petrobras paid R$ 1,394,675 under the terms of the commission among the parties.

Under the terms of the agreement among Ultrapar, Braskem and Petrobras, once all steps of the transaction mentioned below are finalized, Ultrapar will hold the distribution of fuel and lubricants in the Southern and Southeastern regions of Brazil (“South Distribution Assets”); Petrobras will hold the distribution of fuel and lubricants in the Northern, Northeastern and Central-Western regions (“North Distribution Assets”); and Brasken and Petrobras will hold 60% and 40%, respectively, of the petrochemical assets, represented by Ipiranga Química S.A., its subsidiary IPQ and by the interest of the latter in COPESUL (“Petrochemical Assets”). Assets related to oil petroleum refining held by RPI will be equally shared by Petrobras, Ultrapar and Braskem.

In the same agreement the parties established that Ultrapar is responsible for conducting a corporate restructuring in the companies acquired to separate the assets assigned to each acquiring company. The stages are as follows:

a)	Public Tag Along Offering to acquire common shares issued by RPI, DPPI, CBPI and IPQ held by other shareholders;

b)	Merger into Ultrapar of the common shares issued by RPI, DPPI and CBPI;

c)	Segregation of assets by means of: (i) capital reduction of RPI and CBPI to transfer the Petrochemical Assets directly to Ultrapar, for subsequent transfer to Braskem and Petrobras, under the terms of the commission, and (ii) spin-off of CBPI to transfer the North Distribution Assets to a company controlled by Petrobras.

On April 17, 2007, CADE (Economic Defense Council) issued an Injunction to maintain conditions that would allow to revert the asset acquisition by Braskem and Petrobras, as described in the Significant Event Notice published on April 18, 2007. The provisions related to Petrochemical Assets were reviewed on April 25, 2007 in the decision approved by CADE, with signature by Braskem of agreement for protection of reversibility of operation (APRO).

With said changes, CADE acknowledges the maintenance of the minority interest of Petrobras in COPESUL after the acquisition. In relation to fuel distribution, CADE granted 10 days so that Petrobras and Ultrapar present an alternative corporate governance model that preserves competition within the industry.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

17	SUMMARY AND RECONCILIATION OF THE DIFFERENCES BETWEEN ACCOUNTING PRACTICES ADOPTED IN BRAZIL AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

I -	Narrative description of GAAP differences

The carve-out financial statements of the Company are prepared in accordance with Brazilian GAAP. Accounting policies, which differ significantly from U.S. GAAP, are summarized below:

a) Inflation accounting

Under Brazilian GAAP, the Company accounts for the effects of inflation in its financial statements prepared in accordance with Brazilian GAAP through December 31, 1995. Through December 31, 1995, the Company used for this remeasurement the Fiscal Reference Unit (UFIR), the index established by the tax authorities for preparation of financial statements under Brazilian Corporate Law as well as the index selected by the CVM.

The reconciliation presents the effect of adjusting property, plant and equipment for U.S. GAAP purposes through December 31, 1997. Under U.S. GAAP, management of the Company considers that Brazil was considered to be a highly inflationary economy until December 31, 1997 and, as such, property, plant and equipment should be adjusted for inflation through such date.

In determining amounts under U.S. GAAP, the effects of inflation for the years ended December 31, 1996 and 1997 were determined using the IGP-DI index, which is a widely-accepted and respected index published monthly by the Fundação Getúlio Vargas.

Because the Company’s management believes that the IGP-DI is an appropriate and consistent measure of the general price inflation in Brazil and because of its availability, for U.S. GAAP purposes the Company adopted the IGP-DI for restatement of its financial statements also for periods through December 31, 1995, replacing the Government mandated index. As a result, property, plant and equipment have been monetarily adjusted for inflation using the IGP-DI since its acquisition through December 31, 1997.

b) Reversal of fixed asset revaluations

For U.S. GAAP reconciliation purposes, the revaluation of fixed assets recorded in the financial statements prepared in accordance with Brazilian GAAP has been eliminated in order to present fixed assets at historical cost.

c) Pension and other post-employment benefits

c.1) Pension benefits

Pension benefit obligations for Brazilian GAAP should be accounted for following CVM Instruction No. 371/00, which requires the mandatory application of Brazilian Accounting Standard IBRACON NPC 26. Under IBRACON NPC 26 the Company has accounted for the plan administered by FFMB (and to which several Petróleo Ipiranga companies contribute) by recognizing a percentage attributed to the Company of the funded status and of the cost of the plan.

Under U.S. GAAP, considering that the financial information of the Company does not consolidate all the sponsors of the FFMB Pension Plan and such financial information does not represent the financial statements of the parent company of the Petróleo Ipiranga companies, the Company has accounted for its participation in the pension plan administered by FFMB as if it were a multi-employer plan.

As a result, the reconciliation presents: (a) the reversal of the pension plan asset/liability recognized for Brazilian GAAP as of each reporting date and the reversal of the related pension cost, and (b) the recognition as expense of the contribution due to the plan over the corresponding period.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

c.2) Other post-retirement benefits

As explained in Note 12, the accompanying financial statements account for other post-retirement benefits following IBRACON NPC 26. Other post-retirement benefits are unfunded and are the sole responsibility of each Petroleo Ipiranga company. Under IBRACON NPC 26 actuarial gains and losses are deferred and recognized in income over the estimated remaining service period of the employees to the extent that those actuarial gains and losses exceed 10% of the higher of the plan assets and the projected benefit obligation.

Under US GAAP such benefits are accounted for following SFAS No. 106 “Employers’ Accounting for Postretirement Benefits Other Than Pensions” and, as from December 31, 2006, following SFAS 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R)”. Under SFAS 158 the funded status of the other postretirement benefits must be recognized as a liability with an offsetting amount in accumulated other comprehensive income. As required by SFAS 158, provisions of SFAS 158 were applied on a prospective basis as from December 31, 2006.

Although projected benefit obligations are the same under Brazilian GAAP and US GAAP, differences arise in the amounts recorded in the financial statements as result of : (i) that the date of initial measurement of funded status is different for Brazilian GAAP and U.S. GAAP and that under Brazilian GAAP there is no requirement to recognize an additional minimum liability, and (ii) the recognition as from December 31, 2006 as a liability for US GAAP purposes of the funded status against accumulated other comprehensive income.

d) Fair value of guarantees under FIN 45

Under Brazilian GAAP, the Company is not required to record any liability related to guarantees given to third parties unless contingent obligations to make future payments under the guarantees are considered probable.

The Company has not recorded any liability related to these guarantees under Brazilian GAAP as of any of the dates presented.

Under U.S. GAAP, the Company recognizes, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing guarantees in accordance with FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. In the event that, at inception of the guarantee, the Company is required to recognize a liability under SFAS 5, “Accounting for Contingencies”, the liability initially recognized would be the greater of: (a) the amount of fair value of the value of the obligation undertaken in issuing guarantee, or (b) the contingent liability amount required to be recognized at inception of the guarantee by applying SFAS 5.

Guarantees granted include those disclosed in Note 15 to DPPI, EMCA and IASA.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

The reconciliation presents the effect of recognizing a liability for the fair value of these guarantees and the related effect in the statement of income.

II -	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in net income

	Note 17.I.		2006	2005
Net loss as reported under accounting practices adopted in Brazil			(9,169)	(26,988)
Pension benefits:	(c	)
Reversal of cost recorded in Brazilian GAAP and recognition of contributions to FMBB Pension Plan			2	(1,994)
Deferred tax effects			(1)	678
Periodic cost for other post-employment benefits			(2,301)	(1,152)
Deferred tax effects			783	392

			(1,517)	(2,076)

Inflation accounting on property, plant and equipment - Depreciation	(a	)	(174)	(174)
Deferred tax effects			60	59

			(114)	(115)

Fair value of guarantees under FIN 45	(d	)	96	20
Deferred tax effects			(33)	(7)

			63	13

Net loss under U.S. GAAP			(10,737)	(29,166)

III -	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in net assets

	Note 17.I.		2006	2005
Net assets as reported under Brazilian GAAP			(36,729)	(27,560)
Reversal of revaluation adjustments	(b	)	(6,186)	(6,186)
Pension benefits:	(c	)
Reversal of liability recorded under Brazilian GAAP			39,749	39,747
Deferred tax effects			(13,515)	(13,514)
Recognition of other post-employment liability under U.S. GAAP			(33,826)	(31,525)
Deferred tax effects			11,501	10,719
Additional Minimum Liability			—	(291)
Deferred tax effects			—	99
Effect of application of SFAS No. 158			(2,590)	—
Deferred tax effects			880	—

			2,199	5,235

Inflation accounting on property, plant and equipment	(a	)	2,582	2,756
Deferred tax effects			(878)	(937)

			1,704	1,819

Fair value of guarantees under FIN 45	(d	)	(394)	(490)
Deferred tax effects			134	167

			(260)	(323)

Net assets under U.S. GAAP			(39,272)	(27,015)

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

IV -	Statement of changes in net assets (deficit) in accordance with U.S. GAAP

	2006	2005
Net assets (deficit) under U.S. GAAP as of the beginning of the year	(27,015)	2,343
Net loss	(10,737)	(29,166)
Other comprehensive loss additional minimum liability, net of tax and minority interests	—	(192)
Adjustment to accumulated other comprehensive income, net of tax - SFAS No. 158	(1,520)	—

Net deficit under U.S. GAAP as of the end of the year	(39,272)	(27,015)

Comprehensive loss (under SFAS No. 130):
Net loss	(10,737)	(29,166)
Other comprehensive loss additional minimum liability, net of tax	—	(192)

Total comprehensive loss	(10,737)	(29,358)

V -	Additional disclosures

a) Loss per share

Under Brazilian GAAP, net loss per share is calculated on the number of shares outstanding at the balance sheet date. In these financial statements, information is disclosed per lot of one thousand shares, because this is the minimum number of shares that can be traded on the Brazilian stock exchanges.

The computation of loss per share has been performed considering the quantity of shares of Refinaria de Petróleo Ipiranga S.A.

While preferred and common shareholders have different dividends and voting rights, they do share equally in losses. Earnings per share are retroactivelly adjusted by stock dividends granted to the shareholders in April, 2006. The following table provides a reconciliation of the numerators and denominators used in computing loss per share as required by SFAS 128:

	2006
	Common	Preferred	Total
Loss of the year	(3,621)	(7,116)	(10,737)

Weighted average under U.S. GAAP (per thousand shares) - basic and diluted	9,982	19,618	29,600
Basic and diluted loss per share	(0.3627)	(0.3627)

	2005
	Common	Preferred	Total
Loss of the year	(9,836)	(19,330)	(29,166)

Weighted average under U.S. GAAP (per thousand shares) - basic and diluted	9,982	19,618	29,600

Basic and diluted loss per share	(0.9853)	(0.9853)

The convertible debentures of IQ have anti-dilutive effects.

Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

b) Statement of cash flows

Brazilian GAAP not require the presentation of a statement of cash flows as required by U.S. GAAP. Changes in working capital are presented in the statement of changes in financial position. U.S. GAAP requires the presentation of a statement of cash flows describing the Company’s cash flows from operating, financing and investing activities. Statements of cash flows derived from the information based on Brazilian GAAP are as follows:

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais - R$, unless otherwise stated)

	2006	2005	2004
Net loss	(9,169)	(26,988)	(39,046)
Adjustment to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	3,618	3,585	2,873
Net loss on permanent assets	8	1,303	5
Deferred income taxes and social contribution	0	14,192	(466)
Provision for contingencies	1,053	7,910	442
Provision for pension and post-employment benefits	2	(1,994)	—
Other	(1)	(485)
(Increase) decrease in accounts receivables	174	5,451	(2,670)
(Increase) decrease in accounts receivables from related parties	(5,410)	12,542	8,969
(Increase) decrease on inventories	(49,302)	(8,869)	(23,382)
Increase (decrease) on suppliers	31,578	(2,674)	31,750
Increase (decrease) on accounts payables to related parties	3,486	1,675	482
(Increase) decrease on other assets	(8,457)	2,730	(12,128)
(Increase) decrease on other liabilities	24,365	884	(30,375)

Cash flow generated by (used in) operating activities	8,005	9,262	(63,546)

Cash flow from investing activities
Additions to property, plant and equipment	(251)	(467)	(6,311)

Cash flow used in investing activities	(251)	(467)	(6,311)

Cash flow from financing activities
Cash received from other businesses	1,398	—	—

Net increase (decrease) in cash and cash equivalents	(6,908)	8,795	(69,857)

Cash and cash equivalents
In the beginning of the year	12,605	3,810	73,667
At the end of the year	5,697	12,605	3,810

Increase (decrease) in cash and cash equivalents	(6,908)	8,795	(69,857)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Income taxes	6,624	45	247

South Fuel and

Lubricant Distribution

Business of

Distribuidora de

Produtos de Petróleo

Ipiranga S.A.

Carve Out Financial Statements for the Years

Ended December 31, 2006, 2005 and 2004

Report of Independent Auditors

To the Board of Directors   and Shareholders of

Distribuidora de Produtos de   Petróleo Ipiranga S.A.

We have audited the accompanying carve-out consolidated balance sheets of the South Fuel and Lubricant Distribution Business of Distribuidora de Produtos de Petróleo Ipiranga S.A. and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated carve-out statements of income, of changes in financial position and of changes in net assets for the years ended December 31, 2006, 2005 and 2004. These carve-out consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these carve-out financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the carve-out consolidated financial statements referred to above present fairly, in all material respects, the financial position of the South Fuel and Lubricant Distribution Business of Distribuidora de Produtos de Petróleo Ipiranga S.A. and its subsidiaries at December 31, 2006 and 2005, and the results of their operations and their changes in financial position for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting practices adopted in Brazil.

Our audits were performed for the purpose of issuing an opinion on the financial statements referred to in the first paragraph, prepared in conformity with accounting practices adopted in Brazil. The consolidated statement of cash flows, which provides supplemental information about the Company and its subsidiaries, is not a required component of the financial statements. We also applied the audit procedures described above to the statement of cash flows for the years ended December 31, 2006, 2005 and 2004 and, in our opinion, it is fairly stated in all material respects in relation to the financial statements taken as a whole.

Accounting practices adopted in Brazil vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the carve-out consolidated financial statements.

PricewaterhouseCoopers Auditores Independentes

Porto Alegre, Brazil

September 28, 2007

SOUTH FUEL AND LUBRICANT DISTRIBUTION BUSINESS OF

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005

(In thousands of Brazilian reais – R$)

	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	25,070	32,322
Trade accounts receivable	165,591	167,884
Related companies receivables	2,279	1,675
Debentures from related companies	47,506	—
Recoverable taxes	14,951	2,644
Deferred income and social contribution taxes	4,716	3,880
Inventories	68,455	52,268
Other current assets	4,091	2,945
Prepaid expenses	3,076	1,843

	335,735	265,461

NONCURRENT ASSETS
Long-term assets:
Debentures from related companies	45,106	178,117
Trade accounts receivable	38,438	37,153
(-) Allowance for doubtful accounts	(11,170)	(9,502)
Recoverable taxes	—	6,035
Deferred income and social contribution taxes	11,383	9,825
Related companies receivables	1,052	29,396
Other long-term assets	141	337
Escrow deposits	4,365	4,864
Prepaid expenses	3,201	3,312
Investments:
Investments on affiliated company	28,007	—
Other investments	441	441
Property, plant and equipment, net	180,649	171,638

	301,613	431,616

TOTAL	637,348	697,077

The accompanying notes are an integral part of these financial statements.

SOUTH FUEL AND LUBRICANT DISTRIBUTION BUSINESS OF

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT BALANCE SHEETS AS OF DECEMBER 31, 2006 AND 2005—(Continued)

(In thousands of Brazilian reais – R$)

	2006	2005
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Loans and financing	28,390	61,429
Trade accounts payable	35,537	59,196
Taxes payable	4,775	10,275
Provision for contingencies	3,043	4,366
Provision for pension and post-employment benefits	2,412	1,677
Payables to related companies	6,833	4,494
Payroll and related charges payable	3,952	3,749
Profit sharing	731	1,136
Other current liabilities	13,322	6,870
Employee profit sharing	—	4,420

	98,995	157,612

NONCURRENT LIABILITIES
Loans and financing	32,220	83,056
Provision for pension and post-employment benefits	28,766	30,251
Other long-term liabilities	130	1,546

	61,116	114,853

NET ASSETS	477,237	424,612

TOTAL	637,348	697,077

The accompanying notes are an integral part of these financial statements.

SOUTH FUEL AND LUBRICANT DISTRIBUTION BUSINESS OF

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais – R$)

	2006	2005	2004
GROSS SALES AND SERVICES	3,658,398	3,421,992	3,010,048
Taxes, discounts and returns	(88,167)	(86,227)	(65,868)

NET SALES AND SERVICES	3,570,231	3,335,765	2,944,180
Cost of sales and services	(3,351,721)	(3,117,551)	(2,735,680)

GROSS PROFIT	218,510	218,214	208,500

OPERATING (EXPENSES) INCOME
Selling expenses	(89,831)	(83,626)	(74,937)
General and administrative expenses	(67,421)	(59,549)	(57,474)
Other operating income	4,201	12,682	7,630
Equity on affiliated companies	858	—	—

	(152,193)	(130,493)	(124,781)

OPERATING INCOME BEFORE FINANCIAL ITEMS	66,317	87,721	83,719

Financial income, net	15,948	18,528	8,941
Nonoperating income, net	26,200	29,492	1,349

	42,148	48,020	10,290

INCOME BEFORE INCOME AND SOCIAL CONTRIBUTION TAXES AND PROFIT SHARING	108,465	135,741	94,009

INCOME AND SOCIAL CONTRIBUTION TAXES
Current	(20,460)	(31,804)	(23,032)
Deferred	7,894	1,334	3,790

	(12,566)	(30,470)	(19,242)

INCOME BEFORE PROFIT SHARING	95,899	105,271	74,767
Profit sharing	(1,662)	(2,271)	(2,067)

NET INCOME	94,237	103,000	72,700

The accompanying notes are an integral part of these financial statements.

SOUTH FUEL AND LUBRICANT DISTRIBUTION BUSINESS OF

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT STATEMENTS OF CHANGES IN FINANCIAL POSITION

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais – R$)

	2006	2005	2004
SOURCES OF FUNDS
From operations:
Net income	94,237	103,000	72,700
Items not affecting working capital:
Depreciation and amortization	18,298	16,586	16,128
Net book value of permanent assets written off or sold	1,457	2,490	1,003
Increase in (reversal of) provision for post-employment benefits	(1,452)	(4,645)	1,083
Monetary and exchange variations on long-term assets	(24,794)	(30,887)	(22,243)
Monetary and exchange variations on long-term liabilities	5,868	6,335	7,825
Allowance for doubtful accounts	1,668	2,498	(7,004)
Equity on affiliated companies	(858)	—	—
Deferred income and social contribution taxes	(7,894)	3,234	(1,564)
Escrow deposits	—	(2,853)	(728)
Other	204	(2)	1

	86,734	95,756	67,201

From related companies:
Transfer of debentures from long-term to current assets	47,506	—	—
Amortization of debentures	139,695	—	—
Amortization of loans	—	—	638

	187,201	—	638
From third parties:
Increase in long-term liabilities	—	1,552	—
Decrease in long-term assets	11,179	83	33
Capital reserve – tax incentives	—	50	—
Long-term loans	28,599	60,618	14,784

	39,778	62,303	14,817

Total of sources	313,713	158,059	82,656

USES OF FUNDS
Investments	27,149	50	—
Property and equipment	28,766	27,980	17,120
Dividends and interest on capital	41,603	44,483	34,177
Transfer of loans from long-term to current assets	85,303	21,661	—
Loans and debentures from related companies	—	28,990	424
Receivable from sale of warrants to related parties	—	—	42,439
Increase in long-term assets	336	2,949	7,299
Decrease in long-term liabilities	1,665	—	1,394

Total of uses	184,822	126,113	102,853

INCREASE (DECREASE) IN WORKING CAPITAL	128,891	31,946	(20,197)

REPRESENTED BY
Current assets:
At end of year	335,735	265,461	252,926
At beginning of year	265,461	252,926	239,363

INCREASE	70,274	12,535	13,563

Current liabilities:
At end of year	98,995	157,612	177,023
At beginning of year	157,612	177,023	143,263

INCREASE (DECREASE)	(58,617)	(19,411)	33,760

INCREASE (DECREASE) IN WORKING CAPITAL	128,891	31,946	(20,197)

The accompanying notes are an integral part of these financial statements.

SOUTH FUEL AND LUBRICANT DISTRIBUTION BUSINESS OF

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais – R$)

Total net assets
BALANCES AS OF DECEMBER 31, 2003	327,522
Net income	72,700
Dividends and interest on capital	(34,177)

BALANCES AS OF DECEMBER 31, 2004	366,045
Net income	103,000
Dividends and interest on capital	(44,483)
Tax incentives	50

BALANCES AS OF DECEMBER 31, 2005	424,612
Net income	94,237
Dividends and interest on capital	(41,603)
Other	(9)

BALANCES AS OF DECEMBER 31, 2006	477,237

The accompanying notes are an integral part of these financial statements.

SOUTH FUEL AND LUBRICANT DISTRIBUTION BUSINESS OF

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A.

NOTES TO THE CARVE-OUT CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(Amounts in thousands of Brazilian reais – R$, unless otherwise stated)

1    Basis of presentation and operations

1.a Description of the business acquired by Ultrapar Participações S.A. and presentation of financial information

As further described in Note 23, on March 18, 2007, Ultrapar Participações S.A. (“Ultrapar”) entered into, and Petróleo Brasileiro S.A. – Petrobras (“Petrobras”) and Braskem S.A. (“Braskem”) acknowledged, a Stock Purchase Agreement (“SPA”), with the Key Shareholders of the principal companies of the Ipiranga Group which comprised Refinaria de Petróleo Ipiranga S.A. (“RPI”), Distribuidora de Produtos de Petróleo Ipiranga S.A. (the “Company”) and Companhia Brasileira de Petróleo Ipiranga (“CBPI”). As discussed further below, in connection with the Acquisition, Ultrapar is acting on its own behalf and on behalf of Petrobras and Braskem pursuant to the agreements of the transaction.

After completion of additional steps of the transaction (which include, among others, public offers to acquire shares held by minority shareholders of the companies acquired and exchange offers to other minority shareholders of RPI, DPPI and CPBI into Ultrapar) the businesses of Ipiranga Group will be divided among Petrobras, Ultrapar and Braskem. Ultrapar will retain the fuel and lubricant distribution businesses located in the South and Southeast regions of Brazil (the “South and Southeast Distribution Business”).

The fuel and lubricant distribution business of the Petróleo Ipiranga companies was operated through two companies: the Company and CBPI. For all periods presented the Company had a majority of voting shares of CBPI, which results in the Company controlling CBPI. Whereas DPPI only operates in parts of the South region of Brazil, CBPI has operations in all regions of the country, with exception of those covered by DPPI. Both are public companies with separate and different minority shareholder bases. Although the Company had a controlling interest over CBPI, the former shareholders operated the two companies on a completely independent basis so that they were managed by different executives, pursued different strategies and possessed different information and accounting systems.

These carve-out financial statements of the fuel distribution business of the Company have been prepared with the special purpose of complying with the rules and regulations of the Securities and Exchange Commission, presenting the business carried out by the Company that based on the terms of the transaction is expected to be transferred to Ultrapar. These carve-out financial statements are not intended to be a complete presentation of the consolidated financial position and results of operations of the Company. The financial information of the South and Southeast Distribution Business is presented as follows:

(a) South and Southeast Distribution Business carried out by CBPI is separately presented on an abbreviated basis on a separate set of financial information which includes a Statement of Assets Acquired and Liabilities Assumed, a Statement of Revenues and Direct Expenses and the corresponding notes to such financial information.

(b) the South Distribution Business carried out by the Company which is presented on a carve-out basis. The carve-out financial statements differ from the consolidated financial statements of the Company for statutory and regulatory purposes because they exclude the investment of the Company in CBPI. The investment in CBPI is consolidated in the consolidated financial statements of the Company for statutory and regulatory purposes. In this carve-out financial statements the Company does not present the investment in CBPI. All the business carried out by the Company are part of the South Distribution Business acquired by Ultrapar and, as such, no other activities have been excluded in these carve-out financial statements.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

1.b Operations

The Company is a public company whose shares are traded on the São Paulo Stock Exchange (BOVESPA), and is controlled by members of the Bastos, Mello, Ormazabal, Tellechea and Gouvêa Vieira families.

The Company and its subsidiaries are engaged in the distribution of petroleum, related products and convenience stores.

2    Presentation of carve-out consolidated financial statements

These carve-out financial statements were prepared in accordance with accounting practices adopted in Brazil (Brazilian GAAP).

The financial statements presented herein are different from the consolidated financial statements prepared by the Company for statutory purposes because they exclude, as explained in Note 1, the investment in CBPI, include in Note 25 a reconciliation of net equity and net income between the amounts under Brazilian GAAP and accounting principles generally accepted in the United States of America (U.S. GAAP) and have also been adjusted to present certain additional disclosures to facilitate its understanding by readers not familiar with Brazilian GAAP.

The preparation of the consolidated financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include, but are not limited to estimates relating to the useful lives of property, plant and equipment, accounting for contingencies and provisions for income taxes, among others. Actual results could differ in relation to these estimates.

3    Summary of significant accounting practices

The accounting practices adopted in Brazil (“Brazilian GAAP”) to record transactions and prepare the consolidated financial statements comply with those prescribed by Brazilian corporate law and specific standards established by the Brazilian Securities Commission (CVM), which differ in certain respects from U.S. GAAP.

The following is a summary of significant accounting policies followed in the preparation of the carve-out consolidated financial statements:

(a) Cash and cash equivalents

Cash and cash equivalents comprise highly-liquid temporary cash investments (with maturities of 3 months or less when acquired and readily convertible to cash).

(b) Allowance for doubtful accounts

The Company has individual customer credit information, which is used to assess customer ability to pay. The allowance is recognized in an amount considered sufficient by management to cover probable losses on realization of receivables.

(c) Inventories

Stated at the lower of average acquisition or production cost or net realizable value.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

(d) Investments in affiliates

Accounted following the equity method with a corresponding entry to operating income. Goodwill on the acquisition of subsidiaries is amortized over 10 years, the estimated period of realization.

(e) Property, plant and equipment

Stated at acquisition or construction cost, monetarily adjusted through December 31, 1995. Depreciation is calculated following the straight-line method based on the estimated economic useful lives of the assets. Leasehold improvements are depreciated over the term of the agreement or the economic useful lives of the assets, whichever is shorter.

(f) Loans and financing

Stated at the amount of principal, plus financial charges incurred on a pro rata basis through the balance sheet date. Foreign currency-denominated loans were converted into Brazilian reais at the exchange rates prevailing at the balance sheet date.

(g) Income and social contribution taxes

Tax expense is calculated based on the income tax rate of 15% plus a 10% surtax and social contribution tax rate of 9%.

(h) Deferred income and social contribution taxes

Calculated on temporary differences and on tax loss carryforwards using the income tax and social contribution tax rates effective for the period in which the tax effects are expected to be realized.

Deferred income and social contribution tax assets are only recognized up to the amount that is likely to be realized within the next 10 years as established by CVM Instruction No. 371/02.

(i) Provision for contingencies

Recorded for contingent risks whose likelihood of loss is probable, based on the opinion of management and inside and outside legal counsel. The provision is recorded based on the estimated losses upon the final resolution of lawsuits.

(j) Dividend and interest on capital paid

Interest on capital and dividends have been calculated and paid based on the South and Southeast Distribution Business carried by the Company, which exclude the distribution business handled by CBPI. Accordingly, the interest on capital and dividends paid by the Company are net of the interest on capital and dividends paid by CBPI to the Company.

(k) Pension and other post-employment benefits

Pension and other post-employment benefit liabilities to employees, retirees and pensioners (net of the assets of the plans) are recorded based on the actuarial calculation prepared by an independent actuary, using the Projected Unit Credit Method.

Distribuidora de Produtos de Petróleo Ipiranga S.A. and Subsidiaries

(l) Other assets and liabilities

Other assets and liabilities, classified as current and long term, are stated at realizable or estimated amounts. These assets and liabilities are stated at cost or realizable value and known or estimated amounts, respectively, including, when applicable, interest and monetary and exchange variations.

(m) Results of operations

Revenue from sale of products is recognized when significant risks and benefits related to the product ownership pass to customer. Other income, expenses and costs are recognized when incurred and/or realized. The result includes interest and monetary and exchange variations, at contractual indexes or official rates, applicable to current and long-term assets and liabilities and, when applicable, the effects of adjustments of assets to its net realizable value.

4    Consolidation criteria

The carve-out consolidated financial statements have been prepared in accordance with the consolidation principles established by Brazilian GAAP and include the accounts of Distribuidora de Produtos de Petróleo Ipiranga S.A. (Company) and the following subsidiaries and exclude, as described in Note 1, the investment in the subsidiary CBPI:

		Ownership Interest - %
		2006		2005
Subsidiaries	Location	Direct	Indirect	Direct	Indirect
Isa-Sul Administração e Participações Ltda.	Brazil	99.9995	—	99.9999	—
Comercial Farroupilha Ltda.	Brazil	99.9998	0.0002	99.9998	0.0002
Ipiranga Administração de Bens Móveis Ltda.	Brazil	99.9900	0.0100	—	—

The following practices were adopted in the preparation of the carve-out consolidated financial statements:

(a)	Intercompany balances and transactions and unrealized profits have been eliminated; and

(b)	Minority interest in fully-consolidated subsidiaries is presented in a separated caption.

5    Cash and cash equivalents

	2006	2005
Cash and banks	21,720	31,853
Certificates of Deposit (CDBs)	—	469
Debt securities	3,350	—

	25,070	32,322

Distribuidora de Produtos de Petróleo Ipiranga S.A.

6    Trade accounts receivable

	2006	2005
Domestic market:
Trade notes receivable	145,743	152,485
Customer financing	53,871	49,773
Foreign market-Receivables	4,415	2,779

	204,029	205,037
(-) Current	(165,591)	(167,884)

Long term	38,438	37,153

Long-term portion is mainly represented by customer financing. Under customer financing, cash loans are provided to gas stations using the Ipiranga brand. Such loans are generally used by the gas stations to finance renovation and modernization of fuel stations, as well as for working capital including acquisition of products and investing in marketing. Customer financing carry interest of 1% per month.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

7    Related-party transactions

Intercompany transactions are conducted under price and period conditions similar to those adopted for transactions with unrelated parties and are as follows:

Companies	Trade accounts receivable	Debentures and receivable from the sale of warrants from related parties (current)		Debentures and receivable from the sale of warrants from related parties (long term)		Trade accounts payable (current)	Sales	Purchases		Financial income
Companhia Brasileira de Petróleo Ipiranga	1,624	—		—		1,823	14,406	46,680		—
Ipiranga Petroquímica S.A.	100	—		—		68	97	1,505		—
Refinaria de Petróleo Ipiranga S.A.	166	33,818	(c)	—		2,777	61	493,392	(d)	3,642
Ipiranga Química S.A.	11	13,688	(a)/(b)	45,106	(a)/(b)	38	5	535		20,373
Tropical Transportes Ipiranga Ltda.	12	—		—		1,257	2	19,129		—
COPESUL – Companhia Petroquímica do Sul	8	—		—		101	84	15,008		—
Other	1,410	—		—		769	4,558	7,079		—

Total as of December 31, 2006	3,331	47,506		45,106		6,833	19,213	583,328		24,015

Companhia Brasileira de Petróleo Ipiranga	393	—		—		1,401	5,372	25,184		—
Ipiranga Petroquímica S.A.	28	—		—		126	120	591		—
Refinaria de Petróleo Ipiranga S.A.	126	—		29,396	(c)	119	44	387,747	(d)	(134)
Ipiranga Química S.A.	7	—		178,117	(a)/(c)	42	3	526		30,481
Tropical Transportes Ipiranga Ltda.	14	—		—		1,825	6	23,311		—
COPESUL – Companhia Petroquímica do Sul	36	—		—		400	195	17,176		—
Other	1,071	—		—		581	3,971	3,176		—

Total as of December 31, 2005	1,675	—		207,513		4,494	9,711	457,711		30,347

Companhia Brasileira de Petróleo Ipiranga							41,023	17,221		—
Refinaria de Petróleo Ipiranga S.A.							40	613,822	(d)	(669)
Ipiranga Química S.A.							61	395		22,230
Tropical Transportes Ipiranga Ltda.							14	21,926		—
Other							6,281	15,517		44

Total as of December 31, 2004							47,419	668,881		21,605

(a) Debentures issued by Ipiranga Química in 2003

The Extraordinary Shareholders’ Meeting of Ipiranga Química S.A. held on May 26, 2003 approved the issuance of two series of private convertible debentures, consisting of 11,000 Series A debentures, with face value of R$ 10 each, amounting to R$ 110,000, and 80,000 Series B debentures, with face value of R$ 1 each, amounting to R$ 80,000. Both series of debentures mature on June 1, 2008.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

On June 12, 2003, the Company fully subscribed the Series A and its subsidiary CBPI (not presented in this carve-out consolidated financial statements) fully subscribed the Series B.

The subscribed debentures pay interest based on the CDI interest rate, plus spread subject to renegotiation every 6 months (for Series A) and every 5 months (for Series B) as established by the indenture dated June 1, 2003.

The spread for Series A debentures, for the most part of 2005, was 1.5% per year, and changed to 1.0% per year on December 1, 2005, remaining the same for 2006. The spread for Series B debentures was 1.0% per year in 2005 remaining the same for 2006.

Debentures are convertible into common shares of Ipiranga Química S.A. at any time after its issuance and until its maturity or redemption at the option of the holder.

The conversion price is a fixed amount established in the Indenture of the debentures. However, the quantity of common shares to be received upon conversion will be higher than the amount determined as face value of the debentures divided by the conversion price if they are converted before June 1, 2007. The quantity of additional shares to be received will be 25% if converted up to June 1, 2004, 18.2177% if converted before June 1, 2005, 11.8034% if converted before June 1, 2006 and 5.7371% if converted before June 1, 2007.

(b) Early partial redemption of the debentures in 2006

The shareholders’ meetings of Ipiranga Petroquímica S.A. (“IPQ”) held on April 28, 2006 approved the payment of supplementary dividends and a capital reduction, scheduled for June 13, 2006 and July 31, 2006, respectively. Considering that IQ, due to its interest in IPQ, received funds on said dates, the Board of Directors of IQ, at a meeting held on May 2, 2006, resolved that IQ would partially early redeem its debentures, which were issued on June 1, 2003, due to the financial cost of this debt.

As a result, in 2006, IQ partially amortized 71.6% of the Series A debentures, subscribed by the Company, in the amount of R$ 139.695 thousand (there was no amortization in 2005).

(c) Modification of terms of the debentures and sale of warrants by the Company

Pursuant to a Memorandum of Understanding signed on October 3, 2005, the Company, CBPI and Refinaria de Petróleo Ipiranga S.A. (the controlling shareholder of IQ) agreed to hold an Extraordinary Shareholders’ Meeting of IQ to approve a change in the type of debentures, issued by IQ on June 1, 2003.

The changes approved on the meeting held on October 6, 2005 were: (i) to change the debentures from convertible to nonconvertible without making any other change in the terms or conditions of the debentures, and (ii) the issuance of warrants to the holders of the debentures, without any charge, replacing the conversion right established for the debentures; the terms of the warrants allow its holder to purchase common shares of IQ in exactly the same terms than the conversion features originally included in the debentures.

Subsequently, on December 1, 2005, a Sale Agreement was signed whereby the Company sold for R$ 29.0 million to Refinaria de Petróleo Ipiranga S.A. the warrants it has obtained. The amount for the sale of the warrants is payable on October 3, 2007, and carries interest at the CDI interest rate.

The Company recognized income on the sale of warrants in the amount of R$ 29.0 million.

(d) The acquisition of goods from Refinaria de Petróleo Ipiranga S.A. includes taxes calculated based on tax substitution, which are not income for Refinaria de Petróleo Ipiranga S.A.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

8    Inventories

	2006	2005
Fuel	43,176	34,356
Lubricants and greases	4,686	4,690
Raw materials and packaging	20,593	13,222

	68,455	52,268

9    Recoverable taxes

	2006	2005
Income tax	11,025	—
Social contribution tax	1,436	—
ICMS (State VAT)	1,659	7,461
IPI (Federal VAT)	579	27
Other	252	1,191

	14,951	8,679
(-) Current	(14,951)	(2,644)

Long term	—	6,035

10    Income and social contribution taxes

(a) Deferred

Deferred tax assets are recognized based on the Company’s history of profitability, supported by budgets, approved by management, which estimate future income for the realization of this asset, over a period not exceeding 10 years.

Deferred tax assets and liabilities are as follows:

	2006	2005
Assets
Provision for pension and other post-employment benefits	31,178	30,498
Provision for contingencies	3,043	4,120
Provision for variable compensation	5,533	4,420
Provision for loss on taxes recoverable	6,035	—
Other provisions	1,563	1,272

Tax basis	47,352	40,310
Statutory rate	34%	34%

Deferred income and social contribution taxes	16,099	13,705
(-) Current	4,716	3,880

Long term	11,383	9,825

Distribuidora de Produtos de Petróleo Ipiranga S.A.

(b) Estimated realization of deferred tax assets

The realization of tax credits and debts is based on future taxable income projections limited to the 10 years after each balance sheet date, as follows:

	2006	2005
2006	—	3,880
2007	4,716	813
2008	2,830	872
2009	832	935
2010	891	1,002
2011 to 2013	3,067	3,461
2014 to 2016	3,763	2,742

	16,099	13,705

(c) Reconciliation of effective income tax and social contribution tax rate

	2006	2005	2004
Reconciliation of current income and social contribution taxes
Income before taxes	108,465	135,741	94,009
Additions and deductions:
Profit sharing	(1,662)	(2,271)	(2,067)
Interest on capital paid	(32,156)	(33,323)	(29,909)
Gain on change in equity interest in Maxfácil	(27,149)

Other additions and deductions	12,678	(6,606)	5,709

Tax basis	60,176	93,541	67,742
Statutory rate	34%	34%	34%

Current income and social contribution taxes	(20,460)	(31,804)	(23,032)

Reconciliation of deferred income and social contribution taxes
Provision for variable compensation	6,007	7,633	4,699
Provision for loss on taxes recoverable	6,035	—	—
Recognition (reversal) of reserve for contingencies	(1,633)	847	909
Recognition (reversal) of provision for pension and other post-employment benefits	(743)	(5,457)	585
Provision for loss on short-term investment	—	—	7.226
Other temporarily non-deductible provisions	13,551	900	(2,273)

Tax basis	23,217	3,923	11,146
Statutory rate	34%	34%	34%

Deferred income and social contribution taxes	7,894	1,334	3,790

Distribuidora de Produtos de Petróleo Ipiranga S.A.

11    Prepaid expenses

	2006	2005
Lease contracts	3,783	3,826
Prepaid insurance	59	55
Other prepaid expenses	2,435	1,274

	6,277	5,155
(-) Current	(3,076)	(1,843)

Long term	3,201	3,312

Long term portion refers substantially to prepaid lease contracts.

12    Investment in affiliated company

The affiliated company Maxfácil is a joint-venture whose business purpose is to offer financial services to the customers and distributors of Ipiranga products for a period of 10 years.

Maxfácil	Total
Investment data for calculation of equity in subsidiaries
Number of common shares (in thousands)	22
Ownership interest
Total capital - %	16.0000
Total voting capital - %	16.0000
Number of common shares held (in thousands)	4
Shareholders’ equity of the investee	175.037
Net income of the investee	5.366

Changes in investments
Beginning balance	—
Additions	5
Gain on change in equity interest	27.358
Equity pick-up	858
Dividends and interest on capital	(214)

Ending balance	28.007

DPPI holds 16% interest of Maxfácil and the other 84% held by of CBPI and União de Bancos Brasileiros S.A. – UNIBANCO, which holds 34% and 50% interest, respectively. Maxfácil was incorporated by the Company and CBPI which contributed a nominal amount of capital. Subsequently, UNIBANCO contributed in cash the amount of R$ 171 million for a 50% interest resulting in the recognition by the Company of a gain in change of interest of R$ 27,358.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

13    Property, plant and equipment

	Annual depreciation rates - %	2006			2005
		Cost	Accumulated depreciation	Net	Net
Land	—	32,232	—	32,232	32,844
Buildings and constructions	4	79,260	(29,823)	49,437	49,277
Distribution equipment and installations	10	140,947	(82,880)	58,067	56,182
Furniture and fixtures and vehicles	16.5	36,278	(24,646)	11,632	11,810
Leasehold improvements (1)	6.2	29,544	(11,627)	17,917	12,849
Construction in progress	—	9,035	—	9,035	8,381
Advances to suppliers	—	2,329	—	2,329	295
Other	—			—	—

		329,625	(148,976)	180,649	171,638

(1)	Leasehold improvements are depreciated over the term of the agreement or the useful life of the asset, whichever is shorter.

14     Loans and financing

	2006		2005		Interest rate based on	Additional charges	Guarantees
Characteristics	Current	Long term	Current	Long term
Local currency
Property and equipment acquisition	2,298	6,346	1,759	4,853	TJLP	Plus interest of 4.0% to 5.1% p.a.	Guarantees and liens

Working capital	—	25,874	24,003	—	CDI	100% of CDI	Debentures acquired by subsidiary

	2,298	32,220	25,762	4,853

Foreign currency
Purchase financing	26,092	—	35,667	78,203	CDI	Swap up to 105,5% of CDI	Promissory note

Total consolidated	28,390	32,220	61,429	83,056

TJLP – Long-term interest rate

CDI – Interbank Deposit Rate

The long-term portion matures as follows:

	2006	2005
2007	—	80,056
2008	28,125	1,415
2009	1,991	1,100
2010	1,369	485
2011	735	—

	32,220	83,056

Distribuidora de Produtos de Petróleo Ipiranga S.A.

15    Taxes payable

	2006	2005
Income tax	636	5,356
Social contribution tax	248	1,613
PIS (tax on revenue)	201	178
COFINS (tax on revenue)	949	825
ICMS (State VAT)	1,129	1,645
Other	1,612	658

	4,775	10,275

16    Contingencies

(a) Probable losses

A provision was recognized to cover probable losses estimated by management, supported by external and internal legal counsel, arising from the following lawsuits:

	2006	2005
Tax lawsuits	251	251
Civil lawsuits	100	2,723
Labor lawsuits	2,692	1,392

Total	3,043	4,366

•	Civil lawsuits

As of December 31, 2006, the only accrued civil lawsuit of the Company involved an indemnity claim. The reduction in provision for civil contingencies in 2006 is due mainly to the conclusion of lawsuits filed against the Company seeking repossession of a property of the Company and a claim of damages. In December 2006 property returned to the Company and the courts decided that no damages should be paid by the Company and the lawsuits were concluded. Another factor that led to the decrease refers to the revaluation of the likelihood of loss of the damage claim, considering the consolidation of previous court decisions favorable to the position of the Company.

•	Labor lawsuits

As of December 31, 2006 and 2005, labor lawsuits of the Company refer mainly to lawsuits filed by former employees and outsourced professionals claiming payroll charges, such as overtime, hazardous duty premium, etc.

(b) Possible losses

Lawsuits for which management assessed the probability of loss as “possible”, based on the opinion of its legal counsel, are not accrued in the financial statements and are composed of:

	2006	2005
Tax lawsuits	27,823	7,412
Civil lawsuits	544	544
Labor lawsuits	683	713

Total	29,050	8,669

Distribuidora de Produtos de Petróleo Ipiranga S.A.

•	Tax lawsuits

Tax lawsuits of the Company included in this classification refer mainly to: (1) requirement of reversal of credits for ICMS on operations with anhydrous alcohol in São Paulo State; (2) requirement of reversal of credits for ICMS accumulated credit, supposedly transferred to third parties at amounts higher than that allowed by São Paulo State legislation; (3) requirement of IRRF (withholding income tax) on payment of interest on capital made to pension plan entities; (4) requirement of ICMS by Mato Grosso State, on the acquisition of fuel ethanol by the Company’s branch in São Paulo State, intended to be sold in Rio Grande do Sul State, due to non-compliance with accessory obligations provided for in ICMS Agreement No. 54/02; (5) requirement of INSS (social security contribution) supposedly due by third parties and service providers engaged who did not present clear evidence of payment of their obligations, causing the Company to be jointly liable for this tax; and (6) non-approval of the offset of IPI credits recorded on the receiving of inputs subject to taxation whose subsequent shipments were tax immune.

•	Civil lawsuits

Civil lawsuits of the Company are mostly related indemnity claims arising from lease, commercial and service agreements entered into by the Company.

•	Labor lawsuits

Labor lawsuits of the Company refer to lawsuits filed by former employees and outsourced professionals claiming to payroll charges.

(c) Contingent assets

The Company filed judicial and/or administrative proceedings with Federal and State tax authorities to recover taxes unduly paid or overpaid. These proceedings, when concluded, may represent income that, due to its contingent nature, is not recorded in the financial statements as of December 31, 2006.

Due to the progress of lawsuits and based on their legal counsel’s opinion, the companies’ management assessed the likelihood of a favorable outcome in the aforementioned lawsuits as probable or possible, depending on the specific circumstances. As of December 31, 2006 said lawsuits may be summarized as follows:

Federal level
PIS/COFINS (taxes on revenue) – increase in tax basis	7,919

State level
State income surtax (AIRE)	1,093

17    Employee and management profit sharing

Profit sharing is calculated based on net income for the year, after deducting accumulated deficit, if any, and provision for income and social contribution taxes, and is distributed as follows:

(a) Employee profit sharing

Calculated based on 3% of net income from operations, which will be computed excluding investments in companies (recorded in the stand-alone individual statements of income of the Company for statutory and regulatory purposes as equity in subsidiaries and affiliates), amortization of goodwill or negative goodwill, sale or write-off of investments in companies, and, finally, interest paid or received by the Company as interest on capital.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

(b) Management profit sharing

At the discretion of the Board of Directors, management profit sharing will be calculated based on up to 10% of income after deducting employee profit sharing and cannot exceed the annual global compensation established at the Shareholders’ Meeting.

18    Provision for pension and other post-employment benefits

(a) Pension benefits provided by Fundação Francisco Martin Bastos

The Company, together with other Petróleo Ipiranga companies, sponsors Fundação Francisco Martins Bastos (FFMB), a closed pension entity that manages and operates pension plans for the employees of Petróleo Ipiranga companies.

FFMB Benefit Plan was created in 1993. Initially, only the “basic benefit” was established (a defined benefit plan) and in July 1998 the “supplementary benefit” (structured as a defined contribution plan in the phase of capitalization of estimated benefits) was implemented, whose contribution percentage is applicable to possible variable compensation. The pension plan is funded by the sponsors and participants.

On August 31, 2005, the SPC (Secretariat for Pension Plan), through Official Letter No. 1003/SPC/DETEC/CGAT, approved the new Ruling of FFMB Benefit Plan. New regulations were introduced related to portability, deferred proportional benefit, self-sponsorship and redemption provided for in CGPC (Supplemental Pension Management Council) Resolution No. 6, of October 30, 2003, as well as changes in the calculation of benefits, new GAM-83 life expectancy table and change in the actuarial method from unit credit to projected unit credit became effective as actuarial adjustments.

The main changes in the calculations of benefits, approved in the new regulation, refer to the adjustment of the employee salary, gradual elimination of bonus for length of service credited for the purpose of calculating benefits and the increase in the percentage of reduction of the early retirement basic benefit.

These changes reduced the plan’s total cost for the sponsors by 36%, as defined by the actuary based on the percentage of the participants’ payroll for 2006.

In 2006, SPC, by means of CGPC Resolution No. 18, of March 28, 2006, established new technical/actuarial parameters for private pension plan entities. Therefore, the minimum life expectancy table that will be adopted is AT-1983, increasing the life expectancy of active participants by approximately 2 years.

(b) Other post-employment benefits

According to CVM Resolution No. 371/00, the Company, in addition to the pension plan, recognizes a provision for other post-employment benefits related to bonus for length of service, FGTS (severance pay fund), health-care plan and life insurance for eligible retirees. Other post-employment benefits are unfunded and are provided directly by the Company and each of its subsidiaries of the Petróleo Ipiranga Group.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

The reconciliation of pension and other post-employment benefit liabilities as of December 31 is as follows:

	2006	2005	2004
Present value of funded obligations	(44,721)	(40,325)	(50,983)
Present value of unfunded obligations	(27,273)	(24,711)	(20,743)
Fair value of plan assets	46,133	39,337	41,662
Unrecognized actuarial gains (losses)	(5,317)	(6,229)	(7,471)

Net post-employment benefit liabilities	(31,178)	(31,928)	(37,535)
(-) Current	(2,412)	(1,677)	(2,639)

Long term	(28,766)	(30,251)	(34,896)

The portion of actuarial gains or losses to be recognized as income or expense is the amount of unrecognized gains and losses that exceed, in each year, the higher of the following amounts:

(i)	10% of the present value of the total actuarial obligation of the defined benefit; and

(ii)	10% of the fair value of plan assets.

The portion that exceeds such limits will be annually amortized dividing its amount by the remaining average length service estimated for the plan’s participants.

The amounts recognized in the statements of income are as follows:

	2006	2005	2004
Cost of current service	(1,189)	(1,112)	(1,191)
Cost of interest	(7,237)	(6,863)	(7,074)
Expected return on assets	6,130	4,930	4,077
Amortization of actuarial gain (losses)	236	418	363
Employees’ contributions	381	455	578

Total expenses in the year	(1,679)	(2,172)	(3,247)

Changes in net pension and other post-employment benefit liabilities may be shown as follows:

	2006	2005	2004
Net liability at beginning of year	(31,928)	(37,535)	(36,931)
Expenses in the year	(1,679)	(2,172)	(3,247)
Company’s contributions in the year	861	1,253	1,856
Benefits paid in the year	840	1,722	787
Adjustment to the present value of obligations/other adjustments	728	4,804	—

Net liability at end of year	(31,178)	(31,928)	(37,535)

The main actuarial assumptions applied are as follows:

•	Discount rate of actuarial obligation at present value – 10.8% per year

•	Expected long-term rate of return on assets – 13.2% per year

•	Projected average salary growth rate – 6.6% per year

Distribuidora de Produtos de Petróleo Ipiranga S.A.

•	Inflation rate (long term) – 4.5% per year

•	Medical services growth rate – 7.6% per year

Biometric assumptions used:

•	Mortality table – AT 1983 basic rated down by 10% (*)

•	Turnover table – adjusted Towers Perrin

•	Disabled mortality table – RRB 1983

•	Disability table – amended RRB 1944 rated

(*)	For life insurance benefit, the CSO-80 mortality table was used

19    Net assets

Net assets correspond to the shareholders equity of DPPI less the investment in CBPI which for the purpose of this carve-out statement has been eliminated.

20    Collaterals and guarantees

The Company provides collaterals and guarantees for some loan operations conducted directly or indirectly by subsidiaries and affiliates.

As of December 31, 2006 and 2005 amounts referring to these operations are as follows:

Guarantor	Borrower	2006	2005	Maturity
DPPI	CBPI(1)	3,931	3,054	2009
DPPI	IQ(2)	1,547	533	2010
DPPI	IQAG(2)	619	648	2010
DPPI	IPQ(2)	17,688	72,299	2007

		23,785	76,534

IQAG – Ipiranga Química Armazéns Gerais Ltda.

(1)	Entity controlled by the Company
(2)	Affiliate of CBPI

21    Financial instruments

In accordance with CVM Instruction No. 235/95, the Company and its subsidiaries estimated the fair value of their financial instruments, using available market information and appropriate estimation methodologies. However, both the interpretation of market data and the selection of estimation methodologies require reasonable judgment and estimates to determine the most adequate realizable value. Accordingly, the estimates presented are not necessarily indicative of the amounts that could be obtained in active market trading. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

The Company conducts transactions involving financial instruments, all of which are recorded in balance sheet accounts, and are intended to meet their needs and reduce the exposure to credit, market, and currency risks. Management of these risks is performed by establishing strategies and control systems and setting position limits.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

The main risks affecting the Company’s business are as follows:

(a) Currency risk

This risk arises from the possibility of the Company incurring material losses because of exchange rate fluctuations, which may affect the balances of foreign currency-denominated loans and financing.

The exposure to fluctuations in exchange rates is as follows:

Amounts in US$ thousand	2006	2005
Loans and financing	10,759	44,101
Swap transactions	(10,759)	(44,101)

Net exposure	—	—

(b) Credit risk

This is the risk of the Company incurring losses due to customers’ failure to pay accounts and financing. The Company reduces this risk by means of a credit policy and by obtaining collaterals for supply agreements signed with its customers for significant balances.

(c) Interest rate risk

This risk arises from the possibility of the Company incurring losses due to interest rate fluctuations that increase interest expenses on loans and financing.

The Company continuously monitors the market interest rates in order to evaluate the need for hedging against the volatility of these rates.

(d) Financial income (expenses)

	2006	2005	2004
Financial income
Interest and monetary variation	33,747	44,722	31,067
Exchange variation	105	2,776	30
Other income	(243)	228	660

	33,609	47,726	31,757

Financial expenses
Interest and monetary variation	(16,555)	(25,287)	(16,759)
Exchange variation	(285)	(3,261)	(413)
Other expenses	(821)	(650)	(5,644)

	(17,661)	(29,198)	(22,816)

Financial income (expenses), net	15,948	18,528	8,941

Distribuidora de Produtos de Petróleo Ipiranga S.A.

22    Nonoperating income (expenses)

	2006	2005	2004
Nonoperating income
Gain on change in equity interest in Maxfácil	27,358
Gain on sale of warrants issued by related parties (Note 7.c)	—	28,989	—
Gain on sale of property and equipment	504	1,536	2,355

	27,862	30,525	2,355

Nonoperating expenses
Loss on sale and write-off of property and equipment	(1,662)	(1,033)	(1,006)

	26,200	29,492	1,349

23    Insurance

The Petróleo Ipiranga companies have an insurance and risk management program that allows coverage and protection for all their insurable assets, including insurance coverage for risks of disruption of production, by means of an operational risk policy traded in the domestic and foreign insurance markets through the Brazilian Reinsurance Institute (IRB).

The insurance coverages and limits are based on a detailed study of risks and losses performed by local insurance brokers, and the insurance contracted is considered sufficient to cover possible losses, considering the nature of the companies’ activities.

The main insurance coverages are for operational risks, loss of profits, industrial and office multiperils, named risk-pools and civil liability.

24    Subsequent events

Acquisition of Ipiranga

On April 18, 2007, Ultrapar for itself, and also as a commission agent of Braskem and Petrobras, acquired for R$ 2,113,107, from the controlling shareholders of the Petróleo Ipiranga companies, 66.2% common shares and 13.9% preferred shares issued by RPI, 69.2% common shares and 13.5% preferred shares issued by the Company, and 3.8% common shares and 0.4% preferred shares issued by Companhia Brasileira de Petróleo Ipiranga (“CBPI”). Of the total amount, Braskem and Petrobras paid R$1,394,675 under the terms of the commission among the parties.

Under the terms of the agreement among Ultrapar, Braskem and Petrobras, once all steps of the transaction mentioned below are finalized, Ultrapar will hold the distribution of fuel and lubricants in the Southern and Southeastern Regions (“South Distribution Assets”); Petrobras will hold the distribution of fuel and lubricants in the Northern, Northeastern and Central-Western Regions (“North Distribution Assets”); and Braskem and Petrobras will hold 60% and 40%, respectively, of the petrochemical assets, represented by Ipiranga Química S.A., IPQ and by the interest of the latter in COPESUL – Companhia Petroquímica do Sul (COPESUL) (“Petrochemical Assets”). Assets related to oil refining held by RPI will be equally shared by Petrobras, Ultrapar and Braskem.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

In the same agreement the parties established that Ultrapar is responsible for conducting a corporate restructuring in the companies acquired to separate the assets assigned to each acquiring company. The stages are as follows:

a)	Public Tag Along Offering to acquire common shares issued by RPI, DPPI, CBPI and IPQ held by other shareholders;

b)	Merger into Ultrapar of the preferred and any remaining common shares issued by RPI, DPPI and CBPI;

c)	Segregation of assets by means of: (i) capital reduction of RPI and CBPI to transfer the Petrochemical Assets directly to Ultrapar, for subsequent transfer to Braskem and Petrobras, under the terms of the commission, and (ii) spin-off of CBPI to transfer the North Distribution Assets to a company controlled by Petrobras.

On April 17, 2007, CADE (Economic Defense Council) issued an Injunction to maintain the conditions that would allow to revert the asset acquisition by Braskem and Petrobras, as described in the Significant Event Notice published on April 18, 2007. The provisions related to Petrochemical Assets were reviewed on April 25, 2007 in the decision approved by CADE, with signature by Braskem of agreement for protection of reversibility of operation (APRO).

With said changes, CADE acknowledges the maintenance of the minority interest of Petrobras in COPESULl after the acquisition. In relation to fuel distribution, CADE granted 10 days so that Petrobras and Ultrapar present an alternative corporate governance model that preserves competition within the industry.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

25	SUMMARY AND RECONCILIATION OF THE DIFFERENCES BETWEEN ACCOUNTING PRACTICES ADOPTED IN BRAZIL AND GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

I –	Narrative description of GAAP differences

The consolidated financial statements of the Company are prepared in accordance with Brazilian GAAP. Accounting policies, which differ significantly from U.S. GAAP, are summarized below.

(a) Inflation accounting

Under Brazilian GAAP, the Company accounts for the effects of inflation in its financial statements prepared in accordance with Brazilian GAAP through December 31, 1995. Through December 31, 1995, the Company used for this remeasurement the Fiscal Reference Unit (UFIR), the index established by the tax authorities for preparation of financial statements under Brazilian corporate law as well as the index selected by the CVM.

The reconciliation presents the effect of adjusting property, plant and equipment for US GAAP purposes through December 31, 1997. Under U.S. GAAP, management of the Company considers that Brazil was considered to be a highly inflationary economy until December 31, 1997 and, as such, property, plant and equipment should be adjusted for inflation through such date.

In determining amounts under U.S. GAAP, the effects of inflation for the years ended December 31, 1996 and 1997 were determined using the “Índice Geral de Preços – Disponibilidade Interna – IGP-DI” index, which is a widely-accepted and respected index published monthly by the Fundação Getúlio Vargas.

Because the Company’s management believes that the IGP-DI is an appropriate and consistent measure of the general price inflation in Brazil and because of its availability, for U.S. GAAP purposes the Company adopted the IGP-DI for restatement of its financial statements also for periods through December 31, 1995, replacing the Government mandated index. As a result, property, plant and equipment has been monetarily adjusted for inflation using the IGP-DI since its acquisition through December 31, 1997.

(b) Capitalization of interest in relation to construction in progress

Under Brazilian GAAP the Company was not required to capitalize the interest cost of borrowed funds as part of the cost of the related asset. Under U.S. GAAP, capitalization of borrowed funds during construction of major facilities is recognized as part of the cost of the related assets.

Under U.S. GAAP, interest on construction-period financing denominated in foreign currencies is capitalized using contractual interest rates, exclusive of foreign exchange gains or losses.

(c) Pension and other post-retirement benefits

(c.1) Pension benefits

Pension benefit obligations for Brazilian GAAP should be accounted for following CVM Instruction No. 371/00, which requires the mandatory application of Brazilian Accounting Standard IBRACON NPC 26. Under IBRACON NPC 26 the Company has accounted for the plan administered by FFMB (and to which several Petróleo Ipiranga companies contribute) by recognizing a percentage attributed to the Company of the funded status and of the cost of the plan.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

Under U.S. GAAP, considering that the financial information of the Company does not consolidate all the sponsors of the FFMB Pension Plan and such financial information does not represent the financial statements of the parent company of the Petróleo Ipiranga companies, the Company has accounted for its participation in the pension plan administered by FFMB as if it were a multi-employer plan.

As a result, the reconciliation presents: (a) the reversal of the pension plan asset/liability recognized for Brazilian GAAP as of each reporting date and the reversal of the related pension cost, and (b) the recognition as expense of the contribution due to the plan over the corresponding period.

(c.2) Other post-retirement benefits

As explained in Note 17, the accompanying financial statements account for other post-retirement benefits following IBRACON NPC 26. Other post-retirement benefits are unfunded and are the sole responsibility of each Petróleo Ipiranga company. Under IBRACON NPC 26 actuarial gains and losses are deferred and recognized in income over the estimated remaining service period of the employees to the extent that those actuarial gains and losses exceed 10% of the higher of the plan assets and the projected benefit obligation.

Under U.S. GAAP such benefits are accounted for following SFAS No. 106, “Employers’ Accounting for Post-retirement Benefits Other Than Pensions” and, as from December 31, 2006, following SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post-retirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R)”. Under SFAS No. 158 the funded status of the other post-retirement benefits must be recognized as a liability with an offsetting amount in accumulated other comprehensive income. As required by SFAS No. 158, provisions of SFAS No. 158 were applied on a prospective basis as from December 31, 2006.

Although projected benefit obligations are the same under Brazilian GAAP and U.S. GAAP, differences arise in the amounts recorded in the financial statements as result of: (i) the date of initial measurement of funded status is different for Brazilian GAAP and U.S. GAAP and that under Brazilian GAAP there is no requirement to recognize an additional minimum liability, and (ii) the recognition as from December 31, 2006, as a liability for U.S. GAAP purposes of the funded status against accumulated other comprehensive income.

(d) Tax incentives

Under Brazilian GAAP, the tax incentives are accounted for directly as an increase in a capital reserve account in shareholders’ equity. The Company records the taxes as expense in the consolidated statement of income for the amounts that would be due absent the benefit, and recognizes a reduction in the tax payable against the capital reserve.

For U.S. GAAP reconciliation purposes the amount of those incentives is recognized as a reduction of the tax expense directly in the statement of income.

(e) Fair value of guarantees under FIN 45

Under Brazilian GAAP, the Company is not required to record any liability related to guarantees given to third parties unless contingent obligations to make future payments under the guarantees are probable.

The Company has not recorded any liability related to these guarantees under Brazilian GAAP as of any of the dates presented.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

Under U.S. GAAP, the Company recognizes, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing guarantees in accordance with FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. In the event that, at inception of the guarantee, the Company is required to recognize a liability under SFAS No. 5, “Accounting for Contingencies”, the liability initially recognized would be the greater of: (a) the amount of fair value of the value of the obligation undertaken in issuing guarantee, or (b) the contingent liability amount required to be recognized at inception of the guarantee by applying SFAS No. 5.

Guarantees granted include those disclosed in Note 20 as well as guarantees provided to financial institutions that finance sales to selected customers under the vendor program. Under the vendor program the Company is the secondary obligor to the financial institutions.

The reconciliation presents the effect of recognizing a liability for the fair value of these guarantees and the related effect in the statement of income.

(f) Accounting for asset retirement obligation

Under Brazilian GAAP, the company’s practice is to expense amounts relating to retirement of certain assets are retired as incurred.

Under U.S. GAAP, the Company adopts SFAS No. 143, “Accounting for Asset Retirement Obligations”. Asset retirement obligations correspond to the legally required obligation to remove fuel tanks upon retirement. Under SFAS No. 143, the fair values of asset retirement obligations are recorded as liabilities on a discounted basis when they are incurred, which is typically at the time the related assets are installed. Amounts recorded for the related assets will be increased by the amount of these obligations and depreciated over the related useful lives of such assets. Over time, the amounts recognized as liabilities will be accreted for the change in their present value until the related assets are retired or sold.

(g) Gain on change in equity interest in Maxfácil

In December 2006, the business recognized a capital gain, in the amount of R$ 27,358, regarding to the gain on change in equity interest in Maxfácil as described in Note 12.

The gain has been determined as a result of Maxfácil having issued new shares to UNIBANCO at a price higher than the carrying amount per share of the investment recorded by the Company in Maxfácil.

Under U.S. GAAP, considering that Maxfácil is a newly formed entity, the Company believes it does not meet the criteria for gain recognition established in SAB Topic 5-H.

The reconciliation presents the effect of reverting for U.S. GAAP the capital gain recognized under Brazilian GAAP.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

Accounting for convertible debentures issued by Ipiranga Química S.A. and warrants purchased by the Company

h.1) Accounting for convertible debentures issued by IQ

Under Brazilian GAAP, convertible debentures issued by Ipiranga Química S.A. described in Note 7 are accounted by the business for as a single instrument at its cost plus accrued interest following the contractual terms.

Under U.S. GAAP the Company has concluded that the non-detachable conversion option included in the convertible debentures issued by IPQ does not meet the definition of a derivative under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted”. The Company accounted for the convertible debentures in accordance with FAS 115 “Accounting for Certain Investments in Debt and Equity Securities” and classified the instrument as a trading security. At the date of issuance, the total amount of the proceeds equals the fair value of the instrument so there is no GAAP difference at initial recording.

However, the convertible debenture was marked to market at every reporting period with charges to the statements of income for U.S. GAAP purposes, creating a difference in valuation of the convertible instrument for U.S. GAAP of R$ 29 million at the date of the modification of the terms.

h.2) Accounting for the modification of terms of the debentures and issuance of warrants

In October 2005, a modification was introduced in the terms of the debentures such that they were modified from convertible to non-convertible; no other terms of the debentures have been modified. At the same moment, IQ issued to the holders of the debentures, detachable warrants which allow the holders of the warrants to acquire shares of IQ in the exact same terms as the previously existing non-detachable conversion option included in the debentures.

Under Brazilian GAAP, warrants are not separately recorded. The modification of the terms of the debentures and the issuance of warrants in October 2005 did not have any impact in the accounting for the debentures (which were originally convertible and in October 2005 were modified to non-convertible) under Brazilian GAAP which continued to be accounted for at its cost plus accrued interest and warrants issued by IQ are not accounted for.

For U.S. GAAP purposes, the Company has also classified the new debt instrument received as a trading security under FAS 115. In addition, the Company has concluded that the fair value of the warrant and non-convertible debenture received approximates the fair value of the convertible debenture prior to modification. Therefore, upon modification the Company recorded the warrant and debt at their fair values with no gain or loss recognized.

Contemporaneously with the modification of the terms of the debenture and the issuance of warrants, the Company sold the warrants received to RPI for R$ 29 million. This amount approximates the fair value of the warrants at the date of modification of the convertible debentures and issuance of warrants, so no gain or loss was recorded by the Company upon sale under U.S. GAAP. Under Brazilian GAAP no value was recognized for the warrant received and therefore, a gain for the sales price of R$ 29 million was recognized.

After the modification, the Company continued to mark to market the non-convertible debt instruments with charges to the statements of income.

The U.S. GAAP reconciliation reflects the difference in the mark to market of the convertible debt instrument through the date of modification, and of the non-convertible debt instrument after the modification, compared to the amortized cost value recorded for Brazilian GAAP purposes.

Distribuidora de Produtos de Petróleo Ipiranga S.A.

II –	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in net income

	Note 24.I.	2006	2005
Net income as reported under Brazilian GAAP		94,237	103,000
Inflation accounting: Depreciation of property, plant and equipment	(a)	(2,229)	(2,835)
Deferred tax effects		758	964

		(1,471)	(1,871)

Pension and other post-employment benefits	(c)
Reversal of pension and other post-retirement expense recognized under Brazilian GAAP and recognition of contributions to FMBB Pension Plan as expense under US GAAP		(750)	(5,607)
Contributions due and unpaid to FMBB Pension Plan			—
Recognition of net periodic pension cost for other post-retirement benefits under US GAAP		(2,223)	(981)
Deferred tax effects		1,010	2,240

		(1,963)	(4,348)

Accounting for asset retirement obligation	(f)	502	(2,305)
Deferred tax effects		(171)	784

		331	(1,521)

Capitalization of interest costs during construction – Property, plant and equipment	(b)	247	606
Deferred tax effects		(84)	(206)

		163	400

Fair value of guarantees under FIN 45	(e)	708	2,393
Deferred tax effects		(241)	(814)

		467	1,579

Tax incentives	(d)	—	50

Gain on change in equity interest in Maxfácil	(g)	(27,358)	—

Accounting for convertible debentures issued by IQ and warrants received by the Company
Change in fair value of convertible debentures from January 1, 2005 to date of modification (October 2005)		—	(89,025)
Derecognition of warrant sold to RPI		—	(28,999)
Deferred tax effects		—	40,128

		—	(77,896)

Net income under U.S. GAAP		64,406	19,393

Distribuidora de Produtos de Petróleo Ipiranga S.A.

III –	Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in net assets

	Note 24.I,		2006	2005
Net assets as reported under Brazilian GAAP			477,237	424,612
Inflation accounting: Property, plant and equipment –	(a)		28,738	30,967
Deferred tax effects			(9,771)	(10,529)

			18,967	20,438

Pension and other post-employment benefits:	(c)
Reversal of pension and other post-retirement liabilities recognized under Brazilian GAAP			31,178	31,928
Recognition of other post-retirement liabilities under US GAAP			(22,383)	(20,160)
Deferred tax effects			(2,991)	(4,001)
Effects on other comprehensive income due to additional minimum liability			—	(445)
Deferred tax effects			—	151
Effect of adoption of SFAS 158 on the ending balance of accumulated other comprehensive income			(2,405)	—
Deferred tax effects			818	—

			4,217	7,473

Accounting for asset retirement obligation	(f)		(21,160)	(21,662)
Deferred tax effects			7,194	7,365

			(13,966)	(14,297)

Capitalization of interest costs during construction – Property, plant and equipment	(b)		2,543	2,296
Deferred tax effects			(865)	(781)

			1,678	1,515

Fair value of guarantees under FIN 45	(e)		(229)	(937)
Deferred tax effects			78	319

			(151)	(618)

Accounting for convertible debentures issued by IQ and warrants received by the Company	(h	)
Fair value of convertible debentures as of December 31, 2004			118,024	118,024
Change in fair value of convertible debentures from January 1, 2005 to date of modification (October 2005)			(89,025)	(89,025)
Difference between fair value of convertible debt and non-convertible debt and warrants as of date of modification			—	—
Derecognition of warrant sold to RPI			(28,999)	(28,999)

			—	—

Net assets under U.S. GAAP			487,982	439,123

Distribuidora de Produtos de Petróleo Ipiranga S.A.

IV –	Statement of changes in net assets in accordance with U.S. GAAP

	2006	2005
Net assets under U.S. GAAP as of beginning of the year	439,123	473,388
Net income	64,406	19,393
Gain on change in equity interest in Maxfácil recorded as capital transaction (Note 24.I.g)	27,358	—
Dividends and interest on capital	(41,603)	(44,483)
Dividends proposed in 2004 and paid in 2005		(8,881)
Effects on other comprehensive income due to additional minimum liability	—	(294)
Effect of adoption of SFAS 158 on the ending balance of accumulated other comprehensive income	(1,293)	—

Net assets under U.S. GAAP as of the end of the year	487,982	439,123

Comprehensive income (under SFAS 130):
Net income	64,406	19,393
Effects on other comprehensive income due to additional minimum liability	—	(294)

Total comprehensive income	64,406	19,099

V –	Additional disclosures

(a) Earnings per share

Under Brazilian GAAP, net income per share is calculated by dividing net income by the number of shares outstanding at the balance sheet date. In these consolidated financial statements, information is disclosed per lot of one thousand shares, because this is the minimum number of shares that can be traded on the Brazilian stock exchanges.

Under U.S. GAAP earnings per share are retroactively restated to reflect in all periods presented the effect of stock dividends. As disclosed in Note 18 in April 2006 the Company approved a stock dividend and earnings per share have been retroactively restated to reflect the effect of such stock dividend.

Since the preferred and common shareholders have different dividends and voting rights (see Note 18), basic earnings per share have been calculated using the “two-class” method for U.S. GAAP purposes. The following table provides a reconciliation of the numerators and denominators used in computing earnings per share as required by SFAS No. 128:

	For the year ended December 31, 2006
	Common	Preferred	Total
Undistributed net income	7,153	15,650	22,803
Distributed net income (dividends and interest on capital)	13,050	28,553	41,603

Numerator	20,203	44,203	64,406

Weighted average shares outstanding (per thousand shares)—basic and diluted (retroactively restated)	10,706	21,294	32,000
Basic and diluted earnings per share	1.8871	2.0758

	For the year ended December 31, 2005
	Common	Preferred	Total
Net income	6,083	13,310	19,393
Weighted average shares outstanding (per thousand shares)—basic and diluted (retroactively restated)	10,706	21,294	32,000
Basic and diluted earnings per share	0.5682	0.6251

Distribuidora de Produtos de Petróleo Ipiranga S.A.

(b) Statement of cash flows

Brazilian GAAP does not require the presentation of a statement of cash flows as required by U.S. GAAP. Changes in working capital are presented in the statement of changes in financial position. U.S. GAAP requires the presentation of a statement of cash flows describing the Company’s cash flows from operating, financing and investing activities. Statements of cash flows derived from the information based on Brazilian GAAP are as follows:

DISTRIBUIDORA DE PRODUTOS DE PETRÓLEO IPIRANGA S.A.

CARVE-OUT STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais – R$, unless otherwise stated)

	2006	2005	2004
Cash flows from operating activities
Net income	94,237	103,000	72,700
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	18,298	16,586	16,128
Net loss on permanent assets written-off or sold	949	(503)	(1,349)
Deferred income taxes and social contribution	(7,894)	(1,334)	(3,790)
Provision (reversal of provision) for contingencies	(1,323)	942	998
Provision (reversal of provision) for post-employment benefits	—	(5,607)	(976)
Allowance for doubtful accounts	1,668	2,498	(7,004)
Equity on affiliated companies	(858)	—	—
Exchange/montery variation and interest-on assets	(28,315)	(34,004)	(17,328)
Exchange/montery variation and interest-on liabilities	15,741	20,219	15,961
(Increase) decrease in accounts receivable	6,181	(25,446)	(22,691)
(Increase) decrease in accounts receivable from related parties	2,089	2,941	3,822
(Increase) decrease on inventories	(16,187)	13,784	(19,000)
Increase (decrease) on suppliers	(23,700)	498	7,929
Accrued interest	(7,558)	2,628	6,086
Increase (decrease) on accounts payable to related parties	(1,127)	(36,410)	(9,030)
(Increase) decrease on other assets	(3,128)	15,380	(8,596)
Increase (decrease) on other liabilities	(5,266)	(9,166)	22,008
Escrow deposits	—	(2,843)	(728)

Cash flows from operating activities	43,807	63,163	55,140

Cash flows from investing activities
Additions to investment	(27,145)	—	—
Proceeds from sale of permanent assets	508	2,993	2,352
Additions of minority investment	(4)	—	—
Additions to property, plant and equipment	(28,766)	(27,980)	(17,120)
Proceeds of debentures from related parties	139,695	—	—
Loans to customers	(27,043)	(29,989)	(23,209)
Loans repaid from customers	25,367	21,968	23,155

Cash flows from investing activities	82,612	(33,008)	(14,822)

Cash flows from financing activities
New loans and financing obtained	54,599	119,350	32,309
Amortization of loans and financing	(146,657)	(101,047)	(53,503)
Dividends and interest on capital paid	(41,603)	(44,483)	(34,177)
Others	(10)	(1)	1

Cash flows from financing activities	(133,671)	(26,181)	(55,370)
Net increase (decrease) in cash and cash equivalents	(7,252)	3,974	(15,052)

Cash and cash equivalents:
At the beginning of the year	32,322	28,348	43,400
At the end of the year	25,070	32,322	28,348

Increase (decrease) in cash and cash equivalents	(7,252)	3,974	(15,052)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest, net of amounts capitalized	28,193	17,547	8,672
Income taxes	19,296	15,858	17,800

South and Southeast

Fuel and Lubricant Distribution Business

of Companhia

Brasileira de Petróleo Ipiranga

Abbreviated Financial Statements of Assets

Acquired and Liabilities Assumed and Revenues

and Direct Expenses for the Years Ended

December 31, 2006, 2005 and 2004

Report of Independent Auditors

To the Board of Directors

and Shareholders of

Companhia Brasileira de Petróleo Ipiranga

We have audited the accompanying statements of assets acquired and liabilities assumed of the South and Southeast Fuel and Lubricant Distribution Business of Companhia Brasileira de Petróleo Ipiranga as of December 31, 2006 and 2005 and the related statements of net revenues and direct expenses for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the South and Southeast Fuel and Lubricant Distribution Business of Companhia Brasileira de Petróleo Ipiranga as of December 31, 2006 and 2005 and the related net revenues and direct expenses for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting practices adopted in Brazil.

Accounting practices adopted in Brazil vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 11 to the financial statements.

As discussed in Notes 1 and 2, the accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and are not intended to be a complete presentation of the assets, liabilities, revenues, expenses, and cash flows of South and Southeast Oil and Lubricant Distribution Business of Companhia Brasileira de Petróleo Ipiranga.

PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro, Brazil

September 28, 2007

SOUTH AND SOUTHEAST DISTRIBUTION BUSINESS OF COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA

STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

AS OF DECEMBER 31, 2006 AND 2005

(In thousands of Brazilian reais – R$)

	2006	2005
ASSETS ACQUIRED
Current assets:
Trade and other accounts receivable	683,242	639,191
Inventories	261,536	260,292
State VAT receivable	30,839	12,522
Prepaid expenses	2,775	2,515

Total current assets	978,392	914,520

Noncurrent assets:
Trade and other accounts receivable	110,181	95,077
State VAT receivable	2,985	3,437
Prepaid expenses	9,424	9,859
Investments in affiliates	65,650	93,665
Property, plant and equipment	500,841	467,281

Total assets acquired	1,667,473	1,583,839

LIABILITIES ASSUMED
Current liabilities:
Trade accounts payable	332,680	329,672
State VAT payable	18,518	34,801
Provision for State VAT contingencies	10,224	13,053
Payroll and related charges payable	19,701	19,200
Profit sharing	950	1,166
Pension and other post-employment benefits	834	258

Total current liabilities	382,907	398,150

Noncurrent liabilities:
Provision for State VAT contingencies	55,866	53,743
Pension and other post-employment benefits	9,148	10,866

Total liabilities assumed	447,921	462,759

Net assets acquired	1,219,552	1,121,080

The accompanying notes are an integral part of this financial information

SOUTH AND SOUTHEAST DISTRIBUTION BUSINESS OF COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA

STATEMENTS OF REVENUES AND DIRECT EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(In thousands of Brazilian reais – R$)

	2006	2005	2004
NET REVENUES	15,537,371	13,546,347	11,198,179
COST OF SALES	(14,798,332)	(12,852,445)	(10,570,663)

GROSS PROFIT	739,039	693,902	627,516
DIRECT INCOME (EXPENSES):
Equity in subsidiaries	1,550	(4,888)	(814)
Selling expenses	(177,284)	(146,905)	(133,348)
General and administrative expenses	(150,655)	(133,274)	(120,693)
Interest income on customers financing	16,384	16,481	17,226
Other operating income, net	11,180	8,767	3,474

Total direct expenses	(298,825)	(259,819)	(234,155)

EXCESS OF REVENUES OVER DIRECT EXPENSES	440,214	434,083	393,361

The accompanying notes are an integral part of this financial information

SOUTH AND SOUTHEAST DISTRIBUTION BUSINESS OF COMPANHIA BRASILEIRA DE PETRÓLEO IPIRANGA

AS OF DECEMBER 31, 2006, 2005, AND 2004

(In thousands of Brazilian reais – R$)

NOTES TO THE STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AND STATEMENTS OF REVENUES AND DIRECT EXPENSES

(1) Description of the Business Acquired

On March 18, 2007, Ultrapar Participações S.A. (“Ultrapar”) entered into, and Petróleo Brasileiro S.A. -Petrobras (“Petrobras”) and Braskem S.A. (“Braskem”) acknowledged, a Stock Purchase Agreement, (“SPA”), with the Key Shareholders of the principal Petróleo Ipiranga companies which comprise Refinaria de Petróleo Ipiranga (“RPI”), Distribuidora de Produtos de Petróleo Ipiranga (“DPPI”) and Companhia Brasileira de Petróleo Ipiranga (“CBPI”). As discussed further below, in connection with the acquisition, Ultrapar is acting on its own behalf and on behalf of Petrobras and Braskem pursuant to the agreements of the transaction.

After completion of additional steps of the transaction (which include, among others, public offers to acquire shares held by minority shareholders of the companies acquired and exchange offers to other minority shareholders of RPI, DPPI and CPBI into Ultrapar) the businesses of the Petróleo Ipiranga companies will be divided among Petrobras, Ultrapar and Braskem. Ultrapar will retain the fuel and lubricant distribution businesses located in the South and Southeast regions of Brazil; Petrobras will receive the fuel and lubricant distribution businesses located in the North, Northeast and Central-West regions of Brazil; and Petrobras and Braskem will receive the petrochemical business, in the proportion of 60% for Braskem and 40% for Petrobras. RPI’s oil refining business will be shared equally among Petrobras, Ultrapar and Braskem.

The fuel and lubricant distribution business of the Petróleo Ipiranga was operated through two companies: DPPI and CBPI. For all periods presented DPPI had a majority of voting shares of CBPI, which results in DPPI controlling CBPI. Whereas DPPI only operates in parts of the South region of Brazil, CBPI has operations in all regions of the country, with exception of those covered by DPPI. Both are public companies with separate and different minority shareholder bases. Although DPPI had a controlling interest over CBPI, the Petróleo Ipiranga companies operated the two companies on a completely independent basis so that they were managed by different executives, pursued different strategies and possessed different information and accounting systems.

The fuel and lubricant distribution businesses located in the South and Southeast regions of Brazil operated by CBPI (“South and Southeast Distribution Business” or the “Business”) have not been managed as a stand-alone business or a separate entity, subsidiary or division of the Petróleo Ipiranga companies or of CBPI, and, consequently, its financial statements have never previously been prepared. Neither the Petróleo Ipiranga companies nor CBPI have ever allocated certain corporate expenses to the Business, including interest expense, corporate overhead expenses and income taxes. This information is not otherwise readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures between the structure existing when the Business was operated by the Petróleo Ipiranga companies and the planned structure for operating the business by Ultrapar.

(2) Basis of Preparation

The statements of assets acquired and liabilities assumed as of December 31, 2006 and 2005 and the statements of revenues and direct expenses for the years ended December 31, 2006, 2005 and 2004 (together referred to as “financial information”) have been prepared in accordance with accounting practices adopted in Brazil (Brazilian GAAP). Note 3 to this accompanying financial information summarizes the accounting policies adopted by the Business. Accounting policies, which differ significantly from the accounting principles generally accepted in the United States of America (U.S. GAAP), are summarized in Note 11.

Prior to the Acquisition, CBPI’s fuel and lubricant distribution business was managed along countrywide business lines (aggregated under retail and large consumer operations), as opposed to a segmentation based on geographical regions. Consequently, an important set of information relating to profit from operations was not segmented by geographical region and items such as property, plant and equipment not directly related to revenue generating activities, overhead expenses, debt and related costs and cash balances, among others, were recorded on Company wide basis. As a result the following items were excluded from the financial information:

•	Cash and marketable securities and related interest income;

•	Debt and related interest expense;

•	Overhead costs;

•	Property, plant and equipment not directly related to revenue generating activities;

•	Taxes, other than State VAT, which is a direct tax, and related tax expense, receivables and payable;

•	Other sundry assets and liabilities not directly related to revenue generating activities including accounts payable and receivable from related parties.

The financial information has been obtained from the Business’ historical records and reflects allocations of direct costs and expenses. All the allocations and estimates in the statements of revenues and direct expenses are based on assumptions that management of CBPI believes are reasonable.

The accompanying financial information has been prepared with the purpose of complying with specific disclosure requirements of the Securities and Exchange Commission – SEC and do not purport to reflect the assets, liabilities, and revenues and expenses that would have resulted if the Business had operated as an unaffiliated independent company.

(3) Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with Brazilian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the financial information and the reported amounts of revenues and direct expenses during the years presented in this financial information. Significant estimates include, but are not limited to, the allowance for doubtful accounts, impairment of long-lived assets, and useful lives of long-lived assets. Actual results could differ from those estimates.

Presentation principles

The accompanying financial information includes the assets acquired and liabilities assumed of the Business and its subsidiaries that are part of the acquisition. Intercompany assets and liabilities balances, income and expenses, as well as the effects arising from significant intercompany transactions, have been eliminated in the accompanying financial information. The following subsidiaries of CBPI are part of the acquisition and the financial information includes consolidated information of assets acquired, liabilities assumed and revenues and direct expenses of those subsidiaries:

	Location	Ownership interest - %
am/pm Comestíveis Ltda.	Brazil	99.99999
Empresa Carioca de Produtos Químicos S.A.	Brazil	99.99800
Ipiranga Comercial Importadora e Exportadora Ltda.	Brazil	99.00000
Ipiranga Trading Ltd.	British Virgin Island	100.00000
Tropical Transportes Ipiranga Ltda.	Brazil	99.99685
Ipiranga Imobiliária Ltda.	Brazil	99.99998
Ipiranga Logística Ltda.	Brazil	99.00000

Trade and other accounts receivable

Trade and other accounts receivable are stated at estimated net realizable values. The allowance for doubtful accounts is based on estimated losses based on individual analysis of each customer, and is considered by management to be sufficient to cover probable losses on accounts receivable.

Inventories

Inventories are stated at the lower of average cost of acquisition or production and net realizable value.

Investments

Corresponds to investments in affiliated companies not controlled by the Business but over which it has significant influence and that are accounted for using the equity method.

Property, plant and equipment, net

Property, plant and equipment are recorded at historical cost of acquisition, or construction, monetarily restated through December 31, 1995. The amounts for disposals are removed from property, plant and equipment and accumulated depreciation accounts and any resulting gain or loss is included in the statements of revenues and direct of expenses under the caption “Other operating income, net.”

Depreciation is calculated on a straight-line basis at the annual rates described in Note 8, and is based on the estimated useful lives of the corresponding assets. Improvements on land leased to third parties are amortized based on the lower of the term of the leasing agreement and the useful live of the related improvement.

Pension and other post-retirement benefit obligations

Post-retirement benefits consist of pension benefits and other post-retirement benefits. Other post-retirement benefits include for eligible retirees bonus for length of service, payment upon retirement of one-time retirement severance, health-care benefits and life insurance benefits.

Post-retirement benefits paid or payable to employees, retirees and pensioners (net of the assets of the plan in the case of pension benefits) are recorded based on actuarial calculations prepared by an independent actuary, using the Projected Unit Credit Method.

Provision for State VAT contingencies

The provisions for State VAT contingencies are recorded based on the opinions of the legal advisors and of other experts and are recorded when unfavorable outcomes are considered probable by management and the related value can be estimated (Note 9).

Other assets and liabilities

Other assets and liabilities (such as State VAT receivable and payable, prepaid expenses, trade accounts payable, payroll and related charges payable, and profit sharing) classified as current or long term, are stated at realizable or settlement amounts. These assets and liabilities are stated at cost or realizable value and known or estimated amounts, respectively, including, when applicable, monetary and exchange variations.

Revenue recognition

Revenue on sale of products is recognized when risk and benefits of ownership passes to the buyer, persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collectibility is reasonably assured.

Sales incentives are generally recognized as expenses and include, but are not limited to, discounts and rebates. Volume-based incentives payable in cash include amounts paid in advance with the commitment of the customer to reach specified minimum volumes over a certain period of time and incentives payable only after the minimum volumes have been met in a defined period of time. Volume-based incentives paid in advance are recognized as asset and subsequently recorded as cost of revenues in the statement of revenues and direct expenses over the period of the commitment of minimum sales.

Volume-based incentives, payable only after the minimum volumes are met, are recognized as expense at the moment when the target volume has been achieved.

Cost of sales

Cost of sales and services provided includes materials (mainly oil and fuel) and production, distribution and storage costs.

Direct income (expenses)

The statement of revenues and direct expenses for the Business include all income and expenses directly incurred to generate the revenue. These income and expenses include selling expenses and general and administrative expenses consisting mainly of personnel, third-party labor costs, consulting and travel expenses and materials, and interest income on customers financing. Other operating income includes revenues related to merchandise fees received from certain suppliers of the am/pm convenience stores.

(4) Trade and Other Accounts Receivable

Trade and other accounts receivable consist of the following:

	2006	2005
Domestic market:
Trade notes receivable	584,004	543,077
Customer financing	206,343	187,960
Foreign market Receivables	3,076	3,231

Total	793,423	734,268
(-) Current	(683,242)	(639,191)

Long term	110,181	95,077

Long term portion is mainly represented by customer financing. Under customer financing, cash loans are provided to gas stations using the Ipiranga brand. Such loans are generally used by the gas stations to finance renovation and modernization of fuel stations, as well as for working capital including acquisition of products and investing in marketing. Customer financing carries interest of 1% per month.

(5) Inventories

Inventories consist of the following:

	2006	2005
Fuel	165,662	204,985
Lubricants and greases	21,410	15,417
Raw materials and packaging	34,466	28,725
Advances to suppliers	39,998	11,165

Total	261,536	260,292

(6) Prepaid expenses

Prepaid expenses consist of the following:

	2006	2005
Lease contracts	10,963	11,349
Prepaid insurance	452	398
Other prepaid expenses	784	627

Total	12,199	12,374
(-) Current	(2,775)	(2,515)

Long term	9,424	9,859

Long term portion refers substantially to prepaid lease contracts

(7) Investments

Investments in affiliated companies consist of the following:

•

Termogaúcha – Usina Termelétrica S.A. (in liquidation): Entity created for the purpose of installing and operating a thermoelectric power plant in the South Petrochemical Complex, in the city of Triunfo, Rio Grande do Sul State.

•	Transportadora Sulbrasileira de Gás S.A. (“TSB”): Responsible for the construction and operation of a gas pipeline between the cities of Uruguaiana and Porto Alegre, in the Rio Grande do Sul State.

•	Maxfácil Participações S.A. (“Maxfácil”): Entity that provides financial services.

	2006
					Total
	Termogaúcha (i)	TSB	Maxfácil (ii)	Total	2005	2004
Investment data:
Number of common shares (in thousand)	892,060	16,100	7

Ownership interest:
Total capital - %	26.2311	20.0000	34.0000
Voting capital - %	26.2311	20.0000	34.0000
Number of common shares held (thousand)	233,997	3,220	2
Shareholders’ equity	340,077	29,336	175,037
Net income (loss)	—	(1,375)	5,366

Changes in investment in the year
Beginning balance	85,359	8,306	—	93,665	90,466	71,570
Capital increase	3,849	—	7	3,856	8,087	19,710
Gain on change in equity interest			58,136	58,136	—
Goodwill amortization	—	(2,164)	—	(2,164)	—
Provision for impairment	(64,541)	—	—	(64,541)	—
Distribution of cash to shareholders	(24,396)	—	—	(24,396)	—
Equity in affiliates	—	(275)	1,825	1,550	(4,888)	(814)
Other	—	—	(456)	(456)	—

Ending balance	271	5,867	59,512	65,650	93,665	90,466

(i)

At the Extraordinary Shareholders' Meeting held on September 12, 2006, the shareholders of Termogaúcha approved its liquidation, considering the conditions of natural gas supply and higher than expected costs of maintenance, preservation and storage of the already acquired generating equipment. Thus, the Business, recorded a provision for impairment in the equity investee in the amount of R$ 64,541. On the same date, the Annual and Extraordinary Shareholders’ Meeting approved a capital increase in Termogaúcha. The

Business made a capital contribution of R$ 3,849, corresponding to several advances for future capital increase, recorded in long-term assets. On December 14, 2006, a new Extraordinary Shareholders’ Meeting of Termogaúcha approved the distribution of cash (resulting from the liquidation process) to the shareholders, under article 215 of the Brazilian corporate law for which the Business received R$ 24,396.

(ii)	CBPI holds a 34.00% interest in Maxfácil, the controlling shareholder DPPI holds a 16% interest, and União de Bancos Brasileiros S.A. - UNIBANCO holds another 50.00% interest. Maxfácil was incorporated by CBPI and DPPI which contributed a nominal amount of capital. Subsequently, UNIBANCO contributed in cash the amount of R$ 171 million for a 50.0% interest resulting in the recognition by the Company of a gain in change of interest of R$ 58,136. Maxfácil is a joint-venture which has as its business purpose to offer financial services to the customers and distributors of Ipiranga products for a period of 10 years.

(8) Property, Plant and Equipment, Net

Property, plant and equipment consist of the following:

	Average annual depreciation rates - %	2006			2005
		Cost	Accumulated depreciation	Net	Net
Land	—	84,134	—	84,134	87,955
Buildings and constructions	4	134,702	(66,368)	68,334	70,227
Distribution equipment and installations	11.19	634,504	(372,772)	261,732	236,891
Furniture and fixtures and vehicles	12.95	54,518	(35,108)	19,410	13,078
Leasehold improvements (1)	—	49,506	(28,408)	21,098	17,188
Construction in progress	—	36,979	—	36,979	30,973
Advances to suppliers	—	5,619	—	5,619	9,347
Other	—	6,643	(3,108)	3,535	1,622

Total		1,006,605	(505,764)	500,841	467,281

(1)	Leasehold improvements are depreciated over the term of the agreement or the useful life of the asset, whichever is shorter.

(9) Contingencies for State VAT Tax

Tax lawsuits refer mainly to: (1) requirement of reversal of credits for ICMS on the provision of proper transportation services during the period the system of freight reimbursement by DNC (currently National Oil, Natural Gas and Biofuel Agency – ANP) was in effect and, although the freight reimbursements have always been made by DNC without the ICMS amount, previous court decisions have been unfavorable to the Company’s arguments; (2) requirement of ICMS/Tax Substitution on interstate sales to end consumers under ICMS Agreement No. 105/92, subsequently amended by Agreement No. 112/93, in which the STF (Federal Supreme Court) resolved the matter, defining that the ICMS on fuel belongs to the State that consumes the fuel, even if the fuel is sold to the end consumer; (3) requirement of reversal of credits for ICMS, in Minas Gerais State, on interstate shipments made pursuant to article 33 of ICMS Agreement No. 66/88, which allowed the maintenance of the credit and which was suspended by an injunction granted by the STF; and (4) assessments due to undue deduction of discounts from the ICMS tax basis, in Minas Gerais State, owed on a tax substitution basis.

(10) Pension and Other Post-employment Benefits

(a) Pension benefits provided by Fundação Francisco Martin Bastos

CBPI, together with other Petróleo Ipiranga companies, sponsors Fundação Francisco Martins Bastos (FFMB), a closed pension entity that manages and operates pension plans for the employees of Petróleo Ipiranga companies.

FFMB Pension Plan was created in 1993. Initially, only the “basic benefit” was established (a defined benefit plan) and in July 1998 a “supplementary benefit” (structured as a defined contribution plan in the phase of capitalization of estimated benefits) was implemented, whose contribution is computed as a percentage over variable compensation. The pension plan is funded by the sponsors and the participants.

On August 31, 2005, the SPC (Secretariat for Pension Plan), through Official Letter No. 1003/SPC/DETEC/ CGAT, approved the new Ruling of the FFMB Benefit Plan. New regulations related to portability, deferred proportional benefit, self-sponsorship and redemption provided for in CGPC (Supplemental Pension Management Council) Resolution No. 6 of October 30, 2003 were introduced, and changes in the calculation of benefits, new GAM-83 life expectancy table and change in the actuarial method from unit credit to projected unit credit became effective as actuarial adjustments.

The main changes in the calculations of benefits, approved in the new regulation, refer to the adjustment of the employee salary, gradual elimination of bonus for length of service credited for the purpose of calculating benefits and the increase in the percentage of reduction of the early retirement basic benefit.

These changes in the FFMB Pension Plan reduced the plan’s total cost for the sponsors by 36%, as defined by the actuary based on the percentage of the participants’ payroll for 2006.

In 2006, SPC, by means of CGPC Resolution No. 18, of March 28, 2006, established new technical/actuarial parameters for private pension plan entities. Therefore, the minimum life expectancy table that was adopted is AT-1983, which results in increasing life expectancy of active participants by approximately two years.

The amounts related to supplementary benefits and pension plan were calculated annually by independent actuaries and are recognized in the financial statements according to CVM Resolution No. 371/00.

(b) Other post-employment benefits

According to CVM Resolution No. 371/00, the Business, in addition to the pension plan, recognizes a provision for other post-retirement benefits corresponding to bonus for length of service, FGTS (severance pay fund), health-care plan and life insurance for eligible retirees. Other post-employment benefits are unfunded and are provided directly by the Business and each of its subsidiaries of the Petróleo Ipiranga Group.

The reconciliation of pension and other post-retirement benefit liabilities of the Business as of December 31 is as follows:

	2006	2005	2004
Present value of funded obligations	68,489	58,290	61,316
Present value of unfunded obligations	13,315	12,062	11,534
Fair value of plan assets	(70,649)	(56,863)	(50,118)
Unrecognized gains losses	(1,173)	(2,365)	(3,288)

Net pension and other post-retirement liabilities	9,982	11,124	19,644
(-) Current	(834)	(258)	(2,313)

Long term	9,148	10,866	17,331

The amounts recognized in the statements of income are as follows:

	2006	2005	2004
Cost of current service	1,755	1,610	1,576
Cost of interest	7,989	7,628	7,314
Expected return on assets	(9,107)	(7,234)	(5,342)
Amortization of actuarial gain	197	154	184
Employees’ contributions	(565)	(672)	(757)

Total expenses in the year	269	1,486	2,975

Changes in net post-employment benefit liabilities may be shown as follows:

	2006	2005	2004
Net liability at beginning of year	11,124	19,644	19,481
Expenses for the year	269	1,486	2,975
Business’s contributions in the year	(1,157)	(1,631)	(2,450)
Benefits paid in the year	(45)	(671)	(362)
Unrecognized gains	(209)	(7,704)	—

Net liability at end of year	9,982	11,124	19,644

The main actuarial assumptions applied are as follows:

•	Discount rate of actuarial obligation at present value – 10.8% per year

•	Expected long-term rate of return on assets – 13.2% per year

•	Projected average salary growth rate – 6.6% per year

•	Inflation rate (long term) – 4.5% per year

•	Medical services growth rate – 7.6% per year

Biometric assumptions used:

•	Mortality table – AT 1983 basic rated down by 10% (*)

•	Turnover table – Adjusted Towers Perrin experience

•	Disabled mortality table – RRB 1983

•	Disability table – amended RRB 1944 rated

(*)	For life lnsurance benefit, the CSO-80 mortality table was used.

(11) Summary of the Differences Between Brazilian GAAP and U.S. GAAP.

Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in the excess of revenues over direct expenses:

	Note 11		2006	2005
Excess of revenues over direct expenses under Brazilian GAAP			440,214	434,083
Inflation accounting – depreciation of property, plant and equipment	(a	)	(18,852)	(21,057)
Deferred tax effects			6,410	7,159

			(12,442)	(13,898)
Pension and other post-employment benefits adjustment:	(b	)
Reversal of pension and other post-retirement expense recognized under Brazilian GAAP and recognition of contribution to FMBB Pension Plan			(1,142)	(8,519)
Recognition of net periodic pension cost for other post-retirement benefits under U.S. GAAP			(702)	3,288
Deferred tax effects			627	1,779

			(1,217)	(3,452)

Accounting for asset retirement obligation	(c	)	184	927
Deferred tax effects			(63)	(315)

			121	612

Gain on change in equity interest in Maxfácil	(d	)	(58,136)	—

Accounting for refunds	(e	)	2,218	1,481
Deferred tax effects			(754)	(504)

			1,464	977

Excess of revenues over direct expenses under U.S. GAAP			370,004	418,322

Reconciliation of the differences between U.S. GAAP and Brazilian GAAP in net assets acquired:

	Note 11		2006	2005
Net assets acquired under Brazilian GAAP			1,219,552	1,121,080
Inflation accounting – property, plant and equipment	(a	)	10,604	29,456
Deferred tax effects			(3,605)	(10,015)

			6,999	19,441

Pension and other post-employment benefits adjustment:	(b	)
Reversal of pension and other post-retirement liabilities recognized under Brazilian GAAP			9,982	11,124
Recognition of other post-retirement liabilities under U.S. GAAP			(11,393)	(10,691)
Deferred tax effects			480	(148)
Effects on other comprehensive income due to additional minimum liability			—	(136)
Deferred tax effects			—	46
Effect of adoption of SFAS No.158 on the ending balance of accumulated other comprehensive income			(1,153)	—
Deferred tax effects			392	—

			(1,692)	195

Accounting for asset retirement obligation	(c	)	(62,311)	(62,495)
Deferred tax effects			21,186	21,248

			(41,125)	(41,247)

Accounting for refunds	(e	)	(6,373)	(8,591)
Deferred tax effects			2,167	2,921

			(4,206)	(5,670)

Net Assets Acquired under U.S. GAAP			1,179,528	1,093,799

Narrative description of GAAP differences

As mentioned in Note 2 (“Basis of Preparation”), the accompanying financial information was prepared in accordance with Brazilian GAAP. Brazilian GAAP differs significantly from U.S. GAAP, as summarized below:

(a) Inflation accounting

Under Brazilian GAAP, the Business accounts for the effects of inflation in its financial information prepared in accordance with Brazilian GAAP through December 31, 1995. Through December 31, 1995, the Business used for this remeasurement the Fiscal Reference Unit (UFIR), the index established by the tax authorities for preparation of financial statements under Brazilian corporate law as well as the index selected by the CVM.

The reconciliation presents the effect of adjusting property, plant and equipment for U.S. GAAP purposes through December 31, 1997. Under U.S. GAAP, management of CBPI considers that Brazil was considered to be a highly inflationary economy until December 31, 1997 and, as such, property, plant and equipment should be adjusted for inflation through such date.

In determining amounts under U.S. GAAP, the effects of inflation for the years ended December 31, 1996 and 1997 were determined using the “Índice Geral de Preços – Disponibilidade Interna – IGP-DI” index, which is widely-accepted and respected index published monthly by the Fundação Getúlio Vargas.

Because the Business’s management believes that the IGP-DI is an appropriate and consistent measure of the general price inflation in Brazil and because of its availability, for U.S. GAAP purposes the Business adopted the IGP-DI for restatement of its financial statements also for periods through December 31, 1995, replacing the government mandated index. As a result, property, plant and equipment have been monetarily adjusted for inflation using the IGP-DI since its acquisition through December 31, 1997.

(b) Pension and other post-employment benefits

(b.1) Pension benefits

Pension benefit obligations for Brazilian GAAP purposes should be accounted for following CVM Instruction No. 371/2000, which requires the mandatory application of Brazilian Accounting Standard IBRACON NPC 26. Under IBRACON NPC 26 the Business has accounted for the plan administered by FFMB (and to which several Petróleo Ipiranga companies contribute) by recognizing a percentage attributed to the Business of the funded status and of the cost of the plan.

Under U.S. GAAP, considering that the financial information of the Business does not consolidate all the sponsors of the FFMB and such financial information does not represent the financial statements of the parent company of the Petróleo Ipiranga companies, the Business has accounted for its participation in the pension plan administered by FFMB as if it were a multi-employer plan.

As a result the reconciliation presents: (a) the reversal of the pension plan asset/liability recognized for Brazilian GAAP as of each reporting date and the reversal of the related pension cost, and (b) the recognition as expense of the contribution due to the plan over the corresponding period.

(b.2) Other post-retirement benefits

As explained in Note 10, the accompanying financial information accounts for other post-retirement benefits following IBRACON NPC 26. Other post-retirement benefits are unfunded and are the sole responsibility of each company of the Petróleo Ipiranga companies including CBPI. Under IBRACON NPC 26 actuarial gains and losses are deferred and recognized in income over the estimated remaining service period of the employees to the extent that those actuarial gains and losses exceed 10% of the higher of the plan assets and the projected benefit obligation.

Under US GAAP such benefits are accounted for following SFAS No. 106 and, as from December 31, 2006, following SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post-retirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R)”. Under SFAS No. 158 the funded status of the other post-retirement benefits must be recognized as a liability with an offsetting amount in accumulated other comprehensive income. As required by SFAS No. 158, provisions of SFAS No. 158 were applied on a prospective basis as from December 31, 2006.

Although projected benefit obligations are the same under Brazilian GAAP and U.S. GAAP, differences arise in the amounts recorded in the financial statements as a result of : (i) that, for periods before implementation of SFAS No. 158, the date of initial measurement of funded status is different for Brazilian GAAP and US GAAP and that under Brazilian GAAP there is no requirement to recognize our additional minimum liability, and (ii) the recognition as from December 31, 2006 as a liability for US GAAP purposes of the funded status against accumulated other comprehensive income.

(c) Accounting for asset retirement obligation

Under Brazilian GAAP, the Business expenses the amounts to be incurred when certain assets are retired when incurred.

Under U.S. GAAP, the Company adopted SFAS No. 143 – “Accounting for Asset Retirement Obligations”. Asset retirement obligations correspond to the legally required obligation to remove fuel tanks upon retirement. Under SFAS No. 143, the fair value of asset retirement obligations are recorded as liabilities on a discounted basis when they are incurred, which is typically at the time the related assets are installed. Amounts recorded for the related assets will be increased by the amount of these obligations and depreciated over the related useful lives of such assets. Over time, the amounts recognized as liabilities will be accreted for the change in their present value until the related assets are retired or sold.

(d) Gain on change in equity interest in Maxfácil

In December 2006, the business recognized a capital gain, in the amount of R$ 58,136, regarding to the gain on change in equity interest in Maxfácil as described in Note 7.

The gain has been determined as result of Maxfácil having issued new shares to UNIBANCO at a price higher than the carrying amount per share of the investment recorded by the Company in Maxfácil .

Under U.S. GAAP considering that Maxfácil is a newly formed entity, the Company believes it does not meets the criteria for gain recognition established in SAB Topic 5-H.

The reconciliation presents the effect of reverting for U.S. GAAP the capital gain recognized under Brazilian GAAP.

(e) Accounting for refunds

The Company offers to certain of its customers refunds in cash if they meet a specified cumulative volume of sales over a specified period. Under Brazilian GAAP, the refund is recognized as an expense when the cumulative volume of sales has been met. Such refunds are offered to a reduced group of customers and have begun to be offered recently.

Under U.S. GAAP, EITF 01-9 – “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)”, a Company should recognize a liability based on a systematic and rational allocation of the cost of honoring the commitment in each of the underlying transactions that result in progress toward earning the refund. Considering the reduced customers to which the refund is offered and the reduced historical experice, the Company believes that it can’t reasonably estimate the ultimate amount that will be earned by customers. As a result, under U.S. GAAP, a liability is recognizing for the maximum potential amount of the refund.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Ultrapar does not maintain an insurance policy that protects our officers and the members of our board of directors from liabilities incurred as a result of actions taken in their official capacity.

Item 21. Exhibits

2.1	The Investment Agreement entered into by and among Ultrapar, Petrobras and Braskem dated March 18, 2007, as amended by the Amendment to Investment Agreement entered into by and among Ultrapar, Petrobras and Braskem dated April 18, 2007 (incorporated by reference to Exhibit 4.4 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

2.2	Share Purchase Agreement entered into by and among Ultrapar, Petrobras, Braskem and the Key Shareholders of RIPI, DPPI and CBPI, dated April 18, 2007 (incorporated by reference to Exhibit 4.5 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

2.3	Braskem/Petrobras Asset Security Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 4.6 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

2.4	Petrobras Asset Security Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 4.7 to Ultrapar’s 2006 Form 20-F filed with the SEC on June 7, 2007).

3.1	Bylaws of Ultrapar, as amended on April 27, 2006 (incorporated by reference to Exhibit 1.1 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.1	Shareholders’ Agreement dated March 22, 2000 (incorporated by reference to Exhibit 2.1 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.2	Shareholders’ Agreement dated September 22, 2004 (incorporated by reference to Exhibit 10.3 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

4.3	Indenture in respect of the 1st issue of simple, non-convertible debentures, unsecured and without special privileges, in a single series, for public distribution, dated of February 16, 2005 (incorporated by reference our report on Form 6-K filed on March 1, 2005).

4.4	Indenture, dated as of December 20, 2005, among LPG International Inc., as Issuer, Ultrapar Participações S.A. and Oxiteno S.A. Indústria e Comércio, as Guarantors, JPMorgan Chase Bank, N.A., as Trustee, Transfer Agent and Registrar, J.P. Morgan Trust Bank LTD., as Principal Payment Agent and J.P. Morgan Bank Luxembourg S.A., as Luxembourg Paying Agent, Luxembourg Transfer Agent and Luxembourg Listing Agent (incorporated by reference to Exhibit 2.2 to Form 20-F of Ultrapar Participações S.A. filed on May 5, 2006).

4.5	Amendment dated as of March 31, 2006 to the Indenture dated as of December 20, 2005 (incorporated by reference to Exhibit 2.3 to Form 20-F of Ultrapar Participações S.A. filed on May 5, 2006).

4.6	Indenture regarding first tranche of the issuance of debentures in Brazil totaling R$675 million in connection with the Ipiranga Acquisition (incorporated by reference to Exhibit 2.6 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.7	Target Companies’ Shareholders Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 2.7 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

4.8	RIPI Shareholders Agreement entered into by and among Ultrapar, Petrobras and Braskem, dated April 18, 2007 (incorporated by reference to Exhibit 2.8 to the Form 20-F of Ultrapar Participações S.A. filed on June 7, 2007).

5.1	Opinion of Machado, Meyer, Sendacz e Opice Advogados (to be filed by amendment).

8.1	Opinion of Davis Polk and Wardwell as to tax matters (to be filed by amendment).

8.2	Opinion of Machado, Meyer, Sendacz e Opice Advogados as to tax matters (to be filed by amendment).

10.1	Share Sale and Purchase Agreement related to the sale and purchase of the entire share capital of Shell Gás (LPG) Brasil S.A. (incorporated by reference to Exhibit 10.2 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

10.2	Form of agreement between Ultragaz and independent dealers (incorporated by reference to Exhibit 10.4 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

10.3	Take or pay agreement between Tequimar and CODEBA (incorporated by reference to Exhibit 10.5 to Form F-1 of Ultrapar Participações S.A. filed on February 2, 2005).

21.1	List of subsidiaries of Ultrapar (incorporated by reference to Exhibit 8.1 to Ultrapar’s Annual Report on Form 20-F filed with the SEC on June 7, 2007).

23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes regarding use in this Registration Statement of its report dated January 31, 2007 relating to the financial statements of Ultrapar Participações S.A.

23.2	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the financial statements of Refinaria de Petróleo Ipiranga S.A.

23.3	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the carve-out financial statements of the Oil Refining Business of Refinaria de Petróleo Ipiranga S.A.

23.4	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the financial statements of Distribuidora de Produtos de Petróleo Ipiranga S.A.

23.5	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the carve-out financial statements of the South Fuel and Lubricants Distribution Business of Distribuidora de Produtos de Petróleo Ipiranga S.A.

23.6	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the financial statements of Companhia Brasileira de Petróleo Ipiranga S.A.

23.7	Consent of PricewaterhouseCoopers Auditores Independentes regarding use in this Registration Statement of its report dated September 28, 2007 relating to the statement of assets acquired and liabilities assumed and the statement of revenues and direct expenses of South and Southeast Fuel and Lubricant Distribution Business of Companhia Brasileira de Petróleo Ipiranga S.A.

23.8	Consent of Deutsche Bank Securities Inc. regarding use in this Registration Statement of its valuation report dated April 4, 2007 and any amendment thereof relating to the proposed share exchange transaction wherein the preferred shares of Companhia Brasileira de Petróleo Ipiranga, Distribuidora de Produtos de Petróleo Ipiranga S.A. and Refinaria de Petróleo Ipiranga S.A will be exchanged for preferred shares of Ultrapar.

99.1	Valuation Report to Ultrapar Participações S.A. by Deutsch Bank Securities Inc. dated April 4, 2007 (incorporated by reference to Ultrapar’s current report on Form 6-K filed with the SEC on April 16, 2007).

Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by 17 CFR 210.3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or 17 CFR 210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To respond to requests for information that is incorporated by reference into the joint information statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and to arrange or provide for a facility in the United States for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on September 28, 2007.

ULTRAPAR PARTICIPAÇÕES S.A

By:	/s/ PEDRO WONGTSCHOWSKI
Name:	Pedro Wongtschowski
Title:	Chief Executive Officer

ULTRAPAR PARTICIPAÇÕES S.A

By:	/s/ ANDRÉ COVRE
Name:	André Covre
Title:	Chief Financial and Investor Relations Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, André Covre and Roberto Kuschat, and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on September 28, 2007 in the capacities indicated:

Name	Title

/s/ PEDRO WONGTSCHOWSKI Pedro Wongtschowski	Chief Executive Officer

/s/ ANDRÉ COVRE André Covre	Chief Financial and Investor Relations Officer

/s/ PAULO GUILHERME AGUIAR CUNHA Paulo Guilherme Aguiar Cunha	Chairman of the Board of Directors

/s/ LUCIO DE CASTRO ANDRADE FILHO Lucio de Castro Andrade Filho	Vice Chairman of the Board of Directors

/s/ ANA MARIA LEVY VILLELA IGEL Ana Maria Levy Villela Igel	Director

Renato Ochman	Director

Nildemar Secches	Director

Paulo Viera Belotti	Director

/s/ OLAVO EGYDIO MONTEIRO DE CARVALHO Olavo Egydio Monteiro de Carvalho Puglisi & Associates	Director

/s/ DONALD J. PUGLISI Donald J. Puglisi Authorized Signatory	Authorized Representative in the United States